Prospectus Supplement (Sales Report) No. 4 dated August 24, 2010 to Prospectus dated July 30, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 362601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362601	$4,000	$4,000	13.23%	1.00%	August 19, 2010	August 23, 2013	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 362601. Member loan 362601 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	home tailor	Debt-to-income ratio:	22.79%
Length of employment:	2 years	Location:	clarksville, KY

Home town:
Current & past employers:	home tailor
Education:

This borrower member posted the following loan description, which has not been verified:

i'd like to pay off high interest debt

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	2
Revolving Credit Balance:	$5,738.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
395243	$8,250	$8,250	7.51%	1.00%	August 23, 2010	September 1, 2013	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 395243. Member loan 395243 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,708 / month
Current employer:	n/a	Debt-to-income ratio:	23.70%
Length of employment:	< 1 year	Location:	Colorado Springs, CO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

I am currently paying down debt by using a credit counseling service, which is when creditors agree to reduce your interest rates and require you to pay off all of your credit cards in five years. Since I started the program, I have not acquired any new credit or used any credit cards. I currently have a total of $21,000 in credit card debt and have been on the program for over two years. I've never been late or missed a payment. Two of the cards have higher interest rates and I am applying for a loan to pay those two off using Lending Club. Borrower added on 08/18/10 > I don't know how to edit my original loan description I wrote a year ago but then never submitted, so will add to it. I'm no longer participating in the credit counseling service and my total debt is now down to $15,000 and I'm looking to pay off my higher rate cards with this loan. Cards I want to pay off are: a Barclay's Bank card at 18 percent with a 4,947 balance, a Discover card at 12.49 with a 1,865 balance, a Citibank card at 13.24 with a 261 balance and a Chase card at 9.24 percent with a 900 balance. My other credit cards have interest rates less than 7.5% so I'm paying them off but don't want to take out a loan with a higher interest rate to consolidate. My goal here is to pay off credit cards with the lowest interest rates I can find. Thanks for your interest and let me know if you have any questions.

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$475.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The Borrower Profile does not show either an Employer or a Length of Employment. What are sources reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? State Unemployment Benefits? If self-employed, your primary occupation? If business owner, your primary business description is? If employer is person or firm, identify your employer? Advance thanks appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 08.18.2010	I am employed full-time as an associate editor for a magazine (I've been with the company for almost four years) and my gross monthly income is $2,708.
What is your source of income, please?	I am employed full-time as an associate editor for a magazine (I've been with the company for almost four years).

Member Payment Dependent Notes Series 454838

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454838	$12,000	$12,000	7.51%	1.00%	August 23, 2010	September 1, 2013	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 454838. Member loan 454838 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Skanska USA Civil	Debt-to-income ratio:	15.35%
Length of employment:	3 years	Location:	MOHEGAN LAKE, NY

Home town:
Current & past employers:	Skanska USA Civil
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/19/10 > I have a guaranteed contract with my job for 5 years. I plan to pay off a credit card and my home equity loan. I have never been late or in collections for my debts Borrower added on 08/19/10 > I ahve excellent credit and wanted to get rid of the high intrest on the credit card. Use the balance of the mpney to pay off the equity loan so I could list my condo on the market and not have to have all the money I make go to the realtor fees.

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,201.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Credit Card Home Equity Loan

Member Payment Dependent Notes Series 475463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475463	$10,000	$10,000	17.56%	1.00%	August 23, 2010	August 25, 2015	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 475463. Member loan 475463 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,292 / month
Current employer:	Hacienda-La Puente USD	Debt-to-income ratio:	23.47%
Length of employment:	10+ years	Location:	West Covina, CA

Home town:
Current & past employers:	Hacienda-La Puente USD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/11/10 > My goal is to lower interest and consolidate accounts. First, American Express raised interest rates to 28% after I was late during a job transition for my wife, so this is exorbitantly high. Also, some smaller retail cards have high interest rates as well. I have destroyed all of the cards and just want to pay them in full and have this single debt payment to mainstream my finances. Borrower added on 08/11/10 > My plan is to lower interest rates AND consolidate credit accounts. First, American Express raised rates to 28% after late payments during my wife's job transition. It is difficult to pay this down at such a high rate. In addition, I want to pay off some retail credit accounts so that I only have 1 debt payment. The combined monthly payments would be lower than the LendingClub monthly payment, so this will not be a difficulty to pay monthly. In fact, I may be able to pay it off early! Borrower added on 08/11/10 > Last paragraph meant to say: The combined monthly payments with LendingClub would be lower than the combined individual payments. The monthly payment is in fact lower than the minimum on the AMEX. Borrower added on 08/13/10 > Lending Club monthly payment: $250 Individual payments: $325, plus higher interest rate, avg 26%

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	41
Revolving Credit Balance:	$17,313.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $10,000 loan. My questions are: [1} How long have you worked for Hacienda La Puente U S D A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $17,313 Revolving Credit Balance. (a 77 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.11.2010	1. I have been at HLPUSD for 13 years as a teacher. 2. I do not have a HELOC. My revolving credit balances include AmEx at $8200 @ 28% for $277/mo and a Citifinancial card that was approved for home remodeling (new porcelain tile) at $5000 @ 0% for 5yrs for $107/mo. There are some retail cards included. Essentially, this loan will lower my payment BELOW the AmEx monthly payment yet include several acct balances saving me about $100/mo. 3. I am committed to paying off my debts to improve my credit score and future. Goals for the future are to sell my condo and purchase a house in order to start a family. I have laid out a new budget to curb spending just as I did to save for our wedding . The credit crunch a few yrs back destroyed the old budget as credit lenders raised rates and min monthly payments. I have a grasp of the situation now. 4. I hope to be able to pay off this loan in 3-4 yrs because in my wife's new job she can earn nice quarterly bonuses which can be put to debt, NOT her spending. Thanks for your consideration.
What is your job at Hacienda-La Puente USD?	I am a middle school teacher with seniority.
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Credit debts 1. American Express $8300/ 28%/ $277/mo 2. Wells Fargo $400/ 21%/ $25/mo 3. NY & Co (retail card) $300/ 29%/ $20/mo 4. Macys (retail card) $300/ 29%/ $20/mo 5. Gap (retail card) $400/ 29%/ $20/mo Total monthly payment $362 Refinanced payment $250 My wife thinks it's a great deal when you open a retail card and get 10% or 15% off. Sure we saved money but now we have a new debt! All cards have been destroyed and no new cards will be opened. Thanks for your consideration
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Unfortunately we bought when the market was high. 1. Current mortgage is $190,000, no HELOC 2. Current market value is about $170,000 I have seen selling priced rise in the area the past 6 months, hopefully we gain some equity in the next few years.
Received your reply. Thanks. Your description paragraph..."The combined monthly payments would be lower than the LendingClub monthly payment, so this will not be a difficulty to pay monthly. In fact, I may be able to pay it off early!.. Revolving Credit monthly payments breakdown on CC amounts provided in couple QA's w/lenders indicates the OPPOSITE. L C loan payment is LOWER than CC payments. Also tell your wifey that yes she saves 10 pct on that ONE time purchase whenever she opens a NEW CC account but that comes with strings attached. Two strings in fact. 1st- Creates another "hard" (chargeable) credit inquiry by grantee. Too many credit inquiries within short time period (i.e., 6-months) LOWERS your credit score that in turn impacts (RAISES) your credit APR pct 2nd- Creates MORE debt to finance that ultimately must be payed off. Lender 505570 USMC-RETIRED 505570 Wednesday 08.11.2010	Yes, I tell her that just because it is on sale doesn't mean you saved money, especially if it is not a necessity. can I blame her parents for raising her as a princess? Now that she's a grownup she thinks she is a queen! We did it before, I called it "Going Monk" as we cut down on everything and saved for the wedding. No eating out, no cable TV, no drinks after work, take a "Brown Bag" for lunch. If we can get our finances in line we will be much better off, hope she realizes this. If not I am sending her to your house for Basic Training!
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. This is FRIDAY. You need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Friday 08.13.2010	Thanks USMC. I sent in the docs requested so I have taken care of this. LC was contacting my employer which is on a Black Friday sched, so no one is working today. Hopefully this will be "approved" early next week.

Member Payment Dependent Notes Series 526073

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526073	$3,000	$3,000	19.41%	1.00%	August 19, 2010	August 30, 2015	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526073. Member loan 526073 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Raul J. Herrada, M.D., P.A.	Debt-to-income ratio:	14.96%
Length of employment:	3 years	Location:	Orlando, FL

Home town:
Current & past employers:	Raul J. Herrada, M.D., P.A.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,177.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Could you explain what type of medical expenses the loan is needed for (is it a one-time payment or an ongoing expense)? Thank you.	I'd like to get an have an MRI of my knee, I currently have no insurance.

Member Payment Dependent Notes Series 542547

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542547	$11,400	$11,400	14.84%	1.00%	August 19, 2010	August 24, 2013	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542547. Member loan 542547 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Booz Allen	Debt-to-income ratio:	23.87%
Length of employment:	1 year	Location:	Fairfax, VA

Home town:
Current & past employers:	Booz Allen
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/10/10 > I'm using this loan to pay off our wedding and consolidate debt so we'll be debt free in 3 years!

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,341.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Booz Allen, and where did you work prior to that?	I'm an Information Security Engineer that primarily provides services for the federal government (defense and civilian sectors). Prior to Booz Allen I worked for Deloitte.
Is the listed gross income only your individual gross income or does it include your (future?) spouse's as well? If only your gross listed, what is the estimated amount of your spouse's gross income? Will your spouse be contributing to the payment of this loan? Thanks in advance for your answers.	This is my individual gross income, not including my spouse's. My spouse makes$50k and will be contributing to this loan. We tried to apply jointly, but Lending Club would only let me use one person's income. With both our incomes we will have this paid off well inside 3 years.

Member Payment Dependent Notes Series 544837

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544837	$8,000	$8,000	20.90%	1.00%	August 19, 2010	August 28, 2015	August 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544837. Member loan 544837 was requested on August 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Florida Virtual School	Debt-to-income ratio:	20.40%
Length of employment:	7 years	Location:	Melbourne, FL

Home town:
Current & past employers:	Florida Virtual School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > Hello! My monthly budget pay-out is approximately $2680, which includes mortgage, utilities, insurance, and credit card payments. My bring home pay each month, including child support, is $3200. Currently, I have $20 taken from each pay check and put into a saving's account and my bank also offers a saving's system which transfers $1 from your checking into saving's for every transaction. In a typical month I can save about $120 between the paycheck deductions and the transaction transfers. My approximate balances and APRs for credit cards are: $923 - 29.9% $2510- 27.9% $1825- 29.9% $2081- 26.9% $1371- 24.9% $954- 19.1% $619- 9.9% $1864- 0% for one year Unfortunately, a few of these credit card debts ($1864- 0%, and the $1825-29.9%) arose from having a pet with a serious medical condition who died after the $1864 stay at the animal hospital. The rest of the debt was more bearable prior to the last 6 months of medical problems with the dog. In the last year, I paid off 2 other credit cards and have not used them since then, I didn't close out the accounts because I was told it looks bad on your credit report, so they are just not in use. The rest of this debt I plan on paying off prior to the 5 year payment plan that I chose for this debt consolidation loan. I am the sole wage earner in my household as I was recently divorced and, unfortunately, the one who kept the debt. This is why it is imperative for me to find a way to reduce my monthly expenses by consolidating these high interest credit card payments. I have two children to care for and plan for their futures, with this credit card debt it is difficult for me to provide for them and save for their futures at the same time. I am only requesting 8k for the consolidation because the other debts that I owe have lower interest rates than what was offered through the initial loan application process, and I plan on paying off the interest free one when I receive my tax return. Hope I answered all of your questions! :)

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	31	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	43
Revolving Credit Balance:	$11,712.00	Public Records On File:	0
Revolving Line Utilization:	78.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Florida Virtual School and what do you do there?	Florida Virtual School is an online public middle and high school. I am an instructor. :)
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I do not owe a HELOC amount, I have never gotten a home-equity line of credit. The balance of my mortg loan is $215k. The market value for the residence it is $261k.
What is Florida Virtual School and what do you do there, if there is a there? Regards; Art	Florida Virtual School in an online public middle and high school. I am an instructor.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Please read my profile note, the system would not allow me to post a lengthy response. :)
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your debts and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute? - You're only requesting 8k when your revolving credit balance is listed at 11.7k. Is there a reason you're not consolidating the rest of the debt?	I posted the response to your question as a profile note because the system would not let me post it here. :)
I am interested to help fund your $12,275 loan. My questions are: [1} Brief description your employer FL Virtual School? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $11,712 Revolving Credit Balance. (a 78 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to help fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA TSunday 08.15.2010	1. FL Virtual School is an online public middle and high school, and I am an instructor. 2. I am currently paying approximately $360 a month on my credit card debt. I say approximately because there are a couple of cards that I try to make a little more than the minimum payment on each month. 3. I am uncomfortable paying, what feels to me, such a high amount in credit card debt. About a year ago a couple of my creditors raised my interest rates and the payments of course increased, making it less comfortable for me to pay-off my debt. In the last year, I have paid off two credit cards totalling $1500. I am working diligently to pay off this debt, but with such high interest rates to each card, it is difficult to make a dent in the amount owed. I am not asking to borrow the full amount that I owe because of the high interest rate offered when I completed my online application. I currently have 2 cards that have a 9% interest rate which I plan to continue to pay on my own and will not be involved in this loan consolidation plan. The loans that I plan to pay off with this borrowed money have interest rates of 27% to 29%. 4. I would love to be able to pay off the loan early, but how early I am not sure. I would imagine that the ealiest would be in 3-4 years depending on bonuses from work and tax returns that I receive each year. That is generally what I have used to be able to pay off high interest cards.
Thanks for giving such detailed answers to most of my questions. I just have one still - do you have a plan for staying out of debt once these cards are paid off? I understand you won't have the pet bills any longer (sorry to hear! I lost my first pet recently as well...), but - what specific changes do you plan to make so that you do not fall into debt again? Incidentally, I looked up Florida Virtual Schools, and it looks like a neat concept. I'm impressed that Florida students can study using that system for free, sort of like college-style in-state tuition.	Yes, Florida Virtual is a really neat option for students and a great way for the state to save money in regards to education. :) My plan to stay out of debt, honestly, is to quit using credit cards for purchases that are not necessary. I started saving money within the last year out of a desire to become debt free and to have money put away for incidentals or emergencies, so that I do not have to reach for that high interest card everytime something happens. I have also considered closing out or at least cutting up a couple of the high interest cards so that there is no future temptation to use them. With the money that I will save consolidating, I will work on paying extra on the other cards I have, and eventually as I pay off cards, I will be able to add more to my savings account.
Thanks for all the great answers so far. A few more: Have you submitted employment verification to LC? If not, why? What is your educational background? What topic do you teach? Do you see any reason you would leave FLVS in the next 2 years? Thanks	I received the e-mail about employment verification for LC last night, I have to print out pay stubs and fax them. I currently hold a Master's degree in Education and at the present time am working on a doctorate in Educational Leadership. I currently teach a Foreign Language and do not see a reason for me to leave the organization in the next 2 years. I have been with FLVS for nearly 3 years and worked for my local school district as a teacher for 5 years prior to FLVS.
thanks again. for purposes of seniority, do you have 8 years or 3 years of service?	I am not sure that seniority really plays a factor in the school system in which I work, but for them it would only be 3 years of service. However, for the state of Florida's retirement purposes, I have 8 years of service.
OK, I will fund. Fax the verification info today and they can process it by Thursday, I believe.	Thank you, I faxed the verification they requested. :)

Member Payment Dependent Notes Series 547254

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547254	$25,000	$25,000	13.61%	1.00%	August 19, 2010	August 19, 2015	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547254. Member loan 547254 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,417 / month
Current employer:	Greenville Hospital System	Debt-to-income ratio:	20.69%
Length of employment:	1 year	Location:	GREENVILLE, SC

Home town:
Current & past employers:	Greenville Hospital System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > My wife and I had to go through several infertility treatments to have our 2 beautiful children. These medical costs were not covered by insurance, and we, as a result, paid with credit cards. I am a physician and she is a pharmacist. We both have very stable jobs and are looking to consolidate this credit card debt. We appreciate your consideration.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$116,150.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 loan. My questions are: [1} Provide THREE years work, or school, history PRIOR to Greenville Hosp System? A-N-D What is your current position with employer? (Job/What you do.) [2] Transunion Credit Report shows the $116X150 Revolving Credit Balance. (55 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN YEARS answer. ("As soon as possible" or similar type answers tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 08.06.2010	1. 2009-present: Greenville Hospital System, Pediatric Endocrinology Physician; 2003-2009: Vanderbilt Children's Hospital, Pediatric Residency and Endocrine Fellowship Physician 2. Yes, I have a HELOC, $56250 original line, current balance ~51000, APR 4.5%. $4700 total debt payment/month 3. Basically, I am looking to consolidate debt my family incurred due to very expensive fertility treatments that I ended up putting on credit cards during my residency training (at a time when my income was much lower). We are now the proud parents of 2 children, and it is time to formulate a plan to eradicate this debt. I would like to have this credit card debt payed off in 5 years at lower interest rates than my current credit cards, thus the request for this personal loan. I have a very stable job as a physician and am a motivated, dependable borrower looking to better his families future by eliminating debt. While one can certainly just see these as words, I nonetheless mean them: I will miss no payments, and the debt will be payed...period. 4. While I would certainly love to pay the loan off early, with my current budget, I plan to play the loan off in 5 years as requested.
What do you do at Greenville Hospital System?	I am a physician: Pediatric Endocrinologist
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. $346020 2. $385000
I am interested in funding your loan, but have a few questions. (1) How much does your wife earn each month? (2) What are your major monthly expenses (e.g., mortgage, car loan(s), student loans, credit card payments, child care/tuition, major medical expenses)? Please breakout separately (e.g., mortgage - $x). (3) What are the interest rates of the cards that you're consolidating? (4) How much are you paying monthly toward the cards that you're consolidating? Many thanks and good luck.	1. $3000/month net 2. Mortgage: $1767 HELOC: $518 Student Loans (combined): $450 Car Loan: $683 Day Care: $1200 Credit Card: $1400 Personal Line Credit: $250 3. Interest rates range from 14% to 22% 4. $800/month
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Thursday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Sunday 08.07.2010	Thank you for your continued interest. I have sent an email to home office in regards to my credit review status to expedite the approval process.
Hi, I am looking at your loan and would like to fund, but can you tell me how the infertility added up to be so much? How many treatments did you guys go through? Thanks	We had one IVF cycle that cost about $15000 (and was unsuccessful) and 9 other cycles of combination oral and injectable fertility treatments that ranged in price from about $1000-2000/cycle. Nothing related to a fertility cycle was covered. Thus, we paid out of pocket for the meds, office visits, labs, and ultrasounds. This occurred over a 5 year period but did result in our two beautiful children. Unfortunately some insurance plans do not cover fertility treatment at all.
hi again nelson, thanks for the answer almost ready to fund, you are looking very good, but two more qs why does your wife net only $3,000/month as a pharmacist? i'm sure it varies by region but i thought pharmacists typically had a higher salary? the ivf sounds expensive, but how did you get up to $116,000 in revolving debt (including your HELOC)? from your description, it sound like it adds up to only $15k + 9*$1.5k, or something like $30k? thanks and congrats on the babes!	1. She only works part time (20 hours per week) 2. My total revolving debt is more than the credit cards. My HELOC was part of my mortgage. I did an 80/15 and the HELOC is the 15%. I also have a personal line of credit that I used for moving and home improvement expenses for the new house. The large balances on my credit cards that I am wanting to consolidate is the remnants of my fertility debt that I have been trying to pay down for 5 years and just haven't been successful. Thus, I would like to consolidate this debt with a personal loan to have it paid in 5 years at a lower interest rate than the average rate on my cards. Thanks so much for the consideration

Member Payment Dependent Notes Series 547884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547884	$20,000	$20,000	13.61%	1.00%	August 23, 2010	August 24, 2015	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547884. Member loan 547884 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Triple Point Technology, Inc.	Debt-to-income ratio:	12.45%
Length of employment:	10+ years	Location:	Toms River, NJ

Home town:
Current & past employers:	Triple Point Technology, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,339.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Triple Point Technology, Inc. and what do you do there?	Triple Point Technology, Inc. is a Commodity and Risk Management software developemnt company. You can go to our web site at www.tpt.com for more information. I'm a Senior Software Engineer and Project Manager working there for about 14 1/2 years now. I work in the Parsippany, N.J. branch which is the hedge accounting division.
I am interested to help fund your $20,000 loan. My questions are: [1} How long have you worked for Triple Point? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $39,339 Revolving Credit Balance. (a 71 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 08.10.2010	Hi, it's no problem and I understand the reason for the questions. 1) I have been with Triple Point for almost 14 1/2 years. My position at our hedge accounting division in our Parsippany, N.J. office is Software Engineer\ Project manager. What I do entails: * Code design and development for financial software. * Overall planning, monitoring, and management of those who work for me. * Prepare and design technical specifications. * Delevop estimates for long term projects. * Gather, formulate, and communicate technical requirements. If you would like to see what my company is about please visit www.tpt.com. 2) I rent, so I own no home and therefore have no home equity line of credit. I currently pay $800 in 5 credit cards. This loan is to pay off 2 high interest credit cards within a reasonable amount of time and not the 15 - 20 years the credit card companies are telling me it will take despite me paying $50 more then the minimum payment every month. 3) Lenders should feel comfortable in funding my loan request as I have an excellent credit score and payment history. I have paid off all my student loans, car loans, and other credit cards I use to have. I know my monetary obligations and I am not looking to get around it or not meet those obligation, but looking to pay off what I owe within a reasonable amount time. 4) The loan request is for 5 years so that is how long I intend to be paying off the loan. Should I come into extra money or get promoted to a higher paying position, then I would seek how to pay off the loan sooner. Again the intension of my loan request is to pay off some part of what I owe within a reasonable amount of time. I am not looking to add to my monthly finance. If these answers are not enough, then by all means ask me questions that I will answer, to assure you that I'm worthy of this loan request. Thank you for reviewing my loan request. Manny
what is the size and interest on each of your credit card obligations right now?	Interests are in the low teens. the max is 15.9 As far as what I owe in each is not something I will say in this public forum, as that is a more personal question. Suffice it to say I owe money and is the only reason I am requested this loan, so that I may pay off my monetary obligation within a reasonable amount of time, and not the 10 - 20 years I am being told by the credit card it will take. The loan is pay off credit cards. I have no other loans (cars or otherwise) or morgatages or anything else I'm obligated to financially.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2Are you the sole wage earner? Thanks.	Please read previous questions/answers as I have answered most of these. Again, this being a public forum I will not list my actual expenses, because it is not something I wish to share with anyone. It is a private matter. Suffiice it to say I have credit card debt, which is what this loan is for, to pay off in a reasonable amount of time.
Without this information, I will be unabale to fund your loan, as will many other lenders. You are asking individuals who have limited knowledge of your finances to lend you money and refusing to answer very basic questions, such as what are your monthly expenses, are you the only wage earner, etc. If you can't answer these questions, I am not comfortable lending to you.	With due respect, I will not disclose any personal financial or any kind of personal information on this public forum. Suffice it to say that I have no mortgage or any other kinds of loans I'm paying off. My credit score is 720 and I have always completed and paid off my monetary obligations. Lending club has my information and have determined that I can pay otherwise I wouldn't be here requesting a loan. What I do have is rent, utilities, and credit card debt I pay and have been paying. My dismay came when my credit card companies told me the length of time it would take for me to pay off my debit and that is with me paying the minimum plus $50 to $100 more. So I decided to look for an alternative way to pay off my credit card debit in a reasonable amount of time, hence the 5 years I requested for the loan. I understand its your decision to fund this loan or not. I just don't feel comfortable disclosing my monthly financial expenses here on this public forum. Thank you.
This is not really a question. More like advice on answering questions :) Some of the things that many borrowers do not understand include: 1. Lenders have a choice of more than 250 active loans at any one time that they can fund. And we need as much information as possible in order to chose between them. 2. Many lenders (including myself) have been burnt by defaulting borrowers. I am now far more careful in what I fund and look at EVERYTHING. That includes the tone of answers (does a borrower sound like he/she thinks the are entitled to my money? not a good sign), spelling, will the loan improve their cashflow (if it does not then I may not get repaid), etc. So it might be worthwhile providing some additional information.... Just my 2 cents	Thank you for your advise and I do understand the delima facing lenders, and I will try to answer as much as I can, but I don't feel comforatble with disclosing personal information on a public forum like this. I will restate to you what I answered my last questioneer, "Suffice it to say that I have no mortgage or any other kinds of loans I'm paying off. My credit score is 720 and I have always completed and paid off my monetary obligations. Lending club has my information and have determined that I can pay otherwise I wouldn't be here requesting a loan. What I do have is rent, utilities, and credit card debt I pay and have been paying. My dismay came when my credit card companies told me the length of time it would take for me to pay off my debit, and that is with me paying the minimum plus $50 to $100 more. So I decided to look for an alternative way to pay off my credit card debit in a reasonable amount of time, hence the 5 years I requested for the loan." In this day and age, revealing to much information of oneself can be harmful. I hope you understand. All I'm looking to do is pay off what I owe within a reasonable amount of time and not sound as though I'm entitle to a loan. Thank you for your question/advice, Manny
Hey, I admire your stance. You are asking for a large loan, but you still have three days and you're doing pretty well. I think you are a good risk based on your supplied information. Good luck.	Hi, thank you for your vote of confidence. It is much appreaciated. I understand the delima and risk facing the lenders, like yourself, in funding a loan request, and therefore not trying to sound as though these types of questions are of no consequence. In fact I would like to reveal more, but I don't feel comfortable in this public forum. What I can say to help ease concerns of some lenders, I hope, is that I have about $1800 expenses every month in rent, utilities, internet/cable, cell phone, gas for my car I own, and groceries. On top of that I have the $800 - $900 I pay in credit cards for which this loan is for. My monthly salary after taxes is $4000, of which, after paying my monthly expenses and little things like cloths or going out, I'm able to save about half or more. My reason for being here was to pay off my credit card debt in a reasonable amount of time and not the 10, 15, or 20 years my card companies are saying it would take for me to pay at the current rate I'm paying. Those payments are between $50 to $100 more then the minimum amount. Again, it was not that I was having problems paying my credit card debt, but I had a problem with the length of time it was going to take so I decide to look for an alternate way of paying my credit card debt obligations. I'm not looking to avoid my monetary obligation or side swipe around it in any way. I have no mortagage, no other loans of any kind, I own my car, and my credit score is 720 last I checked 3 weeks ago. This loan is simply to pay off credit card debt I incurred and know its my resposibility to pay, just want to pay it off in the shortest amount of time, without paying to much in interest. Thank you for your question and I hope I gave you a little more info about myself, despite that it's a little more then what I wanted to say or feel comfortable with. Manny

Member Payment Dependent Notes Series 548397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548397	$20,000	$20,000	11.86%	1.00%	August 18, 2010	August 19, 2015	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548397. Member loan 548397 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,750 / month
Current employer:	pima county government	Debt-to-income ratio:	10.35%
Length of employment:	5 years	Location:	tucson, AZ

Home town:
Current & past employers:	pima county government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > I have a credit score of 733, and have been timely and current on all obligations. Never a missed payment in 20+ years.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1980	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$57,965.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $20,000 loan. My questions are: [1} What is your current position with Pima County Government? (Job/What you do.) [2] Transunion Credit Report shows the $57,965 Revolving Credit Balance. (52 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN YEARS answer. ("As soon as possible" or similar type answers tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 08.06.2010	Type your answer here. (1) Accounting Officer for the Public Fiduciary Dept; (2) Home Equity Line of Credit with Morgan Stanley Credit, Balance is $31,362 @ 3.125%--I am currently paying the interest only on this loan at an average of $80 per month; Total Cr Card payments made monthly: BofA 167 Citi 261 Pennys 15 Vantage West Cr Union 30 FNB-Omaha 37 AMEX-Rewards 275** TOTAL CR CARDS 785 **The AMEX card has no credit limit. I pay the minimum plus the amount that I charge on the account each month. If I didn't use the card but instead paid cash for my purchases, the payment of $275 (it does vary slightly). OTHER DEBTS: CHASE - AUTO LOAN 375 SALLIE MAE-STUDENT LOAN 104 GMAC- HOUSE LOAN 877 My credit report shows another Home Loan with Wells Fargo. This is my sons loan, he is making payments. I was the co-signer. (3) I have an excellent credit score of 733; I have never been delinquent or incurred a legitimate late charge on any obligations for at least 20+ years. (4) 3 to 4 years. My only question is that you stated my revolving credit is @ 52 pct usage, with 52% being the $57,965. My avail credit would have to be $111,000. I don't see how that is possible. When I applied, I could only select 1 category of loan. I selected Home Improvement. However, I plan to use some of the funds to pay off higher rate cr cards.
What is your job at pima county government?	Type your answer here. I am the Accounting Officer for the Public Fiduciary office.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Motgage Loan $120,000 Home Euity Line of Credit $31,384 Market Value of Home--$125,000
Thanks for reply. I'll be investing in your loan. The very condensed Transunion Credit Report (line totals but not individual items comprising line totals) shows $57,965 Revolving Credit Balance; 52.40 pct Revolving Line Utilization (available credit lines usage). That equates to $110,620 total credit available. I do not know how three major credit reports determine individual $ credit line amounts and consequenty the ultimate total $ credit amount availanble. At www.annualcreditreport.com website yearly you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. It would be interesting for you to learn what Equifax, Experian show for Revolving Credit Balance $ and Revolvig Credit Utilization compared to Transunion. Over and out. Lender 505570 USMC-RETIRED Friday 08.06.2010	Type your answer here. Thanks for your interest. The only way I can come close to $110,000 in available credit is if the $50,000 credit line for the Morgan Stanley Home Equity Line is used. And thats also using the Car Loan, Sallie Mae Educ Loan and the AMEX . None of those have an available credit amount.
iT IS MORE INTRIGUING WHEN BORROWERS HAVE CREDITOR PAYMENT DELINQUENCIES AND PUBLIC RECORDS ON FILE. PUBLIC RECORDS USUALLY INVOLVE BANKRUPTCIES THAT REMAIN ON CREDIT REPORTS FOR 10 YEARS BEFORE "DROPING OFF". (YOU DO N-O-T HAVE EITHER OF THESE TWO ITEMS ON YOUR CREDIT REPORT.) WHAT'S ON CREDIT REPORT NUMBER 1 MAY NOT BE ON CREDIT REPORT NUMBER 2, CREDIT REPORT NUMBER 3 MAY SHOW ENTIRELY DIFFERENT ITEMS THAN OTHER 2 CREDIT REPORTS SHOW. THAT'S WHY ALWAYS BEST TO OBTAIN AND REVIEW THREE MAJOR CREDIT REPORTS BECAUSE ALL THREE WILL NOT BE IDENTICAL. LENDER 50570 USMC-RETIRED FRIDAY 08.06.2010	Type your answer her Thanks for the information.
Loan listed 4 days; 11 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 08.08.2010	Type your answer here. Just received e-mail Saturday requesting income info. Will be faxing everything Monday AM.
Thank you for taking the time to answer lender questions and for the information you have provided. I am happy to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Type your answer here. Thanks for your funding. I can assure you & others, I am very responsible and take seriously any and all obligations that I incurr.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Thursday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Tuesday 08.10.2010	Type your answer here. Contacted Credit Review. They indicated the loan should be updated to APPROVED either tonight or tomorrow AM. Thanks for your insight to this process.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. You need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Wednesday 08.11.2010	Type your answer here. The credit review status now says "Approved". Thanks for your follow-up.

Member Payment Dependent Notes Series 550284

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550284	$25,000	$25,000	16.82%	1.00%	August 23, 2010	August 22, 2015	August 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550284. Member loan 550284 was requested on August 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,475 / month
Current employer:	County of Passaic, NJ	Debt-to-income ratio:	19.37%
Length of employment:	10+ years	Location:	Clifton, NJ

Home town:
Current & past employers:	County of Passaic, NJ
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1982	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,443.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 loan. My questions are: [1} How long have you worked for Passaic County Government? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $39,443 Revolving Credit Balance. (A 42 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN YEARS answer. ("As soon as possible", or similar generic answers, tell participating lenders NOTHING useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.09.2010	1. I have been with Passaic Co Govt for 25 yrs. 2 mos. (Supervisor of Accounts-Finance Dept.) 2. No HELOC. Credit Card/Other Debt payments approximately 600.00 per month 3. I have never defaulted and have never been late with a payment. 4. I would like to have the loan paid off within 3 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total of mortgage loans......1st Mortgage $276,000.00 and 2nd Mortgage $30,500.00. Home value is approximately $339,000.00
What is it you plan on using the requested funds for?	I will be paying off credit card balances
Hi, I'm very interested in funding this loan. A couple of questions: How long have you been working for Passaic County? Any reason you would expect to not be there in the next 2-3 years? What is this loan for? (which debts and interest rates?) Thanks!	Employed with Passaic County for 25 years 2 mos. I expect to be employed there until I retire in about 10-15 years. Bk of America Credit Cards $19,000.00 17.99% Capital One Credit Card 4,000.00 17.99% Wachovia Credit Card 2,000.00 15.99%

Member Payment Dependent Notes Series 550734

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550734	$16,000	$16,000	11.49%	1.00%	August 23, 2010	August 24, 2015	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550734. Member loan 550734 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	John Hancock Financial Services	Debt-to-income ratio:	8.50%
Length of employment:	9 years	Location:	Boston, MA

Home town:
Current & past employers:	John Hancock Financial Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/10/10 > This may be only a short term loan (within a year or 2). I look to consolidate some debt for now and I am looking at taking a withdrawal from my 401k to pay it off at some point in the future. I understand the tax consequences of doing this but it will balance my overall portfolio (as I feel my 401k is much higher than everything else I have) and then pay everything off.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1969	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	19
Revolving Credit Balance:	$14,098.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at John Hancock Financial Services?	Quality Control Analyst in our annuities division.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I have 2 American express cards, a Citicard, and a Discover card. The interest rates are a little higher than what is being offered here (at work but off hand I know my Amex is 15%) combined with protection card fees it seems worthwhile to pursue this. The total debt is a little over $13,000. I will probably pay off one of the Amex cards and pay down some of the others. Then I will give myself a little bit of breathing room and most likely pay off everything with a withdrawal from my 401k next year. I could potentially pay off with other savings but I'm looking to use that money someday on a downpayment. My 401k is higher than the average for my age so I don't mind taking the tax hit in the near future.

Member Payment Dependent Notes Series 552295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552295	$9,000	$9,000	7.14%	1.00%	August 19, 2010	August 27, 2013	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552295. Member loan 552295 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Phizer	Debt-to-income ratio:	11.06%
Length of employment:	10+ years	Location:	Chazy, NY

Home town:
Current & past employers:	Phizer
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,445.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 554300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554300	$8,000	$8,000	6.76%	1.00%	August 23, 2010	September 1, 2013	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554300. Member loan 554300 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	23.44%
Length of employment:	2 years	Location:	San Antonio, TX

Home town:
Current & past employers:	Booz Allen Hamilton
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1974	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,327.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 557104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557104	$25,000	$25,000	11.86%	1.00%	August 19, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557104. Member loan 557104 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,083 / month
Current employer:	CODA Automotive, Inc	Debt-to-income ratio:	5.19%
Length of employment:	< 1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	CODA Automotive, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > I have $24000 in equity holdings I plan to sell at the end of the year. This loan is a short term for 6 months.

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	20
Revolving Credit Balance:	$9,000.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CODA Automotive, Inc and what do you do there?	It's an all electric car company based in Santa Monica. 2nd to Tesla. I'm the Application Architect building software for the web, mobile, and car.
You need you credit verified. you need your income verified. I would fund loan at that time.	No problem. It's in progress. This loan is only 2 days old so far. I do want to mention I have $24000 in equity holdings which I plan to sell at the end of the year.
Can you explain the delinquency on your listing? Thanks.	Thats an old macy card I forgot to pay one time. Now all my payments are automatically deducted from my checking, so I don't miss one. I have since closed that account and only carry 3 cards to minimize this mistake.

Member Payment Dependent Notes Series 557170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557170	$10,000	$10,000	13.98%	1.00%	August 23, 2010	August 27, 2015	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557170. Member loan 557170 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,027 / month
Current employer:	Regence	Debt-to-income ratio:	2.25%
Length of employment:	2 years	Location:	Seattle, WA

Home town:
Current & past employers:	Regence
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/13/10 > I am looking to buy a car from an individual and decided to give P2P lending a try. Most likely I will buy a car from an individual, but most banks will only lend for car dealership loans. My target price is around $20,000. I am asking for a little more to account for Lending Club's origination fee and tax, tag, title, etc. I don't have any debt other than credit cards which I pay in FULL each billing cycle.

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,156.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (rent, car, utilities, typically CC payment, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	I live with my boyfriend so he pays all the rent, utilities, etc. I buy all the groceries and house items in exchange, which typically runs about $800 per month. I don't currently have a car so no payment there.
Your loan amount is less than 10K after fees, and your car target price is more than double this. With less than 10K will you accept the loan? Thank you.	Lending Club lowered my loan amount so I guess I'll have to shop for a lower priced car.

Member Payment Dependent Notes Series 557698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557698	$25,000	$25,000	18.30%	1.00%	August 18, 2010	August 19, 2015	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557698. Member loan 557698 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,458 / month
Current employer:	RXT	Debt-to-income ratio:	13.02%
Length of employment:	3 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	RXT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > Just married, expenses more than anticipated. Temporary liquidity problem. Stable job, oil sector, bonus expected up to $40k next year.

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,090.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is RXT and what do you do there?	RXT is a seismic company performing surveys for oil companies. I am the North America Sales Manager
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. $356K 2.Approx $460K (going by area average $170/ sq ft)
Since this is a debt consolidation loan, please list the amount and APR of each loan you will consolidate. Thank you!	Amex $19K 26% Purchase $ 2k 23% Remainder to Citibank 29%
Please contact Lending Club to verify your income, and I'll be happy to help fund your loan!	In process.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Amex $19K 26% Purchase $ 2k 23% Remainder to Citibank 29%
Average $170/ sq ft does not really answer the question. So, what is the current market value of your home using zillow.com?	$459,000 = median value of a home of that size in that area. Zillow appears not to have info on various states, including Texas where I live, so their Zestimate program doesn't work. So best I can do without going to a realtor is median /sq ft value. From Zillow :My house doesn't have a Zestimate. What's up? It's because we do not have the house transaction history. This is likely because your house is in a "non-disclosure" state (Idaho, Indiana, Kansas, Louisiana, Mississippi, Montana, New Mexico, Texas, Utah, and Wyoming) where transactions are not publicly reported. We do have access to the home details and the tax assessed value, so we are showing you that information. If the home is not in those states, it might be that we have the tax assessed value, market assessed value, or tax appraised value and home information from local public records, but we do not have sales transactions from our data providers for the area.
I would be happy to help fund your loan. First, please contact Lending club to verify your income. Thanks!	Lending Club was sent the info on Tuesday, should be in place imminently. I'll be out of country for the next week or so on business, responses to further queries will be slow.
R U A 1 OR 2 INCOME FAMILY. GIVE US A BREAKDOWN ON MONTHLY EXPENSES IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS TIA	No HELOC
DO U HAVE A HELOC ON YOUR HOME	No Heloc
IS YOUR 38,000 ALL CREDIT CARD OR IS SUM HELOC	All CC
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Full funding would obviously be preferable, but will accept some lesser number if doesn't reach the full total. 20+

Member Payment Dependent Notes Series 558309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558309	$10,000	$10,000	11.86%	1.00%	August 18, 2010	August 17, 2015	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558309. Member loan 558309 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Lkaeshore Engineering Services	Debt-to-income ratio:	9.25%
Length of employment:	3 years	Location:	Radcliff, KY

Home town:
Current & past employers:	Lkaeshore Engineering Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,065.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. 143k and no 'heloc' 2.170k
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	approxiately 1800 with food and utilities usual fluctuations

Member Payment Dependent Notes Series 558358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558358	$18,000	$18,000	16.32%	1.00%	August 24, 2010	August 24, 2013	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558358. Member loan 558358 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,667 / month
Current employer:	Worktopia	Debt-to-income ratio:	4.09%
Length of employment:	5 years	Location:	New York, NY

Home town:
Current & past employers:	Worktopia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/10/10 > Consolidation

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1978	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	8
Revolving Credit Balance:	$23,907.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Worktopia and what do you do there?	it is an online solution that allows corporate customers to book meeting rooms and guest rooms online. It provides control for major corporations across the USA in managing their small meeting spend. i am EVP.
Transunion Credit Report reflects 1 unidentified credit payment delinquency within past 24-months; most recent occured 08 months ago. Explanation is? FYI: The highly condensed Transunion Credit Report that Lending Club provides to lenders provides line totals but not individual line items. Lenders c-a-n-n-o-t determine, or provide, referenced items identities. You can obtain FREE copy your complete Transunion Credit Report for that information at www.annualcreditreport.com website. There yearly you can obtain FREE copies your three complete Equifax, Experian and Transunion Credit Reports and learn identities of the credit grantees reporting payment delinquencies. After obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED, Virginia Bch, VA Tuesday, 08.10.2010	i was moving home and this account was forgotten by me.
I am interested to help fund your $18,000 loan. My questions are: [1} Provide answer to my earlier eamil Subject: 1 creditor payment delinquency? [2] Brief description your employer Worktopia? A-N-D What is your current position? (Job/What you do.) [3] Transunion Credit Report shows the $23,407 Revolving Credit Balance. (a 80pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [4] Briefly, why should lenders commit their limited $ to fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 08.10.2010	online solution enabling corporations to measure and manage how much they spend in small meetings.i manage sales and biz dev. Moved home 8 months ago and missed a scheduled payment.

Member Payment Dependent Notes Series 558385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558385	$8,000	$8,000	17.56%	1.00%	August 18, 2010	August 17, 2015	August 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558385. Member loan 558385 was requested on August 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,550 / month
Current employer:	Walgreen Costumer Care	Debt-to-income ratio:	5.46%
Length of employment:	5 years	Location:	Orlando, FL

Home town:
Current & past employers:	Walgreen Costumer Care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,469.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the loan for? The more info you give the more likely it will get funded.	This Question is already.
Borrower, I am interested to help fund your $19,600 loan. My questions are: [1} Whose debt is $19,600 student loans? [2] What is your position at Walgreens? (Job/What you currently do.) [3] Transunion Credit Report shows the $7,469 (56.10 pct usage) Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [4] $19,600 is loan; $7,500 is Revolving Credit Balance; $12,100 is the extra cash that you will receive (less loans origination fee) that is consolidating, or is refinancing, what specific debts currently not included in Transunion Credit Report debts? [5] Why should lenders commit their limited $ to help to fund your loan? [6] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS only answer.) Advance thanks for SIX answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 08.03.2010	This question is already.
What is it you plan on using the requested funds for?	This question is already.

Member Payment Dependent Notes Series 558437

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558437	$17,500	$17,500	18.67%	1.00%	August 18, 2010	August 19, 2015	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558437. Member loan 558437 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	NYC Board of Education	Debt-to-income ratio:	20.31%
Length of employment:	< 1 year	Location:	LYNBROOK, NY

Home town:
Current & past employers:	NYC Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	58
Revolving Credit Balance:	$8,768.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with the NYC Board of Education, and where did you work prior to that?	I am an ESL teacher. Prior to that position, I taught Spanish at a catholic school in Westbury.
Borrower, I am interested to help fund your $17,500 loan. My questions are: [1} Transunion Credit Report shows the $8,768 Revolving Credit Balance. (73.00 Pct usage) How much $ are you now paying per month on your total credit card/other debt? [2] $17,500 is loan; ~ 9,000 is Revolving Credit Balance; ~ $8,500 is the extra cash that you will receive (less loan origination fee) that is consolidating, or refinancing, what are SPECIFIC debts currently not included in Transunion Credit Report debts? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS o-n-l-y answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 08.05.2010	I pay $700 per month, but most of these credit cards are closed out.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	All credit cards will be paid off as well as part of my student loan for college and other misc debt. I do not know off hand my balances since everything is done electronically.
Me again. Thanks for telling me that you pay $700 per month and the cards are closed out. But the 3 other questuions remain unanswered. [2] $17,500 is loan; ~ 9,000 is Revolving Credit Balance; ~ $8,500 is the extra cash that you will receive (less loan origination fee) that is consolidating, or refinancing, what are SPECIFIC debts currently not included in Transunion Credit Report debts? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS o-n-l-y answer.) I do not invest in loans that borrower skips answering legitimate questions.	I sent copy of pay stub to corporate office. The remaining money will go to personal payments, including student loan.
Loan listed 7 days; 24 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 08.12.2010	All the information has been sent...
You profess to be an ESL teacher; yet you cannot comprehend basic English. Refer to previosu QA exchanges with lenders. It is impossible for you to keep your mind on track and answer simplest questions. This explains why your loan listed 8-days but attracted only 25 pct funding. It is extremely doubtful that you would remember to leave $ in bank account to pay this loan payment. No lender in their right mind would invest in your loan. You are a certain loan default searching for a convenient place to land. Lender 505570 USMC-RETIRED Thursday 08.12.2010	I am very insulted by the first comment. I find that statement to be unprofessional and demeaning. I would like to know what QA you are referring to. Maybe I read the question wrong.

Member Payment Dependent Notes Series 558616

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558616	$18,000	$18,000	11.12%	1.00%	August 20, 2010	August 18, 2015	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558616. Member loan 558616 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Lancaster Foods	Debt-to-income ratio:	19.51%
Length of employment:	8 years	Location:	GREENSBORO, MD

Home town:
Current & past employers:	Lancaster Foods
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1983	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,930.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	mortgage-160,000 market -145,000?
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	$2,900/mo
What is it you plan on using the requested funds for?	Consolidation of bills and for minor home improvements!!
Thank you for taking the time to answer lender questions and for the information you have provided. I am happy to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	I take all my financial obligations seriously and this is NO exception!! I wouldnt be asking for money if my refinancing that took over six weeks to eventually be denied because of a high forclosure rate in my town, therefore setting me back over a month with other financial commitmets..Thus being a responsible homeowner and pay my bills timely, I get punished for the errors of others?? Thank You for you comment..

Member Payment Dependent Notes Series 558939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
558939	$15,000	$15,000	15.58%	1.00%	August 19, 2010	August 23, 2015	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 558939. Member loan 558939 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Thermofisher Scientific	Debt-to-income ratio:	19.74%
Length of employment:	5 years	Location:	battle creek, MI

Home town:
Current & past employers:	Thermofisher Scientific
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/09/10 > Debt consolidation. Guaranteed no default.

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,612.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $15,000 loan. My questions are: [1} Brief description your employer Thermo-Fisher? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $13,612 Revolving Credit Balance. (60 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN YEARS answer. ("As soon as possible", or similar generic answers, tell participating lenders nothing useful.) Advance thanks for Four answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.09.2010	1. Thermofisher Scientific is a 9 billions dollar per year scientific conglomerate. We have multiple divisions and produce everything from environmental equipment to laboratory supplies. I'm currently a Production Supervisor. 2. I currently pay $700 per month on the higher rate accounts. 3. I have a consistent and proven track record of repaying creditors. 4. 3 years
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1. Please see prior question I just answered. 2. Roughly 13k @ 25% = 800/month 3. I can answer 3 and 4 in one chunk. It reduces $700 in high interest balances don to a $360 payment with a defined end point. It very difficult to make ground on the higher interest accounts due to the nature of the credit card industry. The high interest rate accounts are to be closed after the funding of this account. pPease let me know if that was not a satisfactory answer.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	71k vs 93k. Looking to move in the next year or three and lending club is a much smarter option than taking out a helioc. Thank you for your support!

Member Payment Dependent Notes Series 559232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559232	$13,000	$13,000	15.58%	1.00%	August 18, 2010	August 18, 2015	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559232. Member loan 559232 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,158 / month
Current employer:	Auto Club Of Southern California	Debt-to-income ratio:	12.28%
Length of employment:	4 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Auto Club Of Southern California
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/04/10 > This loan will be used for my wedding expense that will be coming up in September. I make it a complete aim to pay all of my debts in a timely manner. The only issue I have ever had was years ago when I was laid off. Currently, I am very stable both fiancially and employment as I have been continuously employed for several years and have just recieved a promotion. Based on my current monthly payments vs. my current net income, I can comfortably afford any additional payments of $700 or less. Thank you.

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	35
Revolving Credit Balance:	$13.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at the auto club? What does your future spouse do for a living? Yoiu seem to have a lot of credit cards but don't have a revolving balance. Why so many cards?	I am an Insurance Business Manager for the Auto Club, and my future spouse is currently a medical credentialist for one the biggest medical insurance companies in the world. The reason why you see several credit lines on my report is because i was advised by my finacial planner to obtain several to increase my FICO score rapidly since previously, I had none. As u can see I use them rarely and when I do, I make it a habit to pay them on time thus keeping my debt to income ratio low and creating more flexibility. Thank you.

Member Payment Dependent Notes Series 559273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559273	$25,000	$25,000	17.56%	1.00%	August 18, 2010	August 19, 2015	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559273. Member loan 559273 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Sumitomo Mitsui Banking Corporation	Debt-to-income ratio:	13.20%
Length of employment:	5 years	Location:	New York, NY

Home town:
Current & past employers:	Sumitomo Mitsui Banking Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/06/10 > The purpose of this loan is to payoff my debt and consolidate. I've been working for Sumitomo Mitsui Banking Corporation for more that 5 years as a Cisco certified network engineer. I make an annual salary of 80K including a yearly Bonus of 15K, My credit history is very good and just need to consolidate to help me get out of debt faster with less complications of having to make payments in various directions every month. I can provide prove of income along with my credit report which shows that I've been paying on time for many years and have a solid credit history. The other great thing is the money from this loan wil go directy to payoff my debt and will not be spent in anything else but for purposes of debt consolidation.

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,377.00	Public Records On File:	0
Revolving Line Utilization:	86.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your $25,000 loan. My questions are: [1} What is your position with Sumitomo Mitsui Bank? (Job/What you currently do.) [2] Transunion Credit Report shows the $27,377 Revolving Credit Balance. (86.30 Pct usage) How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS o-n-l-y answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 08.05.2010	Hi, I'm a Cisco certified network engineer supporting the SMBC Banking production network on the daily basis. I currently pay $900 dollars per month on my credit cards/debt and that is the reason I'm asking for this loan; to payoff almost all of it and concentrate on making larger payments in only one direction which in this case will be this loan. I intend to payoff this loan within (1 to 2 years). Best Regards,
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Chase Credit Card Balance: $13,126.39 APR: 16.24% Montly Payment: $519.00 (*will*) Chase Credit Line Balance $2,481.65 APR: 23.24% Montly Payment: $60.00 (*will*) CitiBank Credit Card Balance $6,018.37 APR: 29.90% Montly Payment: $183.19 (*Will*) Amex Credit Card Balance $7,527.40 APR: 13.24% Montly Payment: $152.00 (*Will Not*) Wells Fargo Car Loan Balance: $7,960.36 APR: 9.21% Montly Payment: $206.00 (*Will Not*)
Loan listed 4 days; 21 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 08.08.2010	A copy of the official pay stubs was sent 2 days ago to the instructed e-mail address. I will contact lendingclub support on Monday morning to verify why this loan application is not approved as of now when I'm a perfect candidate for this loan.
CAN WE HAVE A BREAKDOWN ON MONTHLY EXPENSES. IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS. TIA MRTZ	Monthly Expenses: Credit Cards: $900 Rent: $ 1300 Car Loan: $ 206 Food: $300 Annual Salary: 80K Including annual 15K Bonus If this loan is not fully funded I will be have to cancel it because it wouldn't be helping me consolidate.
What is your current rent and do you have any investments, retirement assets (401k, IRA, etc).	Rent: $1300. The only investments I have is my 401K plan with my current employer.

Member Payment Dependent Notes Series 559282

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559282	$7,000	$7,000	13.61%	1.00%	August 19, 2010	August 26, 2015	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559282. Member loan 559282 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,368 / month
Current employer:	BBT	Debt-to-income ratio:	23.23%
Length of employment:	1 year	Location:	Dahlonega, GA

Home town:
Current & past employers:	BBT
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,001.00	Public Records On File:	0
Revolving Line Utilization:	82.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 559361

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559361	$15,000	$15,000	16.82%	1.00%	August 24, 2010	August 18, 2013	August 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559361. Member loan 559361 was requested on August 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Burns Mechanical Inc	Debt-to-income ratio:	23.42%
Length of employment:	5 years	Location:	BRYN MAWR, PA

Home town:
Current & past employers:	Burns Mechanical Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/06/10 > Total Monthly Household income = $11,000 net Job Security = Rock Solid Total Monthly Expenses = $7,000

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	51
Revolving Credit Balance:	$38,303.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, I am interested to help fund your $15,000 loan. My questions are: [1} What is your position with Burns Mechanical? (Job/What you currently do.) [2] Transunion Credit Report shows the $38,303 Revolving Credit Balance. (90.10 Pct usage) Is any a Home Equity Line of Credit? (HELOC) A-N-D How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS o-n-l-y answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 08.05.2010	1. I am a Senior Project Manager, I manage large health care, pharma and Bio-tech HVAC, process piping and plumbing projects with values up to $10M. 2. A large portion of this debt is a line with BofA unsecured as I prefer not to touch the equity in my home if I can borrow at reasonable rates. I currently pay about $650/month on credit cards and this loan will consolidate that. 3. 2 years maybe 1.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. 286,000 Balance 2. 365,000 Market Value
Loan listed 5 days; 41 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 08.08.2010	I have called them and left a meaage, I can get them whatever they need. I have not gotten any messages requesting anything so I thought everything was ok. Will get it resolved ASAP. Thanks!
Loan listed 6 days; 64 pct funded. application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 08.10.2010	I sent the required documentation today.

Member Payment Dependent Notes Series 559368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559368	$8,400	$8,400	15.21%	1.00%	August 18, 2010	August 25, 2013	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559368. Member loan 559368 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,827 / month
Current employer:	CVS Pharmacy	Debt-to-income ratio:	17.55%
Length of employment:	7 years	Location:	Pittsburgh, PA

Home town:
Current & past employers:	CVS Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	5
Revolving Credit Balance:	$5,629.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report shows 1 creditor payment delinquencies within 24-months; the most recent 05 months ago. Explanation is? FYI: Lending Club provides lenders highly condensed borrower Transunion Credit Report that shows total Delinquent Payments but not the name of credit grantee who reported the delinquencies. Visit the www.annualcreditreport.com website. You can obtain FREE copies of your complete Equifax, Experian, Transunion Credit Reports yearly. NO CC required, NO sign-ups; NO extra-costs. After obtaining, and reviewing, your Transunion Credit Report details, then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 08.12.2010	The deliquancy from 5 months ago was from Kohls. I am disputing it. I made the payment on the account on time. I didn't realize it was on my credit report as the late fee was already refunded. The account has been current for over 2 years
I am interested to help fund your $8,400 loan. My questions are: [1} Answer earlier email Subj: Payment delinquency 05 months ago? [2] What is your current position with CVS Pharmacy? (Job/What you do.) [3] Transunion Credit Report shows the $5,629 Revolving Credit Balance. (a 34 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 08.12.2010	I am a pharmacist. I am paying $1500 total per month the balances went up in July and the balances will be paid off quickly. Yes, I intend early pay off in 1-2 years.

Member Payment Dependent Notes Series 559482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559482	$6,500	$6,500	14.35%	1.00%	August 20, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559482. Member loan 559482 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Calvary Christian Church	Debt-to-income ratio:	19.00%
Length of employment:	10+ years	Location:	Pikesville, MD

Home town:
Current & past employers:	Calvary Christian Church
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	71
Revolving Credit Balance:	$18,865.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Calvary Christian Church?	Senior Pastor
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$361,000.00 Market value 509,000.00

Member Payment Dependent Notes Series 559498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559498	$8,650	$8,650	11.49%	1.00%	August 20, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559498. Member loan 559498 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	El Monte RV	Debt-to-income ratio:	4.66%
Length of employment:	5 years	Location:	Brea, CA

Home town:
Current & past employers:	El Monte RV
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,880.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please clarify whether this is a loan to buy a car or to refinance credit card debt? Art	Hi there.. I was supposed to get the car financed but due to timing issues I was not able to. I used my CCs for cash advance so I can pay the owner and now I am trying to cover the CCs so that I don't end up paying 24% interest. The 14.53% offered is still way too high provided my CS but it seems like institutions are not willing to offer something better.. So yeah, cover CC debt. Thank you. Ammar
What is El Monte RV and what do you do there?	Hi there. I am the General Manager of El Monte RV, an RV rentals and sales company. Thank you. Ammar

Member Payment Dependent Notes Series 559541

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
559541	$8,000	$8,000	18.30%	1.00%	August 18, 2010	August 19, 2013	August 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 559541. Member loan 559541 was requested on August 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Crispin Porter + Bogusky	Debt-to-income ratio:	11.07%
Length of employment:	< 1 year	Location:	Denver, CO

Home town:
Current & past employers:	Crispin Porter + Bogusky
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/05/10 > I fell in love with travel when I was young, so I splurged and went around Africa on my dream trip for 6 months to visit my sponsored child before I entered the working world. Now, I'm paying the price of the trip to Africa since I spent about 75% of my savings on it. I'm currently paying off my credit cards, but I would like to pay them off quicker, so I don't accumulate the ridiculous interest rates.

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,521.00	Public Records On File:	0
Revolving Line Utilization:	97.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Crispin Porter + Bogusky and what do you do there?	Crispin Porter + Bogusky is an advertising agency that has three subcompanies-- CP+B Canada, CP+B Europe, & CP+B. The client list includes Best Buy, Microsoft, Domino's, Molson Canada, IKEA, SAS Airlines, Burger King, Old Navy, Kraft, Philips, American Express Open, Coke Zero, & Scania. Specifically, I work in both the media and PR departments. In media, we plan when commercials will air, develop cost strategy analysis, and plan what mediums will be used (i.e. tv, radio, billboards, etc.). I help with the analytics team to work on an analysis tool for Microsoft. For PR, I submit all the agency work to awards shows in an effort to win press for our agency.
Since this is a debt consolidation loan, please list the interest rates and amount of each debt you will consolidate. Thank you!	I have two balances: one of $5,200 & one of $5,500. The first is at an interest rate of 17.89% and the second is at 18.64%.
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your debts and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	My monthly budget right now is $1,500 (including rent). I'm saving about $600 a month. The balances are $5,200 & $5,500 on each of my cards (approx. 18% & 17% APRs). Currently I pay about $500 per month between the two cards. I plan on reducing my debt by 1) moving to a cheaper place, 2) selling my car to get a cheaper one (thus cutting down on car insurance costs), and 3) my boyfriend is moving in with me, so my rent costs will be sliced in half. I'm the sole wage earner right now, but he is moving out at the end of this month, so then he will be contributing approximately $1,200 a month toward our combined budget.
You need to call or email Lending Club, get your loan and income APPROVED. Thank You	Yup- I'm gathering the paperwork for work right now for my pay stubs. I should have it on Monday.
The card APRs are lower than this loan. How do you see this loan helping you?	This will consolidate the debt where I will not have the high monthly payments I'm experiencing now and can make it where I only have one payment vs. several payments per month. The monthly payment on this loan is cheaper than what I'm paying to my credit card companies.
What is your contingency plan to pay off this loan is case of job loss? How did you accrue this debt? Thanks in advance for your answers	I'm currently selling my car (worth approx $18K). I accrued most of it through my cross country move, which was not paid for.

Member Payment Dependent Notes Series 560051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560051	$4,000	$4,000	6.76%	1.00%	August 18, 2010	August 24, 2013	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560051. Member loan 560051 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Plymouth Canton Community Schools	Debt-to-income ratio:	22.53%
Length of employment:	< 1 year	Location:	Plymouth, MI

Home town:
Current & past employers:	Plymouth Canton Community Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/10/10 > My wife and I opened a new business in January 2010. We perform and teach Japanese taiko drumming. There is no other business like ours in Michigan. We have several students who drive over an hour every week just for taiko lessons. We have been operating in the black since February and are seeing steadily increasing profits each month. We are looking ahead to our first anniversary in 2011 and are planning a celebration. We seeking the loan to help with expenses in connection with this event. We will be ordering new equipment for our instruments and inviting a special, internationally known, performing group from Japan. Please feel free to ask any questions.

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$782.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 560109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560109	$24,250	$20,950	16.45%	1.00%	August 23, 2010	August 23, 2015	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560109. Member loan 560109 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,958 / month
Current employer:	Lake Superior State U	Debt-to-income ratio:	23.91%
Length of employment:	4 years	Location:	SAULT SAINTE MARIE, MI

Home town:
Current & past employers:	Lake Superior State U
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/09/10 > Funds will be used to pay off end of auto loan and higher interest credit cards. I have stable emploment and have years of good credit history.

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1962	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,458.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Lake Superior State U and what do you do there?	Lake Superior State University if one of 15 public universities in Michigan. My position is VP for Enrollment Services and Marketing. I am responsible for supervising all of the enrollment and retention areas and for institutional marketing efforts.
I am interested to help fund your $24,250 loan. My questions are: [1} What is your current position Lake Superior State Univeristy? (Job/What you do.) [2] Transunion Credit Report shows the $39,458 Revolving Credit Balance. (A 52 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.09.2010	1. My current position is VP for Enrollment Services and Marketing. 2. There is no home equity or line of credit in the revolving credit balance. 3. I plan to use the loan funds to retire debt and reduce my monthly credit payments. By using this approach I hope to pay off the majority of my revolving credit in the next three to four years. Retiring the debt with this loan will reduce the payments for those credit loans by over $500 allowing me to get caught up and establish an investment plan. My total credit payments now exceed $1400 monthly.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance on my mortgage is $160,000 and there is no HELOC. I am working with my bank to refinance from 6.8% to 4.275%. The market value is $225,000.
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your debts and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	I have been unable to save lately. My monthly payments and living expenses are approximately $5800. I plan to use the loan funds to pay down a number of the revolving credit balances and an auto loan in order to pay off the remaining balances in the next 3-4 years. My wife does work part-time as a pre-school aide and can contribute approximately $800 per month to this plan.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	I work for Lake Superior State University one of the 15 public universities in Michigan. I am the VP for Enrollment and Marketing. Consolidating an auto loan with 10 payments remaining of $565, A mastercard balalnce of $10,000 with monthly payments of $350 (28.99%), JC Penney credit of $2500 with monthly payments of $175 and the remainder to retire smaller credit balances that total approximately $200 monthly.
Would you mind giving us a brief description of your duties, how long you've worked for your current employer, and how long you've worked in your chosen field?	I have been here at Lake Superior State University for 4 years and have worked in higher education for 25 years.
Revolving Credit Balance $39,458.00 Could you please be more explicit of detailing Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.).	I am looking to consolidate the following: Auto loan-remaining balance of $6000 at 7.9% with monthly payments of $565, Mastercard with balance of $10,000 at 28.9 % with monthly payments of $350, JC Penney credit with balance of $2,400 with monthly payments of $145 at 28.9%, Kohls credit with balance of $2,100 with monthly payments of $135 and some smaller balances on retail credit. Remaining debt would be Visa card with balance of $12,000 at 24.9% with monthly payments of $350 and Discover card with balance of 9,900 at 24.9 % with monthly payments of $320. The reduction in my monthly obligation with the consolidation will allow me to then allocate increased payments to the two cards and pay that debt down more quickly.
Hi, thanks for all the very patient answers so far. I have two Qs, most likely will fund: - You seem to have great income, great credit history, what is causing you to accumulate debt? Is this loan going to help you get out of a debt cycle? - What sort of educational background do you have? BS/BA/PhD, etc? Thanks again PS I see you mention an investment plan, I think maybe the best investment is just paying down debt, it will get you a guaranteed high rate of return (based on current credit card rates)	My debt was cuased by a combination of life occurrences and poor spending discipline. My wife and I have triplet boys and I have not exercised good discipline in recent years in trying to provide for them. My wife and I have discussed the changes we are making in our lifestyle and our first goal is to pay down our debt so that we can make certain that our children are able to properly advance their education without taking on considerable debt themselves. I have earned an MBA, so I should have known better. But this also gives me the knowledge to know how to change this and make it right in as quick a timeframe as possible. Thank you for your advice.
Why would you like ot pay off your Auto loan with balance of $6000 at 7.9% rather than your Visa card with balance of $12,000 at 24.9%? In particular since the APR of this loan is 16.45%! It seems to make more economical sense to pay off the higher APRs first (as far as is possible with this loan)? Thank you.	My goal with this plan is to improve my monthly cash flow while at the same time eliminate a large number of my credit balances. Once that occurs, I will begin to reduce the larger Visa and Discover balances with more than the minimum monthly payments. I assume it will take about 4 years to do so, but with the completion of this loan I should be financially sound.

Member Payment Dependent Notes Series 560150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560150	$25,000	$25,000	13.61%	1.00%	August 20, 2010	August 20, 2015	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560150. Member loan 560150 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,400 / month
Current employer:	Capco	Debt-to-income ratio:	19.28%
Length of employment:	1 year	Location:	Riverdale, NY

Home town:
Current & past employers:	Capco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/06/10 > This loan is to pay Credit Card Debt

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,160.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Capco and what do you do there?	Its a financial consulting firm based in nyc with several hundread employees, I am a consultant and I work with there clients to implement new technology.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, Thanks for your question. Current Mortgage on my home is 309,869, vs a current estimated value of 479,000 There are no HELOC lines open, and no plans to use my home for this purpose. I hope this helps. Best Regards,
Your Revolving Credit Balance= $46,160.00, and loan is for $25,000. Please list all your debts (Type, Balance, APR, Monthly payments), and indicate which will be paid by this loan. Thank you.	Thanks for the question. Mastercard =20,713 @ 13.99% Citi mastercard = 18,693 @ 29.99% Discover 6,754 @ 17.01% The reason for my request for a loan is to payoff the Citi Card which was at 13.99% and was raised to 29.99%. Citi contacts offered to lower the rate if I applied for a new credit card - I have declined and would rather payit off using this loan.
What do you do for Capco and what did you do before that? This loan may have fully funded if your income had been verified. Did you contact lending club to have them verify the loan? Will you accpet the loan if not fully funded? Thank you.	I am a financial market consultant, prior to that I was a business Manager for a large bank. I have provided to lending club, my current and last two pay stubs as well as my completed taxes from 08,09. I have been continously employed. I will accept the loan even if not fully funded. Thanks

Member Payment Dependent Notes Series 560155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560155	$16,200	$16,200	11.49%	1.00%	August 19, 2010	August 23, 2015	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560155. Member loan 560155 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Federal Bureau of Investigation	Debt-to-income ratio:	17.04%
Length of employment:	10+ years	Location:	Lost Creek, WV

Home town:
Current & past employers:	Federal Bureau of Investigation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/09/10 > This loan is to consolidate a couple of loans. In addition, I am going to add a small garage to store outdoor equipment. I have a over a 760 credit score and pay well before the due date. Borrower added on 08/09/10 > Bill Consolidation and New Garage. Over 760 credit score and always on time payments.

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,853.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do (genericaly speaking) in your job with the Federal Bureau of Investigation?	I am an Analyst.
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	About $2,750. Thanks.
I am interested to help fund your $16,200 loan. My questions are: [1} In years, how long have you worked for FBI? [2] Transunion Credit Report shows the $56,853 Revolving Credit Balance. (A 23 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.09.2010	13 Years, HELOC $44000, Everything $2,750...Plan to pay off in 4 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total Balance is $132,000, Value $205,000.
What is the current rate and amount owed on the debt you wish to consolidate?	$7500, 14.99%.

Member Payment Dependent Notes Series 560208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560208	$25,000	$25,000	13.98%	1.00%	August 19, 2010	August 20, 2015	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560208. Member loan 560208 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Metropolitan Police Department	Debt-to-income ratio:	19.32%
Length of employment:	10+ years	Location:	Accokeek, MD

Home town:
Current & past employers:	Metropolitan Police Department
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,906.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of the home is 218,000 and I do not owe HELOC whatever that may be-------also I rent the property out to a renter who pays me 1600.00 a month. The market value is between 235,000-270,000 depending on how the market is.
I am interested to help fund your $25,000 loan. My questions are: [1} How long have you worked for Washington Metropolitan Police Department? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $10,906 Revolving Credit Balance. ( 21 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [3] $25,000 loan; ~ $11,000 is Revolving Credit Balance; ~ $14,000 is the extra cash that you will receive (less a loan origination fee) that is consolidating, or is refinancing, what SPECIFIC debts that are not included in Transunion Credit Report total debts? [4] Briefly, why should lenders commit their limited $ to fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible" or similar type answers tell participating lenders nothing useful. ) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 08.07.2010	13years-police officer- I was planning on paying off all my credit cards which total about 20,000 and taking care of other minor debt-i am paying about 900.00 a month for credit card debt ---also lenders should consider the fact that I am paying about 900.00 a month now versus 581.00 a month if i receive the loan and i will pay down on the loan---4years----- is my goal as much as possible simply because i do like owing anyone money
Thanks for reply. I'll be investing in you loan after Lending Club Home Office Credit Reviewers complete the required borrower employment-income verification, loan Review Status ugraded to "Approved" for later issue when funding process is completed. FYI: HELOC stands for Home Equity Line of Credit. HELOC is a Revolving Line of Credit secured by your primary residence; similar to "junior" secondary mortgage on your primary residence. NO REPLY REQUIRED. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 08.06.2010	No I do not have HELOC or a second mortgage.
Loan listed 6 days; 19 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 08.12.2010	I believe the credit reviewed was done------now----I stated to lending club that I would provide employment income verification on Monday due to the fact that I am on vacation and i will not be back till Monday to provide that information--I believe when I send the documents it will clear everything up
Sending required documents Monday means earliest Credit Reviewers could accomplish anything meaningful is Wednesday August 18th. Loan listing expires 11:27 AM 08.20.2010. Credit Reviewers work on their self-established "snails pace" schedule. Expidite process is NOT on their vocabulary. Extremely unlikely loan will attract enough lenders in 14-days to reach minimum 60 pct funded and eligible for partial issue, much less attain 100 pct full funded status. Ccall or email Member Support Department and cancel loan request. Later relist loan when you can actually devote necessary time to securing a $25K loan project. Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Over and out. Lender 505570 USMC-RETIRED Friday 08.12.2010	The best I can do is Sunday morning and call Lending Club and see what they can do----I wish they would have requested this information upfront before I left out of town--and see about canceling the loan---however---this could have been accomplish if everything was upfront--but we see what happens
Received your reply. Information is upfront; in "Help" link (formerly FAQ) located bottom Home Page. Specifically: How long does it take to get listed and approved? Your loan application can be listed on our site on the next business day following the completion of your application, assuming you meet our initial credit requirements. Generally it takes 3 days to approve a loan application. At any time during the two-week listing time Lending Club may ask you for additional information to further verify your identity, income or employment. If we receive no response within 3 business days, or if the information is not verified, your loan listing will be cancelled. Lender 505570 USMC-RETIRED Friday 08.13.2010	again, as stated before if i had know the information was needed before I left town it would have been furnish and we would not still be talking about this---either it going to be canceled or the information will be furnish as soon as i get back-----we can move on from this matter-if you need to know something-I will be willing to give a answer.
Good luck with your loan, Kenny. Can you tell us what the interest rates are for your different pieces of credit card debt? I've just funded a $2k of your loan and will do more as i get more comfortable with how this loan improves your credit risk.	Well, the interest rate are 13,9 and 10 of the top of my head--however by me consolidating my debt instead of me paying 900.00 a month in credit cards bill I will be paying 581.00 a month which is manageable-----I could keep paying this amount each month but 581.00 would be better---I hope this makes you more comfortable
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	I do not pay a mortgage---I have a renter who pay 1680.00 a month and I live with a relatives/ I help pay utilities and grogery, the cable, internet and phone are one bill about 150.00-my part 50.00-gym 32.00 a month-I have no child care costs--my child is an adult-
2.Please list your loan amounts & interest rates that you will be paying off.	the loan amount is 25,000 and interest is 13.98%

Member Payment Dependent Notes Series 560292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560292	$24,000	$24,000	21.27%	1.00%	August 23, 2010	August 23, 2015	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560292. Member loan 560292 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	national reprographics	Debt-to-income ratio:	21.51%
Length of employment:	8 years	Location:	franklin square, NY

Home town:
Current & past employers:	national reprographics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	34	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	43
Revolving Credit Balance:	$21,169.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is national reprographics and what do you do there?	Type your answer here.This is a printing (graphics arts) company & I am an accountant.
I am interested to help fund your $24,000 loan. My questions are: [1} Transunion Credit Report shows the $21,169 Revolving Credit Balance. (43 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.09.2010	Type your answer here.NO HELOC,monthly credit card debt approx $1200. LENDERS WILL FUND MY LOAN IF THEY CHOOSE TO DO SO. THIS LOAN WILL BE PAID BACK IN 36 MOS.

Member Payment Dependent Notes Series 560368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560368	$4,200	$4,200	13.61%	1.00%	August 18, 2010	August 20, 2013	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560368. Member loan 560368 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Island Pump & Tank	Debt-to-income ratio:	8.45%
Length of employment:	6 years	Location:	Old Bethpage, NY

Home town:
Current & past employers:	Island Pump & Tank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$666.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Island Pump & Tank and what do you do there?	Island Pump & Tank is a NY based company that services & builds gas stations for the major oil companies. I'm a tech,who does testing,repairs & all types of matinance on the stations. Our website is http://islandpumpandtanks.com/home.html Thanks
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I do own my home with no morage,title in my name. I have no equity loans. I've owned the house for 3 years & it is worth aprox $450k Thank You
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Yes I own my own,title in my name,I have no mortgage,value is approx $450k. Thanks

Member Payment Dependent Notes Series 560370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560370	$14,000	$14,000	15.21%	1.00%	August 18, 2010	August 20, 2015	August 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560370. Member loan 560370 was requested on August 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Pelican Marsh Golf Club	Debt-to-income ratio:	21.92%
Length of employment:	< 1 year	Location:	punta gorda, FL

Home town:
Current & past employers:	Pelican Marsh Golf Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/06/10 > Bens Loan!! Borrower added on 08/09/10 > With this loan I will be consolodating a car payment and credit card debt. The monthly amount I will be paying will enable me to live a little more comfortably. I have a safe job and I am hoping to pay this loan off a little early if possible as I am due for my pay raise

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,952.00	Public Records On File:	0
Revolving Line Utilization:	68.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Pelican Marsh Golf Club, and where did you work before that?	Type your answer here.I am currently an Assistant Superintendent
Your Revolving Credit Balance= $12,952.00. Please specify the debts (Type; Balance; APR; Monthly payments). Will all be paid off with this loan? Thank you.	Type your answer here.Car payment is 290/m, credit card is 150/m and IRS bill is 75/m. With the loan i will be reducing my average apr rate and my payments/month. Yes all will be paid off.

Member Payment Dependent Notes Series 560435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560435	$15,000	$15,000	11.12%	1.00%	August 20, 2010	August 25, 2013	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560435. Member loan 560435 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	Intuit	Debt-to-income ratio:	20.42%
Length of employment:	9 years	Location:	Sparks, NV

Home town:
Current & past employers:	Intuit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/12/10 > My plan is to get rid of higher interest credit cards and pay off the balance in a shortest amount of time possible.

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	47	Months Since Last Delinquency:	11
Revolving Credit Balance:	$69,458.00	Public Records On File:	0
Revolving Line Utilization:	76.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report shows 1 creditor payment delinquencies within 24-months; the most recent 11 months ago. Explanation is? FYI: Lending Club provides lenders highly condensed borrower Transunion Credit Report that shows total Delinquent Payments but not the name of credit grantee who reported the delinquencies. Visit the www.annualcreditreport.com website. You can obtain FREE copies of your complete Equifax, Experian, Transunion Credit Reports yearly. NO CC required, NO sign-ups; NO extra-costs. After obtaining, and reviewing, your Transunion Credit Report details, then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 08.12.2010	I was going through a divorce during that time and my mortgage payment and interest was excessive for my individual income. I worked with the bank and they lowered my interest and payment to manageable amount which allows me to make my payments promptly.
I am interested to help fund your $15,000 loan. My questions are: [1} What is your current position with Intuit? (Job/What you do.) [2] Transunion Credit Report shows the $69,458 Revolving Credit Balance. (a 76 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to help fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 08.13.2010	1) I am a Business Operations Manager for the Payroll division of Intuit (EMS). In short, I create new payroll related offerings for small businesses that use QuickBooks and improve existing offerings in QuickBooks by making improvements to the software used by our customers and by our internal agents. 2) My 76% usage is solely due to the credit card companies. Three years ago, before the economic crisis my usage was closer to 40% of all available credit. The usage increase is due to credit card companies changing their policies and reducing available credit to their customers (smart on their part). Right after they lowered my limits my usage was up to 97%. I have spent that time paying off my credit cards and that's why it has lowered to 76%. This experience made me aware that my credit health isn't solely in my control if I use credit cards they way that I have been. My goal is to have one credit card that I pay off every month and to never again use credit cards in the way I have in the past. a) Yes a portion of that is a HELOC for 24k at 6% b) My minimum payments for credit cards is 1,100 per mo but what I actually pay per month is between 1,500 to 1,700 per month in order to reduce the balances. 3) From a lenders perspective, I pay my bills so getting their return on the investment has lower risk than with others who don't pay their bills. 4) I suspect that I will keep this loan for the entire period but if all goes well I should have it paid off in two years. My goal is to get my debt out of credit cards so all my remaining credit card debt (not including HELOC) will be nearly paid off with the sale of stocks and bonus funds. This will allow the extra money saved in monthly payments to be applied to this loan.

Member Payment Dependent Notes Series 560566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560566	$3,500	$3,500	15.21%	1.00%	August 18, 2010	August 21, 2013	August 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560566. Member loan 560566 was requested on August 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,680 / month
Current employer:	UMPKINS BEAUTY CORP	Debt-to-income ratio:	16.36%
Length of employment:	10+ years	Location:	cape girardeau, MO

Home town:
Current & past employers:	UMPKINS BEAUTY CORP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/07/10 > I'm a stable full time worker with good credit score and income. I have proved to pay off larger amount loans than this one.as shown on credit report. I plan to use the funds for reserving october anniversary. cruise vacation to cozumel. The interest rates are far below AG, CITI and if all goes well will continue to do my business here. The company rates for good credit are to high.

A credit bureau reported the following information about this borrower member on August 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	19
Revolving Credit Balance:	$482.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is UMPKINS BEAUTY CORP and what do you do there?	We are a retail / wholesale HBA professional and general market company. Serving customer base of 150,000 plus customers with in the Missouri bootheel.
Can you please specify what purchase you are making? Thank you so much.	Carnival cruise package forthe month of October. Anniversary.

Member Payment Dependent Notes Series 560605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560605	$25,000	$25,000	11.86%	1.00%	August 18, 2010	August 21, 2013	August 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560605. Member loan 560605 was requested on August 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,125 / month
Current employer:	The Children's Trust	Debt-to-income ratio:	14.06%
Length of employment:	4 years	Location:	MIAMI BEACH, FL

Home town:
Current & past employers:	The Children's Trust
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/07/10 > Credit card refinancing for two revolving credit accounts

A credit bureau reported the following information about this borrower member on August 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	15
Revolving Credit Balance:	$132,570.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage $234,500 Home equity loan $101,000 Zillow $548,500
Good morning. I am interested in funding your loan please answer the following: 1 You have a Revolving Credit Balance: $132,570.00. can you give us the details on this. 2. You have a Delinquencies (last 2 yrs): 1 Can you tell us about this. 3. What credit card are you paying this loan off, what are your current payments on this card and what is the interest on this card? 4. Why do you go through Linding Club instread of a bank?	If this answer is insufficient I will have to pull a credit report, so please advise after reviewing: 1) I don't have a "revolving credit balance" of $132,570 as I don't have a revolving credit loan. This may be a predecessor to a home equity loan, which is currently approximately $101,700. 2) The only delinquencies I can think of were a) a Macy's payment for $250 that I missed and b) more recently a foul up with online access at the outset of a consumer purchase that was corrected soon as I became aware of it, which may have been identified as a delinquency. 3) I want to pay off Discover and BankAmerica credit card balances with proceeds of this loan. I generally make payments of $1000 or up in aggregate on these cards monthly, although on occasion less depending on other payments. 4) I have no direct lending relationship with a local bank. I thought that Lending Club was a reasonable alternative. Thanks 4)
Please provide numbers for your fixed obligations each month, thanks... 1) Mortgage = ? 2) Vehicle expenses = ? 3) Insurance = ? 4) Utilities, cell phones = ? 5) Property tax = ? (not assessed monthly but please divide by 12 to give monthly cost)	1) Mortgage (including escrow for insurance and property taxes) $2027 monthly 2) Auto $395 monthly payment ending January; variable maintenance costs 3) Utilities, cell phones - variable utilities electric $125-175; cable/internet $75; cell phones $225 4) property tax is part of (1) through escrow, but historically $450-475 monthly 5) auto insurance semi-annual premium approx $1400

Member Payment Dependent Notes Series 560609

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560609	$18,000	$18,000	16.32%	1.00%	August 23, 2010	August 27, 2015	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560609. Member loan 560609 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	HOLLINGSWORTH LOGISTICS	Debt-to-income ratio:	10.75%
Length of employment:	10+ years	Location:	Taylor, MI

Home town:
Current & past employers:	HOLLINGSWORTH LOGISTICS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/13/10 > Loan to pay off medical and credit card debt. To combine multiple payments into one monthly payment.

A credit bureau reported the following information about this borrower member on August 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,426.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $18,000 loan. My questions are: [1} How long have you worked Hollingsworth Logistics? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $8,925 Revolving Credit Balance. (a 80 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [3] $18,000 is loan; ~ $9,000 is Revolving Credit Balance; ~ $9,000 is the extra cash that you will receive (less the loan origination fee) that is consolidating, or refinancing, what SPECIFIC debts that are not included in Transunion Credit Report total debts? [4] Briefly, why should lenders commit their limited $ to help fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 08.14.2010	1) I have been at Hollingsworth for 10 years/7months. Before that I worked for their competitor Ternes for 20 years. Left one job to go into the next...working steady for the past 30 years. My current position is Material Planner/Buyer. 2) I am currently paying 469.00 a month in payments for credit cards ($194), medical ($135/total bill $3023.00) personal family loan/401K loan ($140/total bill $530.00 family loan, 401K $3260.00). My living expenses a month; gas/elec ($195), car payment ($203), cable/internet ($84), water ($30), car insurance ($292/3 cars. $75 of that paid by oldest daughter and then total includes 16 yr olds car/ins), phone ($194/house and cell phone), mortgage ($863). 4) I have been a hardworking person all my life...I do pay my bills (made some poor decisions financially in my younger years)..I'm just tryng to consolidate so that I'm making one payment for the non-household expenses and not a bunch of payments spread out all through the month. Too I intend to not incure any more debt until everything is paid off. 5) 5 years. Thank you for your interest in my loan.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) Balance of mortgage 94,837.00 / no HELOC 2) 100,000.00
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	answered for 8/14
Hi, Since this is a debt consolidation loan, could you please list your debts, interest rates, and the amount you pay every month. For example Citi Visa $2000 23.9% APR, $200 per month. Thanks in advance for answering my question. Sincerely, -LL Herndon, VA	Care Credit $913.00/ 26.99%/ $30.00 mo. (works on deferred interest promotions; subject to rate $98.40, two upcoming expiration dates for deferred interest; 10/22 & 11/22 for remaining balance.) Capital One Visa $2919.00/ 17.90%/ $75.00 Chase Visa $4491.00 ($4193.00 at 8.24% and $298.00 at 19.24% for cash advance) / $89.00 401K $3261.00/ 4.250%/$60.00 Medical/hospital bills/ no interest/ $135.00 Family loan/ no interest/ $80.00

Member Payment Dependent Notes Series 560610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560610	$5,000	$5,000	11.86%	1.00%	August 18, 2010	August 22, 2015	August 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560610. Member loan 560610 was requested on August 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,400 / month
Current employer:	US Army	Debt-to-income ratio:	14.82%
Length of employment:	6 years	Location:	WINTER HAVEN, FL

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$149.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: Your loan application. Employing Service Branch: U S ARMY. My questions are:: (1) If Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members: When is Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employment shows as 06 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (3) If DoD Civilian Employee: Provide equivilent GS/WG Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Sunday 08.08.2010	1) Corporal/ E-4 04Nov2010 2) Extend as of now to 24Dec2010. I want to reenlist but there aren't many options, so i'm waiting for the fiscal year to before to see what all options open up. If none open then i'll ETS 24Dec2010. 3) NA
Your Small Business category loan is 1 of 250 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 08.08.2010	my last answer got blocked cause i had my email address in it.. so here it is again. If i read your question correctly, you're asking me the purpose of this loan.. Yes it is for a business. I was having a really hard time getting start up funding so i decided to lower the amount and use most of my own from savings to do the rest. I plan on using the loan to purchase a Class 8 Commercial vehicle out right and then use funds from my savings to purchase a flatbed trailer and haul freight throughout the south east. I plan to specialize in the state of Florida since most companies refuse to come into Florida because freight rates are low. A $400 a month truck payment is way cheaper then $1200 from a finance company which is why i decided to apply for this loan as a source of funding for my equipment. There for with a lower monthly payment, my monthly operating cost will be that much lower and I will be able to actually profit from hauling freight in the state of Florida..
Do you have a way to pay for this loan once your out of the Army?	Yes, the loan will be the initial source of funds for my transportation business that i want to have up and running before November. I will use the income generated from the business to repay the loan. I have my own funds to use to start the business and maintain my house hold for six months, but i would rather not use them because it would greatly decrease my financial reserve. In worse case scenario i could just use my savings to pay off the loan, and then continue with life as an employee at one of the hundreds of mega trucking companies.
Do you plan to carry this loan to term or paying it off early?	I would rather pay it off early to free up more of my credit, but if later i find out that it will benefit me better to carry it to term then i will.

Member Payment Dependent Notes Series 560669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560669	$25,000	$25,000	13.98%	1.00%	August 23, 2010	August 23, 2015	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560669. Member loan 560669 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,796 / month
Current employer:	LPA Group Inc	Debt-to-income ratio:	10.49%
Length of employment:	3 years	Location:	COLUMBIA, SC

Home town:
Current & past employers:	LPA Group Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/12/10 > Thanks to all the investors that have helped me up to this point! I plan on using this loan to make repairs on my home and consolidate my high interest credit cards. I have a well paying job stable job as an Architect and I receive more than enough income to make payments on time and without incident. My monthly income is approx. $4200 (after taxes) to which I share living expenses with my wife. My portion of the living expenses are as follows: House Note $1,265 Car Note $355 Car insurance $165 Day Care $300 Credit Card $200 Totals up to $2,285 This leaves me with $1,915 A loan note payment of $550 Will take my month expenses to $2,635 I will have $1,565 per month after loan is paid for miscellaneous expenses that arise. I'm a good barrower because I live within my means. I need to have a few large ticket items fixed on my home that require a lumps sum of cash. (and I'm a nice guy). (and I'm a nice guy) Borrower added on 08/12/10 > Thanks to all the investors that have helped me up to this point! I plan on using this loan to make repairs on my home and consolidate my high interest credit cards. I have a well paying job stable job as an Architect and I receive more than enough income to make payments on time and without incident. My monthly income is approx. $4200 (after taxes) to which I share living expenses with my wife. My portion of the living expenses are as follows: House Note $1,265 Car Note $355 Car insurance $165 Day Care $300 Credit Card $200 Totals up to $2,285 This leaves me with $1,915 A loan note payment of $550 Will take my month expenses to $2,635 I will have $1,565 per month after loan is paid for miscellaneous expenses that arise. I'm a good barrower because I live within my means. I need to have a few large ticket items fixed on my home that require a lumps sum of cash. (and I'm a nice guy). (and I'm a nice guy)

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	55
Revolving Credit Balance:	$10,839.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is LPA Group Inc and what do you do there?	I am an Architect
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	#1 No home equity line of credit, balance is $136,225.48 #2 used zillow.com as you specified and the address that comes up says 140k but this is not my home. However the price where my home is located (2 doors down) says 150k
Since you mentioned you share your monthly expenses with your wife, would you mind disclosing her salary and monthly income as well?	My wifes salary is $61,000. Her monthly income is Aprox. $3200

Member Payment Dependent Notes Series 560688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560688	$25,000	$25,000	20.53%	1.00%	August 19, 2010	August 21, 2015	August 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560688. Member loan 560688 was requested on August 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,104 / month
Current employer:	FLSmidth, Inc.	Debt-to-income ratio:	14.54%
Length of employment:	9 years	Location:	Sandy, UT

Home town:
Current & past employers:	FLSmidth, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,219.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Credit Card 1 - ~$15,500 @ 29.99% - will be paid off Credit Card 2 - ~$8,200 @ 29.99% - will be paid off Personal Loan - ~$13,000 @ 8% - will not be paid off, but will be reduced. All of these unsecured debts are a result of an investment in a deli sandwich shop as a "silent" partner that, due to the economic downtun, has been shut down. I am working to pay down this personal debt load from this.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1st Mortgage - ~$140K 2nd Mortage - ~$104K Zillow states $230,500 value.
I am interested to help fund your $25,000 loan. My questions are: [1} Brief description your employer F L Schmidts? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $22,219 Revolving Credit Balance. (A 39 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 08.07.2010	FLSmidth is the largest supplier of process equipment in the world with over 11,000 employees. I have been working in this industry for 26-yrs and with this company since 1991. I am currently a Director reporting to the regional VP. I go into too much debt due to a failure of a restaurant that I invested in. Ideally and depending on my bonus amount (typically 10% of my $133K base salary) and when my wife is able to find full time employment, I would like to pay down the loan in 2-yrs +/-. The funds will be use to eliminate (2) credit cards (the $22K the CR shows) and get my cash flow in order.
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your debts and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	The current personal debt load is a function a failed restaurant venture where I was a silent partner (failed due to the economic downturn). Single event with no repeat in the future. So as soon as I can get these debts handled, the better. I save about 6% of my salary and bonus ($133K gross base and up to 10% bonus). The debts I am trying to consolidate are (2) high interest CC's each at 29.99% interest totalling ~$22,5K. On the budget side, by monthly inflows are $6,800 per month. My wife works part time, but is looking for full time (labor market is tight and it taking longer than I would have hoped). Hope this helps. Thank you.
what is FLSmidth, Inc. and what do u do there?	Director reporting to VP. Current salary is $133K with up to 10% bonus. I handle business development side looking at new opportunities and markets. Debt is due to a failed venture as a silent partner in a restaurant (failed due to economic downturn).
What is FLSmidth, Inc. and what is your job there? Please detail all of your debts including the interest rates.	Will consolidate (2) credit cards totaling ~22.5K @ 29.99%. FLS is a equipment supplier to the cement and mining industries. I am a director in charge of business development. I have a BS and MS in engineering. Debt load is due to a one time event of a failed restaurant venture. Hope this helps. Thank you.
You have a healthy income (much better than mine) so how did you accumulate the 22k in debt?	Failed restaurant venture (failed due to economic downturn). I see this as a one time, lesson learned event.
Would you mind giving us a brief description of your duties and how long you've worked for your employer? Also, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	Director reporting to regional VP. I have been working in this industry for 26-yrs and for this company (in its various forms through consolidations and aquisitions) for 19-yrs - although not in the same position and with different divisions. My duties currently are in the area of business development where I explore new market opportunities, put together business plans and look at new aquisitions (basically grow our company in areas that we are not in). I will contact LC to confirm employment and income. Thank you.
what is FLSmidth, Inc. and what do you do there? What is the interest rate on your debt?	A director reporting to the regional VP. I am in charge of business development and look for new markets opportunities. Once established, I turn day-to-day responsibilities over to sales and marketing. My background is a BS & MS in engineering. Debt has an interest rate of 29.99%.
Received reply; Thanks. Didderent subject: Loan listed 6 days; 25 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 0.11.2010	Income verification sent. Thanks.
I would be happy to help fund your loan. First, please contact Lending club to verify your income. Thanks!	Income verification sent via e-mail today. Thank you.
1. can you list your monthly expenses? (car payments, mortgage payments, insurance payments, food, gym, tuition/childcare and so forth)? 2. how much, if any, do you have in unpaid taxes, legal fees, or medical bills? 3. do you have health insurance?	-No car payment -1st & 2nd Mortgage $1,522 -Food: ~$800/mo. -gym (paid by employer) -tuitition/childcare: $0 -No unpaid taxes -No legal fees -No outstanding medical bills ($20-$25 co-pay on insurance on occasion). I have employer provided health insurance. Hope this helps. Thank you.
GET EMPLOYMENT VERIFIED, IM N	I understand from lending club representative (verbally) that employment has been verified.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS. R U A 1 OR 2 INCOME FAMILY	Unsure on the first question, but likely yes. Wife is currently pursuing full time employment, but it's a slow process with the current job market. Some prospects, but nothing definite. She has a part time job, but this does not contribute more than about $300 to $400/mo.
what is your total cc debt	$22K
WHAT IS TOTAL CC DEBT PLUS PERSONAL LOAN	$35K

Member Payment Dependent Notes Series 560712

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560712	$25,000	$25,000	16.82%	1.00%	August 19, 2010	August 21, 2013	August 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560712. Member loan 560712 was requested on August 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	Motorola	Debt-to-income ratio:	16.25%
Length of employment:	10+ years	Location:	San Antonio, TX

Home town:
Current & past employers:	Motorola
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/13/10 > Thank you so much to all of you who have decided to invest your hard-earned money and confidence in me to date, and also Thank you in advance to all who are considering it ! I solemnly promise that I won't let you down, and will gladly convey back to you an excellent return on your investment through the Lending Club.

A credit bureau reported the following information about this borrower member on August 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	64
Revolving Credit Balance:	$20,227.00	Public Records On File:	1
Revolving Line Utilization:	93.60%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Chase Visa / $8,000 / 28% - to be paid off with this loan HSBC Loan / $6,500 / 26% - to be paid off with this loan HSBC M/C / $4,500 / 20% - to be paid off with this loan HSBC M/C / $5,300 / 20% - to be paid off with this loan HFC M/C / $3,700 / 20% - to be paid off with this loan HFC M/C / $1,900 /20% - to be paid off with this loan Subtotal - $23,400 to be paid off with this estimated $23,875 loan Other Debts: HFC M/C / $3,700 / 20% - not to be paid off with this loan (will continue to pay down myself) HFC M/C / $1,900 /20% - not to be paid off with this loan (will continue to pay down myself) Premier Bank M/C / $1400 / 20% - not to be paid with this loan (will continue to pay down myself) Capital One M/C / $4,000 / 17% - not to be paid with this loan (better interest rate than this loan) Juniper M/C / $600 / 15% - not to be paid with this loan (better interest rate than this loan) CitiMortgage / 1st Mtg / $117,466.91 / 6.75% - not to be paid off with this loan. BankofAmerica / 2nd Mtg / $27,675.49 / 9% - not to be paid off with this loan.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	CitiMortgage / 30 Yr. 1st Mtg / $117,466.91 / 6.75% BankofAmerica / 15 Yr. 2nd Mtg / $27,675.49 / 9% Total Mortgage owed - $145,142.40 Purchased 4/1/2006 / $150,000 May 2008 Formal Appraisal for REFI / $140,000 2009 County Assessor Tax Valuation / $115,100 per Zillow.com, but no appraisal estimate given Cyberhomes.com / $113,048 Please note: We included many upgrades in our home, including wood floors, large stone tile kitchen and bathrooms floors, premium bedroom carpet, large ceiling fans in every room, deluxe air conditioning and heating, full front brick, extended and fully covered porches and premium lot elevation. Unfortunately, we are surrounded by several homes of lesser "stature," appearance and value, and several area foreclosures have also affected our value (not to mention the economy) in the last couple of years. Also, when we did REFI in late 2008, the Zillow-type website values at the time weren't much better than noted above, which did not negatively influence the appraiser's independently arrived at $140,000 valuation of our home and property. Thank you in advance for your kind consideration.
Transunion Credit Report reflects 1 unidentified Public Records on File 105 months ago; Court judgment lein? Taxes due lein? Wage garnishment lein? Bankruptcy? If bankruptcy; Chapter 7? (Debtor assets liquidation) Chapter 11? (Debtor reorganization) Or Chap 13? (Wage-earners plan). FYI: The highly condensed Transunion Credit Report that Lending Club provides to lenders provides line totals but not individual line items. Lenders c-a-n-n-o-t determine, or provide, referenced items identities. You can obtain FREE copy complete Transunion Credit Report for that information at www.annualcreditreport.com website. There yearly you can obtain FREE copies your complete Equifax, Experian and Transunion Credit Reports and learn identities credit grantees reporting payment delinquencies and where reported Public Record filed and identities whom was involved in all Public Records. After obtaining, and reviewing, your Transunion Credit Report, then please answer this email. Lender 505570 USMC-RETIRED, Virginia Bch, VA Saturday 08.06.2010	Chapter 7 BK - Discharged 3/2/2002.
I am interested to help fund your $25,000 loan. My questions are: [1} Answer my earlier email Subject: 1 Public Recod on File 105 months ago? [2] How long have you worked at Motorola? A-N-D What is your current position? (Job/What you do.) [3] Transunion Credit Report shows the $20,227 Revolving Credit Balance. (94 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [4] Briefly, why should lenders commit their limited $ to fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate IN YEARS answer. ("As soon as possible", or similar generic answers, tell us participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 08.07.2010	(1) Chapter 7 Bankruptcy, Discharged 3/2/2002. Current on all obligations since then. (2) Motorola hired me in January 2000. I'm a Field Service Specialist - Sr. Radio / Electronics Technician, supporting a large regional radio communications system. (3) I don't have a HELOC. My 2nd Mortgage (28,000 @ 9%) was a LIBOR to accomplish 100% financing when we bought our present house new in April 2006. We needed 100% financing at the time, as we still owned a house in another state and all our resources were tied up in the other house. The "Revolving Credit Balance" is all from credit cards. Total Monthly Mortgage Payment - $1300 Total Monthly Credit Card Payment - $1200 Total Monthly Other Debt Payment - $300 Total Monthly Debt Payment - $2800 4. I am tired of living in the cyclical world of revolving credit, but I need a helping hand (financial kick-start) to climb out of that hole. I've obviously been down the BK route, and I'm just not going to let that happen again. I have to think that any reasonable person who's been there simply doesn't want to go back again. 5. My goal is to pay off the loan within 3 years - earlier if possible. Without the higher interest revolving credit burden on me, I believe that is entirely doable. Thank you in advance, for your kind consideration.
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your debts and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	With all due respect, I've already answered the balances / APRs questions by answering other members' questions on the same subjects. It's my understanding that any other lender/member have access to and can view other lender members' previous questions and my answers. I presume this process is in place to make it unnecessary for me to keep answering similar questions as the process moves along. My net is about $3600 / month. My wife's net is about $1800 / month, for a total of about $5400 / momth. Until recently, I have contributed 10% of my pay to 401k. Lately though, I had to cut that back temporarily to 0% Between debt (previously documented) and monthly expenses (food, fuel, utilities, insurance), the joint income is pretty well spent. Do I have a specific plan right now, other than getting out of debt to start with ? Sorry, I do not. But as long as there is no room for budgeting an amount not committed to debt or necessary expenses, trying to develop a plan while not being in that fortunate situation is difficult at best to do. Other than staying away from the credit cards, and the fact I am definitely committed to not finding myself in this situation again, I regret that I can't give you a more specific answer at this time. Thank you in advance for your kind consideration.
Is the gross monthly income of $6,417 combined income of everyone in your household, or is it your income alone? Thank you in advance.	The $6,417 per month is my income alone. Thank you.
Just an FYI, sometimes there's a delay in questions/answers showing up so people ask the same question, not realizing you've already answered it. Safest bet is to just paste your answer in again, or if its super long, just say you've answered it earlier. You probably won't receive more than 5-6 questions so it should subside at some point.	Thanks for the tip !
I have a couple q's: "Motorola hired me in January 2000. I'm a Field Service Specialist - Sr. Radio / Electronics Technician, supporting a large regional radio communications syst" What sort of radio network is this? Is it a system that should continue operating for the next few years or is there another technology that might displace it (cell phones etc) "My net is about $3600 / month. My wife's net is about $1800 / month, for a total of about $5400 / momth. Until recently, I have contributed 10% of my pay to 401k. Can you explain why the net is so far below your income ($2800 less)? It isn't all taxes, right? I'd stay off the 401k, very unlikely you'll get a guaranteed 20% from your 401k which is what you get through paying down credit cards.	Q1. Astro 7.5 (P25) Linear Simulcast 800 MHz Trunking and VHF Public Safety Trunking System, covering several hundred square-miles and several cities and counties. Q2. The System has for the past 10 years and will, continue to expand and become more technically sophisticated, well beyond the foreseeable future, likely developing into a statewide system as has occurred in several other states over the years. For the foreseeable future, it's not likely that radio itself will be replaced by another technology. The radio instruments have changed over the years and become more sophisticated, and will continue to do so, but the radio waves they use (as do cellphones) have always existed (man simply discovered and learned how to use them) and willl never go away. Cellphones (basically full duplex two-way radios that "think" they're phones) and their networks aren't reliable enough for the critical 99.999% "up-time" needs of the Public Safety sector. Q3. I have 4 low interest loans (average about 5% APR each) out with the 401k, laddered at 4 years each. If I could get more out (I have nearly $80,000 in there not counting the asset value of the loans to myself, but the government penalties and texes that would be assesed to get at it would be severe) I would, and there wouldn't be any need for this discussion. Anyway, the automatic 401k loan repayments are why my net is so far below the gross. The rest, is taxes health and dental insurance premiums, etc. Thank you.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. You need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Wednesday 08.11.2010	Thank you for that ! I will contact them TODAY.

Member Payment Dependent Notes Series 560745

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560745	$17,500	$17,500	11.49%	1.00%	August 19, 2010	August 21, 2015	August 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560745. Member loan 560745 was requested on August 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Fifth Third Bank	Debt-to-income ratio:	12.75%
Length of employment:	7 years	Location:	Williamston, MI

Home town:
Current & past employers:	Fifth Third Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/07/10 > I've never had a late payment. Borrower added on 08/09/10 > This loan is going to create needed cash flow to enable me to payoffs this debt and help me save for retirement.

A credit bureau reported the following information about this borrower member on August 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,231.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Bank of America CC/ $13000/ 14% -payoff & close Discover CC / $2000/ 16% - payoff don't close Citicard CC / $1000/ 10% - payoff don't close
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$136,000 with no second - current value is $135,000
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	The mortgage is paid by renters, but its $900/month. Car is $360. Utilities are $125/ month. I use my phone for interenet - phone is paid by company. Groceries at $150/ month. Insurance for the home is paid by renters. Car insurance is $105/ month. This will paying off all the insecured debt.
Thank you for taking the time to answer lender questions and for the information you have provided. I am happy to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	My credit record shows no late payments. I'm the type of person that takes great pride in that and the ability to improve my cash flow situation with this type of instrument. Thank you.

Member Payment Dependent Notes Series 560787

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560787	$25,000	$25,000	10.38%	1.00%	August 18, 2010	August 21, 2013	August 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560787. Member loan 560787 was requested on August 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,200 / month
Current employer:	US Army	Debt-to-income ratio:	19.60%
Length of employment:	10+ years	Location:	Killeen, TX

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,536.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: Your loan application. Employing Service Branch: U S ARMY. My questions are:: (1) If Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members: When is Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employment 10 years. Your future intentions are to: Extend your enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (4) If DoD Civilian Employee: Provide equivilent GS/WG Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Sunday 08.08.2010	1) First Sergeant - E-8 2) Length of emplyment is 19 Years, my intentions are to stay in the military as long as they let me.
What is it you plan on using the requested funds for?	I am going to consolidate three debts, truck, credit card, and personal loan.

Member Payment Dependent Notes Series 560847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560847	$25,000	$25,000	17.19%	1.00%	August 20, 2010	August 21, 2015	August 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560847. Member loan 560847 was requested on August 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Bemis Balkind	Debt-to-income ratio:	9.00%
Length of employment:	< 1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	Bemis Balkind
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/07/10 > I am turning an unfinished third floor structure into a rental unit. The structure has great "bones" and just needs to be finished, including floors, etc. The rental income will more than cover the loan payment and I already have a tenant.

A credit bureau reported the following information about this borrower member on August 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	48
Revolving Credit Balance:	$34,617.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of my mortgage is about $825k. I just had a realtor appraise my house for about $850 to $875. 2 years ago it was appraised at 1.2 million but since the housing slowdown the value has gone down.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes, I will accept the proceeds and use additional funding from my credit union to complete the project.

Member Payment Dependent Notes Series 560858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560858	$15,000	$15,000	18.67%	1.00%	August 20, 2010	August 21, 2015	August 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560858. Member loan 560858 was requested on August 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	constellation energy	Debt-to-income ratio:	21.48%
Length of employment:	3 years	Location:	baltimore, MD

Home town:
Current & past employers:	constellation energy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	49
Revolving Credit Balance:	$16,110.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your debts and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute? - What exactly will you be using the money for? The title of your loan request isn't clear.	I try to save money but it is tough, I plan to use this money to pay off high interest rate credit card debt and close those accounts. If I could pay off these credit cards and only have 1 payment each month then I can start saving money again. My wife does contribute but she doesn't make a whole lot. The money would go directly to pay my high interest credit card bills.
what is constellation energy and what do you do there? what is the interest rate on your credit cards?	Constellation Energy is a power generation company. I work at a power plant. The interest rate on the credit cards are around 26%.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage ia around $190,000 and current market value is $208,000
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 2) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1.The credits I plan to pay off with this loan are: CC#1- $6000@25%=$200, CC#2- $4000@25%=$125, CC#3- $2800@25%=$85, CC#4- $900@$50, CC#5- $700=$25. Not included in loan are: a few cards with low or no interest, mortgage, 2 car loans. 2.My monthly bills are: mortgage-$1360, car loans-$850, health care loan-$150, child care-$450. My wife take care of the utilities, phone, cable, internet, and food. 3.Yes i do have savings to be able to pay my bills in the case I lost my job. Thank you for consideration in this matter.
what is your job at constellation energy?	As I answered before I work at a power plant.
What was your delinquency 49 months ago?	I honestly don't remember. I can tell you that I never have had any late payments my mortgage or any auto loans, and I have not been late on any credit cards bills in past few years. Before that I may have had a late payment but not more then a couple days. All my bills are current and in good standings.

Member Payment Dependent Notes Series 560896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560896	$11,000	$11,000	11.49%	1.00%	August 18, 2010	August 21, 2015	August 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560896. Member loan 560896 was requested on August 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Moxtek	Debt-to-income ratio:	21.48%
Length of employment:	< 1 year	Location:	Orem, UT

Home town:
Current & past employers:	Moxtek
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/07/10 > I plan on using the loan to consolidate my payments and have a fixed term when they will be paid off. I have been at my current job less than a year it's true but I moved to this job from the printing industry which isn't very stable right now. I was at my previous job for four years and only left for a more stable environment.

A credit bureau reported the following information about this borrower member on August 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,829.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I have three cards I will be paying off with the loan totaling $9,445.18. Interest rates are 19.24% 17.90% and 17.99%. I have another card that I can pay off half with the remaining money. It has a balance of $2590.00 and rate of 6.99% I have two other cards with low rates that total $8500 and rates = 3.9% and 5.99%. Basically the loan payment will replace what I am currently paying to those three cards and will close up in 5 years as opposed to 8-10. I work as a production operator making OEM parts for analytical measuring devices.

Member Payment Dependent Notes Series 560914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
560914	$18,200	$18,200	17.56%	1.00%	August 20, 2010	August 21, 2015	August 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 560914. Member loan 560914 was requested on August 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,583 / month
Current employer:	n/a	Debt-to-income ratio:	5.77%
Length of employment:	n/a	Location:	OXNARD, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/12/10 > THE PURPOSE FOR THIS LOAN IS TO CONSOLIDATE/HOME IMPROVEMENT. I HAVE A GOOD RECORD AND RESPONSIBLE IN COMMITTING TO REPAY MY LOAN BACK. I HAVE A STABLE INCOME WHICH INCLUDES MY RETIREMENT,PENSION AND SOCIAL SECURITY CHECKS. THANK YOU

A credit bureau reported the following information about this borrower member on August 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,952.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The Borrower Profile does not show either an Employer or a Length of Employment. What are sources reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? If self-employed, your primary occupation? If business owner, your primary business description is? If employer is person or firm, identify your employer? Advance thanks appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Saturday 08.07.2010	I'M CURRENTLY RETIRED AS OF DECEMBER 2009. I WAS EMPLOYED WITH THE SAME COMPANY FOR 43 YEARS. I RECEIVE SOCIAL SECURITY, RETIREMENT, AND PENSION. GROSS INCOME IS 2600.00 PER MONTH.
"FREE" is interesting loan title; but raises more questions than statement presents. Do you expect lenders to actually fund your loan for free? Or does free mean that you intend to default on loan and lenders essentually provided their $ for FREE for you to use?	I USED FREE AS A LOAN TITLE ONLY FOR OUR PURPOSES WHICH MEANS ONCE THE LOAN IS PAID OFF WERE DEBT FREE. THANK YOU
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I OWN MY HOME, AND THE TITLE IS UNDER BOTH MINE AND MY WIFE. I'VE LIVED HERE FOR 14 YEARS. NEVER CHECKED FOR A HOME EQUITY LINE OF CREDIT. I NEED TO CHECK WHAT MY CURRENT VALUATION IS THROUGH ZILLOW .COM. THANK YOU
Hi, Can you please detail your employment info for me? I'm interested in funding your loan, but I need to know 1. who you work for? 2. what you do there? 3. how long you've been there? That will help me gauge how able to pay back this loan you will be. Thanks!	I RETIRED IN DECEMBER 2009 AND WORKED WITH THE SAME COMPANY FOR 43 YEARS. I RECEIVE SOCIAL SECURITY, A PENSION, AND RETIREMENT. I SPECIFIED ON MY APPLICATION THAT I WAS RETIRED. I HOPE THIS HELPS!!! THANK YOU
Hi, I'm interested in funding your loan. Can you please 1. List the items that you will be consolidating (account type, amount consolidated, current rate)? 2. Explain the difference in your Revolving Credit Balance and the amount you are planning to borrow? Thanks, and I look forward to funding your loan!	I'M ASKING FOR 18,200 FOR 5 YEARS. HERE GOES AS FOLLOWS. 1. CREDIT CARD FOR 7,500 APR 15.99%. 2. AMEX CREDIT CARD 5,800 APR 18.99%. CREDIT CARD 1,500 APR 6.9%. ADDITIONAL LENDING TREE FEES FOR 910.00. WHATEVERS LEFT WILL GO TO HOME IMPROVEMENT. THANK YOU.
Can you please provide the valuation of your home per Zillow.com	ON MY APPLICATION IT WASNT SPECIFIED WHAT TYPE OF HOME WE HAD. WE HAVE A BEAUTUFUL MOBILE HOME AND HAS KEPT UP ALL THE CODES AND STANDARDS FOR 14 YEARS. WE HAVE RECENTLY REMODLED THE KITCHEN AND UPGRADED THE BATHROOMS. WITH THE EXTRA MONEY WE WOULD LIKE TO MODIFY THE PORCH. THANK YOU
Loan listed 6 days; 24 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 08.12.2010	THERES NO EMPLOYMENT TO REPORT, I'VE BEEN RETIRED SINCE DECEMBER 2009 FROM A JOB I HELD FOR 43 YEARS. LENDING CLUB NEEDED OUR 2009 TAXES SO WE SENT THEM A SIGNED DOCUMENT TO RETRIEVE OUR TAXES FROM THE IRS. WERE WAITING TO SEE THE OUTCOME, JUST FOR A FEW MORE DAYS. MY CREDIT HISTORY IS EXCELLENT/GOOD SO YOUR RIGHT WHATS THE HOLD UP? THNK YOU
Which company did you work for for 43 years? How much is each of your pension, social security, and retirement? Does your spouse have any income?	I WORKED FOR KAISER ALUMINUM PRODUCTS, THEN ALUMINUM PRECISION PRODUCTS BOUGHT COMPANY. I'VE BEEN IN THE SAME BUILDING WORKING FOR TWO DIFFERENT COMPANYS /SAME POSITION/43 YEARS. HERES MY BREAK DOWN/PENSION $338.52/RETIREMENT$411.46/SOCIAL SECURITY/$1850. YES MY WIFE WORKS/PART-TIME CLEANING HOUSES/AVERAGING ABOUT $6000 YR.

Member Payment Dependent Notes Series 561027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561027	$10,000	$10,000	15.95%	1.00%	August 18, 2010	August 22, 2015	August 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561027. Member loan 561027 was requested on August 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	ABF Freight systms	Debt-to-income ratio:	15.80%
Length of employment:	10+ years	Location:	Staten Island, NY

Home town:
Current & past employers:	ABF Freight systms
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	52
Revolving Credit Balance:	$7,659.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 561123

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561123	$16,000	$16,000	15.58%	1.00%	August 18, 2010	August 22, 2015	August 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561123. Member loan 561123 was requested on August 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,500 / month
Current employer:	Aspen Dental	Debt-to-income ratio:	5.21%
Length of employment:	5 years	Location:	ontario, NY

Home town:
Current & past employers:	Aspen Dental
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	21
Revolving Credit Balance:	$12,643.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 21 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Monday 08.09.2010	the payment was sent through online banking and they never received it on time.
I am interested to help fund your $16,000 loan. My questions are: [1} Answer my earlier email Subject: 1 creditor payment delinquency 21 months ago? [2] What is your current position with Aspen Dental? (Job/What you do.) [3] Transunion Credit Report shows the $12,643 Revolving Credit Balance. (A 58 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [4] Briefly, why should lenders commit their limited $ to fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN YEARS answer. ("As soon as possible", or similar generic answers, tell participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.09.2010	My current position with Aspen dental is managing clinical director (Dentist). I am paying around 500 dollars in credit cards. It will help my family because we are expecting a baby in November and would like to add a bedroom, Iintend to pay off this loan within 3 to 4 yrs or sooner
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	244500 balance of the house. there is no heloc. the market value is 262000
Loan listed 05 days; 42 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 08.12.2010	My 2 most recent paystubs as well as 2009 W-2 and signed form authorizing IRS verification was faxed to lending Club on Thursday, 8/12/10. I also called to verify they did receive it all.
WILLING TO HELP FUND UR LOAN WHEN U HAVE EMPLOYMENT AND INCOME VERIFIED	I faxed the required paperwork such as 2 most recent paystubs, 2009 W-2 and signed form for IRS verification . All were faxed on 8/12/10
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	yes i will accept it
Interested to fund your loan after income verification. You may have to contact LC again	I will, thank you because I did fax all required documents and called and verified that they received them last Thursday 8/12/10

Member Payment Dependent Notes Series 561266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561266	$14,000	$14,000	13.98%	1.00%	August 18, 2010	August 22, 2015	August 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561266. Member loan 561266 was requested on August 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$28,614 / month
Current employer:	Arkansas Solutions Group	Debt-to-income ratio:	5.20%
Length of employment:	4 years	Location:	Hensley, AR

Home town:
Current & past employers:	Arkansas Solutions Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/08/10 > Buy a boat (Deck boat) Borrower added on 08/17/10 > The Deck boat is 20k and I am putting 6k of my own money in

A credit bureau reported the following information about this borrower member on August 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,521.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have one morgage loan and the balance is 160k approximately with a value of 205k last time it was appraised.
Please clarify do you make $28k per month or per year? Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	yes I make 28k + a month
You make $28K A MONTH?? What is it you do?	I am a computer consultant that has multiple government contracts and I provide virtualization and storage consulting services.
What is "Arkansas Solutions Group" and what do you do there?	Arkansas Solutions Group is a storage and virtualization consulting company. It was previously called KeithStrangeLLC (www.keithstrangeLLC.com) and just recently underwent a DBA change to Arkansas Solutions Group due to the larger contracts we have landed. I am the CEO/Owner of the business and the lead engineer. Simply put, on a government contract ASG (Arkansas Solutions Group) looks better on a partnership agreement than KeithStrangeLLC
Hi, I have three questions. Are you self-employed? Is the deck boat going to be used for business purposes? Since you make over 28k a month, with what appears to be managable debt, why in the world do you need this loan? Thanks, Ron	Sorry, I responded but, it was tagged because I had personal info in there like my website so, I will keep this brief yes personal I could but, choose to do it this way.
Am not clear with your answer to Ron's question. Could you please respond. "Since you make over 28k a month, with what appears to be manageable debt, why in the world do you need this loan?"	I typed a long answer but, it evidently had personal information in it and they did not allow it to post. In the nature of my business, government contracts, my accounts payable is always months behind so, I choose to finance some things and keep cash on hand in case my invoices are late and I have to cover business costs with that cash. Hope this answers it..

Member Payment Dependent Notes Series 561280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561280	$5,600	$5,600	10.75%	1.00%	August 18, 2010	August 24, 2013	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561280. Member loan 561280 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Advance Auto Parts	Debt-to-income ratio:	18.96%
Length of employment:	10+ years	Location:	Vinton, VA

Home town:
Current & past employers:	Advance Auto Parts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/10/10 > purchasing a 1999 Chrysler Town&Country Limited. Retail value over $7000 determined by Kelly Blue Book. Purchase price is $5600.00 Borrower added on 08/10/10 > Purchasing a 1999 Chrysler Town&Country Limited. Avg Retail is over $7000 determined by Kelly Blue Book. My purchase price is $6000.00 and I am providing $400 of my own funds.

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$92,131.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. $242,000 mortgage 2. Tax assess $232,400. Similar house next door sold for 5% above tax assess in 2009. We finished our basement in 2009 and our house has upgraded not found next door. I would estimate our market value to be tax+8% or $250,000. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Mortgage+HELOC = $242,000 2. Tax assess is $232,400 and does not include $25K invested in finishing basement 550 sqft with additional half bath. Home next door, similar floor plan sold in 2009 for Tax+5%. I would therefore estimate market value at $270,000. Thank you.
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Total monthly expenses are approximately $6,050. Thank you.

Member Payment Dependent Notes Series 561354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561354	$1,400	$1,400	11.49%	1.00%	August 18, 2010	August 23, 2013	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561354. Member loan 561354 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	The Outlook Salon	Debt-to-income ratio:	23.92%
Length of employment:	2 years	Location:	Bridgeton, NJ

Home town:
Current & past employers:	The Outlook Salon
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,666.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is The Outlook Salon and what do you do there?	We are a full service salon that offers a complete line of salon services, hair cuts, perms, color, foils, nails, tanning, pedicures/manicures and a full line of beauty products. I am a senior cosmetologist there and i do all of the services offered as well as run the tanning salon.
I am confused.... you are renting and want a "home improvement" loan?	it but it is a rent to buy...i have been there for a while and just want to do some updating as well as buy some fruniture...

Member Payment Dependent Notes Series 561407

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561407	$16,000	$16,000	15.58%	1.00%	August 24, 2010	August 24, 2015	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561407. Member loan 561407 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,427 / month
Current employer:	Continuant	Debt-to-income ratio:	12.86%
Length of employment:	5 years	Location:	Marysville, WA

Home town:
Current & past employers:	Continuant
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,407.00	Public Records On File:	1
Revolving Line Utilization:	56.70%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects 1 unidentified Public Records on File 96 months ago; Court judgment lein? Taxes due lein? Wage garnishment lein? Or a Bankruptcy? If a bankruptcy; Chapter 7? (Debtor assets liquidation) Chapter 11? (Debtor reorganization) Or Chap 13? (Wage-earners plan). FYI: The very highly condensed Transunion Credit Report that Lending Club provides to lenders provides line totals but not individual line items. Lenders c-a-n-n-o-t determine, or provide, referenced items identities. You can obtain FREE copy complete Transunion Credit Report for that information at www.annualcreditreport.com website. There yearly you can obtain FREE copies your complete Equifax, Experian and Transunion Credit Reports and learn identities credit grantees reported Public Record filed and identities whom was involved in all Public Records. After obtaining, and reviewing, your Transunion Credit Report, then answer this email. Lender 505570 USMC-RETIRED, Virginia Bch, VA Tuesday 08.10.2010	Yes, eight years ago I was layed off, and my husband was on disability ( he was never able to return to work, MS). At that point we had to declare bankruptcy.
I am interested to help fund your $16,000 loan. My questions are: [1} Brief description your employerContinuant? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $19,407 Revolving Credit Balance. (57 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) [5] Answer my earlier email Subject: 1 Public Record on File 96*months ago? Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 08.10.2010	1. My employer is a Telecom Maintenance provider. My position is Dialer Engineer, I configure and support Avaya Predictive Dialers. 2. I am using this loan to pay down higher interest credit cards. I do not have any Home Equity Loands. I pay more than the minimum payments each month. $510 3. I pay my bills on time. 4. My goal is to have this loan paid off with in 3 years. 5. I have previously answered this question.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage has a balance of about $195,000. I have no Heloc. The current value is between $213-$220,000. The vale has been dropping the last year.

Member Payment Dependent Notes Series 561418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561418	$20,000	$20,000	16.82%	1.00%	August 18, 2010	August 23, 2013	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561418. Member loan 561418 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	ALSTOM Power	Debt-to-income ratio:	19.03%
Length of employment:	9 years	Location:	CHESTER, VA

Home town:
Current & past employers:	ALSTOM Power
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,506.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $20,000 loan. My questions are: [1} Brief description your employer Alstom Power? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $41,506 Revolving Credit Balance. (83 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", or similar generic answers, tell the participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.09.2010	1. Alstom Power is a large multi-nation firm with over 90,000 employees worldwide. We manufacture trains, power plants and other infrastructure activities. I work in the Power Service business unit based on of Richmond, VA. I'm an Estimator/Planner for our group. I plan and schedule upcoming outages on fossil and nuclear power plants all over the US. 2. Yes, There is a HELOC line of Credit in the amount of 20,400 or so at a 14.05% APR. I pay a little over $2600 to service all my debts including mortgage, auto, Credit cards and HELOC 3. I feel I'm an good credit risk. I have an excellent payment history as noted in my credit report. I have unfortunately ran up the limit on several high interest Credit cards and need to lower that balance in order seek move the remaining debt to a lower interest rate... The only ding in my credit report is the high balance. With this extra 20K in capital, I'll have move room and opportunity to seek lower interest rates on the remaining debt. 4. I seek to pay off the loan in exactly 3 years. I look forward to the structure of a fixed payment plan.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	(1) I owe approximately $137K on my my mortgage and $20,100 on my HELOC for a grand total of $157K. Zillow gives and estimate of $164k for my home. Thanks
HI, 1) How much do you owe on your home? (mortgage HELOCs) 2) How much is your home currently worth? Please use zillow.com for a free estimate. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	(1) I owe approximately $137K on my my mortgage and $20,100 on my HELOC for a grand total of $157K. Zillow gives and estimate of $164k for my home. Thanks
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	1) House payment with HELOC = $1326, Car = $320, Elect = $120, Cable/Internet/Phone = $119, Car Insurance = $84, Food budget = $500, Restaurants = $200 2) see above questions for complete list of items to be paid off. 3)Yes. At this time I'm the sole wage earner in my household.
what is the amount and interest rate (and monthly min payment) of your existing credit cards?	The cards I look to pay off are as follows: CC#1 2900 @29.99% w/$99 min payment CC#2 6100 @24.99% w/$187 min payment CC#3 9000 @23.99% w/278 min payment CC#4 2700 @25.24% w/$92 min payment CC#5 1500 @25.24% w/$49 min payment CC#6 2800 @21.99% w/$82 min payment I'll take the proceeds from this Loan and start at the top with the highest interest rate card, pay it to zero and then move on to the next card. The total number of cards paid off will depend on the amount of the funded loan. I'll also try to use this new capital to try and lower the interest rate on the cards which still have a balance on them. Perhaps obtaining a lower balance transfer offer or two to save even more money in the long term.

Member Payment Dependent Notes Series 561426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561426	$25,000	$25,000	20.90%	1.00%	August 23, 2010	August 23, 2015	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561426. Member loan 561426 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,717 / month
Current employer:	Northrop Grumman Corp	Debt-to-income ratio:	15.95%
Length of employment:	10+ years	Location:	Saint Augustine, FL

Home town:
Current & past employers:	Northrop Grumman Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/09/10 > I plan to use this loan to pay off my American Express account and close it. The interest is very high and I am working to be debt free within 6 years so I can retire and enjoy my grand children. I have a great job at Northrop Grumman that is very stable and secure. I have been a manager or director for over 20 of my 35 years in the company.

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	30	Months Since Last Delinquency:	11
Revolving Credit Balance:	$53,997.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your present job at Northrop Grumman Corp?	I am a Program Manager responsible for managing a program that supplies assets directly to the Government. I have been with the company for 35 years and have held management positions for approximately 20; 9 of which were at the Director level. Thank you for your question.
Transunion Credit Report reflects 2 creditor payment delinquency within past 24-months; most recent delinquency was 11 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Monday 08.09.2010	I believe the delinquency you are refering to was a credit card payment. The explanation is I was negligent in keeping track of the payment requirement and paid it late. I have since paid off and closed 2 of my 4 credit cards. Thanks very much for your question and also the recommendation for the credit report.
I am interested to help fund your $25,000 loan. My questions are: [1} Answer my earlier email Subject: 2 creditor payment delinquencies most recently 11 months ago? [2] How long have you worked for NG? A-N-D What is your current position? (Job/What you do.) [3] Transunion Credit Report shows the $53,997 Revolving Credit Balance. (A 80 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [4] Briefly, why should lenders commit their limited $ to fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.09.2010	1). I just responded to this question, I assume you have received it? 2). I will be with NG 36 years this October. My current position is Program Manager. I manage a group of diverse employees providing spare parts and repair of repairables to the US Navy and Air Force. 3). I have no current HELOC loan. My total payments per month right now are roughly $1700. I am using this lona to pay donw some of this monthly debt. 4). I am a trustworthy person who honors his commitments. I am trying very hard to pay down my debt in an honest and legal manner. I do not intend to pay off the loan any sooner than 5 years as of right now. If in fact I am able to at some point in the future I may consider it, but it is unlikely. Thank you for your questions, please let me know if I can provide any additional information.
You have a good income so how is it that you acquired this debt?	Good question....most of the debt came from going through a divorce. I had to set up a new life for myself so all or most of it was for furnishings, down payments, insurance etc and my lawyer. I also have one son in college now, even though most of that is paid for, the incidentals aren't. Thats behind me now and I am working hard to pay it all down. Thanks for your question...
I like your personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	Thank you for your advice, I will do that!
You mentioned that you closed 2 of your 4 credit cards? I am seeing 10 open credit credit lines... please explain? Thank you in advance.	1 is shared with my ex wife..she is removing me from it as we speak, its her card. 2 of the others may be my credit union. I only have 2 open/valid credit cards, so I can only assume the remaining are closed or have been closed by me in the past.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes I will. Thank you.
IM N GOOD LUCK	Thank you very much!
I take it that as an NG employee on government projects you have a clearance? No need to mention level, but as I'm sure you know having one gives an extra level of safety for investors.	Sometimes yes. However, unless a person specifically needs a clearance these days, it is asked to be dropped. I had a secret clearance for 5 years, then changed positions and voluntarilly dropped it as it was no longer needed. The reasons for this these days is the cost incurred by the Gov't and company to approve and maintain clearances. Thanks very much for your question.

Member Payment Dependent Notes Series 561446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561446	$15,000	$15,000	15.58%	1.00%	August 18, 2010	August 23, 2015	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561446. Member loan 561446 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Exhibit Group	Debt-to-income ratio:	21.73%
Length of employment:	10+ years	Location:	Huntley, IL

Home town:
Current & past employers:	Exhibit Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,313.00	Public Records On File:	0
Revolving Line Utilization:	49.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $15,000 loan. My questions are: [1} Brief description employer Exhibit Group? A-N-D How long have you worked there? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $28,313 Revolving Credit Balance. (50 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.09.2010	hello, please allow me to answer your questions: 1. Exhibit Group Giltspur/GES is a global display company. I am a Union Carpenter & the Shop Stewrt. I have worked for them for 14.7 years. 2. I do have a fixed 2nd mortgage, all my liabilities are paid on time- EVER LATE as you can see on my credit. 3. I pay ALL my debt, I do not have 1 late payent on my credit. 4. yes, we intend to pay the loan off early, hope to have it paid off in less than 3 years. Thank you!
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1. I have worked at Exhibit Group Giltspur/GES for 14.7 years as a Carpenter. We are a global display company. I build displays and they are shipped throughout the world. 2. This loan will be used soley for credit card consolidation. The credit card promotional periods have expired so I want a lower fixed rate & a lower combined payment. We will be paying off 6 credit cards that amount to $14540. This will reduce our debt load by $442 a month. 3. We own our home and pay $1505 per month including T&I, we pay $770 a year for car insurance (paid), utilities run approx. $380 a month, food we allocate $300 a month, my car will be paid off in the next 2 months. 4. I always pay my bills on time & it wont be any different here. My credit rating is very important to me. I have vested money in savings bonds and a retirement plan. Thank you!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Current market value is $275K. We owe $158k on our first and $61K on a 2nd mortgage. CLTV is slightly over 80%.

Member Payment Dependent Notes Series 561454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561454	$22,000	$22,000	21.64%	1.00%	August 23, 2010	August 23, 2015	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561454. Member loan 561454 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	Winters Joint Unified School District	Debt-to-income ratio:	1.11%
Length of employment:	< 1 year	Location:	Winters, CA

Home town:
Current & past employers:	Winters Joint Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/09/10 > This will pay down my exsisting debts. I am a newly single father with 4 boys who live with me. I received a new job, and because of the high cost of health care benefits, am taking home a bit less than in years past. Borrower added on 08/10/10 > I have been a school administrator for 15 years and have been on time with my bill payments. Borrower added on 08/10/10 > Update. Just for everyone's information. I CAN make all of my bills. But I would like this loan to free up some more money for me and the boys I have at home. The total payments of the accounts comes to just under 900.00 a month. With this loan, my payment will be 600 a month.

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	39
Revolving Credit Balance:	$3,131.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Winters Joint Unified School District?	I am the high school principal.
I am interested to help fund your $22,000 loan. My questions are: [1} Provide THREE years prior work, or school, to Winters U S D? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $3,137 Revolving Credit Balance. (70 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [3] $22,000 loan; ~ $3,000 is Revolving Credit Balance; ~ $19,000 is the extra cash that you will receive (less loan origination fee) that is consolidating, or is refinancing, what SPECIFIC debts that are not included in Transunion Credit Report total debts? [4] Briefly, why should lenders commit their limited $ to fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.09.2010	Three years prior, I was a principal for the Southern Kern Unified School District in Rosamond California. I am now principal at Winters High School. I don't know what Transunion is and the 3137 is. I have a loan of 8900 that I want to pay off. I owe the IRS about 6,000. I also had some credit cards that I used Credit solutions to help me with. I had at one time 5 credit cards, I am now down to the final 2 or 3. That is about 5,000. I also owe my former landlord about 2500 on repairs to a house in Rosamond. All tolled, it comes to just over 875 a month. Again, i don't know what the revolving credit is. I dont know anyting about that. I cannot answer to the Transunion credit report. I make a good salary and I am on time with my payments. I would like to get out from under these loans in an effort to free up some money (I am a single father with 4 growing boys who live with me). I have taken a new job, and because of the high cost of medical insurance that I pay in my district, I am taking home a bit less. I would like to pay the loan off early. I put down 60 months. I hope that, as time goes by (and California starts paying educators more), I would pay the loan off after maybe 4 years. Finally, I am a responsible person who pays their debts. I have been seperated from my wife for about 4 years now. Much of the debt was incurred by her. I am left to "clean up the mess". I would like to be able to breath a bit.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I am a high school principal. Have been a school administrator for 15 years. I owe cash call 8900 at 33% interest (yikes!) I owe the IRS (both fed and state) 6000 I owe a former landlord 2500 (damages to a rental house we lived in) Several years ago, I owed 25,000 on credit cards that my wife racked up. i went through Credit Solutions to have them negotiated down. I need about 4000 to pay them off and therefore, get my credit score up.
since this is a debt consolidation loan, please list each debt (amount and interest rate) you will consolidate. Thank you!	Cash call 9000 (to be paid off in 6 more years. At 33% interest) Federal IRS 4000 State IRS 2000 A former landlord for damages to a rental home 2500 Credit cards that I have negotiated down a few years ago. 4000
Do you have income/support from your x-wife?	No. She is presently going to school to become a nurse.
1. can you list your monthly expenses (rent, tv, cell phones, expenses related to kids, cars, insurance [health insurance, car insurance, other insurance], debt payments, alimony/watts charges/epstein credits, and whatever else you pay for) ie provide a budget 2. what were the circumstances that led you to owe back taxes? what were the circumstances that led you to use cash call?	Rent 1500 Cash call loan 333 Direct TV 100 Internet/Phone 70 Car Insurance 201 (my son and I) Life insurance 82 Utilities 200 The tax situation was a combination of a clerical error on my part and some bad information from a "friend". I knew that I was going to owe, but I had no idea that it would be as much as it was. I was planning to just pay the money at tax time. I wanted to bring more money in. When I was married, my (then) wife convinced me that we needed the Cash Call loan to pay off some credit cards. So we did so. I was not happy about it because of the length of the loan and the incredible interest rate. She convinced me that this loan was needed.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes I will. Depending on how much I get, I may look for a second one to finish ALL of the debts and wrap them into one (or two) loan payments. I still will save money and be able to live comfortably.
IM N	THANK YOU!!

Member Payment Dependent Notes Series 561461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561461	$6,650	$6,650	11.12%	1.00%	August 18, 2010	August 25, 2015	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561461. Member loan 561461 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	MHMRA of Harris County	Debt-to-income ratio:	6.50%
Length of employment:	1 year	Location:	Houston, TX

Home town:
Current & past employers:	MHMRA of Harris County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	25	Months Since Last Delinquency:	14
Revolving Credit Balance:	$6,537.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1.My loan balance is 116,301 2.120,000 is the market value
Hi there, Transunion shows you had 2 delinquencies with the last one being just 14 months ago. What were these for and have they been resolved? Thanks in advance for your answers.	1. late payment on car note I was a cosigner and the individual paid it late. 2. The bill was supposed to be settled but due to communication and unresolved issues with Bank of America. I missed a 36.00 payment and I had never been late in 7 years.

Member Payment Dependent Notes Series 561554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561554	$25,000	$25,000	15.21%	1.00%	August 20, 2010	August 23, 2013	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561554. Member loan 561554 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	MANAHATTAN ORTHOPEDICS	Debt-to-income ratio:	14.11%
Length of employment:	10+ years	Location:	ASTORIA, NY

Home town:
Current & past employers:	MANAHATTAN ORTHOPEDICS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,978.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Manhattan Orthopedics?	Billing Manager/Assistant Office Manager
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE explain in detail Purpose of the loan. If debt consolidation, PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	.I work for 7 orthopedic surgeons as the billing supervisor /assistant practice manager. I have been working here for 11 years. My job description is very broad from billing patients insurance companies to dealing with the doctors problems and needs. I train all new employees and act as practice manager when the office manager is away. I want the loan in order to pay off my car loan which is 10,000 and my other credit cards. I plan on moving to New Jersey in November and I need to put $5000 down and also to pay for my move Rent- 1200.00 Credit cards 2000.00 Car payment 370.00 Car Insurance 200.00 Phone 180.00 Cable/internet 189.00 Food-100.00 Transportation to work- 80.00 Consolidating all my bills will make it easier to just make one bulk payment
You never answered my eqarlier email: Credit Report shows $9978 Revolving Credit balance. Loan is for $25,000, What's the extra $15,000 intended for? ("Other" non-descriptive loan Category and "Our Future" title tells the lenders nothing useful. But SPECIFIC answer would.) How long do you intend to service (keep active) this loan before payoff?	i have 9978 for my revolving credit and i have my car bill for 10,000. The remaing amount I will use for my moving. I intend to have this loan paid off by the ned of 2011.
You mention moving to New Jersey. Will you be staying at your current job?	Yes I will stay at my current job.

Member Payment Dependent Notes Series 561578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561578	$7,000	$7,000	11.86%	1.00%	August 18, 2010	August 23, 2013	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561578. Member loan 561578 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Market Basket	Debt-to-income ratio:	16.99%
Length of employment:	8 years	Location:	MERRIMACK, NH

Home town:
Current & past employers:	Market Basket
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/09/10 > Like to use this money for a family vacation and some home repairs

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,926.00	Public Records On File:	0
Revolving Line Utilization:	79.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you are looking for a loan to pay for multiple things -- please specify a breakdown of how much will go to each.	5000 for vacation and 2000 for deck repairs

Member Payment Dependent Notes Series 561614

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561614	$15,000	$15,000	11.12%	1.00%	August 20, 2010	August 23, 2013	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561614. Member loan 561614 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,750 / month
Current employer:	FOX	Debt-to-income ratio:	16.47%
Length of employment:	3 years	Location:	south gate, CA

Home town:
Current & past employers:	FOX
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,968.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Did you have any additional questions?
What is FOX and what do you do there?	FOX = FOX Interactive Media, part of News Corporation. I am the Vice President of Operations.

Member Payment Dependent Notes Series 561629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561629	$10,800	$10,800	16.82%	1.00%	August 18, 2010	August 23, 2015	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561629. Member loan 561629 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	File Link Business Systems, inc.	Debt-to-income ratio:	11.49%
Length of employment:	5 years	Location:	Baltimore, MD

Home town:
Current & past employers:	File Link Business Systems, inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/09/10 > I have 2 credit cards with high interest rates that I would like to consolidate into one easy monthly payment.

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,680.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current rate and amount owed on the debt you wish to consolidate?	I have one balance of 2500 that the lender just arbitrarily raise to 30%. I have never missed any payments so I was surprised at that. The other balance is 6500 and the rate is at 23%. These are the main two I would like to consolidate into one payment.
Do you plan on paying off this loan early or carrying it to term?	I am currently paying much more per month towards my credit cards than the amount of the monthly payment would be for this loan. I anticipate that I will pay this loan off early because I will be able to make an extra payment here and there because of the money I am saving. When I get my tax refund for 2010 I also plan to put a portion of that towards paying off this loan. I would like to be debt free as soon as I can!
CAN YOU GIVE US A BREAKDOWN ON YOUR MONTHLY EXPENSES. RENT FOOD CABLE ETC	Here's a rough idea of what i spent each month: Mortgage - 640 Internet - 50 Phone - 60 Car Insurance - 170 Credit Cards - 500 Groceries/Food - 300 Gas - 150
WHAT IS UR TOTAL CREDIT CARD DEBT	My total credit card debt right now is $11,969.57. Im going to use the loan to pay off the main two credit cards because of the high interest rates.
R U A 1 OR 2 INCOME FAMILY WHAT IS UR TOTAL MONTHLY INCOME	I live with my girlfriend. I bring home a little over $2000 a month. She works at a restaurant and makes tips, so her income varies. She brings home about $1000 a month.

Member Payment Dependent Notes Series 561645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561645	$25,000	$19,450	13.98%	1.00%	August 24, 2010	August 23, 2015	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561645. Member loan 561645 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Waterstone Mortgage Corporation	Debt-to-income ratio:	20.24%
Length of employment:	1 year	Location:	Woodbury, MN

Home town:
Current & past employers:	Waterstone Mortgage Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$133,856.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I owe Citicards $23,000 at a rate of 21%. This loan would allow me to pay them off at a lower rate and have fixed payments lower than the current minimum and pay them off in 5 years. As you can see I have a perfect payment history. I owe B of A $12,000 and Chase $7,000 which I will continue to pay. I am an assistant to a mortgage loan officer and have been in the business since 1998.
What are the APRs on your B of A $12,000 and Chase $7,000 cards? Your Revolving Credit Balance= $134K and the debts specified here total $42K. Please describe the remaining debt(s) of $92K. Thank you.	The apr on my Chase and BOA cards is 13.98%. The Lending Club loan will bring my Citicard debt down to a 13.98% APR and give me a fixed monthly payment to pay off in 5 yrs. The other revolving debt is a 2nd mortgage on my townhouse in Chicago that I rent out and have positive cash flow on.
Your specified debts total: $23K $12K $7K=$42K. However, your Revolving Credit Balance= $133,856.00. Who else do you owe $92K in revolving debt!? Thank you.	The other revolving debt is the home equity loan on my rental property in Chicago. I have positive cash flow on this rental property.

Member Payment Dependent Notes Series 561666

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561666	$18,000	$18,000	7.88%	1.00%	August 18, 2010	August 26, 2013	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561666. Member loan 561666 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,358 / month
Current employer:	Ohio Army National Guard	Debt-to-income ratio:	9.42%
Length of employment:	10+ years	Location:	Baltimore, OH

Home town:
Current & past employers:	Ohio Army National Guard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/12/10 > We are building a detached garage to increase the property value of our home

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,219.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	I pay for the following: mortgage: 2040 Car: 450 Insurance: 150 credit card: 100 That's what I pay, my husband pays for everything else.
Does your husband currently have any debt obligations. And if so, what are the amounts / monthly payments? Also, is the income stated in your profile your own, or the combined income of yourself and your husband?	The income stated in my profile is mine only. My husband grosses approx. 120,000 a year. He pays for food, utilities, his car, his credit cards, cell phones, cable tv/internet.
Do you and your husband share the title to the house?	Yes. I got a VA loan based on my military service
What is your current pay grade? Do you have a side job outside of the guard to help pay for the loan or will it not be an issue to repay it?	I am an E8 Master Sergeant. I am Active National Guard which is the same as being Active Duty. I do not have a second job. My income does not require me to have a second job but if I would happen to run into financial problems, I would moonlight in Engineering. Prior to going Active National Guard, I was a Mechanical Designer for a Consulting Engineer. I do moonlight from time to time to help my husbands company which is a Mechanical Contractor. I do Design and Layout and earn $55.00 per hour.

Member Payment Dependent Notes Series 561667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561667	$7,800	$7,800	13.98%	1.00%	August 23, 2010	August 31, 2015	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561667. Member loan 561667 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Department of Defense	Debt-to-income ratio:	11.20%
Length of employment:	9 years	Location:	West Springfield, MA

Home town:
Current & past employers:	Department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > Loan being used to cover co-payments related to child birth, and to help cover bills while wife is on unpaid maternity leave. Due Date Sept 2.

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	19
Revolving Credit Balance:	$760.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe 132,232.13 on mortgage. I do not have any LIne of Credit against house. We have a second lein against house, ( MASS LEAD LOAN), 0% intrest, dont pay back till sell or transfer house. We are refiniancing house now, Bank appreasal coming in at just over $184K.
These medical costs are not covered by the Federal government? Do you have a spouse or partner that provides additional income to the household? If so, how much? I will invest in your loan only after I receive adequate answers.	Money to cover Maternity copayments (Due date Sept 2) and bills while wife is on unpaid Maternity Leave. She is a social work consultant- average take home $1500 a month.
Transunion Credit Report shows 1 creditor payment delinquencies within 24-months; the most recent 19 months ago. Explanation is? FYI: Lending Club provides lenders highly condensed borrower Transunion Credit Report that shows total Delinquent Payments but not the name of credit grantee who reported the delinquencies. Visit the www.annualcreditreport.com website. You can obtain FREE copies of your complete Equifax, Experian, Transunion Credit Reports yearly. NO CC required, NO sign-ups; NO extra-costs. After obtaining, and reviewing, your Transunion Credit Report details, then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 08.17.2010	De-leaded house using Mass Lean Loan, program is a rembersment program. I had to put everything on credit card. It took 9 months to get State to finaliaze paperwork. Once money was recieved credit card was paid.
Re: Your loan application. Employing Service Branch: DOD. My questions are:: (1) Service Branch: Air Force? Army? Coast Guard? Marine Corps? Navy? PHS? (2) If Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (3) Length of Employment shows as 09 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (4) If DoD Civilian Employee: Provide equivilent GS/WG Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Tuesday 08.17.2010	I am in the Air Force Reserves as a E6, I work for the DOD as a Air Reserve Technician pay grade GS9 step 9 with Hartford CT locality. I joined active duty AF in 1997, got out in Aug 2001, joined reserves and became ART in Sep 2001. I will remain in Reserves till I hit my 33 year mark, and will remain as a civilian for the DOD untill I retire.

Member Payment Dependent Notes Series 561670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561670	$3,500	$3,500	13.23%	1.00%	August 23, 2010	September 1, 2015	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561670. Member loan 561670 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Convergys Corporation	Debt-to-income ratio:	1.10%
Length of employment:	< 1 year	Location:	Laredo, TX

Home town:
Current & past employers:	Convergys Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/19/10 > I have a steady job in which I usually receive performance incentives. I've decided to get a loan to increase my credit and for a better vehicle for school and work.

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$335.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 561698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561698	$7,500	$7,500	15.58%	1.00%	August 19, 2010	August 26, 2013	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561698. Member loan 561698 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Tec-sem USA	Debt-to-income ratio:	10.74%
Length of employment:	2 years	Location:	Woodford , VA

Home town:
Current & past employers:	Tec-sem USA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,257.00	Public Records On File:	0
Revolving Line Utilization:	83.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage is $323. I own a mobile home. I am trying to consolidate so that I can buy a house. I have no HELOC. The balance is $20,200 and that is the market value as well.
Hi, What loans will you be consolidating (amount, APR) and what other loans will you NOT use this loan against? What are your monthly expenses and how will this new loan fit in your lifestyle? Thanks!	Hi William, One of my credit cards companies raised my balance to the high 20's because I was late 2 days on payment. I am consolidating this one and another that is around the same interest as the loan, and a few other smaller items. It will make life easier having to make one payment. Thanks!!

Member Payment Dependent Notes Series 561707

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561707	$21,000	$21,000	15.58%	1.00%	August 24, 2010	August 23, 2015	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561707. Member loan 561707 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,667 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	4.93%
Length of employment:	2 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	Northrop Grumman
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/09/10 > I have paid off a large amount of debt within the last six months which was incurred as a result of paying for my aging parents medical bills. By getting approval for this loan will enable me to consolidate my debts. I am a trustworthy Management Professional, I work 50 plus hour weeks and I have never been out of work. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	36	Months Since Last Delinquency:	3
Revolving Credit Balance:	$6,117.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the difference between your $6.1K Revolving Credit Balance and the $21K loan being sought due to medical bills for your parents? If not, please provide details. Explain the 3 delinquencies, one of which was in the last 3 month, on your Credit History.	Yes, that is correct. The 3 delinquencies were caused by the fact that my job required me to travel out of the country and I could not make the payment until I returned. When I returned, I paid-off the 3 in question in total.
Can you get your income verified?	Yes. I can get my income verified.
In YEARS, How long do you intend to service (keep active) this loan before payoff?	2-3 years, I plan to make more than the minimum monthly payment.
Position (Job/What you do) for NG?	Manager, Mission Assurance - Responsible for ensuring full compliance to program requirements through the application of systems engineering, cost and risk-estimation modeling, quality management, lessons learned and program-management principles to achieve 100 percent mission success. Ensure that technical capabilities being delivered on programs meet customer expectations. I have worked in the industry for over 18 years supporting both government and commercial products and programs. I have held a government security clearance for the past 18 years.
Can you give us a brief description of your job at NG and how long you've worked for your current employer? Also, how many years of experience you have in this industry?	Yes. My title is Manager, Mission Assurance - Responsibilities include the following - Responsible for ensuring full compliance to program requirements through the application of systems engineering, cost and risk-estimation modeling, quality management, lessons learned and program-management principles to achieve 100 percent mission success. Ensure that technical capabilities being delivered on programs meet customer expectations. I have over 18 years experience in the industry and have progressed steadily over the past 5 years into positions requiring greater responsibility. In, addition I have held a government security clearance for the past 18 years.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Yes, I own the title to my home under my own name. 2. Total balance of mortgage loan is $482k 3. Current market value is $620k
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes. However, I would greatly appreciate additional investors so that I can reach 100%. Thank you very much to those that have participated so far, I greatly appreciate it.

Member Payment Dependent Notes Series 561718

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561718	$25,000	$25,000	13.98%	1.00%	August 24, 2010	August 24, 2015	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561718. Member loan 561718 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	META law inc.	Debt-to-income ratio:	18.92%
Length of employment:	10+ years	Location:	VENTURA, CA

Home town:
Current & past employers:	META law inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > Pay off credit cards and auto loan to consolidate debt and pay off sooner!

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,162.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 loan. My questions are: [1} Brief description your employerMETA Law? A-N-D How long have you worked there? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $19,162 Revolving Credit Balance. (a 84 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] $25,000 loan; ~ $19,000 is Revolving Credit Balance; ~ $6,000 is the extra cash that you will receive (less loan origination fee) that is consolidating, or is refinancing, what SPECIFIC debts that are not included in Transunion Credit Report total debts? [4] Briefly, why should lenders commit their limited $ to fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 08.10.2010	Thank you for your questions. Following are my answers: 1. META law, inc is an estate planning and trust administration law firm (take a look at our website at www.metalawinc.com). I have worked for META law for 12 years as the Trust Administration and Probate Paralegal. 2. I have no Home Equity Line of Credit. 3. I am paying approximately $800 a month towards credit card bills and an auto loan. I don't have any debts that aren't included on my credit report. The funds I receive would pay off my AMEX card, my auto loan, and a large hunk of my Chase card. 4. Lenders should commit to fund my loan because I am a trustworthy and reliable person committed to getting out of debt! I am not late on payments, just need to consolidate to help pay off my debt sooner. 5. At this point I don't intend on paying off the loan early. If that did become a possibility, I don't see it happening until year 4. Thank you for your time and consideration of funding my loan.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, thank you for your interest in helping to finance my loan. Here are the answers to your questions: 1. Balance of mortgage: $207,000 (No HELOC); and 2. Current value of home: $190,000 - $195,000
Loan listed 6 days; 28 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Monday 08.16.2010	Emailed Credit Reviewer on Friday, Aug. 13 and received reply that they had received everything they need from me they were just waiting for information from the IRS regarding my 2009 return. Will follow up with them again. Thank you.
Hi, Do you have a spouse/significant other that helps out with bills etc? If so, how much does he/she bring in? META is a small firm, can you tell me about finances there? Like, how is business during this recession? Thanks	Thank you for your questions. I have no spouse or significant other. META law is actually doing great!
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. Thanks.	Mortgage: $1530; Car: $550 (includes fuel); Utilities: $150; Insurance: $75; Phone/TV/Internet: $125; Food: $250; No gym; No Child Care. Paying Off: Credit Card 1: $13,300 at 14.5%; Car Loan: $6,800 at 14%; and Credit Card 2: $4,000 at 12%
Hello. With your loan request expiring in 4 days there is a moderate chance that your loan will not be fully funded. Will you accept proceeds on the loan in that case? Thanks and good luck!	Yes, thank you.
Hey, your loan is picking up steam since all verifications. With 3 days, you're going to come close. You have my loan.	Thank you!

Member Payment Dependent Notes Series 561741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561741	$24,250	$21,350	13.98%	1.00%	August 24, 2010	August 23, 2015	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561741. Member loan 561741 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	20.46%
Length of employment:	7 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/10/10 > This loan will be used to assist my father in-law who has undergone several medical procedures. My credit was excellent prior to the financial meltdown in 2007 with an average FICO score of 769. After 2007 lenders decided to reduce my available credit between 45 to 50 percent which had a negative impact of my credit score. As you can see I have never been late on any of my loans. Lenders continue to cap my available credit as I pay. Currently, I have a lot of my assets tied up in the market. I didn’t want to liquidate any because I know they are a good investment and they will be profitable with patient and time. Let me know should you need anything else from me. Borrower added on 08/18/10 > I should add that the loan is secured in a way. My father in-law has a $150K life insurance policy that he took out on himself over 10 years ago. Currently Life Insurance Company has waived premium on this policy. My father in-law total debt is approximately $52.5K.

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,732.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at JPMorgan Chase?	I???m an analyst.
How did you accumulate ~35K in revolving credit balance - per one of your credit bureau reports?	Well the $35K revolving balance was over $60K not too long ago; about two years ago. I have accumulated this balance by falling for a well know trap by credit cards companies. They offer you an introductory rate of zero percent for up to 16 months. I thought that I should be able to pay them all off in 16 months but that didn???t happen. The money was used to become a partner in a fast food franchise restaurant. I could have paid the remaining balance by now, however since my interest rate is about 9% on average, I decided not to pay it off all at once and wait until my business survive the recession we are having. I hope that dose answer your question.

Member Payment Dependent Notes Series 561809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561809	$12,000	$12,000	21.27%	1.00%	August 18, 2010	August 25, 2015	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561809. Member loan 561809 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Justice Paper Processing	Debt-to-income ratio:	1.25%
Length of employment:	1 year	Location:	Hallandale Beach, FL

Home town:
Current & past employers:	Justice Paper Processing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/11/10 > medical and some car problems

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$525.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
There are a few questions I had concerning your loan. Your loan has several good things going for it: No current accounts deliquent, no prior delinquencies in the past, no public records on file, a low credit balance and a very low DTI. I am interested in funding your loan. I had a couple of questions that I hope you could answer. Could you please provide a total of all your monthly expenses (rent, utilities/cell phone bills, car payments/insurance/transportation, spending money, etc.). This would be most helpful. There were 4 credit inquiries in the last 6 months, could you plean explain these? Also, do you have any plans on paying this loan off prior to the end of the 60 month term (paying the loan off early)? Thank you in advance for your answers, and good luck with your loan.	thanks for for interest in my loan... all bills come to just under 1200 including rent, utilities,gas, food, entertainment etc... i will try to pay off the loan as soon as i can.. i just really want to establish better credit and hopefully have lenders trust me with more money and better rates in the future for other big purchases.

Member Payment Dependent Notes Series 561914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
561914	$8,400	$8,400	11.49%	1.00%	August 19, 2010	August 23, 2015	August 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 561914. Member loan 561914 was requested on August 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	Deer Park Schools	Debt-to-income ratio:	20.11%
Length of employment:	7 years	Location:	Deer Park , NY

Home town:
Current & past employers:	Deer Park Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/09/10 > This is for the final touches to our wedding to make sure we have enough cash for all of the vendors! We got a much bigger response than we thought and we just want the last three weeks to go smoothly. Thank you very much from two in love Long Island teachers!

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	51
Revolving Credit Balance:	$6,884.00	Public Records On File:	0
Revolving Line Utilization:	88.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $8,400 loan. My questions are: [1} What is your current position at Deer Park Schools? (Job/What you do.) [2] Transunion Credit Report shows the $6,884 Revolving Credit Balance. (a 88 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 08.10.2010	Thank you for your questions. I am a Social Studies teacher with seven years of experience, teaching U.S. History, and advisor to the Student Council. My credit report is accurate and we plan to pay that revolving debt off after the wedding. Forty-four hundred was used to advance my education credits and the rest was used to pay for our rings and other wedding deposits. All of the credit card debit has been used within the past year. I pay at least double to triple the minimum monthly payments in order to stay current and meet my goal of complete payoff after the wedding. We are planning to pay off this possible loan within the first year as we are looking to get rid of as many liabilities from our credit report as possible to be eligible for our first mortgage. We are looking for this loan to make sure that we have enough cash on hand to get through the last few hurdles. We have already paid in full for about 95 percent of the cost of the wedding we do not want to burden our parents and we would like to take care of the wedding ourselves. Thank you again for your questions.
What does your fiance do and how much does he/she earn each month?	My fiance is also a teacher for six years. He teaches sixth grade Special Education and makes the same salary as I do.

Member Payment Dependent Notes Series 562173

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562173	$25,000	$25,000	13.61%	1.00%	August 24, 2010	August 24, 2015	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562173. Member loan 562173 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,375 / month
Current employer:	D. E. Shaw & Co., L.P.	Debt-to-income ratio:	16.79%
Length of employment:	10+ years	Location:	Yonkers, NY

Home town:
Current & past employers:	D. E. Shaw & Co., L.P.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/11/10 > I'm requesting this loan in order to consolidate $12,000 in credit cards bills and $11,000 in a personal loan with Citibank. I have never missed a payment with Citibank (paying $531.79 per month). I've been working with DE Shaw for 10+ years. I own my home with a montly mortgage of $1410.86, I do not have a equity loan. The value of my home is $250,000 of which I owe approximately $208K.

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,505.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 loan. My questions are: [1} Brief description your employerD E Shaw? A-N-D How long have you worked there? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $13,505 Revolving Credit Balance. (64 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] $25,000 loan; ~ $13,500 is Revolving Credit Balance; ~ $11,500 is the extra cash that you will receive (less loan origination fee) that is consolidating, or is refinancing, what SPECIFIC debts that are not included in Transunion Credit Report total debts? [4] Briefly, why should lenders commit their limited $ to fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 08.10.2010	1)DE Shaw - HedgeFund 2)I've worked her for 10+ years / AP Manager, NO. I pay approximately $800 a month 3)I have a personal loan of 11K which I willl pay as well. 4) 3 to 4 years
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	208k, current market value is 250k.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Mortgage $ 1410.86 Utilities $100 Cable: $130 Insurance $150 Phone $150 Food $300 2) $12.1K - 10% CC $12.5K - not sure of the APR 3) Yes.
Why are you requesting a loan at over 13% to pay off a 10% loan?	need to consolidate the credit card bills as well, which are carrying interest rates of approximately 20%
I can see why you would use this loan to pay off credit card but why include the car loan which is a lower APR? Why not just take out a loan for the CC's and continue paying the lower car interest?	It's not a car loan that I'm paying off but a personal loan I have with Citibank. I'm trying to consolidate my payments into one monthly payment.
Still trying to see why it makes sense to pay the 10% loan with a 14% loan. Why refinance that loan at a higher rate?	If I just try to refinance the credit cards, my monthly payment will be around $800 a month for both loans, by consolidating both, i can save approximately $250 per month, thus the reason to include the 10% loan in the request as well.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	I would rather not, to achieve what I need, consolidate major debt will not work if I'm not fully funded, and if I take a portion it will leave at the same or even worse position
R U A 1 OR 2 INCOME FAMILY. WHAQT IS UR MONTHLY INCOME. IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	$4400 per month after taxes, I will not need the entire amount to meet my needs

Member Payment Dependent Notes Series 562203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562203	$10,000	$10,000	7.51%	1.00%	August 19, 2010	August 28, 2013	August 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562203. Member loan 562203 was requested on August 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	ford motor co	Debt-to-income ratio:	9.12%
Length of employment:	10+ years	Location:	bardstown, KY

Home town:
Current & past employers:	ford motor co
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,451.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at ford motor co?	inspector----- I need to update my checking acct, I gave my old acct and routing numbers befor I realized. I was banking at National City and PNC took over and all my accounts have new numbers. thank you
What will you be using this loan for? Your revolving credit is $11K and your loan is only for $10K. Please list your debts that are being consolidated - you will have a better shot at getting funded.	Type your answer here. To pay off credit cards.
FYI - For assistance with changing your banking information, contact Lending Club directly using the Contact link at the bottom of the page. Do not enter any banking information in your Description or the Q&A section.	Type your answer here.Got it changed, thank you.

Member Payment Dependent Notes Series 562256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562256	$9,000	$9,000	7.51%	1.00%	August 19, 2010	August 24, 2013	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562256. Member loan 562256 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Swedish Medical Center	Debt-to-income ratio:	23.87%
Length of employment:	1 year	Location:	Englewood, CO

Home town:
Current & past employers:	Swedish Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,924.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 562404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562404	$21,250	$21,250	11.86%	1.00%	August 24, 2010	August 24, 2015	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562404. Member loan 562404 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,584 / month
Current employer:	Pepsi Beverages Company	Debt-to-income ratio:	12.96%
Length of employment:	< 1 year	Location:	Redding, CA

Home town:
Current & past employers:	Pepsi Beverages Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,721.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Pepsi Beverages Company?	I am a Sales Admin.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	My intentions are to consolidate the 3 credit cards. The balances are $6000.00 @ 14%, $4,800.00 @ 9.9% and $9500.00 at 14%. With the new credit card laws everyone is upping their interest rates although I have not been delinquent at all...even when I was unemployed. So I would like to put it all into one balance and one payment and pay aggressively on it. The only other debt is my student loan very low fixed interest. I own my car free and clear.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Can you list your work history? These answers will definitely help lenders lend.	1) Some of my debt was incurred from a balance transfer of a high APR card years ago. Most of my debt was incurred from getting my certification to become a Pilates instructor. I now teach Pilates on a less than part time basis (extra money) due to the fact that I just relocated and am looking for a new studio to teach for on the weekends and evenings. The rest of my debt was incurred from being unemployed for 6 months and having to live off very little unemployment. I would like to point out though that during this time I was never late in a payment. I had to relocated to get a new job and incurred some costs with that. 2) My monthly expenses not including credit card payments which will be in the next question... $500 - rent includes all utilities I have a roommate $280 - cell, insurance, gym $125 - food groceries $200 - student loan ( I always pay more I don't know what my minimum payment is I believe about $150) 3) my credit card debt is listed in a question that I answered previously. Please let me know if I should answer it again. 4) I have about $1500.00 in savings. 5) I do not have any investments but I did just open a 401k through my job 6) I am the sole wage earner. 7) Prior to being unemploed I worked for 5 years at a Mortgage Company as a loan processor and 5 years prior to that as a Manager for a Cable Co. I now work for Pepsi Beverages Co. Thank you for your time and consideration please let me know if I can answer any more questions.

Member Payment Dependent Notes Series 562409

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562409	$25,000	$25,000	20.53%	1.00%	August 24, 2010	August 24, 2015	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562409. Member loan 562409 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Aramark Corp	Debt-to-income ratio:	8.64%
Length of employment:	10+ years	Location:	Richmond, VA

Home town:
Current & past employers:	Aramark Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	71
Revolving Credit Balance:	$18,973.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Aramark Corp and what do you do there?	Aramark Corporation- Global Leader In Professional Services Food and Hospitality Facility Services Uniform and Career Apparel I'm a Director of Operations in VA
How many sq feet is your home, what's it worth and how much total mortgage/Heloc do you have on it? what type of home improvements do you want to do? can you also please break down what credit balances and associated interest rates you are currently paying?	1855 sq feet: home is worth 265,000; total mortgage is 208,000
What type of home improvements do you want to do? PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget.	New master bathroom
Please explain the delinquency on your report, also wha were the 3 inquiries in the last half year for?	I should have no delinquencies on my credit report. All bills are current and paid ahead.. Inquiries were for the new house
R U AQ 1 OR 2 INCOME FAMILY. WHAT IS MONTHLY INCOME. IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Two incomes in the house. yearly income is 140,000 + year end bonuses. I would have to look at the amount of the loan and decide if it is enough to get the project done (bathroom).
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS. R U A 1 OR 2 INCOME FAMILY. WHAT IS UR MONTHLY GROSS	Two incomes in the house. yearly income is 140,000. I would have to look at the amount of the loan and decide if it is enough to get the project done (bathroom).

Member Payment Dependent Notes Series 562418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562418	$10,000	$10,000	16.45%	1.00%	August 18, 2010	August 24, 2015	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562418. Member loan 562418 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Treasure Island Resort and Casino	Debt-to-income ratio:	8.45%
Length of employment:	9 years	Location:	hastings, MN

Home town:
Current & past employers:	Treasure Island Resort and Casino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/10/10 > I plan to use the money to consolidate my debt. I am a responsible person and have a great history of paying all of my bills on time. I had some home improvement that couldn't wait and that is why my credit cards became almost maxed out. I plan on putting them in a lock box and only use them for emergency purposes if I am able to consolidate them into one monthly payment. Borrower added on 08/10/10 > I am a responsible person with a great job history. I have been at my current job for almost 9 years working as a manager in a restaurant. I would like to consolidate all of my debt into one monthly payment. I would not normally max out my credit cards but I had to due to some emergency home remodeling. I currently pay over $400 per month in credit card bills at a rate of approximately 18.99%. I would like a loan so that I can pay all of these cards off and simply have one monthly payment instead of 6. I am a good borrower because I pay all of my bills on time and have never had a late payment. Borrower added on 08/13/10 > Receiving this loan would help me accomplish a goal I have set for myself of keeping a strict budget to get myself back on track. I am a strong willed and strong minded person and even though I have gotten off track with credit cards and student loans I feel that with a second chance and with being able to get a loan to consolidate all of my debt I am confident that I will be able to get back on a budget. I am proving this by not only working a 40 hour per week job at Treasure Island Casino but by also doing a paper route seven days each week. I am very committed to getting my debt eliminated as quickly as possible and therefore am working very hard at doing that. Borrower added on 08/14/10 > I would appeciate your willingness to invest in a person who will make their payments on time and be thankful for the Lending Tree and will recommend it to anyone .

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	55
Revolving Credit Balance:	$4,416.00	Public Records On File:	1
Revolving Line Utilization:	49.60%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects 1 unidentified Public Records on File 111 months ago; Court judgment lein? Taxes due lein? Wage garnishment lein? Bankruptcy? If bankruptcy; Chapter 7? (Debtor assets liquidation) Chapter 11? (Debtor reorganization) Or Chap 13? (Wage-earners plan). FYI: The highly condensed Transunion Credit Report that Lending Club provides to lenders provides line totals but not individual line items. Lenders c-a-n-n-o-t determine, or provide, referenced items identities. You can obtain FREE copy complete Transunion Credit Report for that information at www.annualcreditreport.com website. There yearly you can obtain FREE copies of your Equifax, Experian and Transunion Credit Reports and learn identities credit grantees reporting payment delinquencies etc. After obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED, Virginia Bch, VA Wednesday 08.11.2010	Type your answer here. I am a manager at Currents Restaurant. I have been employed at the casino for 9 years.
What is your job at Treasure Island Resort and Casino?	Type your answer here. This was a chapter 7 bankruptcy.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Type your answer here. Wamu Credit Card- Balance approximately $700.00 Slumberland Credit Card-Balance approximately $1091 Menards Credit Card-Balance $1996.00 Capital One Credit Card-Balance $500 Orchard Bank Credit Card-$700 Care Credit-Balance $536 Student Loans-$3990 Kohls Credit Card-approximately $285.00
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here balance 185.858.00. market value 200,000.00
In YEARS how long do you intend to keep this loan before payoff?	Type your answer here. My goal is to payoff the loan in 2.5 years. I am a goal setter for almost everything I do and it works very well for me.
Can you explain the public record on your file?	Type your answer here. My daughter became Ill and i incurred alot of medical bills after exhausting my savings I had to file bankruptcy because I was a single mom and had no other alternative.

Member Payment Dependent Notes Series 562456

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562456	$12,250	$12,250	13.61%	1.00%	August 24, 2010	September 1, 2013	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562456. Member loan 562456 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Million Air Moses Lake	Debt-to-income ratio:	23.14%
Length of employment:	2 years	Location:	COULEE CITY, WA

Home town:
Current & past employers:	Million Air Moses Lake
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > While I was attending college I used credit cards to help pay for the necessities, such as books, groceries, and clothes. And to be completely honest I even used them for some fun every once in a while. Now that i'm out of school and have a steady job i'd like to get my debt paid off as much as possible so that i can start looking into buying a house. This loan would allow me to pay off my credit cards and then make payments on a loan that has a lower interest rate, saving me a bit of money and getting me on the right track to get rid of my debt. Currently all my accounts are in good standing and i've always made payments on time and i've never filed bankruptcy. Since i have been at my job i have been promoted to co-manager and even on to office manager and plan to continue to excel within the company. If anyone has any questions that may help you want to invest in my loan let me know and i'd be happy to answer. Thanks everyone!

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,124.00	Public Records On File:	0
Revolving Line Utilization:	73.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Million Air, and what does the company do?	I'm the accountant/office manager. Million Air has over 30 locations throughout the U.S. and Canada. They provide aircraft groud support and fuel for military, private. Corporate, and commercial aircraft, as well as charter aircraft for customers.

Member Payment Dependent Notes Series 562536

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562536	$7,500	$7,500	7.14%	1.00%	August 18, 2010	August 24, 2013	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562536. Member loan 562536 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,780 / month
Current employer:	neff studio salon	Debt-to-income ratio:	11.12%
Length of employment:	< 1 year	Location:	cape coral, FL

Home town:
Current & past employers:	neff studio salon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/10/10 > pay off credit cards, used car, sons senior year high school

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,525.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 562554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562554	$14,400	$14,400	14.35%	1.00%	August 18, 2010	August 24, 2013	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562554. Member loan 562554 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,400 / month
Current employer:	Curtis Lumber	Debt-to-income ratio:	15.38%
Length of employment:	< 1 year	Location:	Gloversville, NY

Home town:
Current & past employers:	Curtis Lumber
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,983.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Curtis Lumber and where did you work prior to that?	I am a store manager with Curtis Lumber. Before this I served 5 years honorably with the U.S. Marine Corps and I am currently still in the reserves.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I do not own a home or pay any rent. Just recently out of the Marines and living with my parents until I get my debt payed off.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I have 2 credit cards I am consolidating, one with HSBC and the other with Citibank. The balance of the two is $16,000, montlhy payments is $300, Interest on one is 14% and the other is going to be 23% soon. I am going to pay off both of the credit cards and I am a store manager.

Member Payment Dependent Notes Series 562589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562589	$8,000	$8,000	13.98%	1.00%	August 24, 2010	August 30, 2015	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562589. Member loan 562589 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,715 / month
Current employer:	Hamilton, Brook, Smith & Reynolds, P.C.	Debt-to-income ratio:	20.09%
Length of employment:	4 years	Location:	Burlington, MA

Home town:
Current & past employers:	Hamilton, Brook, Smith & Reynolds, P.C.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > Using the funds to pay off a small 401k loan. In turn will borrow from my sufficient 401k funds to pay off about 55% of my credit card debt. I've been gainfully employed in the IT industry for the past 14 years. I have a better than average salary and have not missed a credit payment. Looking to get out from under a 17% interest rate increase (for no apparent reason)from one of my card issuers.

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,896.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Citibank - 23,930.54 - 23.99% Bank of America - 18,800.00 - 7.15% TDBank (Auto Loan) - 10,387.00 - 6.94% Citibank will be paid off. Auto loan has two years remaining but the vehicle is worth 7000 more than I owe. I'm a senior systems administrator. Have been for the last 10 years.
Hi there! Would you be willing to contact Lending Club for details on how to verify your income? A verified income helps lenders to feel more secure in these loans.	Lending Club has contacted me to verify my income.
I would like to fund your loan, but prior to doing so, I would like to see your response to the following item: * List your monthly expenses. Thank you in advance for your response.	Rent - 1482 (only for the next 3 moths when lease expires. Will be looking at 1000-1200/month thereafter) Vehicle - 456 ( 24 months remaining) Credit - 800 (will drop to 640 once the loan is approved)

Member Payment Dependent Notes Series 562611

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562611	$16,500	$16,500	14.72%	1.00%	August 18, 2010	August 24, 2013	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562611. Member loan 562611 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	Northridge Hospital Medical Center	Debt-to-income ratio:	8.82%
Length of employment:	< 1 year	Location:	Castaic, CA

Home town:
Current & past employers:	Northridge Hospital Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/10/10 > I am a registered nurse who has just relocated to California and needs help paying off credit card that I accumulated during my early college years. I plan to pay off this loan in three years. I have three credit cards that I will be applying this loan to: AT&T Universal Card (balance $9973, APR 29.99%), Citi Card (balance $4869, APR 29.99%), and Chase (balance $1057, APR 13.24%) Please help me fund my loan. Thank you! Feel free to ask any questions. Borrower added on 08/10/10 > I am a registered nurse who has just relocated to California and needs help paying down credit card debt that I accumulated in my early college years. This past year, the interest rates on two of my credit cards jumped to 29.99% which has made it difficult to really make a dent in paying down these balances. I plan to pay off this loan in 3 years. I have 3 credit cards that I will apply this loan towards. Please help me fund this loan and feel free to ask any questions. Thank you!! Borrower added on 08/12/10 > ** I just wanted to make a correction to one of the questions answered below regarding previous work history: I worked as a registered nurse in NY from January 2008 to May 2010

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	48
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $16,500 loan. My questions are: [1} Provide THREE years, work, or school, history PRIOR to Northridge Hospital Med Ctr? A-N-D What is your current RN position? (Er, ICU, etc) [2] Transunion Credit Report shows the $0 (ZERO) Revolving Credit Balance. $16,500 is the cash that you will receive (less the loan origination fee) that is consolidating, or is refinancing, what SPECIFIC debts that are not included in Transunion Credit Report total debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", or similar generic type answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.11.2010	1. January 2008 to May 2009 I worked as a nurse at NYU Hospital and also an outpatient clinic. Two years before that I was unemployed since I was in nursing school. Before that I worked for 3 years in accounting. 2. The zero revolving debt is due to 2 credit cards being closed by the credit card companies due to inactivity and no longer meeting their standard requirements (That's what I was told.) I have no other debts owed other than my 3 credit cards, and my school loans. 3. Lenders should fund my loan because I have a stable job and am responsible with paying on time. 4. I plan to pay off this loan in 2 1/2 to 3 years.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	The debts to be paid off in this loan are credit card debts: 1. AT&T Universal card $9973 @ 29.99% 2. Citi Cards $4869 @ 29.99% 3. Chase $1057 @ 13.24% The debt that will NOT be paid with this loan are: 1. Sallie Mae loan (school)- $10,059.93 @ 6.8% 2. Federal Stafford loan- $4843.58 @ 6.0% 3. Federal Stafford loan- $8359.39 @ 1.87%
Please provide numbers for your monthly fixed obligations, for example: rent, utilities, insurances, vehicle expenses, food, payments on debts not being consolidated here, etc etc. thanks!	please see my answer to curtis1's question. thank you!
How much is your rent and other expenses in addition to monthly payments on the 3 loans that are not consolidated on this loan>	Right now I am living with a friend and paying $700 a month (including utilities). I just relocated to LA and started a new job and will be looking for my own apartment once I save enough money. My monthly payments for my 3 school loans are: $180, $70, and $222. Other expenses are: pet insurance $28/month, gas- approx $120-140/month, groceries, etc-approx. $120-130/month, cellphone- $80/month TOTAL of other expenses&loan payments= approx. $1520- 1550/month
Thanks for your answers on the expense questions, which lead to 4 follow-up questions: 1) When do you plan to get your own apartment? 2) How will your rent/util expense change from $700 once you get your own place? 3) What kind of pets do you have and what are their ages? 4) Do you have any personal savings / a plan to build your savings?	1. I am planning to get my own apartment by December and maybe have a roommate. 2. I would like to pay no more than $1200 for my portion of rent and utilities. 3.I have one dog who is a year old. 4. I do not have much in savings since last year I had to help a younger sibling with a portion of his college tuition and expenses. However, once my credit card debt is consolidated, I will have extra money to put towards savings again and I plan to start immediately.

Member Payment Dependent Notes Series 562670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562670	$25,000	$25,000	13.61%	1.00%	August 24, 2010	August 24, 2015	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562670. Member loan 562670 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$17,167 / month
Current employer:	USA Drug	Debt-to-income ratio:	12.94%
Length of employment:	5 years	Location:	Little Rock, AR

Home town:
Current & past employers:	USA Drug
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/15/10 > The proceeds of this loan will be used to retire all remaining credit card debt. I have a front end ratio of 7.1% based on a mortgage and escrow payment of $1,223 and verified income of $17,167. My back end ratio is 18.4%. My other debt is for automobiles and student loans. These are strong ratios that compliment my perfect payment history and demonstrate my ability to repay this loan. I accumulated a significant credit card balance when I was younger and my income was significantly lower. I have retired the majority that debt over the last three years and closed out the accounts. I will use this loan to retire the remaining credit card debt. Based on my income and budget, I anticipate that I will be able to repay this loan approximately 1 year early. I now live on a cash basis. I have two credit cards with low limits ($1,500 and $1,000) that I use to accumulate reward points. I pay the balance each month and have not paid interest on either card in some time. I have a very good finance position with a very stable and well established privately held pharmacy company. We are very well capitalized and growing rapidly despite the current economic conditions. Last year was the most profitable year in the company's 40+ year history. Please post a question if there is any further detail you would like me to provide.

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,362.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 loan. My questions are: [1} Brief description your employer U S Drug? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $15,362 Revolving Credit Balance. (a 72 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] $25,000 loan; ~ $15,000 is Revolving Credit Balance; ~ $10,000 is the extra cash that you will receive (less loan origination fee) that is consolidating, or is refinancing, what SPECIFIC debts that are not included in Transunion Credit Report total debts? [4] Briefly, why should lenders commit their limited $ to fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.11.2010	1. USA Drug is a Retail Drug store chain based in Little Rock Arkansas. We are a privately held company with approximately 130 stores in 6 states and $750 million in annual revenue. I am the Chief Financial Officer. I lead a staff of 42 responsible for all accounting, finance and reporting for the business. 2. I have approximately $24k in revolving balances. $10k (3 accounts) at Chase; $6k with Barclay; $8k with Discover. I do not have a home equity line of credit. Payments: $800 credit cards. $1,100 on auto loans; $1,200 mortgage including escrow. Total: $3,100. 3. I am not sure what accounts are not reflected on my TransUnion report. I have listed all of my credit card balances above for a total of $24k. 4. I have a solid income and perfect payment record. I have a credit card balance that I am trying to pay off and the recent round of interest rate increased from credit card companies has made that practically impossible. The only negative factor is my high utilization of revolving credit. I am seeking to reduce the interest expense associated with those revolving accounts and eliminate those balances as quickly as possible. 5. I could see potential early paydown of this loan in the 3 to 4 year range. I have requested the longest possible term in order to have the lowest possible required payment. I prefer the lowest possible required payment and a fixed rate just as a matter of conservatism. Please let me know if any further clarification is required. Thank you.
What is your position at USA Drug?	I am the Chief Financial Officer. (I provided more detail regarding my company and employment in an early question.) Please let me know if you cannot see that info. I will be happy to provide it again.
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	$24k Credit Cards 21.7% APR (weighted average) this will be paid off. The following debts will remain: $151k First Mortgage 4.75% $18k Vehicle Loan 7.5% $37k Vehicle Loan 3.9% $54k Student Loans 3.25% Please let me know if I can provided any further details. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have only one mortgage. The current balance is $151k. There is no second or HELOC. The current Z-estimate is $190k.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is $151k. No second or HELOC. Z-estimate is $190k.
Hi What is your experience prior to USA drug? Thanks	Prior to my current position at USA Drug, I worked as a Forensic Accountant with Marsh Kroll and as a financial analyst with Towers Perrin (now Towers Watson) where I was responsible for budget and financial information systems.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS. R U A 1 OR 2 INCOME FAMILY	I will most likely accept the proceeds if the loan does not fully fund. However, I am not decided at this time. It will depend on how much is funded. I am a single income household.

Member Payment Dependent Notes Series 562681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562681	$25,000	$25,000	13.23%	1.00%	August 24, 2010	August 24, 2015	August 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562681. Member loan 562681 was requested on August 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	Voxiva, Inc.	Debt-to-income ratio:	4.93%
Length of employment:	9 years	Location:	Washington, DC

Home town:
Current & past employers:	Voxiva, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,132.00	Public Records On File:	0
Revolving Line Utilization:	77.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 loan. My questions are: [1} Brief description your employer Voxiva? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $24,132 Revolving Credit Balance. (a 78 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Biefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.11.2010	Hi, thanks for your email and interest. I work for a technology company that designs health information solutions. I worked with them for close to 10 years. My role is head of human resources and general administration. We're about 120 people globally and my role is to handle all benefits, recruiting, labor relations and operational policies. I do not have a HELOC. I'm currently paying $800 on my credit cards but my finance charge is absurdly high on one card which is why I wanted to consolidate for this lower rate. I am responsible and have worked for my company for a long time. I bought my home in 2008 at the height of the market and have been adjusting ever since. Refinancing is not possible just now but I will focus on paying the loan off early. I've been subletting part of my space to earn extra money to do so. It would still take me at least 2-3 years to pay it off early. Please let me know if you have any further questions I can answer. Thanks.
What is Voxiva, Inc. and what do you do there?	Hi, thanks for your email and interest. I work for a technology company that designs health information solutions. I've worked with them for close to 10 years. My role is head of human resources and general administration. We're about 120 people globally and my role is to handle all benefits, recruiting, labor relations and operational policies. Please let me know if you have any further questions I can answer. Thanks.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Hi I only have two revolving credit credit cards: one with $13k at 22.3% APR and the other with $10,150 at 12%. I was hoping the APR on this loan would come in lower but assuming it doesn't get fully funded at the minimum I could transfer the $13k balance and save on the difference in finance charges to put towards the other card. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi the total mortgage balance due is $408,290. I don't have a HELOC. The market value is $463,500. Please let me know if you have any further questions. Thanks.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2..Are you the sole wage earner? Thanks.	Hi, thanks for your questions. I am the sole wage earner. My expenses are: Mortgage: 2800 Car: $20 Utilities: $80 Insurance: $0 Phone: $100 Internet: $80 Food/Restaurants: $600 Gym: 0 Childcare: 0 Hobbies/Entertainment: $200
Thanks for the detailed responses and the information you've provided; I'm happy to fund part of your loan.	thanks.
You should cancel this loan and relist for only 13k. You wil get a lower interest rate. It will fund in a few days since many lenders are scared of 25k loans and filter them out. If you take the proceeds from this funding you pay higher fees upfront and then higher interest too. Lending club is happy to help you relist. Give them a call. I look forward to your new loan. I am not going to invest in this one.	thanks for the guidance! i will call them tomorroz to see what options i have!
R U A 1 OR 2 INCOME FAMILY. WHAT IS UR MONTHLY GROSS. IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	i am a single woman with one income. the monthly gross is 9k. yes i will accept the proceeds.

Member Payment Dependent Notes Series 562700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562700	$14,500	$14,500	11.86%	1.00%	August 24, 2010	August 25, 2015	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562700. Member loan 562700 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	cooper's seafood house	Debt-to-income ratio:	17.71%
Length of employment:	10+ years	Location:	dunmore, PA

Home town:
Current & past employers:	cooper's seafood house
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > I want to get ahead of where I was. I bought a home in 2008 six months before the recession. No one knew all the crazy stuff that was about to happen. As a result I dump my life savings into a house thinking I just make the money back. Work pays well but not before I furnish the house with all new furniture. Was my first house. I was excited. I spend for it and now I am in debt and just want to pay this off so I can just save from my job. Getting ahead I hate just making the payments

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,146.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at cooper's seafood house?	bar manager
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	chase $8200 Apr 15 Discover 10200 Apr 16 Discover will be paid off
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have no HELOC and the balance of the mortage is 142000 current market value of the home is 160000

Member Payment Dependent Notes Series 562812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562812	$5,000	$5,000	7.88%	1.00%	August 18, 2010	August 26, 2015	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562812. Member loan 562812 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Harvard University	Debt-to-income ratio:	0.53%
Length of employment:	3 years	Location:	Methuen, MA

Home town:
Current & past employers:	Harvard University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/12/10 > For use in purchase of a 1970 Chevelle SS. I have two sons and this will be for our enjoyment and a learning experiance for them.

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	22
Revolving Credit Balance:	$1,607.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, What is your position at Harvard and can you provide some details regarding the delinquency that occurred 22 months ago. thks	I am an electrician in the research labs at Harvard. The delinquent payment was from a misplaced credit card statement. I thought of disputing because it was a innocent mistake but ultimately it was my fault.

Member Payment Dependent Notes Series 562822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562822	$24,000	$24,000	15.21%	1.00%	August 24, 2010	August 25, 2013	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562822. Member loan 562822 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	n/a	Debt-to-income ratio:	17.07%
Length of employment:	5 years	Location:	Kershaw, SC

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/11/10 > I placed expenses on my personal Amex card for a trip for a customer. I never received my expenses or my pay for this trip and am now stuck paying for it. These rates are similar to what I am already having to pay but I like the fixed monthly amount and the fixed 36 month duration. Plus, it keeps my Amex open for more business opportunities (with hopefully better outcomes!).

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,629.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer "N/A" Length of Emplyment 5-years ='s $11,250 Per Month Gross Income? What's obviously missing in this equation?	Hello retired, I am not quite sure of your question but I think it is based on my employment status; I am self-employed as a technology trainer/consultant. My average over the past 5 years is about $135K per year. If you need more clarification please reword your question and I will try to answer it better.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello 401k, my mortgage balance is $265K and I have no lines of credit just the 1st mortgage. An appraisal in 2007 valued the home at $318K based on comps (I live in a very rural area so comps are the only option). Thanks!
Received your reply; self-employed consultant. I am interested to help fund your $24,000 loan. My questions are: [1} Transunion Credit Report shows the $17,629 Revolving Credit Balance. (99 pct usage.) Is any a Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N- D How much $ are you now paying per month on your total credit card/other debts? [2] Briefly, why should lenders commit their limited $ to fund your loan? [3] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.11.2010 .	Hello again retired (and thanks for your service), the $17K revolving is an Amex Blue credit card and the primary loan I want to have paid off (outrageous rate for a card), I have only my first mortgage with a balance of 265K, home valued 3 years ago at $318K, and a rate of 5.88 for 25 years. I have 2 cars and a motorcycle, student loans in pay-back mode and more credit cards than I ever needed. My income-to-outgo ratio is about 48% unfortunately. I am self-employed and have grossed $82K through June. Great questions and if anything else would be of benefit for you, me or any other potential lenders please let me know. This is my first go at Peer-to-Peer loans.
Thanks for reply; but you omitted answer to the last question: [3] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) That's the last "piece of the puzzle"	Will do Retired; In all honesty, I plan on sticking to the 36 month schedule at least for the first 20 months. At that point in time I will have no vehicle payments and I can start doubling up other payments. With this loan being the highest rate at that time, it would make fiscal sense to pay it down as quick as possible and I truly plan on doing that. However, at this time I cannot commit to a specific amount extra that will pay this off in X amount of months. If you need an actual number of months, 30 months is probably a safe number and hopefully less but I can't commit at this point.
Loan listed 6 days; 26 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Monday 08.16.2010	Thanks for helping me (and others I see) keeping up on this. The reviewer has reached out to me as of Thursday of last week. I was out of town until that Friday. I now have the documentation requested and it was just faxed this morning. I will give them another 24 hours and follow up with them at that time.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Lender 505570 USMC-RETIRED Virginia Beach, Friday 08.20.2010	Thanks again for the reminder sir and trust me I have been actively involved. I have just spoken to them again at lunchtime my time and they seem to believe that it will complete today. Part of the delay has been the verification and questions they have had concerning me being self-employed yet have some periods in the past few years with long stretches of W-2 employment. I have discussed this with them and believe that they are happy with the results.
Your DTI=17.07% and montlhy income=$11,250. Thus, your monthly debt payments are $1,882. Would these payments be from your $17K Amex card, student loan, car & motorcycle loans? Thank you.	That would be accurate but there is also a mortgage of 2100.00 per month.
I do not believe that mortgage is included in the DTI. Thus, $2,100 seems high based on the info above. Could you please provide a breakdown of the $2,100? Thank you.	Sorry, just not figured out what DTI was and you are correct. $2100.00 includes escrowed tax and insurance.

Member Payment Dependent Notes Series 562842

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562842	$19,750	$19,750	16.32%	1.00%	August 19, 2010	August 25, 2015	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562842. Member loan 562842 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,769 / month
Current employer:	The Coca-Cola Company	Debt-to-income ratio:	23.74%
Length of employment:	10+ years	Location:	AUSTELL, GA

Home town:
Current & past employers:	The Coca-Cola Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/11/10 > Hello, thank you for considering my loan. I have been employed for 13 years with a Fortune 500 company. My credit card debt increased recently due to some medical bills. My balances have increased but I have never been late with a payment. Thanks again for your consideration.

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,054.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance on my mortgage is around $80,000 with my house being worth about $95,000. It was worth approximately $125,000 when I bought it a few years ago. I do not have an HELOC. Thanks for your interest!

Member Payment Dependent Notes Series 562908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562908	$12,000	$12,000	13.98%	1.00%	August 20, 2010	August 25, 2015	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562908. Member loan 562908 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Hines interests	Debt-to-income ratio:	5.39%
Length of employment:	3 years	Location:	kew gardens hills, NY

Home town:
Current & past employers:	Hines interests
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > I've been employed as an engineer for over 15 years.I work for one the largest Real estate management co.in the world.My job security for the foreseeable future is very good. I've never defaulted on any type of loan. This loan will cut my monthly credit card payments by 50%.

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	27
Revolving Credit Balance:	$7,363.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.My mortgage balance is $130,000.I have $ 20,000 in equity.And the value is in the $160k range.My home is a 1 bedroom co-op apartment.Its located in a middleclass neighborhood.
what credit card balances, monthly payments and interest rates do you currently have. what is the value of your retirement (401k, IRA) assets?	Type your answer here. Two Chase Manhattan Credit cards w/a combined balance of $6500 @ 29.9%,and 1 American express w/a $3500 balance @ 16% any leftover funds will be used for miscellaneous purposes. I have an annuity account with a $95,000 balance,and a pension fund with over $65,000. I have 2 cars a 2002 Ford Winstar paid in full,and a 2001 Jeep Cherokee with a lien on it.I own a few stocks and have a gold and silver coin collection valued just under $5000.

Member Payment Dependent Notes Series 562920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562920	$25,000	$25,000	20.90%	1.00%	August 23, 2010	August 25, 2015	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562920. Member loan 562920 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	20.95%
Length of employment:	9 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/11/10 > Looking for fixed installment loan to pay off revolving debt and close revolving debt lines. Borrower added on 08/14/10 > I intend to pay off within 24-36 months

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	24
Revolving Credit Balance:	$20,990.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 loan. My questions are: [1} What is your current position with JPM-Chase? (Job/What you do.) [2] Transunion Credit Report shows the $20,990 Revolving Credit Balance. (a 88 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [3] $25,000 is loan; ~ $21,000 is Revolving Credit Balance; ~ $4,000 is the extra cash that you will receive (less loan origination fee) that is consolidating, or refinancing, what SPECIFIC debts that are not included in Transunion Credit Report total debts? [4] Briefly, why should lenders commit their limited $ to fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.11.2010	1) Sr Treasury Mgmt Officer-VP/I am a Product Specialist for Treasury Mgmt services offered by the corporate bank 2) Total monthly payments for revolving debts are around $1300 (give or take $50) 3) Revolving credit balance is actually $21,551. Loan proceeds net origination fee is $23,750, leaving $2199. The remaining will be used to pay down any installment loan or I do not need the additional $2199 and just pay back the Lending Club loan. 4) Traditional banks are not doing personal loans in this given climate (I would know, I work for one). I am trying to rid all revolving debt and pay it back in a fixed payment method. I am preparing to propose to my girlfiend in the next year and want fixed payments. This way I can save more towards for the wedding/down payment on a house. I am asking lenders to assist a borrower with a great job/income who has had difficulty finding a traditional consolidation program in this market. The assistance would be for me to plan for my marriage/house in the next couple years. 5) My job is performance based, which means I earn bonuses. I will be paying down with these quarterly/annual bonuses. I plan on paying this loan in full within 3 years. But I do want the flexibility of the lower payment on the 5 year term.
I would be happy to help fund your loan. First, please contact Lending club to verify your income. Thanks!	I have submitted paystubs to Lending Club. They are reviewing.
Please explain the delinquency 24 months ago. And the 2 inquiries in the last 6 months.	24 months ago- I closed an existing Chase credit card and collapsed it into another Chase credit card. The delinquency was accrued interest on a paid off credit card. I moved during this time and was not made aware of the interest. Upon finding out the accrued interest, I paid off immediately. The last 2 inquiries were from Barclays because I wanted to consolidate all the revolving debt-the same purpose at which I am trying to obtain a loan through the lending club.
From what I can tell, lendingclub is not showing receipt of your employment verification paperwork. Could you contact them and figure this out? Also could you tell us, whats your educational background?	I was contacted yesterday afternoon from Lending Club's credit dept for my employment verification. I have faxed everything requested this morning.
Loan listed 6 days; 44 pct funded. Application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Monday 08.16.2010	On Thu, Aug 12, 2010 at 1:57 pm PST, Lending Club asked for 1040s/W2s for 2008 & 2009, Employer HR contact info, and 4506T/transcripts of tax return request form. On Fri, Aug 13, 2010 at 11:50 am PST, I faxed everything requested to Lending Club. On Fri, Aug 13, 2010 at 12:02 pm PST, Lending Club verified received income docs received. The 4506T will be sent to the IRS today to be processed. On Sun, Aug 15, 2010 at 6:44 pm PST, I emailed Lending Club when I can expect to see my loan status changed to approved and that everything is verified. On Sun, Aug 15, 2010 at 10:44 pm PST, Lending Club said that it will stay in review status until the tax transcripts are received from the IRS ( it takes them 2-3 days to process it). I did follow up and I am currently held up by the transcript to be returned from the IRS. Not sure what else I can do to expedite the IRS. But I have done everything else that has been requested.

Member Payment Dependent Notes Series 562923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562923	$10,000	$10,000	14.72%	1.00%	August 19, 2010	August 26, 2013	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562923. Member loan 562923 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	USFS	Debt-to-income ratio:	8.63%
Length of employment:	7 years	Location:	Junction City, CA

Home town:
Current & past employers:	USFS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/12/10 > true 4 wheel drive

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	31
Revolving Credit Balance:	$272.00	Public Records On File:	0
Revolving Line Utilization:	90.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $10,000 loan. My questions are: [1} Brief description your employer USFS? AND What is your current position? (Job/What you do.) [2] What are you purchasing? [3] Briefly, why should lenders commit their limited $ to help fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 08.12.2010	I work for the Forest Service as a firefighter. I would like to purchase a 4 wheel drive, I live in remote area. I should be funded, I would like to build better credit. I tend to payoff early within 3 years.

Member Payment Dependent Notes Series 562924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562924	$19,400	$19,400	11.86%	1.00%	August 24, 2010	August 25, 2015	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562924. Member loan 562924 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,267 / month
Current employer:	Ernst & Young LLP	Debt-to-income ratio:	18.82%
Length of employment:	4 years	Location:	Rockford, MI

Home town:
Current & past employers:	Ernst & Young LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/11/10 > Debt consolidation loan to lower interest rates and consolidate payments. Never late, never missed a payment.

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,189.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The current market value of my home is approx. 160K and we currently owe approx. 154K. We do not have any HELOC on the house as the D:E ratio is too high for banks to use.
I am interested to help fund your $19,400 loan. My questions are: [1} What is your current position with E and Y? (Job/What you do.) [2] Transunion Credit Report shows the $19,189 Revolving Credit Balance. (a 69 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.11.2010	1. I am a senior tax consultant with E&Y. 2. I do not have any HELOC's on my house currently as the D:E ratio on the house is too high. 3. I would like lenders to committ funds to me as I am a safe investment that has never been late or missed any payments. We acquired debt on our credit cards paying off hospital bills for the birht of our children and maternity leave. We currently are making positive progress on our debt, but would like a lower interest rate and one consolidated bill to make our overall repayment faster and cheaper. 4. We intend to pay off the loan in 4 to 5 years, but we will try to repay our loan in the most expediate fashion possible. Meaning any tax returns, bonus money, or raises in income will go to paying off the debt.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I will be paying off two credit cards with this loan one with a total debt of $7300 at 17.99% APR and the second a credit card at $10,275 at 18.99% the remaining will go towards a third card with a balance of $2,000 at 17.99%. I hope this helps.
What does your spouse do and how much does he/she earn each month?	MY spouse is a child care director and earns after taxes about $2000 a month.
How much are you currently paying towards your credit card debt each month? What are your major monthly expenses: Mortgage Car Loan(s) Student Loans Child Care Insurance Major Medical Expenses Utilities and Food	We are currently making about $400 additional payments towards debt a month after all charges. Our major expenses are mortgage $1373, Cars $347, Student Loans $275, Groceries for the family are usually about $800 a month, and 950 if you include diapers all the non food baby stuff.

Member Payment Dependent Notes Series 562963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
562963	$10,000	$10,000	16.32%	1.00%	August 18, 2010	August 25, 2013	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 562963. Member loan 562963 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,304 / month
Current employer:	Western Energy Company	Debt-to-income ratio:	12.56%
Length of employment:	2 years	Location:	Forsyth, MT

Home town:
Current & past employers:	Western Energy Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/11/10 > I receive rental income of $1050.00 a month which basically pays most of my house payment. I live with my fiancee so just help pay for the utilities there - no rent. I just would like to consolidate my debt - get rid of credit card debt - cut up the cards! Thank you - appreciate your help!

A credit bureau reported the following information about this borrower member on August 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	37
Revolving Credit Balance:	$8,078.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Total balance of the mortgage loans on my home is $162,000.00. 2. Current market value of my home is probably $168,000.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1. Coal industry/Sr. Accountant. 2.CC#1 - $3800@24%=$135mo CC#2 -$2000@21=$60mo CC#3 -1300@19%=$54mo CC#4 $425@19=20mo. Personal (friend) loan$2400@ 7%-189 mo- all these to be consolidated and paid off. 3.Ins-$300, car-238, util-200, phone-200, food400, loans-189, Help fiancee with some bills (help with his house payment -$400) Just paid off some other debt the past 3 years - want to get this debt consolidate so have one payment and get paid off in 3 yrs.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Balance of mortgage loans $162,000. 2. CurrentValue of home is $168,000.

Member Payment Dependent Notes Series 563058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563058	$4,500	$4,500	7.14%	1.00%	August 19, 2010	August 25, 2013	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563058. Member loan 563058 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,508 / month
Current employer:	Time Warner	Debt-to-income ratio:	10.91%
Length of employment:	5 years	Location:	Burbank, CA

Home town:
Current & past employers:	Time Warner
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,843.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 563076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563076	$20,000	$20,000	14.84%	1.00%	August 24, 2010	August 25, 2013	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563076. Member loan 563076 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,700 / month
Current employer:	Neiman Marcus	Debt-to-income ratio:	22.56%
Length of employment:	4 years	Location:	Miami, FL

Home town:
Current & past employers:	Neiman Marcus
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/23/10 > Just want to clear something on my profile questions and answers. There are two business ventures I am engaging in. 1) KIOSK of membership sales in the mall and my best friend is my partner in that business who has already invested money. This business runs from 10:00 A.M. - 6:00 P.M. - I need to invest into this business $5,000 2) The 2nd business is with my finace and she has already placed money into this business. The additional purchase of a 2nd Kitchen Vehicle and this business is ran at nights because it is placed in the nightclub district in South Beach. I need $10,000 to complete the purchase of the 2nd vehicle. The remaining balance will be used to pay down a revolving line of credit and 2 months cash reserves. Both businesses are up and running.

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	31
Revolving Credit Balance:	$22,637.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) For your active revolving lines of credit please list your balance/interest rate/current payment? 2) Is the money to pay off your revolving credit balance or to start a business? If it is a new business what's the money for? 3) What is your position at Nieman Marcus? 4) What are your current monthly expenses?	Citi: approximate balance: $7,500; payment $350 rate approximately: 8.5%. I will use it for both purposes; partially to pay off Citi and the other is to start a business. My fiance and I are buying a Food Van - which includes a full kitchen facility. Position at Neiman: Man's Suite Manager. Monthly expenses are about $3,000 per month. Rent ($1,000) Auto ($500) Citi ($350) - Utilities/Cable/Internet/Cell/Etc: ($500) - Food ($350) - Misc: $300 to $500.
What is the business? How do your education and/or experience qualify you to make it succeed?	My business is selling pre-paid legal services with KIOSK in the malls. We are setting up 2 KIOSK. My partner is already in the business and we project to sell at least 3 memberships per day in two malls. Assuming that out of the 6 day work week that we work we only sell on 5 days (15 memberships per week) - 60 per month. Our commission per membership is $200 - $12,000 gross. Our operating expenses monthly this includes (1) person working for us - $4,000 - we make $8,000 net per KIOSK. With 2 KIOSKS we make $16,000 net (EBITA). My experience. I have worked in Retail Sales in the Malls since 1990. I have over 20 years of experience in working in the Malls in retail sales and managing sales associates.

Member Payment Dependent Notes Series 563119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563119	$12,000	$12,000	14.84%	1.00%	August 19, 2010	August 25, 2013	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563119. Member loan 563119 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,875 / month
Current employer:	Bank of America	Debt-to-income ratio:	3.10%
Length of employment:	3 years	Location:	los angeles, CA

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	10
Revolving Credit Balance:	$1,077.00	Public Records On File:	0
Revolving Line Utilization:	16.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report shows 1 creditor payment delinquencies within 24-months; the most recent 10 months ago. Explanation is? FYI: Lending Club provides lenders highly condensed borrower Transunion Credit Report that shows total Delinquent Payments but not the name of credit grantee who reported the delinquencies. Visit the www.annualcreditreport.com website. You can obtain FREE copies of your complete Equifax, Experian, Transunion Credit Reports yearly. NO CC required, NO sign-ups; NO extra-costs. After obtaining, and reviewing, your Transunion Credit Report details, then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 08.12.2010	I pay my bills online through my bank's bill pay, the payments are all scheduled ahead of time however that payment was never debited from my account. It was a bank error and was taken care of.
What happened with the delinquency about 10 months ago?	I pay my bills online through my banks online bill pay. All bills are scheduled ahead of time however that payment was not debited from my account it was a bank error bill pay malfunctioned.
Please provide details of the debts you are consolidating. Thanks.	The debts that I'm consolidating are credit cards between myself and my husband with really high interest rates at 25%.
Your Revolving Credit Balance is only $1,077.00, and the loan is for $12,000. Please list all the debts that you will pay off: Type, Balance, APR, Current Monthly Payments. What is your combined net income and monthly expenses (including interest payments)? Thank you.	Actually my revolving balance is $4000.00 I have a $3,000.00 credit card with Bank of America and a $1,000.00 credit card with chase with interest at 15%. My husband has a credit card with Homedepot with a balance of $4500.00 interest 24.99% and a Chase credit card $4000.00 with interest at 29.99%
Hi, Couple of questions: Between you & your husband how much do you guys owe in credit cards and what is the total net household income (income after taxes) ? Any child-care / alimony expenses ?	Between the both of us we owe $12,000.00 we bring home $3800.00 monthly after taxes and we don't pay child care or have any alimony expenses.

Member Payment Dependent Notes Series 563198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563198	$1,250	$1,250	13.23%	1.00%	August 23, 2010	August 25, 2013	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563198. Member loan 563198 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,250 / month
Current employer:	Wachtell, Lipton, Rosen & Katz	Debt-to-income ratio:	0.15%
Length of employment:	4 years	Location:	New York, NY

Home town:
Current & past employers:	Wachtell, Lipton, Rosen & Katz
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	9
Revolving Credit Balance:	$94.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 563240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563240	$4,000	$4,000	6.76%	1.00%	August 23, 2010	August 25, 2013	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563240. Member loan 563240 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,417 / month
Current employer:	Warnaco	Debt-to-income ratio:	8.02%
Length of employment:	10+ years	Location:	MOUNT UNION, PA

Home town:
Current & past employers:	Warnaco
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	15
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Loan description?	Home repair
Hi. What will this loan be used for? Also, can you comment on the delinquency recorded 15 months ago? Thanks.	Missed paying annual fee on credit card this should have been removed
What wast he circumstances regarding the 1 Delinquency 15 months ago? Thank You!	Missed paying annual fee on credit card' this should have been removed and is still being worked on

Member Payment Dependent Notes Series 563259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563259	$24,000	$24,000	11.49%	1.00%	August 19, 2010	August 25, 2013	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563259. Member loan 563259 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	Gallagher Benefit Services	Debt-to-income ratio:	20.54%
Length of employment:	7 years	Location:	Houston, TX

Home town:
Current & past employers:	Gallagher Benefit Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,863.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please list all of the debt you will be consolidating with this loan including amount and APR? Thanks in advance.	Below are the accounts I am consolidating. Stated as Financial Institution / Outstanding Amount / APR / Current Monthly Payment. Note, I typically pay more than the monthly minimum. Wells Fargo / $3,000 / 15.75% / $550 Capital One / $6,000 / 15.3% / $475 Chase / $5,200 / 27% / $180 Chase / $3,600 / 27% / $130 Best Buy / $950 / 23% / $40 Citi / $3,500 / 23.99% / $300
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	mortgage/rent = $1,200 car = $235 / remainder is company subsidized utilities = approx. $150 insurance = none - company paid auto ins. phone = $30 / remainder is company subsidized internet = $20 food = $550 - $650 (varies, depends on travel for work) gym = $100 childcare costs = none sole wage earner? Yes

Member Payment Dependent Notes Series 563328

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563328	$16,000	$16,000	11.49%	1.00%	August 19, 2010	August 25, 2013	August 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563328. Member loan 563328 was requested on August 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	HMMY Property Management Corp.	Debt-to-income ratio:	20.40%
Length of employment:	< 1 year	Location:	Beverly Hills, CA

Home town:
Current & past employers:	HMMY Property Management Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/11/10 > Just want to consolidate 3 credit cards at a lower interest rate. Never missed a payment.

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,107.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 563334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563334	$8,000	$8,000	7.88%	1.00%	August 18, 2010	August 26, 2013	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563334. Member loan 563334 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,600 / month
Current employer:	Enfield Packing Plant	Debt-to-income ratio:	17.06%
Length of employment:	2 years	Location:	Norris City, IL

Home town:
Current & past employers:	Enfield Packing Plant
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	61
Revolving Credit Balance:	$14,089.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 563372

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563372	$11,500	$11,500	13.98%	1.00%	August 20, 2010	August 26, 2015	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563372. Member loan 563372 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Walmart	Debt-to-income ratio:	22.00%
Length of employment:	3 years	Location:	ARLINGTON, TX

Home town:
Current & past employers:	Walmart
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/12/10 > I moved to another state 3 years ago and in doing so, I maxed out my credit cards. Please help me pay them off. I have steady and secure employment and I have never had a late or have ever missed a payment. Thank you. :) Borrower added on 08/16/10 > As an added note, I do not have problems paying my bills and other monthly expenses. My credit cards are the exception. I can pay them but I can not get the balance to go down since the interest rates on my credit cards were jacked up to 29.95%. I am looking to get this loan to pay the cards off and save money on the interest rates. Thanks again.

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,877.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Walmart?	I change the layout of the products on the shelves, throw freight, etc. I am a jack-of-all-trades at Walmart, but my actual job title is "Pricing Coordinator".
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Owe: $51,800 CMV: $67,500

Member Payment Dependent Notes Series 563382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563382	$12,000	$12,000	15.95%	1.00%	August 18, 2010	August 26, 2013	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563382. Member loan 563382 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Datagram Inc	Debt-to-income ratio:	8.34%
Length of employment:	3 years	Location:	Union, NJ

Home town:
Current & past employers:	Datagram Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	33
Revolving Credit Balance:	$1,825.00	Public Records On File:	2
Revolving Line Utilization:	86.90%	Months Since Last Record:	39
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Datagram Inc and what do you do there?	We are an Internet Service and Hosting Provider. I am an Account Executive and over see 250 accounts along with bringing in new business.

Member Payment Dependent Notes Series 563389

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563389	$24,250	$24,250	11.49%	1.00%	August 24, 2010	August 27, 2015	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563389. Member loan 563389 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,998 / month
Current employer:	AT&T	Debt-to-income ratio:	5.24%
Length of employment:	2 years	Location:	ELLICOTT CITY, MD

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/13/10 > My fiancee and I are are paying for our wedding ourselves because we do not want to burden our family with paying it. My family lives in USA but her family is from South Africa and most of them are flying in for the wedding to be there with us on our special day. Because they are coming from so far we want to be able to help to assist with their travel expenses.. I have always saved to pay for large expenses in cash (house downpayment, car purchases, home repairs, vacation, etc). But I can not save up enough cash for this wedding in time that is why I am asking for this loan. I have full time permanent employment with AT&T so I won't be losing my job paying this loan off. I have never been late on a payment in my life. I only buy for what I can pay off in cash every month on my credit cards. My car is fully paid for and I have paid off the mortgage on my house when I sold it to relocate here. My credit history is exceptional. My monthly income is $9998 a month before taxes and after taxes, 401k and health deducations it is $5988. My monthly expenses are: Rent, Utilities & Water: $2080 Cable & Internet & Phone: $155 Her car payment: $353 Cell phones: $160 Car insurance: $102 Gas: $80 Food: $500 Credit cards (going out, travel, clothing, family birthday gifts, unexpected expenses, emergencies, vet visits) : Average $1275 per month. Anything extra goes into a savings account for a down payment on a house. Borrower added on 08/19/10 > I made a decimal point error in my answer to investor nyctrinity's question below. My fiancee's monthly pre-tax income is $2666.67, not $266.67

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,041.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with AT&T?	I am a Senior Software Design Engineer.
You are asking for very high percentage Personal Loan. Do you suppose, you may find better rate elsewhere?	I have indeed shopped around for personal loan rates. I recently sold my house to relocate to this area. Since I am no longer a home owner, I have found that banks have not been willing to offer lower rates.
What does your fiance do and how much does she earn each month? When is the wedding? Congratulations!	She is a private nanny for a family with four children. Her monthly income is $266.67 (Her yearly salary is $32k before taxes). The wedding is in October 2011. We have found that around 50% of the budget is deposits that are due soon. That is why we are asking for a loan now.

Member Payment Dependent Notes Series 563410

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563410	$8,400	$8,400	16.32%	1.00%	August 19, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563410. Member loan 563410 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Quik Trip	Debt-to-income ratio:	23.23%
Length of employment:	7 years	Location:	ROCKMART, GA

Home town:
Current & past employers:	Quik Trip
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,566.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, what are the loan proceeds to be used for?	I have an outstanding car loan for a car my ex husband has that I would like to pay off at a lower interest rate. The reason I am paying it is was my "way out" of a very unhealthy marriage without a fight 3 years ago. I have kept up on all payments since 2006 while paying my own car note as well. The rest of it is to pay towards my upcoming wedding and honeymoon so that my fiance does not pay for all of it with money he inherited when his brother was killed in iraq. Since my divorce, I have been working VERY hard to improve my credit rating and this would help me even MORE by consolidating my debt and allowing me the wedding and honeymoon I've dreamt of while lowering the total of my current payments by over 175 a month.
What do you do at Quik Trip?	I am a first assistant manager which is the store managers right hand man, or woman in my case. I have been here for 7 years and do not plan on leaving. Its a great company to work for and made Fortune 500's top 20 for many years. My next promotion will be to store manager which will probably come in the next year as QT is about to open a new division. :)
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	4100.00 for auto loan with wells fargo current payment is 323.00 a month. 900.00 for credit card with wells fargo min payment is 15.00 but I pay 75-100 on it each month. First Premier bank 200.00, min payment is 25.00 average payment I make is 50.00 a month if not full balance. Credit cards thus far have been used for wedding details. Current and future wedding debts for wedding on October 1st, 2010 are 1000.00 for photographer and 500.00 for wedding cake. What's left would be spending money for our honeymoon.
What is the source of your income. Is it all QT? As stated, $3500/month--that equates to QT paying you a little over $21.00/hour. Is this correct? Congrats on your upcoming wedding.	I get very nice monthly bonuses every month :)

Member Payment Dependent Notes Series 563412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563412	$3,000	$3,000	13.61%	1.00%	August 20, 2010	August 26, 2013	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563412. Member loan 563412 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Jefferies and Co.	Debt-to-income ratio:	3.71%
Length of employment:	< 1 year	Location:	LONG BEACH, NY

Home town:
Current & past employers:	Jefferies and Co.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	85
Revolving Credit Balance:	$4,509.00	Public Records On File:	1
Revolving Line Utilization:	93.40%	Months Since Last Record:	51
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain your public record (51 months ago). Bankruptcy maybe? What debts will you consolidate? Type, Balance & APR? Thank you	The reason for the public record - my husband was out of work for quite sometime and paying for my outstanding debts got very difficult which put me in arrears and I was on able to pay off the debt.

Member Payment Dependent Notes Series 563461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563461	$5,975	$5,975	11.86%	1.00%	August 18, 2010	August 27, 2013	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563461. Member loan 563461 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Los Rios School District	Debt-to-income ratio:	13.37%
Length of employment:	10+ years	Location:	Fair Oaks, CA

Home town:
Current & past employers:	Los Rios School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	15
Revolving Credit Balance:	$17,274.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 563485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563485	$15,000	$15,000	15.58%	1.00%	August 20, 2010	August 26, 2015	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563485. Member loan 563485 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	los angeles unified school district	Debt-to-income ratio:	19.21%
Length of employment:	5 years	Location:	hawthorne, CA

Home town:
Current & past employers:	los angeles unified school district
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,380.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $15,000 loan. My questions are: [1} What is your current position with L A U S D? (Job/What you do.) [2] Transunion Credit Report shows the $6,880 Revolving Credit Balance. (a 60 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [3] $15,000 is loan; ~ $7,000 is Revolving Credit Balance; ~ $8,000 is the extra cash that you will receive (less loan origination fee) that is consolidating, or refinancing, what SPECIFIC debts that are not included in Transunion Credit Report total debts? [4] Briefly, why should lenders commit their limited $ to help fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 08.12.2010	1. Grant & Funding Specialist/Financial Analyst 2. $2000 3. Bike Loan, Time share 4. This loan will provide a reduction in my current monthly expenses, which will assist in supporting my family. 5. 3 to 4 years.

Member Payment Dependent Notes Series 563539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563539	$1,950	$1,950	11.86%	1.00%	August 18, 2010	August 26, 2013	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563539. Member loan 563539 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Centinela Valley Union High School Distr	Debt-to-income ratio:	16.29%
Length of employment:	6 years	Location:	Torrance, CA

Home town:
Current & past employers:	Centinela Valley Union High School Distr
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,587.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Loan description?	I am going to pay a debt that I owe

Member Payment Dependent Notes Series 563567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563567	$14,000	$14,000	10.38%	1.00%	August 18, 2010	August 26, 2013	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563567. Member loan 563567 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,355 / month
Current employer:	Aggreko	Debt-to-income ratio:	24.88%
Length of employment:	3 years	Location:	Houston, TX

Home town:
Current & past employers:	Aggreko
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/14/10 > While in University, I got into a lot of credit card debt. My goal is to pay off my debt the right way (without getting into debt settlement or debt consolidation). I have had a previous loan with Lending Tree which I paid off in 10 months. Below are the details of my previous loan: Borrower Member Loan 396915 Amount Requested $13,650 Loan Purpose Credit card refinancing Loan Grade D2 Interest Rate 14.42% Loan Length 3 years (36 payments) Monthly Payment $469.33 / month Funding Received $13,650 (100.00% funded) Investors 57 people funded this loan Loan Status Fully Paid Loan Submitted on 4/22/09 1:28 PM

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	34
Revolving Credit Balance:	$16,321.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, interested in funding your loan but could you fist pls. answer a few questions? What debt will this loan be used against (amount, APR) and what other debts will this loan NOT be used for. What are your monthly expenses and how will this new loan fit your lifestyle? Tnx!	Hello, My current APRs are 14.99 and 21.99, with this loan I would be saving around $100.00 in interest fees per month and it would lower my payments by $170 per month. Thanks.

Member Payment Dependent Notes Series 563608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563608	$8,000	$8,000	13.98%	1.00%	August 23, 2010	August 27, 2015	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563608. Member loan 563608 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	United States Army	Debt-to-income ratio:	17.61%
Length of employment:	10+ years	Location:	Indiahoma, OK

Home town:
Current & past employers:	United States Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	20
Revolving Credit Balance:	$44,856.00	Public Records On File:	1
Revolving Line Utilization:	74.10%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the Public Record, and the last delinquency? Thank you in advance.	1. chapter seven. 2. gas credit card for which I am an authorized signer. oversight that was corrected promptly
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Current Balance: $246,857.95. House is currently listed for sale @ $349,995.00
Transunion Credit Report reflects 1 unidentified credit payment delinquency occured 20 months ago. Explanation is? A-N-D 1 unidentified Public Records on File 106 months ago; Court judgment lein? Taxes due lein? Wage garnishment lein? Bankruptcy? If bankruptcy; Chapter 7? (Debtor assets liquidation) Chapter 11? (Debtor reorganization) Or Chap 13? (Wage-earners plan). FYI: The highly condensed Transunion Credit Report that Lending Club provides to lenders provides line totals but not individual line items. Lenders c-a-n-n-o-t determine, or provide, referenced items identities. You can obtain FREE copy complete Transunion Credit Report for that information at www.annualcreditreport.com website. There yearly you can obtain FREE copies your complete Equifax, Experian and Transunion Credit Reports and learn identities credit grantees reporting payment delinquencies and where reported Public Record filed and identities whom was involved in all Public Records. After obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED, Virginia Bch, VA Saturday 08.14.2010	1. chapter seven 2. late pymt on a card I am authorized signer on. acoount has been current since then
How long has your home been listed? Will you be moving locally or long distance?	1. 3 months 2. locally
Detailed loan purpose? Thank You.	To finalize a real estate transaction for my realty holding business
What is the purpose of the loan?	To finalize a real estate transaction for my realty corporation

Member Payment Dependent Notes Series 563630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563630	$7,000	$7,000	13.61%	1.00%	August 20, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563630. Member loan 563630 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	PricewaterhouseCoopers	Debt-to-income ratio:	21.54%
Length of employment:	3 years	Location:	Atlanta, GA

Home town:
Current & past employers:	PricewaterhouseCoopers
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,092.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 563669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563669	$6,000	$6,000	7.51%	1.00%	August 19, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563669. Member loan 563669 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Dean Medical Center	Debt-to-income ratio:	10.42%
Length of employment:	10+ years	Location:	Janesville, WI

Home town:
Current & past employers:	Dean Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	6
Revolving Credit Balance:	$13,093.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 563676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563676	$16,750	$16,750	17.93%	1.00%	August 23, 2010	August 26, 2015	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563676. Member loan 563676 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,400 / month
Current employer:	Ptarmigan Country Club	Debt-to-income ratio:	17.29%
Length of employment:	6 years	Location:	Loveland, CO

Home town:
Current & past employers:	Ptarmigan Country Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/14/10 > I plan on paying off this debt consolidation loan within 3 years, but chose a 5 year plan to obtain a lower monthly payment in order to gain some financial flexibility for my family... Borrower added on 08/14/10 > I am open and available at any time day or night to answer questions... Borrower added on 08/16/10 > Do what you can to help Our Family. We are a good sound investment. We are hard working professionals in the food service industry. I am the Executive Sous Chef of a great private country club here in Colorado. I have entertained actors, athletes, politicians, as well as our everyday members and guests. I do weddings for 100's of guests, and golf tourney weekends for 1000's. My financial teachings and habits are sound and my family always works hard all the way to the end for everything we earn... Borrower added on 08/16/10 > Loan Application, Email, and Bank verified! Waiting on LendingClub to complete my Job/Pay Verification.... Other than that we are ready to be out of debt and a happy family, part of the LendingClub family!!! Borrower added on 08/17/10 > We are open to take any suggestions from Lenders that would help in obtaining funding for our families loan. As I have stated here through Q&A, as well as loan description, we don't have bad credit, we just don't have much credit, and the credit we do have, we have maxed in order to provide what I felt my family needed. The total family debt we are going to consolidate with this loan came over the course of the last 10 years. I moved from New Orleans to Colorado after culinary school. My wife and I couldn't afford a big wedding with family, so we eloped in Vegas alone. We maxed my Discover card to cover the birth of our youngest son who is now 3 because at the time we had no family health insurance. We have for the last 2 years obtained health insurance and are all fully covered. And we sent our oldest son to a school in New Orleans for talented musicians for 2 years. All of these cover our total debt of $16,000 for everything we have amassed over the last 10 years, and we would desperately enjoy a fresh start with only 1 monthly payment of $420 as our loan here specifies. We never miss ANY payments of ANY KIND, and we certainly don't intend to start NOW. So we have balanced our budget, but continue to pay over $800/month to these creditors, but with this loan could wipe out completely as well as pay the loan back early and pocket some much needed monthly funds for my family rather than just give it to creditor interest.

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,000.00	Public Records On File:	0
Revolving Line Utilization:	88.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $16,750 loan. My questions are: [1} What is your current position with Ptarmigan CC? (Job/What you do.) [2] Transunion Credit Report shows the $11,000 Revolving Credit Balance. (a 89 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] $16,750 is loan; ~ $11,000 is Revolving Credit Balance; ~ $5,500 is the extra cash that you will receive (less loan origination fee) that is consolidating, or refinancing, what SPECIFIC debts that are not included in Transunion Credit Report total debts? [4] Briefly, why should lenders commit their limited $ to help fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 08.13.2010	1.) Executive Sous Chef - Chef De Cuisine 2.) No 3.) The amount is actually $14,000 of revolving credit accounts over the last 10 years. I used these accounts to; buy family vehicles, send my stepson to a special school in New Orleans for talented young musicians, and having our new baby, Xavier, who is about to turn 3... 4.) I always pay my commitments as agrred upon. 5.) I plan on paying the loan off early if possible, but in 5 total years at the longest...
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	CitiFinancial (Personal Loan for marriage in '05) -$6200- 17.625% Discover (Credit Card mostly used for prenatal care and child birth in '07) - $6000 - 15% CitiCard (Credit Card used for Rental cars and family vacations, it has a free auto insurance policy for rentals, and I always drive) - $2675 - 19.5% CapitalOne (Credit Card) - $1700 - 21.25% I will be using the loan to consolidate almost all of the debt I have amassed in the last 10-15 years from; moving from LA to CO. Getting married to my wife. Having our children and sending our oldest to a special school for talented young musicians(trumpet). At the time I pay about $800/mo for these. I just wanted to eliminate most, while lowering my monthly payment to below $500/mo...
Can you tell us about your employer? Is business going well through the recession? Any reason you might leave within the next 2 years or so?	Before the recession really took its toll, we had 540 total private members as we are not open to the public. That was in about 2005 I would say. Our membership now is still a strong 500+ and their were way more weddings booked this spring and fall season then in the last few. I have a great and strong relationship with the owners and I see myself retiring at this particular establishment. Considering I am only 29, that is saying something! I took over the fine dining the same year the owners bought the club which was 2006. We have a great working relationship and I don't see anything with my employment going anywhere but up!
Is your spouse employed and if so, how much $ does she bring in? How much do you pay in rent, utilities, etc? Thanks	My wife has been an Employee Training Manager at the Cracker Barrel here in town for over 10 years. She brings home about 300$ a week. Our monthly rent is 700$ Our Utilities total out to about 400$
Your loan will fund quicker if you have your income verified by LendingClub. If they have not contacted you about this then you should contact them and request it.	Thank you for your question, and for your interest into funding my loan. As for your inquiry into my contacting LendingClub about my job verification, as I wrote per the description, I have contacted them, they haven't verified yet... It is strange that some unverified individuals still get their funding... From what I understand to be correct, even if you get full funding from investors, without being verified, your loan won't go though to completion. I have done everything I can do on my part to provide all of my info in a quick and truthful manor, a detailed submission of what I owe, and how my loan will be used... Thank you again for your question, and for your interest into funding my loan. I just hope that LendingClub can provide you with the information you seek, before the time on my loan runs out... I have done everything on my end I can.

Member Payment Dependent Notes Series 563684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563684	$2,400	$2,400	13.98%	1.00%	August 18, 2010	August 26, 2013	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563684. Member loan 563684 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,400 / month
Current employer:	MARC	Debt-to-income ratio:	7.93%
Length of employment:	3 years	Location:	Key West, FL

Home town:
Current & past employers:	MARC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/12/10 > Loan will be used to consolidate credit cards. I would be a good borrower because I have a very small amount of expenses each month and a stable income. I also have never made a late payment in my credit history/

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,157.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is MARC and what do you do there? Art	MARC stands for Monroe Association for Retarded Citizens and I am a Medical Services Assistant. I take clients to doctors appointments, attend to minor medical emergencies, and coordinate health plans for our clients with community doctors.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Chase Credit Card $350.00 with APR 29.99% Capital One C. Card $800.00 with APR 23.15% Bank America C. Card $900.00 with APR 18.75% All of these credit cards are at their max and will be paid off with the loan.

Member Payment Dependent Notes Series 563685

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563685	$24,000	$24,000	18.30%	1.00%	August 23, 2010	August 26, 2013	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563685. Member loan 563685 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Bracewell & Giuliani LLP	Debt-to-income ratio:	14.57%
Length of employment:	1 year	Location:	Houston, TX

Home town:
Current & past employers:	Bracewell & Giuliani LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/06/10 > I have very high income ($160,000 per year) and am in a very secure job. My income will only get more with raises and bonuses next year. The problem is I am plagued from bad decisions I made in College and Student Loans. This hurts my credit score. I am seeking a debt consolidation because my mom ran up the American Express bill (we are both on the account) and they require the account to be paid in full each month. The balance slowly increased and I wasn't paying attention until it grew to what it is now. Despite my income, I cannot make the lump sum payment they want. I could easily pay it off on an installment basis, but they will not transfer the balance to an installment basis, and I cannot pay it off in one month. The American Express is now cancelled, and my mom is no longer a signatory on any of my credit accounts. However, I want to pay it off as quickly as possible so it does not affect my credit. I fully expect to have this loan paid off within 12 months. I plan to pay at least double the monthly payment each month. Thanks for looking. Borrower added on 08/19/10 > I would like to add one more thing. While I would accept the loan if it does not completely fund, I would strongly prefer for the full amount of the loan, because I would be able to restructure all of my unsecured debt into one payment. Thank you for looking, and thank you to all of the investors who have placed their confidence in me.

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	28
Revolving Credit Balance:	$9,520.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Attorney, WELCOME BACK! You are starting 14-day listing with employment-income verified and loan "Approved" for issue after funding completed. Best of luck with quick funding. Lender 505570 USMC-RETIRED Friday 08.13.2010	Thank you sir. Have a nice day.
Your revolving credit balance is listed at $9520, you are requesting s $24,000 what do you plan to do with the difference. Also what is the outstanding balance on the American Express account.	I am an attorney. I am 29 years old and am not married. Monthly Fixed Obligations (Other than Credit Cards) Take Home Income (After Taxes and 401k): $8400.00 Student Loans - $1667.84 Rent - $0.00 (I live in a house owned by my father - he is out of the country) Utility Bills - ~ $350.00 Auto Loan - $280.00 Auto Insurance - $200.00 Phone - $119.00 Incidentals / Spending / Food / Entertainment- $2000 ($500 per week) Prior to Loan Consolidation - $4500 paid towards credit cards to lower debt. This payment taps me out and does not permit me to save. By restructuring my debt, I can pay it while also giving me "breathing room." The debts I am seeking to consolidate are as follows: - American Express: 18,771.00 (Transunion is not up to date on this) - Credit Card 2: $512.00 - Credit Card 3: $1,539.00 - Credit Card 4: $6,091.00 (NOTE: I was asked not to release bank names). Total Credit Card Debt to be Consolidated: $26,853 Total Loan Requested: $24,000.00 Additional Information: Other than a few times in college, I never have had credit card debt. Even then it was less than $1000.00. I am not the type of person to put something on my credit card unless I have the funds to pay for it immediately. The reason I have built up credit card debt on my other cards is I have been trying to aggressively pay down the American Express bill. However, paying my credit card bills in the way I have been attempting is not economically feasible. I admit that I should have kept a closer eye on the balance of my American Express. (I would just have it draft out the lump sum payment owed on my respective portion of American Express card, not the total amount on the bill). Therefore, I allowed my mom's bill to slowly build up to what it is over a 6 month period. Once I realized what was going on, I took action. I love my mother, and this is why I was trying to help her out during the current economic climate. She has since found employment, but I have taken her off any of my credit accounts. I have learned a valuable lesson -- pay much closer attention to my own credit accounts. This is a valuable lesson -- however, learning this lesson has dug me in a financial hole. With your help, I can get out of this hole, get my credit card debt paid off, and put this whole mess behind me. I already have a professional wardrobe and my party days are behind me. I don't need a new car and have no plans to make a large purchase. Once this debt is consolidated, my lifestyle (and work schedule) will not permit me to run up any other debts. Thank you for your consideration.
IF LOAN DOESNT FULLY FUND WILL U ACCEPTT THE PROCEEDS	Yes. Of course.

Member Payment Dependent Notes Series 563689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563689	$8,000	$8,000	7.51%	1.00%	August 18, 2010	August 26, 2013	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563689. Member loan 563689 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	US Marines	Debt-to-income ratio:	8.94%
Length of employment:	10+ years	Location:	Beaufort, SC

Home town:
Current & past employers:	US Marines
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	30
Revolving Credit Balance:	$5,301.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: Your loan application. Employing Service Branch: U S MARINE CORPS. My questions are:: (1) If active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employment shows as 10 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (3) If DoD Civilian Employee: Provide equivilent GS/WG Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, MSgt E8 Finance Chief, USMC-RETIRED Lender 505570 Virginia Bch, VA Thursday 08.12.2010	O-4, indefinite, currently obligated until 2013 which takes me within 3 years of retirement. Military aviator, field grade officer.
that's a lot of money for a hot water heater!	Agreed! The water heater actually leaked causing a significant amount of damage. Insurance has denied the claim due to the age of the water heater.
Does the $5300 in revolving debt listed in your credit history comprise your total current debt? Also, what are the amounts and current monthly payments on your mortgage and home equity line of credit (if any)?	Mortgage Is ~$2400/mo, no home equity line of credit. I currently have one car loan as well.

Member Payment Dependent Notes Series 563700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563700	$2,400	$2,400	17.93%	1.00%	August 19, 2010	August 26, 2015	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563700. Member loan 563700 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,800 / month
Current employer:	Citigroup	Debt-to-income ratio:	6.00%
Length of employment:	4 years	Location:	Prospect, KY

Home town:
Current & past employers:	Citigroup
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	15
Revolving Credit Balance:	$4,051.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the "Other" that this loan is for?	Type your answer here. I have several bills that need my attention. Thanks
What is your job at Citigroup?	Type your answer here. Collector. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.No, The home is owned by my father. Thank you

Member Payment Dependent Notes Series 563701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563701	$25,000	$25,000	13.98%	1.00%	August 23, 2010	August 26, 2013	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563701. Member loan 563701 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,292 / month
Current employer:	Vanguard Group	Debt-to-income ratio:	4.47%
Length of employment:	7 years	Location:	Paoli, PA

Home town:
Current & past employers:	Vanguard Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/12/10 > First-time homeowner who bought a house undervalued by 55,000 (according to zillow.com). I need to invest in a few upgrades, such as re-doing the kitchen floor and converting the garage to a 2-car garage, which will take more up-front cash than I have right now. I have already taken a withdrawal from my 401(k) to fund my down payment, and my plan will not allow another until 12 months later. I have a steady job, as well as a part-time one as an SAT tutor, and good credit so I will be able to pay off the loan over the next 3 years. Thanks for considering me!

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,274.00	Public Records On File:	0
Revolving Line Utilization:	27.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 loan. My questions are: [1} What is your current position with founder John Bogle's Vanguard Group? (Job/What you do.) [2] Transunion Credit Report shows the $6,724 Revolving Credit Balance. (a 28 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, provide accurate description home improvements to be accomplished? ($25K to refinish kitchen floor and convert garage seems a LOT of $. Or am I missing something here?) [4] Briefly, why should lenders commit their limited $ to help fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 08.13.2010	[1] I am a manager in corporate finance, with responsibilities to report on business performance metrics and coordinate our budgeting and planning exercise. [2] My credit card usage is actually a factor in why I'm applying for this loan-- I have interim cash flow issues due to home improvement. The balance is within a month old, so I haven't been charged interest yet. My intent is to use a portion of the loan to pay that off within the grace period. [3] Here is the breakdown of the home renovation costs: $6.5k pay back to credit card, which was used towards a new roof (last roof was 20 years old, and my home insurance underwriter wouldn't give me a policy unless I got that replaced immediately). The roof in total cost $12k. $10k for 2 car garage improvement. This is expensive because current garage does not have a garage door, but a bolted outward swinging barn door instead. The entire front will have to be taken out, a beam put in horizontally to support the load, and 2 9-ft wide door frames put in. After that, 2 automatic garage doors will be installed. $2k for hardwood kitchen floor (currently 3 layers of linoleum). $2k to replace 5 exterior doors (3 for the house, 2 for the garage). Currently, the doors are old warped wood that causes the locks not to shut properly. On the bright side, I am going to put in energy efficient ones that should allow me a tax break. $1.2k for tiling the laundry room. Currently, the floor is industrial carpet that is glued to concrete and is peeling up. $2.3k for dry-walling the family room. Currently it is all dark wood paneling from the 70's (all of the walls and finishes). $2k to carpet the family room. Currently it is tan and orange plaid carpeting glued to concrete, again from the 70's. $7k to repaint entire house - interior of 3 bedrooms, 2.5 baths, living, dining, kitchen, family, and laundry room & exterior of house and garage/barn. $2.5k to fix chimney (stones crumbling). $2.5k to refinish hardwood floors in entire house except where none exists (kitchen, laundry room, and family room). $1.5k for tree removal. Branches accumulating on roof of garage, and this was also a request from the insurance company. TOTAL: $45k. Current funding: $6.5k credit card $6k savings* $7.5k seller credit ---------------------- $25k shortfall *NOTE: I am holding another 5k in reserve as my emergency fund, per personal finance recommendations. [4] I have never had significant debt before. My college tuition was covered with scholarships, grants, and work-study. I bought my car in full. I pay off my credit card balance in the grace period. I have an excellent credit score, but the mortgage process was very arduous because of the limited credit history. For example, my mortgage's underwriter wanted me to supply documentation for each large flow in and out of my checking account that was around $5k or more, to verify that the ending balance was indeed true assets versus temporary cash I got elsewhere that I would have to pay back. I'm a little hesitant to go the traditional finance route again as a result. The strongest reason to fund this loan is that I have other options and this isn't a last resort. I have $25k in unused credit card limits to utilize as an emergency, I could still go a traditional path to ask for a home equity loan, and I have money in my 401(k) I can access as of May next year. [5] I intend to hold this loan for around 2 years. That would be enough time to receive the $8k tax credit, get 2 year-end bonuses, and pay down this debt around those times. Thanks so much for your interest!
Please describe your company and your responsibilities there?	Please see answer part 1 to USMC-RETIRED's question. Thanks!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The mortgage was for 260,000 on a 325,000 home. I put 20% down. Since I bought the home in June, I currently have most of the mortgage left: 259,373.88. I have no HELOC balance and no other liens against the title. Current market value of the home: Based on zillow.com, it is estimated to be 396,500 as of today.
Hi, What is your total money amount of CC and personal loan debt? Thanks, Ron	CC debt is within the grace period. I owe approximately $7k there. For personal loans please see the answer to emerald401k), first part. Thank you!
If you just bought a home - your appraiser would have noticed the issue with the roof. You would not have received financing since your appraiser would have noticed this? Can you please elaborate? Something doesn't sound right...	There were three appraisals/inspectors involved. The inspector I hired noted the roof as having less than 2 years estimated. This is why I went to the seller and received a 7.5k credit. The appraiser the mortgage company hired did not call out the roof in particular, but did value the property as having "Average" condition instead of "Average/Good" condition, putting it at the low end of the comparables. When I put in a homeowner's policy request with my insurance agent, I let them know the roof was last completed about 20 years ago, according to the seller's disclosure. I still received coverage (albeit at a higher price), with the caveat that they would be sending an appraiser out after settlement. Settlement happened on June 4. At that time, I knew I had only a couple of years left on the roof but thought I could get a little more time before replacing it. In July, I got a notification from my insurance agent. He said that the appraiser had come back with a list of 4 items and the underwriter was going to cancel the policy. Those 4 items were: Shed in backyard had damage at the bottom from groundhog or other animal. Roof was too old. Walkway needed to be repaved. Tree hanging over garage needed to be removed. My agent went back to the underwriter to find out if I could have my policy if I installed a new roof, removed the tree, and demolished the shed. I let him know the walkway wouldn't be completed until the other renovations on the house were first. My agent then went back to the underwriter to negotiate a reinstatement of my policy. I would be happy to provide documentation of my various inspections and communications with the insurance company, as long as I can figure out how to do that securely over the web, should you follow up with another question to do so.
Could you verify your income with LendingClub? It would provide lenders additional comfort. Thanks in advance!	Yes, it has been verified as of now. Documents were faxed in this morning and my credit review status shows as approved.
Hi there, Could you please list out your monthly expenses so we can see how this loan will fit into your monthly budget (i.e. mortgage, student loans, car payments, credit card pmts, utilities, food, child support, etc.). Thanks in advance for your answers.	Non-discretionary expenses (utilities are averaged over the last 2 months of living at my new home): 1827.20 = mortgage + taxes 180.00 = electricity, gas, water 65.00 = cell phone 49.00 = TV & Internet ------------ 2121.20/month Discretionary expenses: 350.00 = food/groceries 50.00 = gas for car ------------- 400.00 subtotal 2521.20 TOTAL No student loans, no car payments, no credit card payments (yet), no child support. No insurance payments for car or home because I already paid lump sum for the year (to take advantage of the 10% discount that way).

Member Payment Dependent Notes Series 563728

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563728	$16,000	$16,000	13.61%	1.00%	August 20, 2010	August 28, 2013	August 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563728. Member loan 563728 was requested on August 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Duratherm Processing Systems	Debt-to-income ratio:	7.15%
Length of employment:	< 1 year	Location:	Wood Dale, IL

Home town:
Current & past employers:	Duratherm Processing Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,510.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Duratherm Processing Systems and what do you do there?	Duratherm is a thermal heater manufacturer and I am a CnC Precision machinist.
What are your responsibilities at your current company and what was your previous job?	I am a CnC precision machinist and I assist in getting products cut and ready for assembly. My previous job was in NY the company was called precision metals corp and I was the lead man of the CnC lathe department.
You list debt relief as your reason to borrow from LendingClub. What $16,000 of debt do you currently have? Please list the amounts you owe and what the debt was for? Thank you.	Type your answer herWell the debt I have is from a loan I currently have with Citi financial and I needed to buy a car since my trucks engine decided to give out on me. The loan for the car I bought isn't in my name but I've been making the payments and would like to clean the slate with the person who lended me a hand. Reason I didn't get the car in my name was because I just moved from new York to Illinois. And didnt have a IL driver license in order to register/insure it legally in this state. Also have a credit card with some debt from moving expenses. It's roughly 12,000 for the car 4500 for the loan plus almost 1700 on the credit cards.16,000 isn't going to pay everything but will get me to a state where I can save money rapidly and pay this loan back well before the 36 months.Hope that helps and thanks for taking the time to read this.

Member Payment Dependent Notes Series 563730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563730	$16,000	$16,000	15.58%	1.00%	August 20, 2010	August 26, 2015	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563730. Member loan 563730 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	CSC NASA	Debt-to-income ratio:	14.05%
Length of employment:	3 years	Location:	Rosamond, CA

Home town:
Current & past employers:	CSC NASA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/12/10 > Want to continue making improvements on the house I bought and pay off all credit. Never been late or defaulted on any bills, mortgage, loan, or credit card. I make nearly $3000 a month after taxes working at NASA which has a 20 year contract with the plane I work on. The loan will help me start saving for my wedding sooner as well. Borrower added on 08/12/10 > Want to make home improvements to the house I bought (flooring, yardwork, kitchen remodeling) as well as pay off some debt. I make nearly $3,000 a month after taxes, working for NASA on a airplane that has a contract for 20 years. I have never defaulted or been late on any bill, loan, mortgage or credit card. This would also help me be able to save for my wedding sooner. Thank you.

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,263.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $16,000 loan. My questions are: [1} Brief description your employerCSC (NASA)? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $8,263 Revolving Credit Balance. (a 51 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to help fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 08.13.2010	CSC is computer sciences corporation, a contractor through NASA. I work as an aircraft mechanic on a modified boeing 747 SP with a telescope near the aft section. I plan on using the loan to rid myself of the debt you mentioned and doing away with the credit cards. I currently pay $300-350 a month to those cards. The reason you should lend me the money is no different then anyone else i suppose. I would like to improve my home and get out of debt so my financial future is better. I plan on paying off the loan in 4-5 years, using any extra income to pay off the loan faster. If you have anymore questions ill be happy to answer them, thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello I have no HELOC, my mortgage balance is $123,010.48. The monthly payment is $1,014. The estimate from zillow is $122,500. I bought the house 1 year and 8 months ago.

Member Payment Dependent Notes Series 563742

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563742	$15,000	$15,000	11.49%	1.00%	August 23, 2010	August 26, 2015	August 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563742. Member loan 563742 was requested on August 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	TAMKO Building Products, Inc.	Debt-to-income ratio:	13.92%
Length of employment:	4 years	Location:	Tuscaloosa, AL

Home town:
Current & past employers:	TAMKO Building Products, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/12/10 > Responsible former Military Officer; Stable income as management within an industry leading company with compensation raises the last 4 years; Never has been late with payments; Flawless credit; Wanting to consolidate smaller amounts of debt from multiple sources into one place for pay off; Borrower added on 08/17/10 > Equifax Credit Score = 769 (reported 8/11/2010) Experian Credit Score = 766 (reported 8/11/2010) TransUnion Credit Score = 742 (reported 8/11/2010)

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,534.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 563769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563769	$5,000	$5,000	11.86%	1.00%	August 24, 2010	August 27, 2013	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563769. Member loan 563769 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	United Sates Air Force	Debt-to-income ratio:	12.36%
Length of employment:	4 years	Location:	DALZELL, SC

Home town:
Current & past employers:	United Sates Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	automobile funding

Member Payment Dependent Notes Series 563835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563835	$8,000	$8,000	7.51%	1.00%	August 18, 2010	August 29, 2013	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563835. Member loan 563835 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	United States Federal Courts	Debt-to-income ratio:	23.93%
Length of employment:	2 years	Location:	Daleville, VA

Home town:
Current & past employers:	United States Federal Courts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/15/10 > I am purchasing a new home and although I have sufficient funds for the down payment I was cutting my cash a little too close on the closing costs. In fact, it may turn out that I don't need the funds at all but I want to have them on hand so that I'm able to complete closing without any delay. In the event the funds are not used, they will be returned as prepayment on the loan of course. Borrower added on 08/15/10 > I also want to add that I expected to have the closing costs saved over the course of the months my house was on the market but, much to my surprise, I sold my house in only 2 days. Given the buyers' market I had to take a little less than expected on mine but I got a good deal on the buy and even got the sellers of the home I purchased to kick in some of the closing cost. I have invested in LendingClub loans before and thought this would be a good way to try out the borrowing side and get a low interest rate in the event I do need to end up using some of the funds. Borrower added on 08/15/10 > I want to add that I had planned to have saved funds for the closing over the months my house was on the market but it turns out I unexpectedly sold the house in 2 days. In this buyers' market I had to take a little less than I wanted but I think conversely I got a great deal on my new home. From a cash-flow standpoint we just got a little blindsided by the speed of selling our home and buying a new one. As I stated before, I just want to feel confident that closing is not going to be a problem and that I have access to a cash reserve.

A credit bureau reported the following information about this borrower member on August 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$78,527.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you job with United States Federal Courts?	I am an attorney and serve as a law clerk.

Member Payment Dependent Notes Series 563915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563915	$15,000	$15,000	14.72%	1.00%	August 23, 2010	August 27, 2013	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563915. Member loan 563915 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	n/a	Debt-to-income ratio:	17.85%
Length of employment:	3 years	Location:	Allen, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	5
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Borrower Profile shows Reported Gross Income Per Month; Length of Employment as 03 years, but Current Employer as "N/A". If self-employed, what is your primary occupation? If business owner, what is your primary business description? If employer is person or firm, then identify your employer? If none of the previous apply, then identify sources of reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? Unemployment Benefits? Advance thanks for appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 08.13.2010	I am a veterinarian and own my own clinic.
Transunion Credit Report shows 1 creditor payment delinquencies within 24-months; the most recent 05 months ago. Explanation is? FYI: Lending Club provides lenders highly condensed borrower Transunion Credit Report that shows total Delinquent Payments but not the name of credit grantee who reported the delinquencies. Visit the www.annualcreditreport.com website. You can obtain FREE copies of your complete Equifax, Experian, Transunion Credit Reports yearly. NO CC required, NO sign-ups; NO extra-costs. After obtaining, and reviewing, your Transunion Credit Report details, then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 08.13.2010	accidently missed payment
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage at $50,000. Value at &125,000
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	owe $50,000 Value $125,000

Member Payment Dependent Notes Series 563919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563919	$12,000	$12,000	7.88%	1.00%	August 23, 2010	August 27, 2013	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563919. Member loan 563919 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Credit Suisse	Debt-to-income ratio:	9.91%
Length of employment:	10+ years	Location:	Rockaway Park , NY

Home town:
Current & past employers:	Credit Suisse
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/13/10 > Im planning to use the funds to pay off credit card bills in an organized manner.

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,129.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit history shows a revolving balance of $8129, but your loan request is for $12000. Could you list the amounts and interest rates of your existing debt?	Im asking to borrow more then what I'm currently in debt for at this time to cover some misc bills along with paying off credit cards to have one monthly payment to work with. My present interest rates range from 16.24% to 23.25% - on revolving cards.

Member Payment Dependent Notes Series 563983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
563983	$12,000	$12,000	10.38%	1.00%	August 23, 2010	August 27, 2015	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 563983. Member loan 563983 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,792 / month
Current employer:	Stahl& Associates	Debt-to-income ratio:	16.98%
Length of employment:	10+ years	Location:	Seminole, FL

Home town:
Current & past employers:	Stahl& Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/13/10 > The money will be used to consolidate and lock in an intrest rate to pay off quicker. I have been working in the insurance field for 19 years. And a stabel employee, wa with State Farm for 16.5 years and now with Stahl & Associates for 2.5 I always pay my bills on time. and keep to a budget. Most of the funds I am paying off from my credit cards were due to some major home repairs and medical bills for my daughter.

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59,495.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total of both is $110,000 - value $140,000
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	$1600

Member Payment Dependent Notes Series 564020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564020	$5,000	$5,000	13.23%	1.00%	August 20, 2010	August 27, 2015	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564020. Member loan 564020 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	n/a	Debt-to-income ratio:	7.73%
Length of employment:	3 years	Location:	St. Louis, MO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > Adding relevant detail is difficult without entering volumes. Quewstions will be frankly responded to.

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1984	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,808.00	Public Records On File:	1
Revolving Line Utilization:	22.50%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	total debt against houe (1st mortgage only is approxiamtely 125K approx value is 150K
Nature of the business?	I am a sole general practicioner, primarily personal injury/workers' compensation, and traffic, alog with a mixture of other matters that come in. I presently have a couple of cases pending that will more than pay this loan off, likely within 6 months.

Member Payment Dependent Notes Series 564035

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564035	$5,000	$5,000	19.04%	1.00%	August 18, 2010	August 27, 2015	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564035. Member loan 564035 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Idealist.org	Debt-to-income ratio:	3.40%
Length of employment:	3 years	Location:	Portland, OR

Home town:
Current & past employers:	Idealist.org
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/13/10 > I have lived away and financially supported my family for the last four years. We now have an opportunity to be together and make up for lost time. By funding my loan, I would be able to consolidate my debt, make a lower monthly payment, and be able to put away some money for our future. I appreciate your generosity.

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,725.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Idealist.org and what do you do there?	Hello and thank you for your question! Idealist.org is a nonprofit organization that helps people move from good intentions to action. We have on-the-ground (job fairs, graduate school fairs) and online (job board, info centers) resources that help individuals navigate the nonprofit sector. We help individuals find nonprofit jobs, volunteering opportunities, and make connections in their local communities. I manage the graduate school fairs - from organizing to overseeing the events - in several major cities in North America. The fairs allow prospective students discuss professional development through graduate education with admissions representatives.
Have you worked on getting your income verified and your loan approved as to attract more lenders?	Hi! The Lending Club has not requested for any documents to verify my income yet. If and when they do, I would be more than happy to provide them with the necessary papers. Thank you for your question.

Member Payment Dependent Notes Series 564046

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564046	$15,000	$15,000	15.95%	1.00%	August 18, 2010	August 27, 2015	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564046. Member loan 564046 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Eagle Aviation Services Inc.	Debt-to-income ratio:	24.83%
Length of employment:	10+ years	Location:	Abilene, TX

Home town:
Current & past employers:	Eagle Aviation Services Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > I am 50 years old. Married w/1 child. I am a retired Air Force E-7, & have been employed with my airline for 13 years come Oct. I've gotten into a little bit of debt & I am trying to plan ahead for retirement, albeit a little late. With this loan I intend to payoff the following debts; #1 $5200 Min Mo. Pymt; $183 #2 $2400 Min Mo. Pymt; $183 #3 $2100 Min Mo. Pymt; $75 #4 $1450 Min Mo. Pymt; $75 #5 $1400 Min Mo. Pymt; $75 #6 $1050 Min Mo. Pymt; $50 #7 $1000 Min Mo. Pymt; $50 Total: $14600 Min Mo. Pymt; $691 With a lending club loan these debts will be paid off in 5 years, (if not sooner), with a monthly payment of $365. Otherwise I'll be paying them down for the next 20 years or so & never be ready for retirement. Todays economy is scary. I need to get ready, I need to get out of debt ASAP! Thanks for reading I'm sure you've heard the same old story over & over. If you have any questions I'll be happy to answer them. Thanks again. Note to lenders; this loan was removed & relisted because of a misunderstanding of income verification documents required by the L/C review team. All correct docs. will be submitted & should clear up any discrepancies. Thanks again.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,058.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Current mortgage balance is approx. $43,000. If by HELOC you mean an equity line of credit, I have none. Just the one fixed rate mortgage. 2. Current market value is approx. $90,000. Thank you for your question, & your interest in my loan app.
Welcome,back-again..again. Appears ypu successfully submitted necessary employment documents; loan listed with income already verified. That's excellent start this time around. LOan still needs to be "Approved" for issue after fundied. Lender 505570 USMC-RETIRED Saturday 08.14.2010	Well, as they say ; 3rd times a charm. Hopefully there will be no more glitches. Thank you for your patience.

Member Payment Dependent Notes Series 564063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564063	$12,500	$12,500	13.61%	1.00%	August 19, 2010	August 27, 2013	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564063. Member loan 564063 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,375 / month
Current employer:	SusQtech	Debt-to-income ratio:	16.36%
Length of employment:	< 1 year	Location:	Winchester, VA

Home town:
Current & past employers:	SusQtech
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/15/10 > I accumulated debt when I was unemployed for several months last year. I was luckily offered a job, but it was unfortunatley a low paying position, and I had to use credit cards to buy gas and groceries. I now have a great job and a great salary but the credit card debt that I accumulated during that last year is dibilitating. I hate throwing money away towards the high interest rates. This loan would allow me to consolidate that credit card debt and it would give me a better interest rate; utlimately making it easier for me to pay it off and get my financial house back in shape. Thank you so much.

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,285.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Lending club shows your revolving credit balance of ~$7300. What other debt are you paying with the asking $12.5k? What is SusQTech and what do you do there? Do you have emergency money? Thanks!	I'm actually not sure what the revolving credit balance means... does that mean that I only owe $7300 on debt? I wish that were true! I have 5 credit cards that I will be paying off and I just re-checked the final balances today; I don't have my notes in front of me but they total about this much: Visa: $5,800 Bank of America Visa: $2500 Pier One: $400 Citicard: $1500 JCrew: $1500 (that I've had for a while, before I lost my job) At SusQtech, I am the Marketing Manager. SusQtech is a technology company who focuses on Microsoft SharePoint- from training to development and implementation. It's a great job and there is a lot of room for advancement. I have already been told that next April I will be receiving a generous promotion which will increase my salary greatly.

Member Payment Dependent Notes Series 564084

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564084	$3,000	$3,000	14.35%	1.00%	August 18, 2010	August 29, 2013	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564084. Member loan 564084 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	TommyJ's	Debt-to-income ratio:	4.08%
Length of employment:	3 years	Location:	DAVIS, CA

Home town:
Current & past employers:	TommyJ's
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,900.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is TommyJ's and what do you do there?	TommyJ's is a restaurant in Davis, Ca and I'm the lead server
Loan Purpose? Thank you.	The loan purpose is to help pay off debt so I can start saving money and stop living paycheck to paycheck

Member Payment Dependent Notes Series 564101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564101	$8,400	$8,400	15.21%	1.00%	August 20, 2010	August 27, 2015	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564101. Member loan 564101 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	The Boeing Co	Debt-to-income ratio:	23.91%
Length of employment:	7 years	Location:	Buena Park, CA

Home town:
Current & past employers:	The Boeing Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/13/10 > Stable Job 7+ years. Using partial fund to payoff 401k loan. Making room to purchase a home.

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,271.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan purpose is listed as "Renewable - Green Energy"? If not,are you paying back a 401(K) loan in full or partial? Any pay off of the 11K revovling debt? Thank you.	Plan is to payoff 401K (about 4K) and the rest towards revolving debt.

Member Payment Dependent Notes Series 564116

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564116	$2,000	$2,000	11.49%	1.00%	August 18, 2010	August 27, 2013	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564116. Member loan 564116 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Wcities.com	Debt-to-income ratio:	2.44%
Length of employment:	2 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Wcities.com
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	42
Revolving Credit Balance:	$67.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 564118

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564118	$12,000	$12,000	10.38%	1.00%	August 20, 2010	August 27, 2015	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564118. Member loan 564118 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	orlando housing authority	Debt-to-income ratio:	2.71%
Length of employment:	10+ years	Location:	orlando, FL

Home town:
Current & past employers:	orlando housing authority
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/13/10 > thank you,

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,859.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe (itemize) the debt you want to consolidate? Art	Type your answer here.credit card consolodation

Member Payment Dependent Notes Series 564180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564180	$4,600	$4,600	6.39%	1.00%	August 18, 2010	August 27, 2013	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564180. Member loan 564180 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	California Department of Justice	Debt-to-income ratio:	5.20%
Length of employment:	3 years	Location:	Antioch, CA

Home town:
Current & past employers:	California Department of Justice
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,782.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 564181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564181	$4,400	$4,400	6.76%	1.00%	August 18, 2010	August 27, 2013	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564181. Member loan 564181 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Southern Air Systems	Debt-to-income ratio:	17.42%
Length of employment:	< 1 year	Location:	Ft. Lauderdale, FL

Home town:
Current & past employers:	Southern Air Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$296.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 564185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564185	$14,500	$14,500	16.32%	1.00%	August 24, 2010	August 30, 2015	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564185. Member loan 564185 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,952 / month
Current employer:	South Coast Air Quality Management Dist.	Debt-to-income ratio:	20.00%
Length of employment:	8 years	Location:	La Verne, CA

Home town:
Current & past employers:	South Coast Air Quality Management Dist.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$96,379.00	Public Records On File:	0
Revolving Line Utilization:	89.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $14,500 loan. My questions are: [1} What is your current position with South Coast Air Quality District? (Job/What you do.) [2] Transunion Credit Report shows the $96,379 Revolving Credit Balance. (a 89 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to help fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.16.2010	1) My position is Air Quality Engineer 2, and I have been there for nearly 9 years. 2) The revolving credit balance does include a HELOC which is right around 72,000 at an approximately 3.74% apr (it varies month to month, but has been running right around there). My total outgoing expenses are about $4200 (including cars/credit cards/mortgage/HELOC). However, my oldest son (age 20) and husband make several of those payments with their salary. 3) One, I plan to pay off higher interest debt with the loan. Two, if you've seen my credit report - you can see that although I have a high revolving balance, I make my payments on time. I have a very high commitment to paying my debts and bills. 4) At this point I'm looking to pay off the loan in 4-5 years, however, if my side business (I'm also a real estate broker with 2 agents working for me) picks up again, I would like the option to pay off earlier. Hope that helps.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) the balance on my mortgage loans (both first and second) is 676,700 2) the current market value of the home is approximately $725,000.
Greetings. Outside of your HELOC it appears your revolving debt is about $24k. Is that correct? Also, what is your combined net take home pay per month between you and your husband?	Yes, that is correct on the revolving debt. Between my husband and I we take home 11,550 a month. On occasional months I make a little more with overtime or my side business, but it is not on a consistent basis.

Member Payment Dependent Notes Series 564208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564208	$3,000	$3,000	10.38%	1.00%	August 18, 2010	August 27, 2013	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564208. Member loan 564208 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,300 / month
Current employer:	scott roofing company	Debt-to-income ratio:	6.48%
Length of employment:	5 years	Location:	phoenix, AZ

Home town:
Current & past employers:	scott roofing company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,985.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	my balance is 115,000.00 but im not sure what the market value is. it was appraised but that was 2yrs ago at 185,000.000

Member Payment Dependent Notes Series 564221

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564221	$5,000	$5,000	11.49%	1.00%	August 19, 2010	August 27, 2015	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564221. Member loan 564221 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	2.64%
Length of employment:	7 years	Location:	La Verne, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/17/10 > The assets from this loan will be added to the owners’ personal investment assets that are going to be used to establish educational seminars. These seminars are designed to assist individual investors in improving their equity stock option trading. Needed items include, but are not limited to: curriculum, presentation literature, sales literature, advertisements, scheduled hotel space and much more. Printed historical performance documents will be required as well as bookkeeping records. We will also need presentation equipment for the seminars.

A credit bureau reported the following information about this borrower member on August 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	25
Revolving Credit Balance:	$2,604.00	Public Records On File:	1
Revolving Line Utilization:	38.90%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Borrower Profile shows Reported Gross Income Per Month; Length of Employment as 07 years, but Current Employer as "N/A". If self-employed, what is your primary occupation? If business owner, what is your primary business description? If employer is person or firm, then identify your employer? If none of the previous apply, then identify sources of reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? Unemployment Benefits? Advance thanks for appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Saturday 08.14.2010	I have been self-employed for the last seven years as a financial planner. Currently I am a registered representative with a national brokerage house, although my new business is not affiliated with the broker.
Transunion Credit Report reflects 1 unidentified Public Records on File 117 months ago; Court judgment lein? Taxes due lein? Wage garnishment lein? Bankruptcy? If bankruptcy; Chapter 7? (Debtor assets liquidation) Chapter 11? (Debtor reorganization) Or Chap 13? (Wage-earners plan). FYI: The highly condensed Transunion Credit Report that Lending Club provides to lenders provides line totals but not individual line items. Lenders c-a-n-n-o-t determine, or provide, referenced items identities. You can obtain FREE copy complete Transunion Credit Report for that information at www.annualcreditreport.com website. There yearly you can obtain FREE copies your complete Equifax, Experian and Transunion Credit Reports and learn identities credit grantees reporting payment delinquencies and where reported Public Record filed and identities whom was involved in all Public Records. After obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED, Virginia Bch, VA Saturday 08.14.2010	Nearly 10-years age my wife and I filed for chapter 7 bankruptcy. It was summarily granted. Our debt was almost solely from excessive credit card use.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The only loan on the house is my first TD at $399,920. There are no other leans on the property. Zillow.com placed the value of my home at $395,00; while many of the other 16 houses on the street have a higher value with less square footage, smaller lot size and no pool.

Member Payment Dependent Notes Series 564259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564259	$1,800	$1,800	11.49%	1.00%	August 23, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564259. Member loan 564259 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	L3 Communications C.P.S.	Debt-to-income ratio:	1.51%
Length of employment:	10+ years	Location:	Muskegon, MI

Home town:
Current & past employers:	L3 Communications C.P.S.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,337.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is L3 Communications C.P.S. and what do you do there?	Type your answer here. Government Contractor.Combat Propulsion Systems. Quality Dept.

Member Payment Dependent Notes Series 564269

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564269	$20,000	$20,000	10.38%	1.00%	August 20, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564269. Member loan 564269 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Cornerstone OnDemand	Debt-to-income ratio:	5.64%
Length of employment:	< 1 year	Location:	Santa Monica, CA

Home town:
Current & past employers:	Cornerstone OnDemand
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,034.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What do you do for Cornerstone Demand? 2) For your revolving credit balances please list outstanding balance/interest rate/current payments? 3) What's the intended purpose of the funds? 4) In general terms could you specify your monthly expenses? Rent, bills, other debt?	I am a Sr. Manager for Client & Partner Marketing. I have 3 outstanding credit cards that I would like to pay off. 1) Balance of $8K with 20% interest 2) Balance of $7K with interest of 19% 3) Balance of $5K with interest of 22%. My rent is $1750 per month including utilities. I don't have a car payment and no other debt other than what is listed above.
Hi, Couple of questions: 1.) What is your take-home pay after taxes, etc. ? 2.) Please list any alimony, child-care, back-taxes or other unsecured debt not listed above ?	$5775 per month. No other unsecured debt not already listed.

Member Payment Dependent Notes Series 564281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564281	$2,500	$2,500	11.86%	1.00%	August 18, 2010	August 27, 2013	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564281. Member loan 564281 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Caplan Bros. Glass Co Inc.	Debt-to-income ratio:	14.19%
Length of employment:	6 years	Location:	Belcamp, MD

Home town:
Current & past employers:	Caplan Bros. Glass Co Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	62
Revolving Credit Balance:	$594.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 564308

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564308	$15,000	$15,000	10.75%	1.00%	August 19, 2010	August 27, 2013	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564308. Member loan 564308 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,472 / month
Current employer:	exempla	Debt-to-income ratio:	2.59%
Length of employment:	10+ years	Location:	erie, CO

Home town:
Current & past employers:	exempla
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	41
Revolving Credit Balance:	$2,114.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is exempla and what do you do there?	I'm a radiologist. It is a hospital that specializes in acute treatment and medical care in Colorado. We have two locations. I've worked there over 13 years now.

Member Payment Dependent Notes Series 564317

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564317	$14,000	$14,000	15.95%	1.00%	August 19, 2010	August 27, 2015	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564317. Member loan 564317 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	8.45%
Length of employment:	10+ years	Location:	Alameda, CA

Home town:
Current & past employers:	Kaiser Permanente
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	71
Revolving Credit Balance:	$12,801.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $14,000 loan. My questions are: [1} What is your current position with Kaiser-Permanente ? (Job/What you do.) [2] Transunion Credit Report shows the $12,801 Revolving Credit Balance. (a 43 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to help fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 08.14.2010	[1] I work in the Ob/Gyn Department as a doctor's assistant for over 10 years. [2] I just bought the home, Monthly cc bills/other (including mortage) is $1,800. [3] I am trustworthy, I like to pay my bills on time and over the amount, [4] Four to five years. Thank you for your time and consideration.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, I just bought my home for $228,000.00 in July 2010 I tried checking at Zillow.com and Yahoo! real estate but because my home is brand new it does not recognize it.
My wife and I have received prenatal care through Kaiser Alameda OB (Sharma) a couple of times in the last 4 years. We may have met. Thank you. I am funding your loan.	Thank you.

Member Payment Dependent Notes Series 564321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564321	$4,000	$4,000	14.35%	1.00%	August 19, 2010	August 28, 2013	August 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564321. Member loan 564321 was requested on August 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	RR Donnelley and Sons	Debt-to-income ratio:	5.55%
Length of employment:	4 years	Location:	LITITZ, PA

Home town:
Current & past employers:	RR Donnelley and Sons
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	46
Revolving Credit Balance:	$5,718.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is RR Donnelley and Sons and what do you do there?	It is the world's largest print company - printing a large percentage of every type of print media. Search Wikipedia for more information. I work in manufacturing - typically 40 to 52 hours a week. It has been steady work, with a very large work-force in my area.

Member Payment Dependent Notes Series 564330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564330	$12,000	$12,000	11.49%	1.00%	August 18, 2010	August 28, 2013	August 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564330. Member loan 564330 was requested on August 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,125 / month
Current employer:	Hewlett Packard	Debt-to-income ratio:	14.60%
Length of employment:	3 years	Location:	Naperville, IL

Home town:
Current & past employers:	Hewlett Packard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/14/10 > Looking to consolidate and close out a couple of credit cards with higher APRs. I am a Project Manager with 11 years of experience, 3 of which have been with a Fortune 100 company (my current employer). I have a clean credit history and can make the monthly payments without any problem. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on August 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,046.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Critical Miss: Here are the details of each of the credit card debts: Acc 1: $14,806.69 @7.99% Acc 2: $5,621.88 @10.99% Acc 3: $4,597.70 @20.99% Acc 4: $7,096.89 @16.49% Acc 5: $5067.15 @9.49% In addition, there is an automobile loan of $9,000 @6%. Accounts 3 and 4 will be paid off with this loan.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello Emerald401k: The balance on my mortgage is $355,250. As per zillow, the current market value of our home is $349,000. Thanks!
Why is printer ink so expensive?	This is a good link: http://wiki.answers.com/Q/Why_is_printer_ink_so_expensive

Member Payment Dependent Notes Series 564338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564338	$12,800	$12,800	11.49%	1.00%	August 23, 2010	August 27, 2015	August 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564338. Member loan 564338 was requested on August 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Walgreen Co.	Debt-to-income ratio:	8.51%
Length of employment:	10+ years	Location:	Sun Prairie , WI

Home town:
Current & past employers:	Walgreen Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/13/10 > I am combining all credit card debt into one loan with a smaller interest rate to get out of debt and rid of my credit cards. Borrower added on 08/19/10 > I have additional income potential from an annual bonus up to 10% of my salary.

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	25
Revolving Credit Balance:	$38,176.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage Balance is $293,223 and market value is $301,000.
What are the current amounts and interest rates of the CCs you will be refinancing? Thanks!	Before my august payments: 6,788.75 @ 17.99% and 7,595.24 @ 24.99%
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2..Are you the sole wage earner? Thanks.	Mortgage plus escrow: $2363.00, Car $0.00 (own), utilities $250- $300, Auto Insurance $45, Life Insurance $40, Internet $40, Tv: $100, cell phones $150, Grocery/Supplies $325, Misc. expenses: $100. Additional income: Fiance lives with me and contributes approx $400 a month towards expenses.
How much do you currently pay each month towards the cards that you are consolidating? How much do you pay each month toward all of your credit cards? Does your fiance work and if so, what does he/she do and how much does he/she earn each month? When is the wedding (congratulations!)?	Credit card payments for the all cards are roughly $550 per month. Fiance does work, she is earning roughly $1200 a month. May be starting a new job which will raise her monthly income to roughly $3,700. We are figuring Summer or Fall next year. Thank you.

Member Payment Dependent Notes Series 564360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564360	$8,100	$8,100	11.12%	1.00%	August 20, 2010	August 28, 2015	August 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564360. Member loan 564360 was requested on August 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	self	Debt-to-income ratio:	14.47%
Length of employment:	10+ years	Location:	murrieta, CA

Home town:
Current & past employers:	self
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/14/10 > Thank you. Borrower added on 08/18/10 > I'm an excellent borrower because I have always made good on my debts. My credit score is above 800. And Ive been doing the same job for the past 20 plus years as well. Thank you...

A credit bureau reported the following information about this borrower member on August 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	25
Revolving Credit Balance:	$10,389.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this loan for a car or a motorcycle?	Motorcycle
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$265,000 owed and $330,000 value. Thank you...
What type of business are you in and do you have employees? If so, how many?	Pool maintenance for the last 20 years. And I have no employees.
Have you reviewed a recent credit report? Your score appears to us as 714-749, and there appears to be a delinquency 25 months ago. Do you know what the delinquency was?	Delinquency?? I have no idea. Last time I refinanced my house a couple years ago I had a 800 score with no delinquency. I will be looking into that!

Member Payment Dependent Notes Series 564371

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564371	$12,275	$12,275	13.61%	1.00%	August 19, 2010	August 28, 2013	August 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564371. Member loan 564371 was requested on August 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,792 / month
Current employer:	Duncan Industrial Solutions	Debt-to-income ratio:	24.00%
Length of employment:	5 years	Location:	Cypress, TX

Home town:
Current & past employers:	Duncan Industrial Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,507.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Duncan Industrial Solutions and what do you do there?	Duncan Industrial Solutions is an MRO supplier and supply chain specialist. I'm a System Manager working onsite at one of the largest energy services companies in the world.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance on Mortgage is $145,130.86 : No HELOC : Market Value via Zillow.com $140,000
I am interested to help fund your $12,275 loan. My questions are: [1} Transunion Credit Report shows the $16,507 Revolving Credit Balance. (a 73 pct sage.) How much $ are you now paying per month on your total credit card/other debts? [2] Briefly, why should lenders commit their limited $ to help fund your loan? [3] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Sunday 08.15.2010	I'm currently paying $475 monthly a little extra on a few credit cards. I would like to begin planning for my child's college education and the first step is to get out of debt.I'm requesting assitance to better position myself to be able to return the favor in the future. My current rate to pay off my debt without the loan is 2yrs 8 months / with the loan and less interest the goal is 1yr 8 months if not sooner. Thanks for asking

Member Payment Dependent Notes Series 564420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564420	$3,200	$3,200	7.88%	1.00%	August 23, 2010	August 29, 2015	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564420. Member loan 564420 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Shades Crest Baptist Church	Debt-to-income ratio:	24.48%
Length of employment:	1 year	Location:	Hoover, AL

Home town:
Current & past employers:	Shades Crest Baptist Church
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,299.00	Public Records On File:	0
Revolving Line Utilization:	21.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Shades Crest Baptist Church?	I'm the Facilities Manager and Assistant Director of Community Ministries. As Facitilies Manager I either personally fix or call professionals to fix any and everything that goes wrong from blown bulbs to roof leaks. As Asst Dir I manage the Family Life Center, answer phones, manage the Volunteers and other things like Basketball Leagues and planning events.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I rent an apartment. I've lived here for 8 months and my rent is $600 a month.

Member Payment Dependent Notes Series 564423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564423	$8,000	$8,000	11.12%	1.00%	August 18, 2010	August 28, 2013	August 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564423. Member loan 564423 was requested on August 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Morton Capital Management	Debt-to-income ratio:	7.23%
Length of employment:	2 years	Location:	Sherman Oaks, CA

Home town:
Current & past employers:	Morton Capital Management
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,280.00	Public Records On File:	1
Revolving Line Utilization:	73.00%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Morton Capital Management and what do you do there?	Morton Capital Management is a registered investment advisory firm. I am the Co-Chief Investment Officer.

Member Payment Dependent Notes Series 564455

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564455	$13,000	$13,000	7.88%	1.00%	August 20, 2010	August 28, 2013	August 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564455. Member loan 564455 was requested on August 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Micron Technologies	Debt-to-income ratio:	8.28%
Length of employment:	9 years	Location:	Elkins Park, PA

Home town:
Current & past employers:	Micron Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,718.00	Public Records On File:	0
Revolving Line Utilization:	44.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
you have a lot of credit lines. is your intention to pay off all credit lines with this new loan? you probably should put in a description of why you want the loan, as it would help everyone who you are looking to fund you.	Type your answer here.yes, my intentions are to pay credit card debt with the loan.
What is Micron Technologies and what do you do there?	Type your answer here.Micron Technologies is a contractor for many pharmecuetical companies,we perform particle size reduction of API'S.
Could you list your outstanding debt balances and monthly payments? (Including any home equity line of credit you may have.)	GM Flex Card: $1,270.00 Citi Card:$ 2,545.00 Chase Card:$6,293.00 Capital One Card:2,750.00 GMAC Mortgage $ 65,500.00 AES Student Loan $ 8,800.00 Above are balances left to pay. At the very top are balances for credit cards, i want to pay off with the loan i requested.
Thanks for the response. Could you also state your monthly payments on the various types of debt you hodl?	GMAC Mortgage $431.87 Monthly AES Student Loan $146.64 Monthly Credit Cards Chase Card $150.00 Monthly GM FlexCard $ 75.00 Monthly Citi Card $100.00 Monthly Capital One Card $100.00 Monthly

Member Payment Dependent Notes Series 564492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564492	$2,700	$2,700	6.76%	1.00%	August 18, 2010	August 28, 2013	August 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564492. Member loan 564492 was requested on August 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Medicity	Debt-to-income ratio:	0.27%
Length of employment:	4 years	Location:	Midvale, UT

Home town:
Current & past employers:	Medicity
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/14/10 > This loan is being used to fund approximately 40% of a used car purchase; the rest I am supplying myself (cash from savings). I do not have any other car payments. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on August 14, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	74
Revolving Credit Balance:	$1,176.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Medicity and what do you do there?	Medicity is a software development company focused on Health Information Exchanges; basically right in the middle of what the government has decided to throw tons of money at. I work as a Database Administrator for the company.

Member Payment Dependent Notes Series 564565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564565	$3,000	$3,000	13.98%	1.00%	August 19, 2010	August 28, 2013	August 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564565. Member loan 564565 was requested on August 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Vertical Screen, Inc.	Debt-to-income ratio:	0.00%
Length of employment:	3 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Vertical Screen, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Vertical Screen, Inc. and what do you do there?	It is a private company that does background screening for other businesses. I am the accounts payable specialist in the finance department. Thank you
Could you please describe the bills you want to consolidate? Thanks; Art	These are credit card bills and i am tired of paying high interest for each one. So i am trying to pay them off and save some money in the long run. Thank you
Hi, I'm interested in funding your loan. Can you please 1. List the items that you will be consolidating (account type, amount consolidated, current rate)? 2. Explain the difference in your Revolving Credit Balance and the amount you are planning to borrow? Thanks, and I look forward to funding your loan!	These are the credit cards and i am paying something like 19% for each one. I am looking to borrow $3000 dollars and pay off three of my credit cards.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. I do not owe any mortgage. 2. I live with my parents and the house is under their name. 3. I do not have HELOC. 4. We have been living here for more than 6 years. Thank you.
Your Revolving Credit Balance= $0.00. What is the loan puprpose (currenly listed as "Other")? If paying off debts, please list ALL debts, including Type, Blalance, APR and Monthly payments. Also indicate which debts will be paid off with this loan. Thank you.	Three of my credit cards with APR around 19%-20%. My total monthly payments for those three comes out to be around $200. Eventhough i am making the payments on time, its not coming down too much each month. Thats why i want to pay them off by getting one loan and just make one payment. I am sure it will save me lots of money. Thank you
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I do not own the house. My parents does and i do not make any mortgage payments.
What bills are you consoldidating; Type, Balance, APR. Thank you.	Credit cards with APR 19-20%
I understand your desire to consolidate existing debt -- has anything been done to avoid accruing new debt?	I am sorry, i am not sure if i understood your question. As far as i belive, this wouldn't be an accruel, it would replace my current debt and put my in a better financial position and save money. I hope this answers your question. Thank you

Member Payment Dependent Notes Series 564566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564566	$1,800	$1,800	13.23%	1.00%	August 18, 2010	August 28, 2013	August 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564566. Member loan 564566 was requested on August 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	NYC Department of Education	Debt-to-income ratio:	5.67%
Length of employment:	< 1 year	Location:	NEW YORK, NY

Home town:
Current & past employers:	NYC Department of Education
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,937.00	Public Records On File:	0
Revolving Line Utilization:	96.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be keeping your current job after the move? What do you do for NYC Department of Education? Since you have been with them < 1yr, please provide your employment history. Thank you.	I taught Latin for the Brooklyn Latin School. I am moving to take a new job at Duke University as a University Library Technician at Duke's Perkins Library. Before Brooklyn Latin School, I was employed by Duke's Cataloging Department from 08/2007-05/2009 Before that, I worked at the Department of Humanities from 2002-2007.

Member Payment Dependent Notes Series 564673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564673	$6,000	$6,000	13.23%	1.00%	August 18, 2010	August 28, 2015	August 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564673. Member loan 564673 was requested on August 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	CBS Films	Debt-to-income ratio:	14.49%
Length of employment:	1 year	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	CBS Films
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,674.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at CBS Films and where did you work prior to that?	I sell CBS Theatrical films to theatres across the United States. I've worked in film distribution at various Studios for the last 25 years. I was in my last position for 14 years.
Greetings - What is your job at CBS Films? Also, what was your previous job and how long were you there? Art	Answered previously.
I am interested in funding your loan, but prior to doing so, I would like to see your response to the following items: 1. List debt to be consolidated. 2. List your monthly expenses. 3. Explain the three credit inquiries in the last six months. Thank you in advance for your response.	I'm just trying to save money on interest charges...I have a furniture store credit card that has deferred interest charges. The balance due is $2900, and I can save $600 by paying this balance off now. I have a bank credit card with a $1800 balance, and a high interest rate. I've been looking to consolidate these balances, but I've had no luck getting approval from some of the major banks, which explains the credit inquiries. My monthly expenses consist of a dog, a car and a one bedroom apartment.

Member Payment Dependent Notes Series 564697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564697	$15,000	$15,000	10.75%	1.00%	August 18, 2010	August 29, 2013	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564697. Member loan 564697 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Travelers	Debt-to-income ratio:	11.04%
Length of employment:	3 years	Location:	Newington, CT

Home town:
Current & past employers:	Travelers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/15/10 > My wife and I plan to use this loan to pay off some credit card debt that accumulated over the past few years while we were both working part time and finishing college. We have both graduated and are now both fully employed at two major Hartford-area corporations. We're looking to wipe out this debt and that is the only thing this money would be used for. We are more than capable of meeting the terms of this loan. We are not extravagant spenders (we live in a duplex, no fancy cars or exotic vacations etc.) and our monthly expenses are low. The minimum payment is exactly the same amount we pay every month to the credit card companies already. The high interest rates are really the only thing holding us back.

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,248.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Travelers?	I work in application development. My specific title is Senior Information Systems Specialist.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	We have four credit cards that we are hoping to pay off with this loan. They are as follows: -Bank of America: Balance $5,103, 27.99% APR -Bank of America MLB: Balance $400, 23.74% APR -Chase: Balance Balance $3,457, 27.24% APR -American Express: Balance $3,026, 15.24% APR -Discover: Balance $2,467, 14.99% APR We also have some installment debt in the form of a mortgage ($171,780.75 at 5.5%) and a student loan ($17,691.89 at 5.5%) but we will not be using this load to pay off any of that debt. Our goal is to pay off the credit cards.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	No problem! 1. I have one mortgage loan with a balance of $171,780.75. 2. I'm not sure what the current value is but Zillow.com says $199,500 and Cyberhomes has it at $184,306.
What are your $ monthly costs (mortgage, car, utilities, student loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Our household budget, which is planned around monthly averages, is as follows: -Mortgage $1,500 -Student Loan $315 -Utilities (Electricity and Gas) $330 -Auto Fuel $300 -Regular Auto Maintenance $100 -Medical $200 -Home Supplies $200 -Food $350 -Cable TV, Internet, and Phone $300 (comes in one bill) -Car Insurance $150 The budget is largely on target. Some months we're over and some months we're under but it's never by much. My wife and I bring home about $4,988 a month after taxes, health insurance, life insurance, and 401k contributions. Half of what we have left after the above expenses has been going to our credit cards. One quarter of that we have been saving for the long term. The other quarter we keep for emergencies like major car or house repairs or infrequent purchases like birthdays, gifts, and charitable donations.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.What is your total household income? Thanks.	For my household expenses, see my answer to Member_569427. As for household income, I make $65,000 a year before taxes. My wife makes $11.65 an hour before taxes.

Member Payment Dependent Notes Series 564704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564704	$8,500	$8,500	7.14%	1.00%	August 18, 2010	August 29, 2013	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564704. Member loan 564704 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,458 / month
Current employer:	Steven W. Moore	Debt-to-income ratio:	15.73%
Length of employment:	10+ years	Location:	Clearwater, FL

Home town:
Current & past employers:	Steven W. Moore
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,870.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 564712

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564712	$9,000	$9,000	15.58%	1.00%	August 24, 2010	September 1, 2015	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564712. Member loan 564712 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,958 / month
Current employer:	John Schwerer DMD	Debt-to-income ratio:	18.83%
Length of employment:	10+ years	Location:	Fort Pierce, FL

Home town:
Current & past employers:	John Schwerer DMD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,004.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The home was just.purchased in June for $250,000 and the value is $265,000.
You never answered my earlier email. The two most important parts were: Your positiom (what you do) for employer AND In Y-E-A-R-S, how long do you intend to servive (keep active) this loan before final payoff? NO answer this time and I will eliminate your loan from loans to fund. Lender 505570 USMC-RETIRED Saturday 08.21.2010	I didn't receive an email from you.To answer your question I am a Certified Dental Assistant and I plan to pay this loan off in 3 years or less.

Member Payment Dependent Notes Series 564720

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564720	$15,000	$15,000	15.21%	1.00%	August 23, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564720. Member loan 564720 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	pep boys	Debt-to-income ratio:	17.04%
Length of employment:	5 years	Location:	phila, PA

Home town:
Current & past employers:	pep boys
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	51
Revolving Credit Balance:	$2,738.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe 133,000 on my house and I have no Home Eq Loans. Zillow says the Zestimate on the home is 173,500.
Your Revolving Credit Balance is only $2,738.00 but the loan is for $15,000. What will you do with the difference? Please list all your debts (include Type, Balance, APR, current Monthly Payments) and indicate which debts will be paid by this loan. Thank you.	I have one personal loan with a payoff of $9600 another with a payoff of $3600 and the balance of about 2000 in total credit card debit.

Member Payment Dependent Notes Series 564825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564825	$3,100	$3,100	13.98%	1.00%	August 18, 2010	August 29, 2015	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564825. Member loan 564825 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Fayette County Board of Education	Debt-to-income ratio:	22.35%
Length of employment:	8 years	Location:	WILLIAMSON, GA

Home town:
Current & past employers:	Fayette County Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/15/10 > Our air conditioning unit needs to be replaced. The home improvement loan is to help pay for the new a/c unit.

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	3
Revolving Credit Balance:	$3,177.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Fayette County Board of Education?	I'm a teacher.
Hello, Could you explain the delinquency from 3 months ago?	It was a stupid mistake on my part. I had paid off a credit card, or, rather, thought I paid it off. However, there was still a small (less than $10 or so) balance from a service charge form the company. Since I hadn't charged anything since the time I had paid off the card, I assumed there was nothing to pay and missed a payment.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance on the mortgage is $97,000. The market value is $133,000.

Member Payment Dependent Notes Series 564846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564846	$10,000	$10,000	7.51%	1.00%	August 19, 2010	August 29, 2013	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564846. Member loan 564846 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Azzolina and Feury Engineering	Debt-to-income ratio:	5.45%
Length of employment:	5 years	Location:	TOWNSHIP OF WASHINGTON, NJ

Home town:
Current & past employers:	Azzolina and Feury Engineering
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/15/10 > With the $10000 I will: pay off my only outstanding credit card debt which is less than $3000, pay off my only other outstanding debt which are medical/dental bills that total around $2000, and the other $5000 will be used toward my engagement/wedding. Borrower added on 08/15/10 > With the $10,000: I will pay off my only credit card debt which is less than $3000, and I will payy off my only other outstanding debt which is $2000 in medical/dental bills. The other $5000 will be used toward my engagement/wedding. Borrower added on 08/15/10 > - addition information about my credit history... my credit score is between 740 and 759, i have never had a delinquent account

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,595.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Azzolina and Feury Engineering and what do you do there?	I work for Azzolina and Feury Engineering based out of Paramus, NJ. A&F Engineering is an land surveying company. They provide things such as site planning and design, subdivisions, and boundary surveys for residential, commercial, industrial, and municipal customers. My position at the company is a ???land surveyor???. I survey and investigate land surfaces to project precise measurement and location of lines, angles, points, areas, and elevations. I also performs project research, boundary calculations, and record survey data. Lastly, I have been with the company for over 5 years.
Hello. A monthly payment of $311 seems a bit steep for your income. Tell us a little about why you feel you will be able to make these payments. We would like to get our money back after all. Wishing you well especially with the wedding.	I work 40 hours or more a week! My net pay every 2 weeks (without working overtime) is at least $1083. That means my minimum net pay each month is about $2346.50. A payment of $311.00 would not be steep at all. My car payment was $744.00 a month, and is now completely paid off in full. I was able to make that payment each month on time, and therefore should have no problem paying this $311.00. Also, prior to this month I had $6500 in credit card debt. I have now paid that down, and my current balance is less than $2000, and plan to make that $0 by the end of next month.
Hi, all the best for the upcoming big events, but first 3 questions... 1) What will be the total cost of wedding/engagement? If it's more than the stated $5,000, what will be the source of the other payments: personal savings, parents, or cards/loans? 2) What are your fixed expenses each month right now, examples: rent, utilities, food, insurances, gas, childcare, alimony, etc? 3) After the wedding, how will your monthly expenses and household income change?	1. Parents are paying for the wedding, 2. Rent is free, and the rest is less than 600/month, and 3. The expenses will not change, as we have lived together for almost 4 years already.

Member Payment Dependent Notes Series 564849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564849	$7,200	$7,200	17.56%	1.00%	August 20, 2010	August 29, 2015	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564849. Member loan 564849 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Ipanema Solutions LLC	Debt-to-income ratio:	11.92%
Length of employment:	1 year	Location:	Ann Arbor, MI

Home town:
Current & past employers:	Ipanema Solutions LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,346.00	Public Records On File:	0
Revolving Line Utilization:	89.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ipanema Solutions LLC and what do you do there?	Ipanema Solutions LLC is an information technology company that designs, implements & maintains corporate and hospitality voice & data networks around the country. You can find additional information at ipanemasolutions.com. I am a Network Engineer.
What will you be purchasing?	I will be purchasing a car.

Member Payment Dependent Notes Series 564875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564875	$15,000	$15,000	11.86%	1.00%	August 23, 2010	August 29, 2013	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564875. Member loan 564875 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	10.65%
Length of employment:	< 1 year	Location:	CHICAGO, IL

Home town:
Current & past employers:	JP Morgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	17
Revolving Credit Balance:	$16,257.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for JP Morgan Chase and where did you work prior to that?	I am an Accountant working in the Corporate Real Estate group at JP Morgan. Prior to joining JP Morgan, I spent three years working at Jones Lang LaSalle.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Mastercard Credit Card - $11,000 - 24% APR Discover Credit Card - $4,000 - 16% APR
Can you please explain the 1 delinquency from 17 months ago that is shown on your credit report? Thanks.	This account was opened in 1999. Due to rising interest rates, I closed the card in late 2008 to keep the existing balance at the current rate. After closing the account, I no longer had online access to the information. As I had received all notices electronically, I missed a few payments before realizing I had not made a payment on the balance. After that time, I have been making regular payments via phone on a monthly basis.

Member Payment Dependent Notes Series 564897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564897	$4,000	$4,000	7.51%	1.00%	August 20, 2010	August 29, 2015	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564897. Member loan 564897 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	SecTek	Debt-to-income ratio:	17.90%
Length of employment:	1 year	Location:	Odenton, MD

Home town:
Current & past employers:	SecTek
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > I have a very stable income from 2 sources, my retirement from my Govt. job and my new full time job. No matter what ever happens to me my retirement is there for life. I have excellent credit as well. Thanks.

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	69
Revolving Credit Balance:	$1,881.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SecTek and what do you do there?	Security company. I am a Security Analyst/Investigator.

Member Payment Dependent Notes Series 564911

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564911	$18,000	$18,000	7.88%	1.00%	August 24, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564911. Member loan 564911 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	13.27%
Length of employment:	n/a	Location:	jackson, NJ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	23
Revolving Credit Balance:	$2,304.00	Public Records On File:	0
Revolving Line Utilization:	11.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The Borrower Profile does not show either an Employer or a Length of Employment. What are sources reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? State Unemployment Benefits? If self-employed, your primary occupation? If business owner, your primary business description is? If employer is person or firm, identify your employer? Thanks appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Monday 08.16.2010	Type your answer here.money is from social security and pension.
Please describe the current debt situation that you are looking for loan to consolidate. Credit history only shows a small revolving balance, significantly below loan request.	Type your answer here. Pay off car loan and time share loan

Member Payment Dependent Notes Series 564989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
564989	$10,800	$10,800	11.49%	1.00%	August 23, 2010	August 29, 2015	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 564989. Member loan 564989 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Dassault Falcon Jet	Debt-to-income ratio:	15.47%
Length of employment:	9 years	Location:	Little Rock, AR

Home town:
Current & past employers:	Dassault Falcon Jet
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/19/10 > Loan is to be used for credit card consolidation. Two credit cards will be paid off. The only remaining credit card balance will be about $8000 at 13.24 percent. The other outstanding loan is the car. $9030 is owed at %0. Debts, utilities, mortgage and budgeted expenses currently run about $2500 each month. As an older single man who is only relied on, financially, by his dog, my budgeted expenses are very fluid and can be adjusted as needed to ensure that the loan payments are met. I have been employed by the company I work at for over nine years, and the outlook for keeping the position is good. Production schedules are currently made for two years into the future and sales are not bad.

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,093.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Dassault Falcon Jet and what do you do there?	Dassault Falcon Jet is a company owned by Dassault Aviation of France. DA builds planes. The corporate jets it builds, like the Falcon 7X, are flown to DFJ and finished (painted, wired, fitted with cabinets and interior furniture) there. My position is Computer Administrator. I specialize in UNIX based operating systems used by engineers in drawing the plans for the planes.
I am interested to help fund your $10,800 loan. My questions are: [1} What is your current position with Dessault Falcon Ject (Aviation)? (Job/What you do.) [2] Transunion Credit Report shows the $16,093 Revolving Credit Balance. (a 53 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to help fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.16.2010	1. Dassault Falcon Jet is a company owned by Dassault Aviation of France. DA builds planes. The corporate jets it builds, like the Falcon 7X, are flown to DFJ and finished (painted, wired, fitted with cabinets and interior furniture) there. My position is Computer Administrator. I specialize in UNIX based operating systems used by engineers in drawing the plans for the planes. 2. None of the credit balance is in an HELOC. The current payment for revolving credit is about $470 3. Lenders should know that this loan will be paid. Life has taught me the real expense of bad credit. The question is do I have to pay the 19% average interest to banks, or are there others that want to accept a more fair interest rate for the loan. 4. The plan is to pay off the loan early. A car will be paid off in about 18 months. The additional money will allow me to pay the note off in 3.5 to 4 years.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	The higher rate interest credit cards are to be paid off... CC1... $676 24.9% CC1... $1567 17.9% CC2... $4312 23.9% CC3... $1254 19.24% CC3... $9856 13.24% (as much as possible) The only other loan is car payment $9030 at 0%
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage: $68,500 HELOC: $0 Zestimate at Zillow.com: $89,000
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	About $2500 each month

Member Payment Dependent Notes Series 565007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565007	$10,000	$10,000	14.72%	1.00%	August 19, 2010	August 29, 2013	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565007. Member loan 565007 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	Premier home health care	Debt-to-income ratio:	6.00%
Length of employment:	3 years	Location:	POUGHKEEPSIE, NY

Home town:
Current & past employers:	Premier home health care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/15/10 > Consolidating high interest credit card debt

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	55
Revolving Credit Balance:	$12,712.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Visa/$4900/29.9% - will MasterCard/$1200/29% - will Discover/$4600/27% - will

Member Payment Dependent Notes Series 565028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565028	$3,600	$3,600	13.61%	1.00%	August 20, 2010	August 31, 2015	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565028. Member loan 565028 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	meadwestvaco	Debt-to-income ratio:	16.18%
Length of employment:	6 years	Location:	covington, VA

Home town:
Current & past employers:	meadwestvaco
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	27	Months Since Last Delinquency:	16
Revolving Credit Balance:	$17,157.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	right now im in the process of refinancing for a better rate . My balance is currently 110000.00 . my current market value is 140000.00

Member Payment Dependent Notes Series 565042

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565042	$18,000	$18,000	11.86%	1.00%	August 20, 2010	August 29, 2013	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565042. Member loan 565042 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	US NAVY	Debt-to-income ratio:	7.88%
Length of employment:	10+ years	Location:	ORANGE PARK, FL

Home town:
Current & past employers:	US NAVY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	52	Months Since Last Delinquency:	4
Revolving Credit Balance:	$4,155.00	Public Records On File:	0
Revolving Line Utilization:	11.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report shows 1 creditor payment delinquencies within 24-months; the most recent 04 months ago. Explanation is? FYI: Lending Club provides lenders highly condensed borrower Transunion Credit Report that shows total Delinquent Payments but not the name of credit grantee who reported the delinquencies. Visit the www.annualcreditreport.com website. You can obtain FREE copies of your complete Equifax, Experian, Transunion Credit Reports yearly. NO CC required, NO sign-ups; NO extra-costs. After obtaining, and reviewing, your Transunion Credit Report details, then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Monday 08.16.2010	The explanation for that delinquency is that an old account was attached to the credit card and when I went to pay the account off it was defaulted to the wrong checking account. I was unaware of this and the funds were insufficient and sent back. When I realized what had happened it was late. If it is about my student loan, the company changed hands and I tried to pay the original company and they could not accept my payment stated I had to wait until the new company had my account set up.
How long do you plan on staying in the Navy?	When I retire I will have 26 years in the Navy. I plan to retire in 9 years.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Chase/ 5222.31 13.24% Citi/ 3057.10 14.99% chase/ 1667.07 14.27% Tempus/ 10205 17.75%
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$202000. I don't know what HELOC is. I am not sure what the current market value when I went to zillow.com it didn't have an estimate.
U S NAVY CURRENT RANK A-N-D PAY GRADE ARE? IN Y-E-A-R-S, HOW LONG DO YOU INTEND TO SERVICE (KEEP ACTIVE) THIS LOAN BEFORE PAYOFF?	I am an O1E I have been on active duty for 16.5 yrs. I plan to stay in for a minimum of 9 more years with the intent to pay off this loan within the allotted time.
GTG. It makes sense to stay 9 more years IOT get an officer retirement. Thank you for answering the questions.	If I can stay in longer, I will. I love what I do. The Navy has been good to me.

Member Payment Dependent Notes Series 565064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565064	$4,000	$4,000	19.41%	1.00%	August 19, 2010	August 29, 2013	August 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565064. Member loan 565064 was requested on August 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,733 / month
Current employer:	sierra doctors medical group	Debt-to-income ratio:	7.10%
Length of employment:	3 years	Location:	auburn, CA

Home town:
Current & past employers:	sierra doctors medical group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/15/10 > thank you

A credit bureau reported the following information about this borrower member on August 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,369.00	Public Records On File:	0
Revolving Line Utilization:	99.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at sierra doctors medical group?	i am a receptionist/filer, who on occasion works checkout and soon will be trained to work check in
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your debts and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	my monthly budget is about 1,100 give or take. i save roughly 300 if its a good month and i dont treat myself to some items. i have 2 credit cards at 1500, and one at 300. i'm able to make the monthly payments. i live with a roomate but we split everything down the middle. as for reducing my debt for the future, this is the first rough patch i've gone through since i moved out of my parents after high school. just save save save, and make smart decisions in the future. i wont eat out as much as i do now, which isnt alot but saving is saving anyway you can, and maintaining my car is going to help me save in the future.

Member Payment Dependent Notes Series 565088

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565088	$5,000	$5,000	13.61%	1.00%	August 20, 2010	August 30, 2015	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565088. Member loan 565088 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Hannaford supermarket	Debt-to-income ratio:	11.43%
Length of employment:	10+ years	Location:	Uxbridge, MA

Home town:
Current & past employers:	Hannaford supermarket
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,646.00	Public Records On File:	0
Revolving Line Utilization:	97.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 565102

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565102	$20,000	$20,000	10.75%	1.00%	August 23, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565102. Member loan 565102 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,417 / month
Current employer:	New York Civil LIberties Union	Debt-to-income ratio:	11.37%
Length of employment:	3 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	New York Civil LIberties Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > I am ready to say goodbye to the debt that I've built up in my 20s and from making a big move from Ohio to New York. I want to start saving for a home down payment, but I have to pay off my old debt first. Borrower added on 08/16/10 > I am a good investment. I am a fundraiser in the nonprofit sector. In this economy, effective fundraisers like myself are in high demand. I have always paid my credit card bills, but some have rates that are high, and their balances have snowballed. I am currently paying $1500 in credit card bills every month - at an average rate of 17%. With your help, this loan will allow me to stop spending my hard-earned money on interest and start saving for my future. Thank you!

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,283.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the New York Civil LIberties Union?	Hi. Thanks for your inquiry. I am the Director of Major Gifts at the NYCLU. I am a fundraiser for the organization. Cheers, Molly
What are your $ monthly costs (rent, car/metro, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My monthly expenses comes to about $5,025. Rent: $1600 Subway pass: $0 (paid through work) Insurance: $0 (no car, health is paid through work) Mobile phones: $185 Internet: $46 Netflix: $9.79 Gas: $12 Electric: $50 Gym: $77 Student Loans: $345 Taxes: $200 Credit cards: $1500 (will become $660) Budget for groceries, personal care, and fun: $1200

Member Payment Dependent Notes Series 565104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565104	$12,000	$12,000	13.23%	1.00%	August 18, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565104. Member loan 565104 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	quiet winter farms	Debt-to-income ratio:	11.24%
Length of employment:	3 years	Location:	Colts Neck, NJ

Home town:
Current & past employers:	quiet winter farms
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,457.00	Public Records On File:	0
Revolving Line Utilization:	77.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is quiet winter farms and what do you do there?	It is an Equestrain training facility for Hunters, Jumpers and Equitation horses. I train both the horses and riders.

Member Payment Dependent Notes Series 565164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565164	$4,200	$4,200	15.21%	1.00%	August 23, 2010	August 30, 2015	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565164. Member loan 565164 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Montebello USD	Debt-to-income ratio:	15.19%
Length of employment:	10+ years	Location:	Diamond Bar, CA

Home town:
Current & past employers:	Montebello USD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	43
Revolving Credit Balance:	$9,203.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 565172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565172	$3,250	$3,250	6.76%	1.00%	August 24, 2010	September 3, 2013	September 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565172. Member loan 565172 was requested on August 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,583 / month
Current employer:	RBC Wealth Management	Debt-to-income ratio:	5.41%
Length of employment:	1 year	Location:	Hillsdale, NJ

Home town:
Current & past employers:	RBC Wealth Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/20/10 > I commit every time to every payment I ahve on outstanding loans. I have never been late on a payment ever in my life. I have only a car loan.

A credit bureau reported the following information about this borrower member on August 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$557.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is RBC Wealth Management and what do you do there?	RBC Wealth Management is a financial Advisory firm. I am a Financial Consultant.

Member Payment Dependent Notes Series 565174

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565174	$4,750	$4,750	16.32%	1.00%	August 23, 2010	August 30, 2015	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565174. Member loan 565174 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	ADM Benefits	Debt-to-income ratio:	22.80%
Length of employment:	5 years	Location:	New Washington, OH

Home town:
Current & past employers:	ADM Benefits
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,810.00	Public Records On File:	0
Revolving Line Utilization:	71.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain your 7 Inquiries in Last 6 Months. Did any of them result in any new lines of credit? What is your total household net income and expenses? Thank you.	The inquires haven't resulted in any new loans. Total Net household income of my husband and I is $3742, roughly. Monthly expenses are around 2300, which includes all bills(ex. cell phones, electric and misc. items)
Again, what was the reason for the 7 inquiries? Thank you.	One inquiry was because I was looking at going back to school in the evening and had to get approved for a student loan and other inquires was I wanted to see what my best options were for financing.(terms and conditions) for a used auto loan The lenders all told me that it wouldn't affect my credit. As you can see, I am 28 years old and have a good credit score, I normally pay cash for everything, but my banker told me that if I want to buy a home next year that I need to build my credit. He told me that having no credit is like having bad credit. So I have chosen this route so I can build my credit history

Member Payment Dependent Notes Series 565226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565226	$16,500	$16,500	13.61%	1.00%	August 20, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565226. Member loan 565226 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Suffolk County District Attorney	Debt-to-income ratio:	23.85%
Length of employment:	5 years	Location:	MATTITUCK, NY

Home town:
Current & past employers:	Suffolk County District Attorney
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,746.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $16,500 loan. My questions are: [1} What is your current position with Suffolk County District Attorney's Office? (Job/What you do.) [2] Transunion Credit Report shows the $22,746 Revolving Credit Balance. (a 76 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to help fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 08.16.2010	1) I am an Assistant District Attorney. 2) No Home Equity Line of Credit. I am currently paying $1200 a month for all debts, which includes my student loan debt. 3) Lenders should help fund my loan because I have debt that is attributed to my time in college and law school. The interest rate that I am willing to pay is a good return for lenders. I have never made a late payment and I will pay my loan on time until the balance is due because my credit score is very important to me. 4) I do not intend an early payoff at this time. The 3 year payoff term that I requested is the appropriate term for me at this time absent an unanticipated influx of cash.
When did you graduate from law school? What is the interest rate on your student loans? Have you taken advantage of any student loan forgiveness programs since you work for the government?	I graduated law school in 2005. The interest rates on my student loans vary from 2.5% - 6%. There is only one student loan foregiveness program that I am eligible for and I do take advantage of it.

Member Payment Dependent Notes Series 565238

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565238	$3,600	$3,600	13.98%	1.00%	August 24, 2010	September 3, 2013	September 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565238. Member loan 565238 was requested on August 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	US department of Defense	Debt-to-income ratio:	16.73%
Length of employment:	2 years	Location:	East ORange, NJ

Home town:
Current & past employers:	US department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/20/10 > I need this money as soon as possible to eleviate some of the debt associated with student loans, credit cards, and personal bills. My room mate moved out and left me overwhelmed. As a government employee I have a secure job and I am scheduled or my next promotion in November which will give me some extra cash in my pocket.

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,633.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please specify each debt that you will pay off: Type, Balance; APR; current Monthly Payments. Thank you.	Credit Card-Discover- balance 1206.19.99% currently paying 150 a month. Student Loan- ~27K APR?287.50/mth Rent September-1515 this will allow me to save up 2 checks and get back on my feet.
please answer each of the following questions and requests to the extent you are willing to do so: 1. please provide a budget. to be clear, what i'm interested in seeing is your monthly after tax income and an itemized list of monthly expenses 2. when does your lease end? 3. what is your plan for when your lease ends? do you plan to renew at this point? i am sorry that your roommate put you in this situation as i know people who this has happened to. good luck with your loan funding.	yes i do plan on renewing after my lease ends. budget is something i am currently working on.

Member Payment Dependent Notes Series 565275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565275	$21,000	$21,000	14.35%	1.00%	August 23, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565275. Member loan 565275 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Listen Inc.	Debt-to-income ratio:	12.59%
Length of employment:	2 years	Location:	Dorchester, MA

Home town:
Current & past employers:	Listen Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > I'm a Property investor who purchased a building cash. There were unexpected upgrades needed for it to meet code, costs total around $30,000. I'm looking to borrow around $15-20K to combine with my own cash and pay for all necessary upgrades. Upon being upgraded, the building will have three rentable units with no mortgage and will return considerably more per month than the loan payment. Borrower added on 08/16/10 > I'm an investor who purchased a multifamily building in Woonsocket, RI for cash. Upon surprise inspection, the building inspectors are demanding $30,000 of work be done. I have enough cash to fund most of this, but would like to borrow anywhere from $15-20K. The building, once upgraded, will have three rentable units which will return significantly more than the loan payment.

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59,347.00	Public Records On File:	0
Revolving Line Utilization:	75.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) I owe nothing on this investment property. I borrowed from a HELOC on another property to purchase this one. 2) The current value according to the City Of Woonsocket is $100,000. Comparable buildings in the area sell for $140,000.
I would like to help finance your endeavor. Please respond to these questions. 1) As a property investor have you successfully bought; fixed up; and rented previous properties in your area? 2) Your revolving credit balance and utilization seem rather high - will there be a cash flow issue if you don't rent these units right away? Without that rent will you have problems paying back this loan?	1) I have purchased 4 condo's and fixed them up and turned them over to property managers. I also own a house which I live in that I fixed up with several tens of thousands in work. This is the first time I've done a multifamily investment property though. 2) My salary is more than enough to cover the loan even if the building sits vacant indefinitely. The reason I'm short on the cash is that I taped my HELOC out to buy it and do some fix up. The building inspectors and their surprise $30,000 of work blindsided me. I was planning to just save up the full amount, but then decided it would be better to borrow and get it fixed up earlier rather than have a vacant building.
What is your job description at Listen Inc? Is it full-time?	Full time software engineer

Member Payment Dependent Notes Series 565276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565276	$12,000	$12,000	11.86%	1.00%	August 20, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565276. Member loan 565276 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Computer Integration Technologies, Inc.	Debt-to-income ratio:	19.47%
Length of employment:	1 year	Location:	Stillwater, MN

Home town:
Current & past employers:	Computer Integration Technologies, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > I graduated from University of Wisconsin - Stout a little over a year ago. I received a degree in Computer Science and found a job right away. I have been happy there for over a year. Yet I haven't been able to make much of a dent in the debt built up from my years in school. With your help I can consolidate all this debt into one monthly payment.

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,359.00	Public Records On File:	0
Revolving Line Utilization:	78.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Zillow does not have a Zestimate for my home, but my home was assessed at 98,000 just over a year ago and I owe 80,000.
Can you please list the amounts and current interest rates of the debts you intend to pay off with this loan? The credit report data in this listing only shows a $2359 balance. Thanks.	I only have 2359 in credit card debt, but I have 4000 that I owe to family from assistance with my tuition and a little under 4000 owed to Veteran Affairs(from Education Assistance), and a smaller loan through my bank for about 2000. My bank loan interest rate is about 14 % and my credit cards are at about 19+%. All the money will be going to debt obtained from my school related expenses.

Member Payment Dependent Notes Series 565302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565302	$4,000	$4,000	15.95%	1.00%	August 24, 2010	August 30, 2015	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565302. Member loan 565302 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Exempla Health Care	Debt-to-income ratio:	22.60%
Length of employment:	1 year	Location:	Thornton, CO

Home town:
Current & past employers:	Exempla Health Care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > private party car purchase

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	21
Revolving Credit Balance:	$580.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is your job at Exempla? Also, what was your previous job and how long were you there? Regards; Art	I work as an emergency medical technician in the emergency room, also, i have another job working on an ambulance as an EMT as well with Ameican Medical Response. I have been with AMR since i moved to Colorado 2.5 years ago.
Please clarify "private party car purchase". Are you buying the car for someone else? What are you doing for Exempla Health Care? Pleas explain the delinquency 21 months ago. Thank you.	I am buying the car for myself, from a private party, not a dealership. I work in the emergency room as an EMT. I am unaware of a delinquency 21 months ago.

Member Payment Dependent Notes Series 565358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565358	$13,000	$13,000	10.38%	1.00%	August 19, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565358. Member loan 565358 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	US Border Patrol	Debt-to-income ratio:	11.63%
Length of employment:	2 years	Location:	Yuma, AZ

Home town:
Current & past employers:	US Border Patrol
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > This loan will be used to finish paying off credit card debt. So far I have paid down my outstanding balances down from $23,000 and the savings in interest from this loan will help my reach my goal. Job stability is excellent as is my credit worthiness. Thank you.

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,594.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, thanks for your interest! 1) Balance of mortgages is $218,000 and I have never opened a HELOC nor tried to refinance equity out of the home. 2) CMV is $155,000. Bought the house 4 yrs ago, never missed a payment and not having any trouble doing so today. Thanks again!
What are your $ monthly costs (mortgage, car, utilities, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Hi, thanks for the question. Monthly costs are as follows: Mortgage: $1650 Car: $346 Insurance: $150 Electric/Gas: $100 Trash/Sewer: $75 Cell phone: $60 Internet: $50 Monthly food budget for my wife and myself is $450. Also, not included in my listed monthly income is my wife's salary ($38,000/yr). Thanks again for your interest!

Member Payment Dependent Notes Series 565379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565379	$9,000	$9,000	14.35%	1.00%	August 20, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565379. Member loan 565379 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,350 / month
Current employer:	GULFSTREAM Park Racing and Casino	Debt-to-income ratio:	1.96%
Length of employment:	2 years	Location:	Hollywood, FL

Home town:
Current & past employers:	GULFSTREAM Park Racing and Casino
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,432.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi couple of questions: 1.) What is your net take-home pay ? 2.) What are your monthly debt / credit-card payments ? 3.) What do you do at the casino - is this your carrier or a temporary job? 4.) Why do you need the motorcycle - for pleasure or commute ? 5.) Did you graduate college & what was your major ? 6.) Do you have any alimony/child support ?	1.) I take home $925 bi-weekly. 2.) I pay a monthly of $50 a month to my Bank of America and another $50 to a Best Buy credit card. I have one additional credit card that I keep for emergency uses. I also pay $800 a month for my apartment and utilities. 3.) I currently work as security for the casino full time, but will be changing departments in a couple of months to be a Slot Machine Technician. I also do some photography every now and then. 4.) I will be using the motorcycle for the 15 minute commute to work and school. 5.) I have yet to graduate college, but I am going part time and seeking a degree in Computer Science, and will be pursuing a job in the technical field. 6.) I do not have any children and have yet to be married.

Member Payment Dependent Notes Series 565387

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565387	$6,125	$6,125	13.23%	1.00%	August 20, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565387. Member loan 565387 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	CoStar Group	Debt-to-income ratio:	12.30%
Length of employment:	4 years	Location:	Bethesda, MD

Home town:
Current & past employers:	CoStar Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	4
Revolving Credit Balance:	$10,355.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 565400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565400	$10,000	$10,000	16.82%	1.00%	August 20, 2010	August 30, 2015	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565400. Member loan 565400 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	AMN Healthcare	Debt-to-income ratio:	12.70%
Length of employment:	3 years	Location:	ENCINITAS, CA

Home town:
Current & past employers:	AMN Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > I plan to utilize these funds to consolidate my current debt load down to one easy low monthly payment. As my credit score reflects I have never missed or been late with any monthly payments and always try to add $20 to $30 more each month to my min req payments on my credit cards. My main goal is to pay off my current debt and stay debt free, a difficuly but worthy endeavor in todays world. Borrower added on 08/18/10 > Currently my monthly payments for my debt load is about $500 a month. I am the sole source of income for my household and after paying for food, rent, utilities, medications and the debt load I am not able to save any money. Once I am able to lower my monthly debt payment, I plan to place the rest of the funds I would normally have paid out monthly into a savings account. The stories I have seen and heard in our current economic times have shown me that things are not important but saving and being prepared for the unexpected and the future is.

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,311.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you doing anything else to address your debt, such as reduce spending or increase income? Regards; Art	Type your answer here.I have created a strict budget that I adhere to religously. I have also started utilizing the wait 3 day method, if you see something you think you need wait 3 days before making the purchase and a person will usually forget about the item. I can honestly say this does work, I have not made an impulse purchase in over 3 months.
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your debts and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute? - You're requesting 10k but according to your credit report you only owe 2.3k in revolving debt - what else do you need to pay off?	Type your answer here.My monthly budget including rent, food, utilities, gas and bill paymemts is $2200. I have $4500 remaining on my car loan @ 10.24%. I have three credcit cards, one has a $1400 balance @ 14.24%, the 2nd has a $5300 balance @ 7.24%, and the 3rd and final has a $960 balance @ 24.24%. My goal is to completely pay off the car loan and the two smaller credit cards and put the remaining funds towards the last card with the highest dollar amount owed but the lowest APR. The plan to reduce my debt I put into practice about three months ago, no impulse purchases, I only buy the necessites such as food and gas and clothing if required. Other than my car I discovered that it was these types of purchases that lead to my being in needless debt. I am the sole wage earner in my household.
Hello, What is AMN Healthcare and what are your duties there?	Type your answer here.AMN is a nurse staffing agency and I currently work in the customer support area.
Your strategy is not the most economical one. To save the most in interest payments: 1. Do not take this loan (the rate is higher than all your current debts!) 2. Pay the minimum amount on all debts except for the one with the highest APR; You want to pay as much as you can on the debt with the highest APR. 3. When the highest APR debt has been paid off, start paying maximum on the next highest APR. 4. Continue this strategy until all debts are paid off. Using this strategy, you will have paid off your debts faster and spent less in interest that if you take this loan. You also avoid the paying the origination fee of this loan. The advantage with this loan is that you will only have one rather than several payments to take care off. However, as explained above, this comes at a significant cost..	Thank you for the good advice. However at this point in time a single low monthly payment will be of more assistance to me.

Member Payment Dependent Notes Series 565432

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565432	$1,550	$1,550	15.21%	1.00%	August 18, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565432. Member loan 565432 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,873 / month
Current employer:	Buca di Beppo	Debt-to-income ratio:	10.34%
Length of employment:	4 years	Location:	Columbus, OH

Home town:
Current & past employers:	Buca di Beppo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > I plan to use this loan to consolidate a few small cards together to lower my interest rates and to make 1 payment instead of a few. I have a stable job (4+ years) and always make on-time payments. This small loan is well within my means! Thank you!

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	26
Revolving Credit Balance:	$417.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Buca di Beppo and what do you do there?	It is a family-style Italian restaurant that I serve at.

Member Payment Dependent Notes Series 565437

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565437	$13,750	$13,750	10.75%	1.00%	August 24, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565437. Member loan 565437 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	resurrection healthcare	Debt-to-income ratio:	3.69%
Length of employment:	4 years	Location:	skokie, IL

Home town:
Current & past employers:	resurrection healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > This loan will be used to pay off a couple of credit cards with high interest rates. I have a secure job in a hospital as a mri technologis. My annual income is $ 70000. I will pay of this loan on time. thanks

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,220.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 565467

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565467	$4,000	$4,000	15.21%	1.00%	August 19, 2010	August 30, 2015	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565467. Member loan 565467 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Prospect Genius	Debt-to-income ratio:	6.70%
Length of employment:	< 1 year	Location:	Saratoga Springs, NY

Home town:
Current & past employers:	Prospect Genius
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > After having to get back on my feet from a break-up, decided it would be a good idea to pay off my credit card debt all in one shot and only worry about one monthly payment on a loan. I pay all my bills on time. My current job is only new because I left a previous job for a full-time one with higher salary.

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	56
Revolving Credit Balance:	$2,083.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Prospect Genius and what do you do there? Where did you work prior to that?	Prospect Genius does lead generation and online advertising for businesses. (Search Engine Optimization) Once the content has been gathered, I put it on a site and then promote the site, the business, and the services the business provides. I worked at mySmartSimulations before. (www.mysmartsimulations.com) - building interactive simulations with Flash.
Your Revolving Credit Balance is only $2,083.00; Loan is for $4,000. What will you do wiht the difference? Please specify your debts (Type; Balance; APR; Current Payments) and indicate which will be paid off with this loan. Thank you.	I have other personal debt that I owe that I didn't include in my description. I just want to pay it all off.
The second part of the question was: Please specify [all] your debts (Type; Balance; APR; Current Payments) and indicate which will be paid off with this loan. Thank you.	It is personal debt - I borrowed money from friends and family when trying to get on my feet. There isn't any interest on that, but I would still like to pay them all back as well. That is where the rest of the loan is needed. The credit card debt APR is variable around 12-15% (between two cards) and I pay around $40-50/month if I only pay the minimum. I'm sorry if I'm not being more specific, but I'm not sure how much information I feel comfortable releasing.

Member Payment Dependent Notes Series 565538

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565538	$2,800	$2,800	11.86%	1.00%	August 19, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565538. Member loan 565538 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Stargate Studios	Debt-to-income ratio:	15.19%
Length of employment:	4 years	Location:	Burbank, CA

Home town:
Current & past employers:	Stargate Studios
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	71
Revolving Credit Balance:	$13,400.00	Public Records On File:	0
Revolving Line Utilization:	77.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Stargate Studios and what do you do there?	Hello. It is a visual effects company. I am a producer. Thanks!

Member Payment Dependent Notes Series 565566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565566	$2,000	$2,000	14.35%	1.00%	August 19, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565566. Member loan 565566 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	AAA Batery Service	Debt-to-income ratio:	6.75%
Length of employment:	< 1 year	Location:	Phoenix, AZ

Home town:
Current & past employers:	AAA Batery Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,262.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is AAA Batery Service and what do you do there? Where did you work prior to that?	AAA battery service is for AAA members only who's vehicals are incapacitated and require a battery technician to come out and replace or jump their vehicals. Prior work was Power Dodge my position was service attendant.

Member Payment Dependent Notes Series 565567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565567	$4,200	$4,200	15.21%	1.00%	August 19, 2010	August 30, 2015	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565567. Member loan 565567 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,100 / month
Current employer:	Division Child Support Enforcement	Debt-to-income ratio:	4.83%
Length of employment:	n/a	Location:	Grandview, MO

Home town:
Current & past employers:	Division Child Support Enforcement
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > This is a debt consolidation loan.

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,011.00	Public Records On File:	1
Revolving Line Utilization:	59.00%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
MO DIVISION OF CHILD SUPPORT ENFORCEMENT SHOWS $4,100 P M GROSS INCOME BUT LENGTH OF EMPLOYMENT SHOWS ..."N/A"... ? ? ?	Length of employment was from 09/98 through 09/99. My gross monthly salary was $1926.00. The loan amount I am asking for is $4200.00
What do you do at the Division Child Support Enforcement?	I was an enforcer of court orders for child support and child health care. I am now legally disable and going to school for medical coding.
If you now are unemployed, what is your source of income, and how much? What debts are you consolidating: Type, Balance, APR, Current Payments? Thank you.	My source of income is social security disability. I owe approximately $5000 in medical bills and credit card debt. At this present time I am taking classes for medical coding and I plan to working in the field as soon as I graduate.
Again: 1. What is your current income, $4,100/month or other? Can you verify? 2. Please list each debts that you are consolidating (Type, Balance, APR, Current Payments), for example: Medical Bills; $2,300; 15%; $100/month Citibank Credit Card; $3,000; 18%; $150/month Thank you.	My social security income is currently $1037.00 monthly and I can prove this with documentation and my co-signers income is $2977.00 from retirement and social security benefits, which can also be proved in documentation. The debts I want to consolidate are credit cards from Walmart $599; 22.90% balance, HSBC $1022; 21.99% purchases, 28.99% cash advances, HSBC Card services $275; 14.90%, Target $1550; 22.99%, Barclaycard $357; 17.99%, Home depot $384; 0% interest if paid off now. And Research Medical Center $150.00
Lending Club does not accept joint applicants. Have you considered each of you applying separately? You may want to contact Lending Club directly to explore your options. Good luck!	Then I am not sure why we were accepted as a joint applicant. Hmm

Member Payment Dependent Notes Series 565603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565603	$3,200	$3,200	13.61%	1.00%	August 18, 2010	August 30, 2015	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565603. Member loan 565603 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Poway Unified School District	Debt-to-income ratio:	16.08%
Length of employment:	10+ years	Location:	Poway, CA

Home town:
Current & past employers:	Poway Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > Loan is needed to moved closer to work.

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,000.00	Public Records On File:	1
Revolving Line Utilization:	60.00%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Poway Unified School District?	Custodian 23 years.

Member Payment Dependent Notes Series 565612

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565612	$6,000	$6,000	13.98%	1.00%	August 20, 2010	August 31, 2015	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565612. Member loan 565612 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	17.98%
Length of employment:	8 years	Location:	MINNEAPOLIS, MN

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	41
Revolving Credit Balance:	$26,675.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Verizon Wireless?	Regional Manager
What do you do for Verizon Wireless? At an income of $11,667 / month, I am surprised that you do not have savings to pay for the truck? Is there somone else in the houshold that contributes with income? Your Revolving Credit Balance= $26,675.00. Is this all credit card debt? Thank you.	Regional Manager. Purchased vehicle for my parents. No. Yes, with some of it being home improvements.

Member Payment Dependent Notes Series 565633

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565633	$6,000	$6,000	13.98%	1.00%	August 19, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565633. Member loan 565633 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Bank of America	Debt-to-income ratio:	17.79%
Length of employment:	< 1 year	Location:	Plantation, FL

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,649.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Bank of America, and where did you work prior to that?	I am currently a teller who plans on moving up in the company within the next few months. Prior to working for Bank of America I was a student athlete at Lynn University and worked part time for my dad's credit repair company during the summers.

Member Payment Dependent Notes Series 565659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565659	$20,000	$20,000	10.75%	1.00%	August 23, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565659. Member loan 565659 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,143 / month
Current employer:	N/A	Debt-to-income ratio:	8.49%
Length of employment:	2 years	Location:	San Francisco, CA

Home town:
Current & past employers:	N/A
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,145.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Borrower Profile shows Reported Gross Income Per Month; Length of Employment as 02 years, but Current Employer as "N/A". If self-employed, what is your primary occupation? If business owner, what is your primary business description? If employer is person or firm, then identify your employer? If none of the previous apply, then identify sources of reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? Unemployment Benefits? Advance thanks for appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA TUESDAY 08.17.2010	I am an engineer at a small internet firm in Palo Alto. In addition, the reported income includes $920/month in rental income.
Employer or current source of income?	I am an engineer at a small internet firm in Palo Alto. In addition, the reported income includes $920/month in rental income.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance left on the mortgage is $104,463.33, and I have not taken a HELOC. Zillow estimate on the property is $147k.

Member Payment Dependent Notes Series 565669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565669	$8,500	$8,500	11.49%	1.00%	August 19, 2010	August 30, 2013	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565669. Member loan 565669 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Appleby Cleaning and Restoration	Debt-to-income ratio:	18.98%
Length of employment:	9 years	Location:	Union City, CA

Home town:
Current & past employers:	Appleby Cleaning and Restoration
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,800.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Appleby Cleaning and Restoration?	I am a carpet, upholstery, and tile cleaner for Appleby. I am a sales representative, an estimator, and carpet advisor.
Please list your Credit cards, their balances and APR's that you are paying off. Thank you!	capital one- 1640 wells fargo- 2395 chase card-4514
I understand your desire to consolidate existing debt -- has anything occured to avoid accruing new debt?	Yes there has, I have stop using all the credit cards.

Member Payment Dependent Notes Series 565727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565727	$6,000	$6,000	7.88%	1.00%	August 23, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565727. Member loan 565727 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Reynolds and Reynolds	Debt-to-income ratio:	13.13%
Length of employment:	10+ years	Location:	HUMBLE, TX

Home town:
Current & past employers:	Reynolds and Reynolds
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	77
Revolving Credit Balance:	$18,670.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Reynolds and Reynolds?	Applications Computer Programming

Member Payment Dependent Notes Series 565738

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565738	$10,000	$10,000	11.49%	1.00%	August 23, 2010	August 30, 2015	August 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565738. Member loan 565738 was requested on August 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Dell	Debt-to-income ratio:	9.63%
Length of employment:	2 years	Location:	Cedar Park, TX

Home town:
Current & past employers:	Dell
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/16/10 > We recently purchased a new house with an empty backyard, used our savings for a down payment on the house but would like to get the backyard setup for our children to enjoy, we have 2, a boy 4 and a girl 2. Both love the outdoors and would be nice to give them this gift for Christmas. Thank you.

A credit bureau reported the following information about this borrower member on August 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,011.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Dell?	I work as a NOS Analyst within Enterprise Technical Support serving our Medium and Large Enterprise customers dealing with Microsoft Server Software configuration, installation and troubleshooting, in addition I also do all Systems Management Software.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) The current balance on the mortgage loan is $206,000, there are no HELOC on the property. 2) The market appraisal from the city came in at $225,000. Thank you.

Member Payment Dependent Notes Series 565771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565771	$3,600	$3,600	15.95%	1.00%	August 19, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565771. Member loan 565771 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	ITA Software	Debt-to-income ratio:	2.95%
Length of employment:	< 1 year	Location:	Waltham, MA

Home town:
Current & past employers:	ITA Software
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > My CaptialOne card will be paid off the day I receive my loan, eliminating a $3,000 balance at 29.4% APR. I plan to be debt free again in 18 months.

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	22
Revolving Credit Balance:	$5,824.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 565779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565779	$16,000	$16,000	11.12%	1.00%	August 24, 2010	August 31, 2015	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565779. Member loan 565779 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Verizon	Debt-to-income ratio:	8.42%
Length of employment:	10+ years	Location:	KEW GARDENS, NY

Home town:
Current & past employers:	Verizon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/17/10 > Consolidating my credit cards to one payment Borrower added on 08/23/10 > I pay all of them above the minimum balance. It just gets tricky paying all different bills. I'm in a union job that I can't be laid off from (via our contract) I've worked there for 10 years and counting. Overtime is always part of the job since we are partly a utility. I make anywhere from $15,000 - $35,000 a year in overtime. My fixed payments are rent $1175/month. Car Insurance $2000/year Electric Bill avg. $125/month Cell Phone/DSL $100/month

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,323.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates, balances and minimum payments for the loans that you're consolidating? Do you have a spouse/partner who works? If so, what does he/she do and how much does he/she earn each month?	MBNA Card is $8900 balance interest rate is 15% Chase Card is $3000 balance interest rate 24% Chase Card is $2500 balance interest rate 14% Discover Card is $4000 balance interest rate 28%
Hello Member_727874: If this loan is being used for debt consolidation, please list each Credit Card name, present interest rate, and monthly payment you are now making on each card. Please describe how the debt was incurred, and what steps have been taken to prevent additional debt that may impact your ability to repay. Thanks in advance!	MBNA Card is $8900 balance interest rate is 15% Chase Card is $3000 balance interest rate 24% Chase Card is $2500 balance interest rate 14% Discover Card is $4000 balance interest rate 28%
Hello. What are the current interest rates and amounts on the CCs you will be refinancing? Thanks.	MBNA Card is $8900 balance interest rate is 15% Chase Card is $3000 balance interest rate 24% Chase Card is $2500 balance interest rate 14% Discover Card is $4000 balance interest rate 28%
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Verizon? These answers will definitely help lenders lend.	I pay all of them above the minimum balance. It just gets tricky paying all different bills. My income is my income, I don't share with my partner. Part of the debt is a computer I needed to buy for my music. Part of it was a veterinarian bill for my dog. Only fixed payment besides this debt, is my rent payment which is $1175/month and my car insurance which is $2000/year. I own my car outright, so have no car payment. I'm in a union job that I can't be laid off from (via our contract) I've worked there for 10 years and counting. Overtime is always part of the job since we are partly a utility. I make anywhere from $15,000 - $35,000 a year in overtime. Last 3 years its been closer to $35,000 a year in overtime.
How much are you currently paying each much towards the cards that you're planning on consolidating? Do you have a spouse/partner who works? If so, what does he/she do and how much does he/she earn each month?	I pay all of them above the minimum balance. It just gets tricky paying all different bills. My income is my income, I don't share with my partner. I'm in a union job that I can't be laid off from (via our contract) I've worked there for 10 years and counting. Overtime is always part of the job since we are partly a utility. I make anywhere from $15,000 - $35,000 a year in overtime.
Have you ever been late or missed a monthly payment? How was the debt accrued? What are your monthly expenses? Do you have any savings or investments? Are you the sole earner in the household? Thank you for answering these questions, I believe they will be helpful to all lenders.	Debt- Vet Bill, Computer Expense, Furniture. Once in a while is a late payment due to losing track of due date. Primary reason why I would like one loan. Monthly expenses: rent $1175. dsl/cell $100 car insurance $150 investments $4000 401k $30,000 regular overtime for example a Sunday worked I earn double time which is $80/hour. a Saturday worked I earn time and a half $60/hour. union job can't be laid off guaranteed 40 hours a week.

Member Payment Dependent Notes Series 565783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565783	$7,750	$7,750	11.86%	1.00%	August 24, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565783. Member loan 565783 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Rounder Records	Debt-to-income ratio:	22.09%
Length of employment:	3 years	Location:	Wakefield, MA

Home town:
Current & past employers:	Rounder Records
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/17/10 > I will be using this to help cover my wedding expenses for my wedding on September 18, 2010. I have a full time job and live with my fiance so I do not pay any rent or housing expenses.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,595.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Will you be using a wedding planner?	Our venue comes with a wedding coordinator so we are using her instead of hiring a wedding planner.
Congrats on getting married! What is Rounder Records and what do you do there? Will any of these funds from this loan be used to pay off revolving credit debt? Do you have emergency funds? Thanks!	Rounder Records is an Independent Record Label. We released the Grammy Award Winning Album 'Raising Sand' last year and have a new Robert Plant album coming out in September. I am the Label Coordinator/Product Manager/Ticket Buy Manager there. I work directly with the GM/VP of the company overseeing daily activities. I also oversee the release of specific releases (Robert Plant; Mary Chapin Carpenter; etc). And I also handle all guest lists and ticket buys for every one of our artists while on tour. These funds will not be used to pay off revolving credit. They will be used to pay off the remaining balances for our DJ, photographer, florist and the venue. My fiance and I did have emergency funds set aside however we unfortunately had a house fire a few years ago and most of our emergency funds have gone toward rebuilding and renovating our home. These funds will not be used towards that as well.

Member Payment Dependent Notes Series 565833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565833	$4,025	$4,025	6.76%	1.00%	August 19, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565833. Member loan 565833 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	NYC Department of Education, P.S. 33x	Debt-to-income ratio:	11.13%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	NYC Department of Education, P.S. 33x
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,244.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 565836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565836	$25,000	$25,000	11.49%	1.00%	August 24, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565836. Member loan 565836 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,849 / month
Current employer:	HSBC	Debt-to-income ratio:	16.31%
Length of employment:	10+ years	Location:	Mulberry, FL

Home town:
Current & past employers:	HSBC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/22/10 > To pay off credit cards currently at a higher rate. My rating is important to me as reflects who i am. It has always been important for me to pay my debts on time. I have always been employed and am in an industry that is global and stable. This would enable me to carry this debt at the same monthly output but at a lower rate with a term.

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,226.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. 1) 222889 2) 260000
Could you list the amounts and monthly payments of all your existing debts? (Please include any home equity line of credit, and indicate which debts you will be using this loan to pay off.)	Type your answer here. Car $618 1st Mortgage incl'd tax and ins $1850 Old Student loan $90 Credit cards which i will pay off with this loan $850 just min pay

Member Payment Dependent Notes Series 565928

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565928	$8,800	$8,800	7.51%	1.00%	August 23, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565928. Member loan 565928 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	C & G Insurance Agency, Inc.	Debt-to-income ratio:	17.10%
Length of employment:	10+ years	Location:	Westmont, IL

Home town:
Current & past employers:	C & G Insurance Agency, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > My goal is to be completely debt free in three years (aside from my mortgage). I picked up a second job bartending to help me get there. I don't want to have to work two jobs forever. Borrower added on 08/19/10 > I am an Insurance Agent at my first job. I have been working for this company for 10 years. I have been a licensed producer for 8 years.

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	23
Revolving Credit Balance:	$13,268.00	Public Records On File:	0
Revolving Line Utilization:	27.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Please comment on the delinquency 23 months ago. Thanks.	I honestly am not sure what account I was delinquent on. I can however tell you that it was getting tight for me to pay my bills. I in turn picked up a second job bartending. This has helped me to pay all bills on time and has motivated me to become debt free. I don't want to have to work two jobs forever.
Could you please elaborate on what kind of debt you have, and how this money will be used toward it? Are you using this loan to pay of credit cards with high interest rates, etc?	Yes I have a credit card debt with a 16.9% interest rate. I try to pay as much as I can each month but the intrest is making this far to slow of a process for me. This loan will help me to pay off the credit cards.

Member Payment Dependent Notes Series 565967

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565967	$1,800	$1,800	14.84%	1.00%	August 20, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565967. Member loan 565967 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$400 / month
Current employer:	Yogurt Stop	Debt-to-income ratio:	0.00%
Length of employment:	1 year	Location:	Los Angeles, CA

Home town:
Current & past employers:	Yogurt Stop
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/17/10 > Temporary and I will pay it back!!!

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please verify that your income is $400/month? And elaborate the purpose of this loan, thanks	My income is indeed currently $400/month, but I am married and my spouses income is closer to $700-800/month. Also currently interviewing for a new position with a higher pay rate. I recently had to take a hiatus from working, but the bills kept coming and I now find myself a little behind in all my bills. I just want to pay everything up and owe one lump sum.

Member Payment Dependent Notes Series 565982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
565982	$6,000	$6,000	13.23%	1.00%	August 19, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 565982. Member loan 565982 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,367 / month
Current employer:	Centaman Inc.	Debt-to-income ratio:	22.47%
Length of employment:	1 year	Location:	LONGWOOD, FL

Home town:
Current & past employers:	Centaman Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/17/10 > Please note that although I have only been with this employer for 1 year I have been in the same line of business since 2001 and have been consistently employed (no breaks) for over 25 years. I have never been late / missed a payment or defaulted on a loan. Income is verifiable, happy to email recent payslip. Borrower added on 08/17/10 > Successful funding will enable me to payoff/close the account AND avoid a $4,000 deferred interest charge that will hit next month. I had the cash set aside but some rather sad family circumstances took precedence. Thanks in advance.

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,815.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi First is $260,000 second is $42,505 and we recently had a Realtor in to discuss potentially moving and they wanted to list at $340,000. We decided against listing - we will hang on for a few more years and hopefully the market will come up a little. Thanks.
Your Revolving Credit Balance= $33,815.00. Please list each debt (Type; Balance; APR; Current Monthly payments) and indicate which debts will be paid off by this loan. Thank you.	The debts are all major credit cards, avg APR is aprox 10% with the exception of ONE card which is 0% now but moving to 24% next month + a deferred int charge of $4,000 will be added to the balance (this is the card that will be paid off and CLOSED if the loan gets funded). Current payments are around $500/mth. This loan will save me aprox. $5,000 over 3 years. Thank you for your question, I hope this helps.
Hello. What is Centaman Inc. and what do you do there? Lending club shows revolving debt balance totaling aroun $34k, you are only asking for $6k. Please explain the credit card balances/ APY of the debt you intend to pay off. Do you have other emergency money? Thanks!	Hi I am head of sales for North America, we sell large computer systems to Attractions (Zoos, Aquariums, Museums, Amusement Parks etc.). Company was established 1991 and we are owned by www.csisoftware.com (TSX:CSU) $500 Million in rev/yr. I have been in the same business since 2001, I moved from a competitor last year because I got a better offer and Centaman is a better company/product. I think my previous question may answer why only $6K, but to answer directly I have only one high interest account, everything else 6-12%. That one account is 0% now but moves to 24.24% next month + a $4K deferred int charge will be added, so this loan will save me $5K over 3 years. I have some emergency money, yes, but not enough to cover this. We are building that back up - my wife just got back to full time work in June after being laid off by a LARGE BANK 18 months ago. Hope this helps and thank you for your question and support. IM

Member Payment Dependent Notes Series 566019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566019	$10,000	$10,000	11.49%	1.00%	August 23, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566019. Member loan 566019 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	MEMORIAL MEDICAL CENTER	Debt-to-income ratio:	13.25%
Length of employment:	2 years	Location:	TRACY, CA

Home town:
Current & past employers:	MEMORIAL MEDICAL CENTER
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,467.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The title is under my husband's name and the loan of the house as well. He got it before we got married but if you need to, we could add my name to the title. The total balance of the mortgage is $210,000. The HELOC amount is $115,000. My husband also works full time and makes approximately $6,000 to $7,000 a month, annually around $60,000 to $70,000. I am applying for a loan to pay off a personal debt. Thank you for your consideration.
Hello - What is your position at MMC? How did you accrue this debt? Thanks in advance for your answers	I am a Registered Nurse working night shift on the Surgical unit at MMC. I have been with the company since January of 2008. In 2006, my husband bought another house in Lathrop, CA. We planned to sell our original home in Tracy but it never materialized. We borrowed from my sister in law the amount of $40,000 to put as a down payment for the home and we also got some of our equity out of our home in Tracy. We have already paid my sister-in-law a total amount of $26,000 out of the original loan of $40,000. In the end, we were in a "upside down loan" where in the house was not worth keeping and my husband opted to let the house in Lathrop go to foreclosure. Again, all the existing mortgages to the homes are in his name alone. My sister-in-law needs to refinance her home loan this year and needs the whole amount to be paid. That is why I am applying for this loan. Please note that we owe my sister in law the amount of $14,000 and I am just applying for $10,000 to repay her. We already have the $4,000 to give to her but need financing for the $10,000. Thank you very much for your consideration again as you make your decision. I would not have applied for this loan if the need did not arise. Thank you very much.

Member Payment Dependent Notes Series 566028

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566028	$6,000	$6,000	11.86%	1.00%	August 24, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566028. Member loan 566028 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,750 / month
Current employer:	pinchapenny	Debt-to-income ratio:	21.13%
Length of employment:	10+ years	Location:	ORLANDO, FL

Home town:
Current & past employers:	pinchapenny
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/19/10 > we are installing new cabinets in the house Borrower added on 08/20/10 > the kitchen is about 18 years old and needs to be replaced we are also using some of the money to help are dog he has a bad knee and bad hip . my potion at my job is very stable and i do all the book keeping Borrower added on 08/21/10 > i am installing the cabinets myself to help on the cost My father was a contractor that built houses, so that will help me on installing the cabinets. My main focus is to pay this loan off as quickly as possible. Borrower added on 08/22/10 > everytime that i borrow i do pay my loan on a timely manner and make sure that i pay more than the minium amout due Borrower added on 08/23/10 > my goal is to have the loan paid off within two years

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	16
Revolving Credit Balance:	$13,940.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is pinchapenny and what do you do there?	it is a swimming pool company and i am the manager that runs the inside sales
Transunion Credit Report shows 1 creditor payment delinquencies within 24-months; the most recent 16 months ago. Explanation is? FYI: Lending Club provides lenders highly condensed borrower Transunion Credit Report that shows total Delinquent Payments but not the name of credit grantee who reported the delinquencies. Visit the www.annualcreditreport.com website. You can obtain FREE copies of your complete Equifax, Experian, Transunion Credit Reports yearly. NO CC required, NO sign-ups; NO extra-costs. After obtaining, and reviewing, your Transunion Credit Report details, then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 08.19.2010	i think i already answered this question but i will tell you again i forgot to pay the bill on time the account has been paid off

Member Payment Dependent Notes Series 566037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566037	$12,000	$12,000	13.98%	1.00%	August 23, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566037. Member loan 566037 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,792 / month
Current employer:	Cleveland Institute of Music	Debt-to-income ratio:	23.21%
Length of employment:	3 years	Location:	CLEVELAND, OH

Home town:
Current & past employers:	Cleveland Institute of Music
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/17/10 > I have two really high interest credit cards that I need to bring down and consolidate. A few medical interactions for my wife really brought me deeper into debt than I anticipated. I work a solid job at a non-profit, world-class music institute as their database administrator. My work is intrumental and I'm often lauded by our executive team. Our budget is pretty spartan while trying to pay off these debts and while we were managing, the interest is getting to be too much and I can't maintain it without skipping some necessary expenses.

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,368.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances, APRs and current monthly payments on the debts that you are consolidating? Thank you.	There are two debts in question. #1: 3800, 25.99%, $110 #2: 8600, 20%, $210
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	I have a revolving credit card with a 20.99% interest rate at $8300 with a minimum payment of $212 a month. I also have another card at 24.99% with a balance of 3800. Monthly payments roll around 110. These are the two that I'm looking to pay off.

Member Payment Dependent Notes Series 566050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566050	$16,000	$16,000	14.84%	1.00%	August 24, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566050. Member loan 566050 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Digital Media	Debt-to-income ratio:	14.63%
Length of employment:	4 years	Location:	New York, NY

Home town:
Current & past employers:	Digital Media
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,798.00	Public Records On File:	0
Revolving Line Utilization:	95.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Digital Media and what do you do there?	We provide content management solutions for interactive agencies and brands. My primary responsibilities cover operations and client services.

Member Payment Dependent Notes Series 566058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566058	$6,450	$6,450	13.23%	1.00%	August 23, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566058. Member loan 566058 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	J Morita USA	Debt-to-income ratio:	18.12%
Length of employment:	5 years	Location:	Rancho Santa Margarita, CA

Home town:
Current & past employers:	J Morita USA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	22
Revolving Credit Balance:	$102,244.00	Public Records On File:	0
Revolving Line Utilization:	77.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, The balance of mortgage and HELOC are $630k and the current market value on zillow is $626k. Thanks.
You have a very large Revolving Credit Balance= $102,244.00. Please list each debt: Type, Balance, APR, Monthly payments. (I guess that one of the debts is a HELOC?). Also indicate which debts will be paid off by this loan. Thank you.	Hi, Our HELOC is 99,701 of that. It was borrowed to cover debt at my dental practice before I had to retire due to disability. The money is being borrowed to pay off our balance plus on our checking account. Thank you for your help. Jeff
Could you please clairify. Your HELOC is 99,701 and the balance $2,543 (102,244-99.701) is a "checking account" debt? Do you mean a line of credit (overdraft) tied to your checking acoount? If so, what will you do with the remainder of the loan: $6,450-$2,543=$3,907 (before fees)? Thank you.	Hi, No, the balance is actually a few small revolving credit cards. The debt we want to pay off is our overdraft on our checking account. It is currently $5k and with the rest we would pay a couple of the small cards. Thank you for your help. Jeff

Member Payment Dependent Notes Series 566078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566078	$14,400	$14,400	7.88%	1.00%	August 23, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566078. Member loan 566078 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Voxify Inc	Debt-to-income ratio:	14.78%
Length of employment:	1 year	Location:	hayward, CA

Home town:
Current & past employers:	Voxify Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/17/10 > To consolidate debts. Borrower added on 08/17/10 > My Experian Credit Score is 716 checked as of yesterday. Borrower added on 08/17/10 > I will be using the entire amount of this loan to pay off the credit card debt, thereby saving me on interest rate of 16 to 24% since i get lower interest rates from lendingclub, and would like to keep a good credit, current Experian Credit Score is 716, just checked it myself yesterday. I do not have car loan, student loan, mortgage. My monthly expenses right now i am keeping to a minimum of roughly 500 for gas, tolls, food, etc. My annual salary is 70,000. Borrower added on 08/18/10 > Awesomely good news, "This loan request was approved by Lending Club’s credit team." on 8/18/2010. Please help and invest in my loan, thanks. Borrower added on 08/19/10 > My current paycheck is going towards my education, am currently enrolled and taking classes to get my MBA, thanks for your help and support.

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,123.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. Well, no mortgage on house, but I do support my parents financially since they do not work, so I guess you can say that is my mortgage, 1500/month. 2. I do not own a house, live with parents. 3. No HELOC. 4. Dont own a house. 5. Lived here for more than 15 years. Thanks.

Member Payment Dependent Notes Series 566094

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566094	$8,000	$8,000	11.86%	1.00%	August 23, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566094. Member loan 566094 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Delta Group	Debt-to-income ratio:	8.13%
Length of employment:	2 years	Location:	El Dorado, AR

Home town:
Current & past employers:	Delta Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/19/10 > I will graduate in December with a degree in Business and work full-time. I am also married to a wonderful man, and have four beautiful children along with two cats, three dogs, and a ferret. Yes, we have a full house:) With graduation approaching and things I want to accomplish in the near future, I would like to consolidate my debt. Right now, I do pay more than the minimum but it seems like I am not getting anywhere. I want to become debt free so I can start my own jewelry business. Right now I am only able to do gift shows (which I do well) but unable to get a brick and mortar store because my debt is too high. I always pay before the due date and like I said before I pay above the minimums. I do have one black mark on my credit record. I went through a divorce in 2002 was forced to declare bankruptcy because I could not afford the bills while being a single mother. The bankruptcy was discharged in October 2002. Since then I have been able to finance a house with my husband and never been late. The mortage is auto drafted from our account. My husband does have a good job but I would like to show him I can get rid of this debt myself. I hope you take the time to consider my situation and help me live out my dreams. Thank you Borrower added on 08/19/10 > I will graduate in December with a degree in Business and work full-time. I am also married to a wonderful man, and have four beautiful children along with two cats, three dogs, and a ferret. Yes, we have a full house:) With graduation approaching and things I want to accomplish in the near future, I would like to consolidate my debt. Right now, I do pay more than the minimum but it seems like I am not getting anywhere. I want to become debt free so I can start my own jewelry business. Right now I am only able to do gift shows (which I do well) but unable to get a brick and mortar store because my debt is too high. I always pay before the due date and like I said before I pay above the minimums. I do have one black mark on my credit record. I went through a divorce in 2002 was forced to declare bankruptcy because I could not afford the bills while being a single mother. The bankruptcy was discharged in October 2002. Since then I have been able to finance a house with my husband and never been late. The mortage is auto drafted from our account. My husband does have a good job but I would like to show him I can get rid of this debt myself. I hope you take the time to consider my situation and help me live out my dreams. Thank you Borrower added on 08/19/10 > I had a question concerning our mortage and the value. This loan is strictly for me paying off my credit cards faster. We do not owe a second mortage or a line of credit. We have been fortunate not to live in an area where the housing market went downhill. But like I stated in the description, I want to show him I can take care of credit card debt myself.

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	71
Revolving Credit Balance:	$8,690.00	Public Records On File:	1
Revolving Line Utilization:	81.20%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Delta Group and what do you do there?	Delta Group is a mail order company. They sell books, gun parts, and accessories. They also publish some of their own books. I manage the content for all three of their websites. I also handle their email marketing. Let me know if you need additional information. Thank you.
I gather the income you show from Delta Group is for part-time work while you attend school. Correct?	I work full-time. My employer has been very flexible with my schedule. I work over and work through lunch to make up my time. As far as school, I attend Southern Arkansas University. I usually take a few online classes along with a few in person classes. I start my last semester next Wednesday.

Member Payment Dependent Notes Series 566115

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566115	$5,000	$5,000	14.84%	1.00%	August 23, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566115. Member loan 566115 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	NBC	Debt-to-income ratio:	4.96%
Length of employment:	5 years	Location:	BURBANK, CA

Home town:
Current & past employers:	NBC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	15
Revolving Credit Balance:	$3,177.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you planning on using the loan for? Loan description?	An engagement ring and a credit card.

Member Payment Dependent Notes Series 566119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566119	$3,000	$3,000	14.72%	1.00%	August 24, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566119. Member loan 566119 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,200 / month
Current employer:	groton board of ed	Debt-to-income ratio:	16.07%
Length of employment:	10+ years	Location:	groton, CT

Home town:
Current & past employers:	groton board of ed
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	21
Revolving Credit Balance:	$8,181.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please describe your debt and what home improvements you intend to do. Also please explain delinquency from 21 months ago. What is Groton Ed and what do you do there? Thanks!	new kitchen and new bathroom and it is not Groton Ed it is Groton Board of Education-I aide for special needs kids transportation.

Member Payment Dependent Notes Series 566122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566122	$14,400	$14,400	14.35%	1.00%	August 24, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566122. Member loan 566122 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Schawk	Debt-to-income ratio:	8.02%
Length of employment:	< 1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Schawk
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,017.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. Also, could you please list out your monthly expenses? Lastly, what do you do for your current employer? How secure is your job? Thank you in advance.	When the Credit Act went into effect in early 2010 all my credit card aprs went up significantly before it was in effect. Two of the five cards I have doubled the apr from 10.99% to 21.0% and one went to 29.99% from 9.99%. The current credit debt and arp's owed is as follows: chase (wamu) 21.99% $5,234 chase 21.99% $4,781 orchard bank 24.99% $1,366 citibank 29.99% $3,978 This loan will pay off all my credit debt and end up saving me over $4,000 in interest over the 3 year period of time. My rough expenses are: rent 750 food 400 phone/internet/netfix 250 misc 200 - 400 I am the IT manager of a publicly traded retail graphics and marketing firm responsible for 12 U.S. office locations and 3 remote offices in Europe and 1 in Australia. As far as Job security goes we have some of the largest retail accounts in the US with over 3, 000 employees and they are hiring 100 more employees for the Chicago downtown headquarters alone by the end of the year. The company has seen growth of 10 % this year even through the so call recession and expect to see 12% growth by first quarter next year. So as far as I can tell my job is very secured to the best of my knowledge. I have very good credit and credit history going back over 15 years and have never been late paying or missed a payment on any payments.

Member Payment Dependent Notes Series 566131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566131	$3,200	$3,200	16.82%	1.00%	August 20, 2010	August 31, 2015	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566131. Member loan 566131 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,400 / month
Current employer:	Baltimore County Public Library	Debt-to-income ratio:	17.64%
Length of employment:	1 year	Location:	Parkville, MD

Home town:
Current & past employers:	Baltimore County Public Library
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1987	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,154.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will these medical expenses be ongoing? Thank you.	no. They just accumulated quickly after I lost my health insurance and then went through a bout of minor illnesses.
Why did you loose your health insurance? What do you do for Baltimore County Public Library and what did you do before this? How big are your medical expenses, and are they in addition to your $10,154 revolving debt? Thank you.	i had independent health insurance which I paid for with a stipend when I worked for UMUC. When I lost that postion I went back to working for BCPL which is only part time and after several months could not afford the premiums.

Member Payment Dependent Notes Series 566162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566162	$4,000	$4,000	13.98%	1.00%	August 20, 2010	August 31, 2015	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566162. Member loan 566162 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,558 / month
Current employer:	Garda	Debt-to-income ratio:	23.65%
Length of employment:	1 year	Location:	Westlake, OH

Home town:
Current & past employers:	Garda
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > I am using my funds to pay off credit card debt. One is cancelled and other one is just for emergenicies. My job is stable. I am reliable and will make on time payments and most likely pay it off sooner than expected.

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,086.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What do you plan to use the loan for? Also, what is your job with Garda? Art	I want to pay off my credit card. My interest rate is 29.99 percent and with this loan i will be able to pay off this loan faster than i would with my credit card rate. I always pay on time and will pay this loan off less than 5 years. Garda is a armored trucking company. I am full time work as a messenger and driver.

Member Payment Dependent Notes Series 566203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566203	$3,000	$3,000	10.75%	1.00%	August 20, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566203. Member loan 566203 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Thermal Air Inc	Debt-to-income ratio:	21.28%
Length of employment:	4 years	Location:	Freehold , NJ

Home town:
Current & past employers:	Thermal Air Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/17/10 > consolidating (2) 17% credit cards and some extra savings money

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,359.00	Public Records On File:	0
Revolving Line Utilization:	64.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you accumilate the large credit card balance? How much are your monthly expenses?	the amount of debt isnt large to my annual income im just lokking to consolidate the balances and pay them off responsibly to continue my good credit. As of right now i have $800 extra money every month after rent,utilities ,food, gas etc so loan will be no problem just an easier way to pay bill

Member Payment Dependent Notes Series 566233

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566233	$8,000	$8,000	17.19%	1.00%	August 20, 2010	August 31, 2015	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566233. Member loan 566233 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$13,333 / month
Current employer:	T-Mobile USA	Debt-to-income ratio:	18.55%
Length of employment:	10+ years	Location:	ORLANDO, FL

Home town:
Current & past employers:	T-Mobile USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/17/10 > Consolidation Loan

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,789.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $8,000 loan. My questions are: [1} How long have you worked for T-Mobile A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $23,789 Revolving Credit Balance. (a 86 pct usage.) Is any Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? A-N-D How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to help fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.18.201	1.10 years, National Account Sales. 2.Only PNC, and Regions both over 50k are HOC. Etrade and Regions Visa are less than 12% 3.Consolidation loan 4.I don't think so 3-5 years
Your Revolving Credit Balance= $23,789.00 and the loan is for $8,000 - before fees. Please list your debts (include Type, Balance, APR, current Monthly Payments) and indicate which debts will be paid by this loan. Thank you.	Amex 7,500 15% Suntrust 2,500 $18% Macy's 2,300 $21%
Any idea why your credit score is so low?	Two credits lines for 2 condos were shut off and it appears I have two credit cards maxed out, but they are Home Equity Lines.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I own 3 houses. Two loans both around 55k. PNC and Regions. Current Value's 125k 105k 89k

Member Payment Dependent Notes Series 566234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566234	$9,200	$9,200	13.61%	1.00%	August 20, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566234. Member loan 566234 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,354 / month
Current employer:	EOS CCA	Debt-to-income ratio:	21.27%
Length of employment:	4 years	Location:	Plymouth, MA

Home town:
Current & past employers:	EOS CCA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,882.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please specify the debts you are trying to consolidate? Further, I understand your desire to consolidate existing debt -- has anything occured to avoid accruing new debt?	The debt is two credit cards I racked up in college. I have not used the cards in awhile. I am 26 now with a good job and have been making large payments each month, but the interest rates are out of control. Consolidation will allow me to pay the debt off with a lower interest rate. As I have a stable, well-paying job, and am not planning on any major purchases in the near future, I will not be accruing any new debt.

Member Payment Dependent Notes Series 566247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566247	$6,000	$6,000	7.88%	1.00%	August 19, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566247. Member loan 566247 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Meditech	Debt-to-income ratio:	17.69%
Length of employment:	6 years	Location:	FRAMINGHAM, MA

Home town:
Current & past employers:	Meditech
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	71
Revolving Credit Balance:	$3,151.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 566249

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566249	$8,000	$8,000	16.82%	1.00%	August 24, 2010	August 31, 2015	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566249. Member loan 566249 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,661 / month
Current employer:	US Army	Debt-to-income ratio:	15.38%
Length of employment:	4 years	Location:	Fort Drum, NY

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	41
Revolving Credit Balance:	$1,709.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: Your loan application. Employing Service Branch: U S ARMY. My questions are:: (1) If Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employment shows as 04 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (3) If DoD Civilian Employee: Provide equivilent GS/WG Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Wednesday 08.18.2010	Active duty, Specialist Pay grade E-4. My ETOS date is Jan 3 2011, I will be joining the reserves at that time and also getting the post 9/11 GI bill.
I am interested to help fund your $8,000 loan. My questions are: [1} Aswer my earlier email Subject: US ARMY employer, Rank-Pay Grade-EOS-Future intentions, etc? [2] Transunion Credit Report shows the $1,700 Revolving Credit Balance. (a 61 pct usage.) How much $ are you now paying per month on your total credit card/other debts? [3] $8,000 is loan; ~ $2,000 is Revolving Credit Balance; ~ $6,000 is the extra cash that you will receive (less loan origination fee) that is consolidating, or refinancing, what SPECIFIC debts that are not included in Transunion Credit Report total debts? [4] Briefly, why should lenders commit their limited $ to help fund your loan? [5] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.18.2010	I just payed off all but one credit card which has a balance of $700. Curently i am paying $50 a month on that card. If i get this loan I plan on paying it between 2 an 3 years. This is a good investment because i like to pay off my debt on time or early and give the lender a chance to make some extra cash off of my interest. Also it doesn't take that long to get your investment back.
YOU HAVE AT LEAST 3-YEARS REMAINING U S ARMY RESERVE OBLIGATED COMMITTMENT TIME. IF IN ACTIVE DRILL STATUS, YOUR 1 WEEKEND ACTIVE DRILLING PER MONTH GENERATE A USAR PAYCHECK THAT WILL PAY THIS LOAN'SMONTHLY PAYMENT. Lender 505570 USMC-RETIRED Wednesday 08.18.2010	Both my wife and I (she is prior service) are going to be doing active reserves. I will be signing up while out-processing and she will be signing up when we move.
Please clairify; You just paid off of your credit cards and only have one card left with a balance of $700? Then, what is the purpose of this $8,000 loan? Thank you.	I want to consolidate two car loans withthe credit for one payment
Please clairfy: You have one credit card left with a $700 balance? If so, why do you need this $8,000 loan to pay it off? Thank you.	I want to consolidate two car loans and the credit card for one payment

Member Payment Dependent Notes Series 566252

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566252	$6,500	$6,500	10.38%	1.00%	August 20, 2010	August 31, 2015	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566252. Member loan 566252 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,739 / month
Current employer:	obara corporation	Debt-to-income ratio:	6.86%
Length of employment:	8 years	Location:	southgate, KY

Home town:
Current & past employers:	obara corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	45
Revolving Credit Balance:	$2,345.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	owe 94,000.00 value 95,000.00

Member Payment Dependent Notes Series 566255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566255	$12,000	$12,000	11.49%	1.00%	August 23, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566255. Member loan 566255 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	Legacy.com	Debt-to-income ratio:	15.03%
Length of employment:	3 years	Location:	WOODRIDGE, IL

Home town:
Current & past employers:	Legacy.com
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	56
Revolving Credit Balance:	$5,527.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage balance is roughly $168k. I do not have a HELOC. My home was just appraised for $165k about one month ago. I am five years into my mortgage. Three years ago my home appraised for $200k when I refinanced. I owe back taxes to the IRS because of a failed investment opportunity.

Member Payment Dependent Notes Series 566297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566297	$12,000	$12,000	13.23%	1.00%	August 24, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566297. Member loan 566297 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	Jack Henry & Associates	Debt-to-income ratio:	23.18%
Length of employment:	10+ years	Location:	Monett, MO

Home town:
Current & past employers:	Jack Henry & Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/19/10 > Looking to payoff (2) credit cards that have a rate @ 20.99%. One had to be used for college tuition for my son and the other was home renovations for a house I purchased 12/2007. Good credit....good payment history....always make my payments...just looking for lower rate that can help me get these balances paid off. Borrower added on 08/19/10 > One more additional item....I want to make it clear that this is not going to be new / additional debt...this will be replacing 2 current unsecured debts that are at a rates of 28.99 and 20.99 and that I currently make monthly payments that total $540.00. Borrower added on 08/20/10 > I appreciate the interest and the confidence the investor base is showing. Thanks to all and you will not be disappointed. Have a great weekend....mine weekend has already been made!

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	61
Revolving Credit Balance:	$35,151.00	Public Records On File:	0
Revolving Line Utilization:	65.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Current Market value is approx 130,000.00 Current Balance on my mtg is 107,429.00 I do not have a HELOC loan or secondary mtg on my property.
I am interested to help fund your $12,000 loan. My questions are: [1] Jack Henry Associates is leading provider to financial services industry. How long have you worked there? A-N-D What is your current position? (Job/What you do.) [2] Transunion Credit Report shows the $35,151 Revolving Credit Balance. (66 pct usage.) Is any a Home Equity Line of Credit? (HELOC) If yes, what is $ amount a-n-d APR pct? How much $ are you now paying per month on your total credit card/other debts? [3] Briefly, why should lenders commit their limited $ to fund your loan? [4] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an appropriate IN YEARS answer. ("As soon as possible", or similar generic answers, tell participating lenders nothing useful.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 08.19.2010	Type your answer here. I have worked at Jack Henry & Associates 19 years. My current position is Technical Business Analyst. Past Positions have included - Product Mgr, Installation Mgr, Install None of the 35,151 is a Home Equity Loan The budget that I use every month sets aside $1,650.00 per month for my credit cards/unsecured debt. Why???? Good question. A divorce in 2007 set me back financially and trying to see the light at the end of the tunnel. I pay all my debts on time and pay every month. Past credit history should prove that to be true. I DO NOT and WILL NOT go the DEBT Settlement route as these are DEBTS I incurred and intend to pay back..I'm just looking for a lower rate then what I'm currently paying. I'm a former banker from STL and have always made good on my debts to banks/credit cards. My intention would be to pay this loan off in 36 payments / 3 years.
Hello Please state your current employer and your job duties.	Type your answer here. Jack Henry & Associates Employee since August 1991. Current Duties - Technical Business Analyst Past Duties - Product Mgr of 2 different products Installation Mgr Installer

Member Payment Dependent Notes Series 566307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566307	$5,000	$5,000	11.86%	1.00%	August 20, 2010	August 31, 2015	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566307. Member loan 566307 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	MCG Electronics	Debt-to-income ratio:	5.61%
Length of employment:	10+ years	Location:	North Babylon, NY

Home town:
Current & past employers:	MCG Electronics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$88,150.00	Public Records On File:	0
Revolving Line Utilization:	41.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is MCG Electronics and what do you do there?	Good aftertnoon, It is an electronics company that designs and manufactures SPD (surge protective devices) which protect equipment and critical facilities from electrical surges caused by lightning and other sources. I am the engineering manager of the company.
Hi, I would like to fund your loan. Can you please explain the rather large 88k in revolving credit balance? Thanks, Ron	Good afternoon, Thank you for your question. Over 80k is due to our HELOC. The rest is two credit card accounts, one of which I closed. I did not want to draw from the HELOC for this purpose. Anthony

Member Payment Dependent Notes Series 566342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566342	$9,500	$9,500	11.12%	1.00%	August 24, 2010	August 31, 2015	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566342. Member loan 566342 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,142 / month
Current employer:	Dick's Sporting Goods	Debt-to-income ratio:	17.04%
Length of employment:	3 years	Location:	Wellington, FL

Home town:
Current & past employers:	Dick's Sporting Goods
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$682.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Dick's Sporting Goods?	I process the truck when it comes. I also process the defectives and transfers to other stores. As Freight Flow Sales Leader I also am in charge of house-keeping. I basically make sure the behind the scenes stuff is taken care of.
please provide what you are willing to provide in answer to these questions: 1. what debts are you consolidating - amounts, interest rates, required monthly payments, financial institutions for each 2. how did you accumulate this debt? are you doing anything differently to prevent yourself from accumulating more debt?	I am consolidating 2 debts, plus adding a little extra. I currently have 1 outstanding loan for about 7700 at 12%. I also accumulated some unexpected debt when I moved from VA to FL a couple months ago for my job. This was put onto a credit card that I am rolling into this loan. The amount is about 800 at 16.24%. I am getting ready to move again (within FL) sooner than my job told me it was originally going to take, so I am requesting the little extra to cover any more unexpected debt I may accumulate with this move. I plan on making a couple larger payments early on in order to lower the number of years to pay off this loan. I will be using my tax return this year to significantly lower the amount of the loan.

Member Payment Dependent Notes Series 566359

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566359	$7,800	$7,800	7.14%	1.00%	August 20, 2010	September 1, 2013	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566359. Member loan 566359 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Ballet Jewels	Debt-to-income ratio:	13.34%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Ballet Jewels
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > I am determined to take charge of my life and pay off the credit card debt that has plagued me since college. I admit to having been financially careless in the past, however I now realize that I must be financially responsible in order to live my life to the fullest. I want to pay off my debt so that I have money to one day raise a family, support my parents, donate to charity, and live guilt free. I have been loyally making monthly credit card payments for the last 12 years. Currently I am able to comfortably pay $300 a month in credit card payments, however only a little more than half of that actually goes to paying off my debt. The rest simply goes to paying bank fees. I work full time as a Graphic Designer/Photographer at the same company for the last two years. Some of the steps I have made to take charge of my financial situation have been: 1) Curbing my spending (I didn't buy the latest greatest new iPhone! I still have my old beaten down laptop of 4 years!). 2) I try to bring my own lunch to work every day and eat in as much as I can. 3) I write down everything I spend on and try to stay in a budget. All I want is to pay off my debt as fast as possible! Investing in me guarantees that your money will make interest, because I always make my monthly payments but this time they will be going to you rather than a giant bank with huge interest rates!

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,093.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 566363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566363	$5,000	$5,000	16.45%	1.00%	August 20, 2010	August 31, 2015	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566363. Member loan 566363 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	50 plus pharmacy	Debt-to-income ratio:	22.11%
Length of employment:	10+ years	Location:	INDEPENDENCE, MO

Home town:
Current & past employers:	50 plus pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/17/10 > pay off credit cards make a couple of large purchases

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,978.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at 50 plus pharmacy?	pharmacy technician

Member Payment Dependent Notes Series 566382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566382	$5,500	$5,500	10.38%	1.00%	August 24, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566382. Member loan 566382 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	EUROMOTORCARS MERCEDES BENZ	Debt-to-income ratio:	5.65%
Length of employment:	3 years	Location:	VIENNA, VA

Home town:
Current & past employers:	EUROMOTORCARS MERCEDES BENZ
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	29
Revolving Credit Balance:	$1,391.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving across town or across country? Are you quitting your job as part of this move? Regards; Art	Ill be moving closer to work. I am making great income and looking to stay with my current job. I just needed to cover moving and other expenses and any extra left I will pay back into the loan.
What do you do at EUROMOTORCARS MERCEDES BENZ? Will you remain there after your move?	I am a Mercedes Benz star certified technician. I make about $40-$45k annually. Looking for a short term loan to cover moving and living expenses, as well as establish good credit.
Can you please give more detail on your delinquency dated back 29 months ago?	Around that time I was still in school full time barely making ends meet and defaulted on a couple credit cards before I graduated and started my career. As of now all are paid off and I only use my check card and credit card from my bank as well as my savings account. I am getting the loan mainly to increase my credit rating.

Member Payment Dependent Notes Series 566392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566392	$7,000	$7,000	6.76%	1.00%	August 20, 2010	August 31, 2013	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566392. Member loan 566392 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Paul & Hanley LLP	Debt-to-income ratio:	3.73%
Length of employment:	5 years	Location:	El Cerrito, CA

Home town:
Current & past employers:	Paul & Hanley LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/17/10 > Making energy efficient, green upgrades to home. Insulation and windows.

A credit bureau reported the following information about this borrower member on August 13, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$811.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is position with Paul & Hanley LLP?	I'm an attorney.

Member Payment Dependent Notes Series 566440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566440	$5,000	$5,000	13.61%	1.00%	August 23, 2010	August 31, 2015	August 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566440. Member loan 566440 was requested on August 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,415 / month
Current employer:	Capital One, NA	Debt-to-income ratio:	11.50%
Length of employment:	3 years	Location:	Houston, TX

Home town:
Current & past employers:	Capital One, NA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/17/10 > Use: Major medical bills Job Stability: AVP of eCommerce for Capital One Bank for 3 yrs 8 mos Excellent Borrower with a history of good credit relationships. As a Federally Bonded bank employee, my credit is excellent as is my trustworthiness. Borrower added on 08/18/10 > A question arose concerning the nature of the medical bills and if they would continue. I had major surgery July 28, 2009 for which bills to the insurance company totaled over $147,000. I have excellent insurance through Aetna, however, it does include a $2000 deductible and $5000 co-insurance deductible. Through my Flexible Spending Account, I am able to cover the $2000 deductible as well as co-pays, prescriptions, and such. The procedure requires that I spend 18 months under Doctor's care in order to monitor my progress and ensure that everything is as it should be. Thankfully, all is well and I will be released from his care at the end of the year. Bills are coming due, and instead of letting them lapse and go into collections, I would rather take out a simple loan that allows me the ease and simplicity of a single monthly payment in order to continue to keep my budget under control and satisfy all of my debts. If there are any questions, please feel free to ask!

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	9
Revolving Credit Balance:	$14,824.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of the loan (listed as Other)? If for Medical Bills (as title suggest) is the medical problem ongoing? In other words will you continue to receive more medical bills? Thank you.	The loan is to cover existing and coming medical bills not covered by my insurance provider, Aetna. My plan has a deductible of $2,000 and a co-insurance limit of $5,000. I am prepared, with my Flexible Spending Account, to cover the deductible, prescriptions, and co-payments. I am not prepared to cover the bills for MRIs and Flouriscope procedures that are coming due. To be totally open and transparent, I underwent surgery July 28, 2009 to remove an 8 inch section of colon affected by diverticulitis. The tissue had grown abnormally, pressed against my bladder, and joined together forming a hole between the two systems, known as a fistula. The procedure is over, however, the recovery leaves the body susceptible to infection and requires many checkups and monitoring. By the end of the year, it things are still going well, I will be released from my Doctor's care. The bills are coming due and I would prefer to consolidate them into an easily manigible loan than let them go delinquent. This will also reduce the impact of the ranging size of bills on my monthly home budget by providing a single monthly payment. Please feel free to ask any additional questions you may have.
Thank you for the honest answer (I wish more borrowers would be so straightforward). Because of your honesty, I have contributed to your loan. Hopefully, the surgery will take care of your diverticulitis and associated problems. Please remember that we, the investors, are guys just like you with limited resources and we have used lending club to place our savings as an alternative to banks/stockmarket etc.	I greatly appreciate your time and investment. I am very excited about this program and hope to actually begin contributing to others through this program as soon as my personal situation is resolved. I think the community lending concept is a sensational idea!
Do you have a spouse/partner who works and if so how much does that person make each month?	I do have a domestic partner of 12.5 years. He is self-employed as an artist. Though his income varies, it averages approximately $1,400 per month. The economic downturn over the past few years has made it more difficult for artists, however, he has managed to stay busy.
Hello, Please explain the delinquency 9 months ago on your credit history. MG	The delinquency is being disputed with Sallie Mae. My student loan was taken over by Direct Consolidation Loans, a government program. Sallie Mae reported the loan account as delinquent after the account was closed. Background documentation was delivered to Sallie Mae's customer service on July 19th. The review can take up to 60 days. As you can see by the rest of my credit history, I do not tolerate delinquencies. Also, the nature of my employment requires yearly credit reviews. This is the only abnormality reported in the last 4 years.

Member Payment Dependent Notes Series 566485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566485	$6,000	$6,000	15.58%	1.00%	August 23, 2010	September 1, 2015	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566485. Member loan 566485 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	City Of Belleview	Debt-to-income ratio:	7.49%
Length of employment:	8 years	Location:	OCALA, FL

Home town:
Current & past employers:	City Of Belleview
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > I have some low balance credit cards that the interest rates are about 20% so I would like to get this loan to lower that. Some of the money would be used to take prepatory course for my LSAT. I am looking to go to law school in the upcoming year and the prep course for the entrance exam is $1200.00. I have no financial problems just looking to pay less in interest. Borrower added on 08/18/10 > I would also like to add that I am currently a police detective and my job is very stable and my wife is a teacher. We both have good jobs that are very secure and have no problem paying this back. We have money but we invested it all into our 457 accounts and we would be heavily penalized if we attempt to remove it to pay off this high interest debt. Thanks for your consideration. Borrower added on 08/18/10 > After reviewing some questions to other borrowers I thought it would be important to list some more information. As I previously stated I am a police detective and have been a police officer for 8 years, my annual income is $41,000.00 without overtime, my wife is a teacher and has been a teacher for 7 years, her annual income is $45,000.00. I have listed our debt and and happy to anwser any questions. I have no problem making my payments now I just hate giving my money away to big banks who charge outrageous interest rates. rent- 800 monthly utilities - 300 monthly Car 275 montly credit cards- 400 monthly ( near minimums most interest rates are 25%) Tuition- 2,000 every 10 weeks son's tuition 230 monthly As I said this loan is to lower the interest rate so that i no longer have to pay the high interest on the credit cards.The debt was incurred when my son was born premature, we incurred alot of medical debt and I had no idea that I could of just made interest free payments to the medical providers. I guess I have learned an expensive lesson. I also stated before I plan to attend law school, my wife and I are both educated she holds a masters degree and I currently have 5 classes to finish for my bachelors then I plan on attending part time law school so I will be able to maintain my employment and income while finishing my education.

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	77
Revolving Credit Balance:	$2,500.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Type your answer here.captial one credit card 2000.00 24.9% household bank credit card 1800.00 25.9% orchard bank credit card 1200.00 21% then the other other 1000.00 will be used to pay for prep course for LSAT exam. All credit card debt will be eliminated. I have been paying on these for a while and I just want to know that I can finally have a set amount and know when it will be paid off. I have no problem making the payments now its just higher interest and will take me longer to pay off. Thank you for consideration.

Member Payment Dependent Notes Series 566543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566543	$6,000	$6,000	18.67%	1.00%	August 20, 2010	September 1, 2015	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566543. Member loan 566543 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,124 / month
Current employer:	hap inc	Debt-to-income ratio:	21.25%
Length of employment:	8 years	Location:	springfield, MA

Home town:
Current & past employers:	hap inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > Re-doing a kitchen floor and new cabinets also would like to give a little money to my daughter for her wedding on the 29th of August.

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	37
Revolving Credit Balance:	$1,441.00	Public Records On File:	0
Revolving Line Utilization:	49.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	To the question about additional income. No i do not have a spouse,she passed sometime ago. I work full time for a housing agency, i also recieve additional income from a rental property i have accured over the years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance i owe is 107,000 and the value is 125,000
what are your fixed monthly expenses?	Mr Frish90 You asked my fixed monthly expenses they are approximaly 1850.00

Member Payment Dependent Notes Series 566560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566560	$15,000	$15,000	17.56%	1.00%	August 24, 2010	September 1, 2015	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566560. Member loan 566560 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,574 / month
Current employer:	Broadview Security	Debt-to-income ratio:	15.84%
Length of employment:	6 years	Location:	North Ridgeville, OH

Home town:
Current & past employers:	Broadview Security
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	24
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $15,000 loan. My questions are: [1] Brief description your employer Broadway Security? A-N-D What is your current position? (Job/What you do.) [2] Briefly, why should lenders commit their limited $ to help fund your loan? [3] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Provide an appropriate in Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 08.18.2010	USMC I also served my country in the Army. Thank you for your service and appreciate your interest in investing in my loan. To answer your question... 1. I work for Broadview Security wich used to be Brinks home security. I am the senior Installer there and hold the position of commercial technician. I have been employed there 6 years now. I install security system in commercial and residential settings to include security cameras as well. 2. Im trying to secure the last of the funds to get married wich is not cheap to say the least, especially with a big family. 3. I do intend on paying off my loan early as i have in the past. I tend to overpay to fufill my commitments to the best of my ability. How fast I havent figured out yet. Thank you again for your consideration.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I just moved in last october. We bought the house at 155,000 and it was appraised at 159,00.
Hi, 1) How much do you owe on your home? Mortgage and HELOCs 2) What is your home CURRENTLY worth? Please use zillow.com for a free estimate. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	I just moved in in october purchased the home for 155,000 and it was apprasied at 159,000
what are your current fixed monthly expenses?	Utilities are around 120 a month, cable 140, cells on family plan 170, car 580, insurance 120, house 1020
- How much do you save each month? - Are you the sole wage earner in your household (or will you be after the wedding)? If not, how much income does your spouse contribute?1	No we both work. I make more than she does. We are both emplyed full time.
how much do you save each month?	I honestly don't know. Being a new home owner and getting ready for this wedding its been a little hard to keep track.
Is $4,574 the total monthly gross income for your household, or is it your income alone?	According to my W-2's i Pulled 54K last year and the finace pulled 21K. Hope this helps to answer your question. I also recieved over a dollar raise 4 months ago that will bring my income up higher this year.

Member Payment Dependent Notes Series 566579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566579	$15,000	$15,000	10.75%	1.00%	August 23, 2010	September 1, 2013	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566579. Member loan 566579 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,750 / month
Current employer:	Zale Corporation	Debt-to-income ratio:	10.93%
Length of employment:	1 year	Location:	Henderson, NV

Home town:
Current & past employers:	Zale Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > To Refinance High interest credit card and pay off obligation faster

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	31
Revolving Credit Balance:	$16,433.00	Public Records On File:	0
Revolving Line Utilization:	21.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I have two with Chase One with $13,000 Balance 16.27% after Sept 1 (currently 1.99 but only until Sept 1) 2ND Card with Chase is 14.25% on $6000 and 4.99% on $4000 until it is paid off. I intend on paying off the balance of $13,000 and the remaining $2000 will be put on the second chase card to pay off a portion of the $6000 at 14.25% Unless you can give me a loan for both balances......$23,000 and I will pay off both?
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage Balance is $261,923 we just closed June 23rd. There are no other loans on this home. Bank appraised home at $271K at time of closing.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Zale Co? Can you list your work history? These answers will definitely help lenders lend.	Monthly bills as $3400 (includes mortgage of $2350) Debt accrued to help with move from NY to NV I am not the sole wage earner, combined income is $140K I have a consistent work history for the last 20 yrs working for only two employers during that time. I am currently a District Manager for Zales in Las Vegas, a position I relocated for. Before that I was a district manager for Fred Meyer Inc.

Member Payment Dependent Notes Series 566656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566656	$2,000	$2,000	18.30%	1.00%	August 20, 2010	September 1, 2013	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566656. Member loan 566656 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Dept. of Justice/Attorney General Office	Debt-to-income ratio:	14.24%
Length of employment:	7 years	Location:	San Diego, CA

Home town:
Current & past employers:	Dept. of Justice/Attorney General Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > My 13 yr old daughter Anna needs to have all four wisdom teeth removed and an adult tooth exposed from underneath her gums

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,967.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 566836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566836	$2,500	$2,500	7.14%	1.00%	August 23, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566836. Member loan 566836 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	Cox Radio	Debt-to-income ratio:	18.72%
Length of employment:	8 years	Location:	st petersburg, FL

Home town:
Current & past employers:	Cox Radio
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/19/10 > Personal loan

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,295.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What do you plann on buying with this loan? Thanks.	paying off a high rate cc

Member Payment Dependent Notes Series 566852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566852	$1,500	$1,500	10.38%	1.00%	August 23, 2010	September 1, 2013	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566852. Member loan 566852 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,635 / month
Current employer:	Geico	Debt-to-income ratio:	19.92%
Length of employment:	2 years	Location:	THOROFARE, NJ

Home town:
Current & past employers:	Geico
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,224.00	Public Records On File:	0
Revolving Line Utilization:	88.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 566855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566855	$5,000	$5,000	15.21%	1.00%	August 23, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566855. Member loan 566855 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	ball corp	Debt-to-income ratio:	8.33%
Length of employment:	10+ years	Location:	weirton, WV

Home town:
Current & past employers:	ball corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	18	Months Since Last Delinquency:	21
Revolving Credit Balance:	$941.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ball corp and what do you do there?	Ball Corporation is one of the world's leading suppliers of rigid metal packaging products and services, primarily to the beverage and food industries. My job is shift superviser
Transunion Credit Report shows 2 creditor payment delinquencies within 24-months; the most recent 21 months ago. Explanation is? FYI: Lending Club provides lenders highly condensed borrower Transunion Credit Report that shows total Delinquent Payments but not the name of credit grantee who reported the delinquencies. Visit the www.annualcreditreport.com website. You can obtain FREE copies of your complete Equifax, Experian, Transunion Credit Reports yearly. NO CC required, NO sign-ups; NO extra-costs. After obtaining, and reviewing, your Transunion Credit Report details, then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 08.19.2010	I was moving to west virginia from GA and did not get the bill on time.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	50,000 balance 46,000 Zestimate value

Member Payment Dependent Notes Series 566862

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566862	$7,000	$7,000	13.61%	1.00%	August 23, 2010	September 1, 2013	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566862. Member loan 566862 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,900 / month
Current employer:	Pacific Ambulance	Debt-to-income ratio:	16.48%
Length of employment:	3 years	Location:	Lake Forest, CA

Home town:
Current & past employers:	Pacific Ambulance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > I will use the money to consolidate three (two of which are high-interest) bills. I'm entering into the paramedic program soon and need to have my bills paid off before then. Having a lower rate loan will help me in reaching my goal a lot sooner. Besides the credit cards, I only have rent ($500) and my cell ($37), which leaves me with more than enough money at the end of the month to afford the loan. Thank you.

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	25
Revolving Credit Balance:	$6,028.00	Public Records On File:	1
Revolving Line Utilization:	59.70%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A few questions: Could you explain the public record on your file, please? At what time will you be entering the paramedic program? How are you safeguarding against not being able to make payments as this new expense comes up in your life? Thanks in advance!	I'm not sure what you mean about my public record? (Please explain in further detail). I plan to enter into the paramedic program in January or August of 2012. The company I work for is very solid and I don't anticipate getting laid off or fired. However, in a situation where something did happen, being an EMT, I'm sure to find work with another ambulance company, as there are many and are always hiring, or even a hospital. Also, I have experience in other fields opening up more opportunities for finding another job. I have no problem working at McDonald's if it came down to it. Last resort, my parents will help me as they always have. I hope I was able to answer your questions. Thank you.

Member Payment Dependent Notes Series 566931

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566931	$6,000	$6,000	7.88%	1.00%	August 24, 2010	September 1, 2013	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566931. Member loan 566931 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,466 / month
Current employer:	Manatee County Utilities	Debt-to-income ratio:	12.56%
Length of employment:	3 years	Location:	Bradenton, FL

Home town:
Current & past employers:	Manatee County Utilities
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > House of our dreams......but the Kitchen is a 1960's Retro Pink (everything) Nightmare. I would love to have it all completed at once, instead of a little here and a little there, to enjoy a kitchen that functions sooner then later. I have a stable income, make payments on time if not early, and this loan payment is very reasonable with anyones income to repay.

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$203.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 567008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567008	$4,500	$4,500	11.12%	1.00%	August 23, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567008. Member loan 567008 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,850 / month
Current employer:	City of Riverside	Debt-to-income ratio:	21.67%
Length of employment:	8 years	Location:	RIALTO, CA

Home town:
Current & past employers:	City of Riverside
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,270.00	Public Records On File:	0
Revolving Line Utilization:	97.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I would like to fund your loan. What is your total credit card debt? Do you have any personal loan debts? Thanks, Ron	Score is 718- 740. no I do not have any personal loans
What do you do for the City of Riverside?	I work at the water quality control plant as a fabricator in the welding, machine shop.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance is 190,000 and the market value is 145,000

Member Payment Dependent Notes Series 567058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567058	$4,000	$4,000	17.19%	1.00%	August 23, 2010	September 1, 2015	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567058. Member loan 567058 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Group Health Cooperative	Debt-to-income ratio:	22.15%
Length of employment:	< 1 year	Location:	Auburn, WA

Home town:
Current & past employers:	Group Health Cooperative
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > I recently had a surprise lurking in the wall of my bathroom when I replaced all the windows in my 1965 house. Turns out that wall had severe mold and water damage so in order to put in the new window, I had to tear down the whole outside wall....which would of been ok but my tile-lined bathtub/shower is on the other side! So...I gutted the whole bathroom (it really needed it anyway) and had to borrow the money from my 86 year old mom since the banks are none too keen on lending to most everyone these days. And how long do you want to wait when the whole world can look into your bathroom! And it's the only bathroom in the house!! So...at 52 years old I am now in the yucky place of owing my mom money. ACK. Aside from it not being a good feeling - now she wants to know all about my salary, my bills...this is stuff I don't like discussing with Mom. Loan applications, sure..., bank officers, sure. Mom = no! Help!

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,585.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Group Health Cooperative and where did you work prior to that?	Hi there, I am an IT Help Desk Analyst at GHC. At my prior employer who was a very small company with an IT staff of 4 I was a do everything person (desktop support, technical training, help desk). I have been doing IT customer education/help desk for about 23 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	No problem. I refinanced last August and the appraisal was for $207K. That said, the market in this area has not stabilized so I would say today it would be somewhere between $195 and $200k. I owe $199K. Thanks for asking and potentially lending!

Member Payment Dependent Notes Series 567093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567093	$6,000	$6,000	11.49%	1.00%	August 24, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567093. Member loan 567093 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Alabama Power	Debt-to-income ratio:	18.34%
Length of employment:	2 years	Location:	BIRMINGHAM, AL

Home town:
Current & past employers:	Alabama Power
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,634.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 567109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567109	$1,500	$1,500	6.76%	1.00%	August 23, 2010	September 1, 2013	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567109. Member loan 567109 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Grandview Marketing	Debt-to-income ratio:	0.75%
Length of employment:	7 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Grandview Marketing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/18/10 > Good Evening! I rarely carry credit card debt. I recently had some repairs to my car and put them on my CC. I was paying them off at an accelerated rate but as a lender with Lending club and prosper realized i can save myself money by getting a loan at a reduced rate over my card which is in the high teens. I will use this money to pay off the Chase card that i put the car repairs on and an AMEX which has a balance of about $300. I have every intention of paying this loan off well before the terms. I have been employed and promoted multiple times with my current company and we have survived the recent economic hurricane well. I am happy to answer any questions you may have. Thank you for your consideration and i look forward to paying you interest instead of the bank.

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,588.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 567114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567114	$9,500	$9,500	13.98%	1.00%	August 23, 2010	September 1, 2015	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567114. Member loan 567114 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,264 / month
Current employer:	Paychex Inc	Debt-to-income ratio:	11.47%
Length of employment:	10+ years	Location:	Owings Mills, MD

Home town:
Current & past employers:	Paychex Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/19/10 > I will use the loan to pay off my debt. I have a very stable job and have been with them for 15 years.

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,422.00	Public Records On File:	1
Revolving Line Utilization:	33.60%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Paychex Inc and what do you do there?	Hi, Paychex is a payroll company that processes payroll, pays taxes and offer other services like 401k's,health insurance... Their website is www.paychex.com in case you wanted to get more info on them. As for me, I have been with them for 15 years. I process payroll for large and small companies as well as assist clients with tax issues, human resource questions and any other payroll related items. Let me know if you have any other questions. Thank you.
Hello. Could you please address a public record 86 months ago? Was that a bankruptcy? If that was, what were the circumstances surrounding that? What steps have you taken to make sure that it will not happen again? Thanks and good luck!	Yes, it was a bankruptcy. I got into some financial constraints that I felt were too much and would never be able to get ahead. My options were very limited at that time, I was going thorugh some other personal issues and felt that was the best option at that time. Since then , I have very much improved my financial status and make all payments on time or early. Just trying to pay off some debt that I have. Thanks.
-Could you please provide a breakdown of the debt that you will be paying off - type of debt, rate, balance, curr pmt. Thanks.	I will paying off some credit card debt that have left. I do not have the rates in front of me but they are higher than the rate for this loan. 1 card has a balance of 4800 left, currently make a 100.00 monthly pymt, card 2 has a balance of 1100 left, currently making 100 monthly pymt, and my other card has 3000 left, making 150 monthly pymt.I am really looking forward to getting these paid off.

Member Payment Dependent Notes Series 567142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567142	$1,500	$1,500	15.95%	1.00%	August 20, 2010	September 1, 2013	September 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567142. Member loan 567142 was requested on August 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,458 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	20.87%
Length of employment:	2 years	Location:	San Antonio, TX

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,449.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at JPMorgan Chase and what is the purpose of this loan?	I am a telephone banker, and I'll be using the funds toward tuition.

Member Payment Dependent Notes Series 567207

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567207	$3,000	$3,000	11.86%	1.00%	August 23, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567207. Member loan 567207 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,300 / month
Current employer:	Hancock County Schools	Debt-to-income ratio:	18.04%
Length of employment:	10+ years	Location:	New Cumberland, WV

Home town:
Current & past employers:	Hancock County Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/19/10 > I will pay off a couple of credit cards and better equip myself to become debt free.

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	45
Revolving Credit Balance:	$4,542.00	Public Records On File:	1
Revolving Line Utilization:	79.70%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The market value of my home is 70,000 and the balance of my mortgage loans are 68,000.
What is it that you do at Hancock County schools?	I am the Secretary at A. T. Allison Elementary School.

Member Payment Dependent Notes Series 567210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567210	$8,000	$8,000	15.21%	1.00%	August 23, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567210. Member loan 567210 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	TTS solutions	Debt-to-income ratio:	9.93%
Length of employment:	5 years	Location:	ashburn, VA

Home town:
Current & past employers:	TTS solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/19/10 > I plan to pay it off in 3 to 6 months. null

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,609.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you mind contacting Lending Club for details about verifying your income? A verified income is a big enticement to a lot of lenders, myself included :) Also, would you mind giving us the details of your debt, and how you intend to use this money to pay it off? Do you have credit cards with high interest rates, and that's why you're coming to Lending Club, etc? Thanks!	I'll call the Lending club to verify my income. I've two credit cards with 24% interest..I thought I would still save 9% by coming to Lending club

Member Payment Dependent Notes Series 567227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567227	$8,000	$8,000	7.14%	1.00%	August 23, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567227. Member loan 567227 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Lockheed Martin Aeronautics Company	Debt-to-income ratio:	13.40%
Length of employment:	2 years	Location:	Fort Worth, TX

Home town:
Current & past employers:	Lockheed Martin Aeronautics Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,604.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will you be using this loan?	I want to consolidate small amount of credit card debt and also payoff a small loan to a friend
Could you list the amounts and monthly payments of all your existing debts? (Please include any home equity line of credit, and indicate which debts you will be using this loan to pay off.)	Mortgage - 550, Auto - 240, Credit Card 1 - 100, Student Loan - 70, and I use another credit card which is paid full each month. This loan would be used to consolidate last minute expense I needed to pay with a credit card (7000) and pay a friend (1000). Regards,
Can you please describe what this loan will consolidate? Please list all your outstanding debts. Thank you.	The purpose of the loan is to consolidate my balance of credit card reducing the overall interest repaying.

Member Payment Dependent Notes Series 567274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567274	$4,750	$4,750	14.84%	1.00%	August 24, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567274. Member loan 567274 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	arzee supply/ allied building products	Debt-to-income ratio:	19.33%
Length of employment:	7 years	Location:	south amboy, NJ

Home town:
Current & past employers:	arzee supply/ allied building products
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/19/10 > I am interested in getting a loan to pay off the balance of my wedding, and surprise my fiance with a honeymoon. I am a good candidate for this loan because I pay my bills on time every month and I keep a cushion in my bank account. 8 years ago I lost my job and have since been rebuilding my credit. I have been at my current job for 7 years and love it! I am a purchaser for a supply company. I order residential windows and doors. I am an open book and will answer any questions you have. Thank you for taking the time to look at my loan, I appreciate deeply. Borrower added on 08/19/10 > This loan will help me tremendously. I am getting married in the beginning of Novenmber. Any help is greatly appreciated. This loan will be a solid investment.

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	61
Revolving Credit Balance:	$1,166.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $13,750 loan. My questions are: [1] How much $ are you now paying per month on your total credit card/other debts? [2] Briefly, why should lenders commit their limited $ to fund your loan? [3] Do you intend loan early payoff? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide appropriate IN Y-E-A-R-S answer. ("As soon as possible", similar generic answers, tell participating lenders nothing useful.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 08.19.2010	Hello, Thank you for taking the time to look at my listing. Feel free to ask any follow up questions. (1) I pay 150 a month in credit card bills, Normally I do not keep a balance, but I have been trying to earn points by charging and paying off my cards. My other bills are as follows: Car 239, insurance 100, and cell phone- varies between 75-90 a month. I do not pay rent because I live at home with my parents and they are letting me put what I would pay for rent towards the wedding. This has allowed me to save and pay for most of my wedding along with my fiance. (2) I think lenders should commit to funding my loan because it would be a solid investment. I am a responsible person who fell on hard times years ago and I am committed to rebuilding my credit. I can continue to raise my credit score by repaying this loan on time. (3) I plan to repay the loan in 2 1/2 years. If I can repay it sooner it will look great on my credit report, and allow the lender to reinvest their money sooner.
Is arzee supply/ allied building products two jobs or one? What are the jobs, if they are two?	Hello, and thank you for viewing my listing. Allied is the name of my parent company, Arzee is the division I work for. We supply materials for residential improvements. Years ago Allied building products purchased Arzee Supply to form a larger company and cover a larger market.

Member Payment Dependent Notes Series 567302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567302	$8,400	$8,400	7.51%	1.00%	August 23, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567302. Member loan 567302 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,308 / month
Current employer:	walmart	Debt-to-income ratio:	15.66%
Length of employment:	8 years	Location:	lake worth, FL

Home town:
Current & past employers:	walmart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,649.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at walmart?	Type your answer here.am a supervisor i oversee eight depts. an i report direct to my store mgr.been there close to eight years very stable company largest retailer in the world.
Could you list the amounts and monthly payments of all your existing debts? (Please include any home equity line of credit, and indicate which debts you will be using this loan to pay off.)	Type your answer here.i have 5 revoleing creditcard account outthere with a total balance of $5,800.00 makeing a total monthly payment of $475.00 never late on any the main porpose of this loan is to payoff all 5 of them an make one monthly payment to who ever fund me the loan.i have no home equity line of credit .

Member Payment Dependent Notes Series 567308

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567308	$10,000	$10,000	13.61%	1.00%	August 24, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567308. Member loan 567308 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,038 / month
Current employer:	King Retail Solutions	Debt-to-income ratio:	17.26%
Length of employment:	2 years	Location:	Springfield, OR

Home town:
Current & past employers:	King Retail Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,044.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is King Retail Solutions and what do you do there?	King Retail Solutions is a design and manufacturing business. We design floor lay-outs, signage, decor and fixtures for the major retailers nationwide and over-seas; we also complete the installations at these stores. Safeway, Kroger, Albertsons, AAFES, JoAnns, CVS, Staples, Starbucks, Nike are some of our clients. We also have clients in Mexico, South America and the Middle East. You can get more information from our website, www.kingrs.com I am the Network Systems Administrator. I maintain the network at our location which has about 200 employees and 350 workstations and servers, in addition to providing support to our remote sales representatives across the country. Thank you for your question. I'd be delighted to answer any other questions you may have. Remi
What bills are you wanting to consolidate? Could you provide a bit of a description for them? Regards; Art	I would like to pay-off my current credit card balances, and make the one payment to which ever source I am able to get the funds to do so. I have no intention to make use of these cards afterwards. I can provide more information if I've not adequately answered your question. Thank you. Remi
Since this is a credit card refinancing loan, please specify the debts in your $16,044.00 Revolving Credit Balance: Type (e.g. Credit card), APR, Balance, Montly payments actually paid. Also indicate which of these debts will be paid by this loan. Thank you.	Thank you for your question. I believe my total Revolving Credit is $14,000. These are listed below: Oregon CCU LOC 5000 9.00% Due 150 Paid 150 MasterCard 6000 14.49% Due 68 Paid 200 Target 700 20.24% Due 17 Paid 50 Macys 2300 24.50% Due 38 Paid 100 My current balance is about $12,000. The loan is to pay-off the balances on the MasterCard, Target and Macys cards. The rest goes to the LOC, of which I am confident of paying off the balance on that in a couple of months. Any other amounts that represent the difference from what I've stated here, and what you've reported are accounts in which I am an authorized user. I am not presently responsible for those accounts, and I am in the process of having my name removed from those accounts; a process I am advised will be effective after 90 days. I hope that I have answered your question satisfactorily. Please let me know if you require further details. Thank you. Remi

Member Payment Dependent Notes Series 567423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567423	$10,000	$10,000	7.51%	1.00%	August 23, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567423. Member loan 567423 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,417 / month
Current employer:	ORION MECHANICAL INC.	Debt-to-income ratio:	18.43%
Length of employment:	4 years	Location:	EAST BRUNSWICK, NJ

Home town:
Current & past employers:	ORION MECHANICAL INC.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/19/10 > CONSOLIDATE OUT STANDING CREDIT CARD LOANS AND PURCHASES FOR NEW BUSINESS

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1969	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	24
Revolving Credit Balance:	$25,364.00	Public Records On File:	0
Revolving Line Utilization:	2.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please be precise about how you will use the loan. Can you tell us the exact amount you will use it for different purposes? What is your job title?	Type your answer here.500.to dell,1424.00 to software co (microsol)940.00 to capital 1,3000amex,232.00 to Amozon.com and varies other expenses
What is ORION MECHANICAL INC. and what do you do there?	Type your answer here.AIR CONDITION DESIGNERS & CONTRACTORS FOR COMMERCIAL APPLICATIONS- SCHOOLS,HIGH RISER APARTMENTS,HOSPITALS. I DESIGN THE WATER SIDE OF AIR CONDITIONS SYSTEMS (46YEARS )
Hi there! I would love to invest, but I'm always more comfortable with borrowers who get their income verified, especially significant income like yours. You can contact Lending Club for details on how to do this.	Type your answer here.I'M IN A VERY SPECIALIZED FIELD OF WORK I GET TREATED WELL .I RECEIVE A CHRISTMAS BONUS AS WELL AS MY COMMUNITING EXPENSE ARE PAIDED.IF YOU WANT MY W-2 I'M WILLING TO PROVIDE THAT TO LENDING CLUB. THANK YOU AF
Why the delinquency? Was it a default? Late payment? Bankruptcy? Please verify income. It will attract more investors. Why are you only refinancing 4,800 when you owe 25,634? (according to your trans-union report) Why are you not paying down your debt with a 10,000/month income?	Type your answer here.I DON'T OWE 25,000. I START A BUSINESS IN FEB. AND RECIEVED 2 CONTRACTS IFOR 30,000. AND 1 FOR 8000. BUT I PURCHASE APPROX 20,000. 0F SOFTWARE AND COMPUTERS WHICH MOST OF IT IS PAIDED OFF.I USED SOME MONEY TO LIVE ON BECAUSE I WAS UNEMPLOYED FOR SEVERAL MONTHS.ONE CONTRACTOR STILL OWES ME 16,000. I'M WAITING FOR JOB TO BE COMPLETED BY12/10.I HAVE GOOD CEDIT RATE OVER 750 AND I WILL PROVIDE ALL THAT UPON REQUEST. I WILL CALL LENDING CLUB AND PROVIDE PROOF.I,VE NEVER BEEN LATE ON ANY PAYMENTS OR DEFAULTED ON ANY LOANS.MY BE YOUR CONFUSING ME WITH SOMEONE ELSE.I JUST HAD A CREDDIT REPORT FROM WELLS FARGO AND I SCORED 760 AN MY WIFE HAD A 780 SCORE.AGAIN IWILL PRVIDE PROOF TO LENDING CLUB.

Member Payment Dependent Notes Series 567431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567431	$3,500	$3,500	13.98%	1.00%	August 24, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567431. Member loan 567431 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,900 / month
Current employer:	n/a	Debt-to-income ratio:	23.02%
Length of employment:	n/a	Location:	Rowlett, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/20/10 > I live in a suburb of Dallas, Texas and it gets extremely hot here. I put in a brand new yard over two years ago, but didn't have the ability to water it and it is dying before my eyes. But because of you investors, I will now be able to care for my beautiful lawn. Thank you very much.

A credit bureau reported the following information about this borrower member on August 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,642.00	Public Records On File:	1
Revolving Line Utilization:	14.70%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	I am retired and collect social security benefits. My wife is employed as a medical transcriptionist and also collects social security benefits.
The Borrower Profile does not show either an Employer or a Length of Employment. What are sources reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? State Unemployment Benefits? If self-employed, your primary occupation? If business owner, your primary business description is? If employer is person or firm, identify your employer? Advance thanks appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 08.19.2010	I too, am retired and collect social security benefits. My wife is a medical transcriptionist and also collects social security benefits. Our monthly income combined is $5,900. Let me know if you need additional information.
Transunion Credit Report shows 1 Public Records on File originating 118 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain copy complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian and Transunion Credit Reports are avaiable yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? After obtaining, and reviewing, the Transunion Credit Report, only then answer this email. Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Thursday 08.19.2010	It was bankruptcy which was discharged in Jan. 2000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I only have one mortgage and the balance of my loan is $117,099. The market value of my home is $120,000. I hope this answers your questions.

Member Payment Dependent Notes Series 567516

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567516	$8,000	$8,000	14.72%	1.00%	August 24, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567516. Member loan 567516 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Opici Wine Company	Debt-to-income ratio:	2.77%
Length of employment:	4 years	Location:	clermont, FL

Home town:
Current & past employers:	Opici Wine Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/21/10 > Sorry I hit the wrong button and ignored someones question..Here are the answers. 1. What do I do for Opici Wine company. I have managed a territory for the past 4 years. 2. What types of improvemenst am I making. I am building deck and shed. The shed is pre made and measures 16' by 24'. 3. My monthly expenses. Mortgage $800 - Electric $200 - Water $50 - Cable (internet) $90 - Car Insurance $85 - Own my own Vehicle...Gas and Cell Phone paid by company...

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	25
Revolving Credit Balance:	$37.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe about $110000 the estimated value of the home is $135000

Member Payment Dependent Notes Series 567629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567629	$3,700	$3,700	13.98%	1.00%	August 24, 2010	September 2, 2015	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567629. Member loan 567629 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,142 / month
Current employer:	Global Contact Services	Debt-to-income ratio:	18.68%
Length of employment:	8 years	Location:	Mount Hope, WV

Home town:
Current & past employers:	Global Contact Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	49
Revolving Credit Balance:	$4,313.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 567632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567632	$5,000	$5,000	16.32%	1.00%	August 23, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567632. Member loan 567632 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	MA Dept of Public Health	Debt-to-income ratio:	9.86%
Length of employment:	10+ years	Location:	BOSTON, MA

Home town:
Current & past employers:	MA Dept of Public Health
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,812.00	Public Records On File:	0
Revolving Line Utilization:	88.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at the MA Dept of Public Health?	My organizational title is Management Analyst II and functional title is Data Systems & Applications Analyst. I manage, maintain, provide technical assistance, and desigin of all data systems as well as data reporting and data analysis.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance of my mortgage is $290,361.70 and I do not have any HELOC on my home. The market value was appraised for $430k in April. The market value from Zillow is $351k.

Member Payment Dependent Notes Series 567727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567727	$4,325	$4,325	10.75%	1.00%	August 23, 2010	September 2, 2013	September 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567727. Member loan 567727 was requested on August 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	E*Trade Financial	Debt-to-income ratio:	17.77%
Length of employment:	2 years	Location:	Johns Creek, GA

Home town:
Current & past employers:	E*Trade Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/19/10 > Paying IRS a lump sum.

A credit bureau reported the following information about this borrower member on August 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	67
Revolving Credit Balance:	$3,365.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at E*Trade Financial?	Systems Engineering
Why do you owe IRS back taxes? Is that for the full amount of your loan request?	I performed 1099 work for a significant amount and underestimated tax implications. I am willing to pay the premium to move this to a small private loan.

Member Payment Dependent Notes Series 567894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567894	$3,250	$3,250	16.45%	1.00%	August 24, 2010	September 3, 2015	September 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567894. Member loan 567894 was requested on August 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,700 / month
Current employer:	Knology Broadband	Debt-to-income ratio:	19.41%
Length of employment:	2 years	Location:	Worthington, MN

Home town:
Current & past employers:	Knology Broadband
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/20/10 > Good Morning - This loan will assist me in paying some bills! I hope to pay it off early...thank you so much for your help. Cindy

A credit bureau reported the following information about this borrower member on August 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	14
Revolving Credit Balance:	$8,981.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with Knology Broadband and where did you work prior to that?	I am a community coordinator....basically customer service...answer phones, take payments, sign up new customers.
1. Please explain your delinquency 14 months ago. 2. Would you mind telling us what type of bills you are paying off? Are they ongoing bills? Thank you.	I don't know what delinquency you're asking about, sorry. I plan on paying off some medical and dental bills as well as a credit card.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have no idea what HELOC is....the total mortgage loan due is around $65,000. Current market value is $90,000. I refinanced a year ago.
- What is your monthly budget? - How much do you save each month? - What are the balances / APRs on your debts and how much do you pay each month? - Do you have a plan for reducing your dependence on debt in the future? If so, what is it? Please be specific. - Are you the sole wage earner in your household? If not, how much income does your spouse contribute?	I'm recently divorced so yes I'm the sole wage earner. At the moment I'm not able to save anything per month. My plan for reducing my debt is just to pay off all my debts as I'm able. I have a part time job working from home now so I plan on using that income to pay off larger amounts instead of just minimum payments.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Already answered this one.

Member Payment Dependent Notes Series 567935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567935	$5,000	$5,000	10.75%	1.00%	August 24, 2010	September 3, 2013	September 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567935. Member loan 567935 was requested on August 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,360 / month
Current employer:	n/a	Debt-to-income ratio:	1.66%
Length of employment:	n/a	Location:	Jamaica, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	67
Revolving Credit Balance:	$4,898.00	Public Records On File:	0
Revolving Line Utilization:	50.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The Borrower Profile does not show either an Employer or a Length of Employment. What are sources reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? State Unemployment Benefits? If self-employed, your primary occupation? If business owner, your primary business description is? If employer is person or firm, identify your employer? Advance thanks appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Saturday 08.21.2010	Social Security Disability Benefits
Hi, just a quick question! I understand your income is from SS disability but the stated income in your profile is showing over 12,000.00 per MONTH. Is this correct or is that a annual figure. Thank you!!!!!!!	$12,360.00 annually!

Member Payment Dependent Notes Series 567965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567965	$7,000	$7,000	7.14%	1.00%	August 24, 2010	September 3, 2013	September 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567965. Member loan 567965 was requested on August 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,812 / month
Current employer:	The University of Chicago	Debt-to-income ratio:	11.51%
Length of employment:	10+ years	Location:	chicago, IL

Home town:
Current & past employers:	The University of Chicago
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/20/10 > Hello, thanks for considering funding my loan. I plan to use this loan to make a bid on a foreclosed property where only cash offers are looked at seriously. Buying this place outright and renting out my current condo will allow me to cut my commute time from an hour and a half a day to about 10 minutes (the new property is a walkable distance from my office), have more space for my family and friends to stay when they visit, and, most importantly, put me in the position of being able to sell my current place once the market improves and emerge without a mortgage! I'm not super wealthy, but I am financially responsible. I have been in the same department of the University (with a few different job titles as I was promoted) for almost 15 years and I pay my debts on time. I actually found the Lending Club a few months ago as a very small-time investor, never thinking I'd join as a borrower. So, now I'm trying to think about what drew me to the loans I have participated in funding . . . . here is a little information about my finances--I have two loans on my current condo, both are fixed rate and I owe $115, 365 on the two together. Zillow "zestimates" that my current condo is worth $153,000. I have a monthly car payment of $360 and a student loan payment of $180. I only use one of my credit cards and I pay it off monthly. Please feel free to ask any questions that you have--and thanks for considering funding my loan.

A credit bureau reported the following information about this borrower member on August 20, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,027.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the approximate price of the property you wish to purchase, and where will the rest of the funding for the purchase come from?	The property is listed at 68k. I plan to offer closer to 40k (another foreclosed unit in the building sold for low-40's with a cash deal). These units sold for 225k five or six years ago when the building was first rehabbed. The housing market really collapsed in this area--but these units are very nice. I have some of the money from my savings and my parents are helping with a large cash gift.
what is your position with UC?	I am a manager in IT Services (our central IT department). Through collaboration and interaction with our colleagues and IT partners, my group introduces services to the departments, divisions, and schools that need them and information about our colleagues??? needs to the IT Services groups that are able to develop solutions for them.
Hi there - Will the local rent market support a rent high enough to pay your two loans, insurance and taxes on your current home? Thank you and good luck!	Rent on my current place, based on what neighbors are getting for theirs, should be able to cover my mortgage and taxes (insurance for condos is basically the same as renter's insurance--I think it's under $300 for the year). It won't include the full amount of my assessments, which will be about an additional $125 a month for me to pay. But, since I will ONLY have assessments and taxes to pay on the new one, it should be manageable.

Member Payment Dependent Notes Series 567992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
567992	$5,300	$5,300	13.23%	1.00%	August 24, 2010	September 3, 2013	September 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 567992. Member loan 567992 was requested on August 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	M.C.Dean, inc	Debt-to-income ratio:	1.92%
Length of employment:	3 years	Location:	Leesburg, VA

Home town:
Current & past employers:	M.C.Dean, inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	26
Revolving Credit Balance:	$2,498.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate the exact use of this loan (eg. what kind of debt, amt at what interest rate), thanks.	I would like to eliminate a loan that I have under a family member's name. they are in the process of getting a new place and this loan is affecting them (no bad history on the accont payment by the way) Thanks. Diego Rocha
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe somthing above $200K and less than 300K. No HELOC. The hosue should be aroudn 2500K Thank you for your time and interest. Diego Rocha
please provide answers to these questions to the extent you are willing to provide the information: 1. i noticed that your revolving credit balance reported by Transunion as of 8/20/10 is $2498. Can you explain what other debts you plan to pay or what other purchases you plan to make with the additional proceeds? 2. are you able to explain your delinquency from 26 months ago? in particular, what were you delinquent on and why did this happen? 3. there are positive and negative factors in most loans and lenders often focus on negative due to risk (for example, short credit history and delinquencies). briefly, why should we take a chance on you?	1. The future plan for this account is to close it as soon as it is paid off. 2. 26 months ago? the only delinquency that I would have (to my knowldge) is through Comonwealth (child Support) it was increased and I was told pay the first payment partially for 6 months. So it was not paied in 30 days, but 6 months. 3. i have denied help in the past and I would understand if help is denied to me, however I can assure you that I will pay you the entire ammount in less 36 months (as estimated through the website). I can definetly pay more as I have been paying this personal loan through a family memer's name. Thank you for your time and interest. Diego
I would like to fund your loan, but prior to doing so, I would like to see your response to the following items: 1. List your monthly expenses. 2. Describe your role at M.C. Dean, Inc. 3. Detail debt to be consolidated. 4. Explain delinquency that occurred 26 months ago. Thank you in advance for your response.	1. I'm sorry but I feel a little uncomfortable providing detail isting on my expenses through tne internet. you are more than waelcome to call me should you desire to do so. I pay around 2100 per month. 2. Worked with this company for 3 years with aspirations of spending a very long time there with very bright future. 3. 5300 to pay to a loan made by a family member for me. Didn't have enoght credit history back then so she did it for me, now she is in the process of buyng a hosue but migh lose if if she doesn't reduce her loans and I am in charged in one of them. I have been paying her for 2 and a half year so far and I would have one more year to pay, if she wasn't in this situation I probably would not have requested a loan, but due to the circumstances, I find myself requesting help from other sources. I plan on paying this loan in about one year. Thank you for your time and interest. Diego

Member Payment Dependent Notes Series 568036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
568036	$5,000	$5,000	14.72%	1.00%	August 24, 2010	September 3, 2013	September 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 568036. Member loan 568036 was requested on August 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	EMR Co	Debt-to-income ratio:	19.45%
Length of employment:	2 years	Location:	BELTSVILLE, MD

Home town:
Current & past employers:	EMR Co
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$913.00	Public Records On File:	0
Revolving Line Utilization:	60.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 568058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
568058	$4,800	$4,800	6.39%	1.00%	August 24, 2010	September 3, 2013	September 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 568058. Member loan 568058 was requested on August 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,671 / month
Current employer:	NYC DEPT OF EDUCATION	Debt-to-income ratio:	16.55%
Length of employment:	4 years	Location:	VALLEY STREAM, NY

Home town:
Current & past employers:	NYC DEPT OF EDUCATION
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/21/10 > Hello Investors, The loan amount requested is for a small intimate wedding. Thank You.

A credit bureau reported the following information about this borrower member on August 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,182.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
4800 Beans. That's a dollar per bean. What kind of beans are they? Art	haha, navy beans? Pinto? Magic ones? Any kind that will translate to $$.
Hi - I need to know why you need the money before I will invest. If this is for a business, I would like to know your basic business plan and how you plan to pay back this loan if it fails. I'm afraid there are no magic beans here unless you give more information. Thank you and good luck!	Hi, Loan is for wedding costs.
OK, let's try again. What do you plan to purchase with this loan?	Hi, Loan is for wedding costs.

Member Payment Dependent Notes Series 568094

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
568094	$4,200	$4,200	13.98%	1.00%	August 24, 2010	September 3, 2013	September 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 568094. Member loan 568094 was requested on August 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,323 / month
Current employer:	hamilton sundstrand	Debt-to-income ratio:	19.59%
Length of employment:	10+ years	Location:	springfield, MA

Home town:
Current & past employers:	hamilton sundstrand
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,074.00	Public Records On File:	1
Revolving Line Utilization:	69.60%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	the balance in my mortgage is 171,000. 0 heloc in my loans,the current market value is198,000

Member Payment Dependent Notes Series 568230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
568230	$4,000	$4,000	15.21%	1.00%	August 24, 2010	September 5, 2013	September 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 568230. Member loan 568230 was requested on August 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,400 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	22.50%
Length of employment:	2 years	Location:	PITTSBURGH, PA

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	29
Revolving Credit Balance:	$3,932.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The house is in my parents name.....I do not pay rent there .....they pay the mortgage

Member Payment Dependent Notes Series 568246

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
568246	$6,000	$6,000	14.35%	1.00%	August 24, 2010	September 3, 2013	September 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 568246. Member loan 568246 was requested on August 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Medcor	Debt-to-income ratio:	14.08%
Length of employment:	< 1 year	Location:	Spring Grove, IL

Home town:
Current & past employers:	Medcor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/21/10 > I'm trying to get my family out of credit card debt, and although I've been making well over the minimal payments, we just can't seem to catch up. The interest rate on our cards is sky high and I just can't catch a break! I want to be free of this debt once and for all! Borrower added on 08/21/10 > I plan to use this loan to help pay off our credit card debt with a much lower, fixed interest rate. I'm a good borrower because I have a secure job as a nurse. My husband and I make more than the minimum payments on our credit cards, but due to the high interest rates, I feel like we are just treading water. I'm currently paying close to $1000 per month for our credit cards and I want to get us to a debt free life quicker and cheaper! Please help me :-)

A credit bureau reported the following information about this borrower member on August 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,621.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Our mortgage is for $138,000 and the current market value of our home in this economy is $160,000.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	All of the money will be placed toward credit card debt. The ones that will be payed off are: 1. 29.99% balance of 1833.25 2. 29.99% balance of 1369.15 3. 23.24% balance of 2580.64 4. 22.99% balance of 8703.54 The two that I won't be paid off using this loan include: 1. 19.99% balance of 1155.36 2. 21.24% balance of 5719.55 I'm making more than the minimum payments on all of our credit cards. So, my goal is to have the 19.99% card payed off by the end of the year at the latest and then continue to make large payments on the 21.24% card to have it payed off as soon as possible! The four I will be paying off with this loan are just very difficult to pay down d/t their very high interest rates!

Member Payment Dependent Notes Series 568605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
568605	$4,200	$4,200	13.61%	1.00%	August 24, 2010	September 4, 2015	September 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 568605. Member loan 568605 was requested on August 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,667 / month
Current employer:	skaggs regional medical center	Debt-to-income ratio:	16.35%
Length of employment:	6 years	Location:	HOLLISTER, MO

Home town:
Current & past employers:	skaggs regional medical center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/22/10 > I am wanting to have spray in foam insulation into the walls of my 1950's home for energy efficiency improvement. I have researched and found that this can greatly improve the efficiency of my home.

A credit bureau reported the following information about this borrower member on August 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	76
Revolving Credit Balance:	$1,961.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your current position (Job/What you do) for Skaggs Regional Medical Center?	I am a financial counselor, working with uninsured and under insured patients.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I do have a mortgage on my home. I owe $460 per month payment which includes my tax and insurance. I do not have a HELOC. Not sure of the current valuation on zillow, but it was appraised last year at $71000. I have only lived there 1 year.

Member Payment Dependent Notes Series 568912

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
568912	$5,000	$5,000	7.51%	1.00%	August 24, 2010	September 5, 2013	September 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 568912. Member loan 568912 was requested on August 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	Calpine Corporate	Debt-to-income ratio:	2.30%
Length of employment:	1 year	Location:	Houston, TX

Home town:
Current & past employers:	Calpine Corporate
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to fund the labor costs associated with the rehab my garage apartment, I have personally contributed towards the costs of all materials and appliances. Once the renovation is complete, I expect to rent the unit for $600-$700 per month. I would say that this is a very low risk loan given that: 1. This project is to enhance my current financial situation, we are not borrowing to keep up with the Jones' 2. I have an excellent credit score (in the 800's) 3. I have strong income (salary close to $100K and I am expecting a substantial raise and bonus in March) 4. My wife and I don't live on credit: aside from my mortgage ($1,959), the only other debt we have is student loans ($400). This loan is very manageable, if we needed the rent income to support the loan payments, we wouldn't borrow to complete the project.

A credit bureau reported the following information about this borrower member on August 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,847.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Prospectus Supplement (Sales Report) No. 4 dated August 24, 2010